   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 12, 1997

                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C. 20549
                             ---------------------
                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                                TCI MUSIC, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                           4899                          84-1380293
(State or other jurisdiction of   (Primary Standard Industrial           (I.R.S. Employer
incorporation or organization)     Classification Code Number)          Identification No.)

                             ---------------------
                      8101 EAST PRENTICE AVENUE, SUITE 500
                           ENGLEWOOD, COLORADO 80111
                                 (303) 721-5400
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------
                             STEPHEN M. BRETT, ESQ.
                         C/O TELE-COMMUNICATIONS, INC.
                                TERRACE TOWER II
                                5619 DTC PARKWAY
                           ENGLEWOOD, COLORADO 80111
                                 (303) 267-5500
 (Name, Address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------

                                   Copies to:

                            CHARLES Y. TANABE, ESQ.
                            SHERMAN & HOWARD L.L.C.
                       633 SEVENTEENTH STREET, SUITE 3000
                             DENVER, COLORADO 80202
                                 (303) 297-2900
                              FAX: (303) 298-0940
                             ---------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: Upon consummation of the Merger described herein.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [ ]

                        CALCULATION OF REGISTRATION FEE

==============================================================================================================================
                                                              PROPOSED MAXIMUM        PROPOSED MAXIMUM
TITLE OF EACH CLASS OF                    AMOUNT TO BE         OFFERING PRICE        AGGREGATE OFFERING           AMOUNT OF
SECURITIES TO BE REGISTERED                REGISTERED             PER SHARE               PRICE(1)         REGISTRATION FEE(1)(2)
------------------------------------------------------------------------------------------------------------------------------
Series A Convertible Preferred Stock
  $.01 par value......................                                                 $40,623,438.00             $4,878.34
Series A Common Stock $.01 par
  value...............................
==============================================================================================================================

(1) Estimated solely for purposes of determining the registration fee in accordance with Rule 457(o), and based on the product of $1.50 times the number of outstanding shares of The Box Worldwide, Inc. Common Stock as of November 10, 1997, plus shares of The Box Worldwide, Inc. Common Stock that may be issuable prior to the Merger upon exercise of options and conversion of outstanding shares of the Box Worldwide, Inc. 6% Convertible Redeemable Preferred Stock.
(2) Pursuant to Section 14(g)(1)(A)(i) of the Securities Exchange Act of 1934, $7,431.79 has previously been paid and offset pursuant to Rule 457(b) against the total registration fee of $12,310.13.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

    PURSUANT TO RULE 416, THIS REGISTRATION STATEMENT ALSO RELATES TO SUCH ADDITIONAL SHARES AS MAY BE ISSUABLE IN CONNECTION WITH THE ANTIDILUTION PROVISIONS OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THE TCI MUSIC SERIES A CONVERTIBLE PREFERRED STOCK.
================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

                  TCI MUSIC, INC.                                 THE BOX WORLDWIDE, INC.
                    PROSPECTUS                                        PROXY STATEMENT
2,100,000 SHARES OF SERIES A CONVERTIBLE PREFERRED         FOR A SPECIAL MEETING OF SHAREHOLDERS
                        STOCK                                  TO BE HELD DECEMBER 16, 1997
6,300,000 SHARES OF SERIES A COMMON STOCK ISSUABLE
                       UPON
   CONVERSION OF SHARES OF SERIES A CONVERTIBLE
                  PREFERRED STOCK

                             ---------------------

    This Proxy Statement/Prospectus is being furnished to holders of common stock, par value $.001 per share ("BOX Common Stock"), and 6% Convertible Redeemable Preferred Stock, par value $.15 per share and stated value $1.50 per share ("BOX Preferred Stock" and, together with BOX Common Stock, "BOX Voting Stock"), of The Box Worldwide, Inc., a Florida corporation (the "Company" or the "BOX"), in connection with the solicitation of proxies by the Board of Directors of the BOX (the "BOX Board") for use at a special meeting of the shareholders of the BOX, or any adjournment or postponement thereof (the "Special Meeting"), called to consider and vote upon (a) a proposal to approve and adopt an Agreement and Plan of Merger, dated as of August 12, 1997 (the "Merger Agreement"), by and among TCI Music, Inc., a Delaware corporation ("TCI Music"), TCI Music Acquisition Sub, Inc., a Florida corporation and a wholly-owned subsidiary of TCI Music ("Acquisition Sub") and the BOX and (b) a proposal, in connection with the Merger (defined below), to approve and adopt an amendment to the Fourth Amended and Restated Articles of Incorporation of the Company, as amended (the "BOX Charter"), to increase the number of authorized shares of BOX Common Stock from 40,000,000 shares to 100,000,000 shares (the "Capitalization Amendment"). The Merger Agreement provides, among other things, for the merger of Acquisition Sub with and into the BOX (the "Merger") with the BOX becoming the surviving corporation (the "Surviving Corporation"). As a result of the Merger, shareholders of BOX Common Stock will become stockholders of TCI Music and shareholders of BOX Preferred Stock will remain shareholders of the Surviving Corporation, on the terms described in this Proxy Statement/Prospectus. The Merger will become effective at the time of the filing of articles of merger ("Articles of Merger") with the Secretary of State of the State of Florida (the "Effective Time"), which is currently expected to occur as soon as practicable after the last of the conditions precedent to the Merger set forth in the Merger Agreement has been satisfied or, where permissible, waived. See "THE MERGER AGREEMENT."

    Upon consummation of the Merger, (a) each share of BOX Common Stock outstanding immediately prior to the Merger (other than shares held directly or indirectly by the Company and shares held by holders who elect appraisal rights with respect to their shares in accordance with applicable law) of BOX Common Stock will be converted into the right to receive (i) a fraction of a share of TCI Music Series A Convertible Preferred Stock, par value $.01 per share ("Music Series A Preferred Stock"), equal to the quotient (calculated to the nearest hundredth) of $1.50 divided by three times the average of the average daily closing bid and asked prices of one share of TCI Music Series A Common Stock, par value $.01 per share ("Series A Common Stock"), for a period of 20 consecutive trading days ending on the third trading day prior to the closing of the Merger (the "Closing") as quoted on the Nasdaq SmallCap Market and (ii) cash in lieu of fractional shares of Music Series A Preferred Stock and (b) each share of BOX Preferred Stock outstanding immediately prior to the Merger (other than shares held by holders who elect appraisal rights with respect to their shares in accordance with applicable law) will remain an outstanding share of the Surviving Corporation with all of the rights, privileges and preferences set forth in the BOX Charter and the Florida Business Corporation Act ("FBCA"). If the Merger had been consummated on November 10, 1997, based on a calculation of the average of the average daily closing bid and asked prices of one share of Series A Common Stock for a period of 20 consecutive trading days ending November 5, 1997 ($7.58), the conversion rate would be .07 share of Series A Common Stock for one share of BOX Common Stock. See "THE MERGER
AGREEMENT -- Consideration to be Received in the Merger." Each share of Music Series A Preferred Stock will be initially convertible at the option of the holder into three shares of Series A Common Stock, subject to certain antidilution adjustments and certain adjustments for stock dividends and distributions, if any, and will be entitled to receive cash dividends ratably in proportion to dividends declared on each share of Series A Common Stock. Each share of Music Series A Preferred Stock will be entitled to vote on all matters submitted to a vote of the holders of the Series A Common Stock and to the number of votes equal to the number of shares of Series A Common Stock into which such share is convertible as of the record date for the matter to be voted upon. Shares of Series A Common Stock currently outstanding trade together with associated rights (the "TCI Rights") issued by Tele-Communications, Inc., a Delaware corporation ("TCI"), in connection with the Company's acquisition of DMX Inc., a Delaware corporation ("DMX"). The accompanying Proxy Statement/Prospectus provides you with detailed information concerning the Merger Agreement (a copy of which (exclusive of Exhibits and Schedules) is included as Appendix I), the Music Series A Preferred Stock to be issued in connection with the Merger (a copy of the Certificate of Designations related to the Music Series A Preferred Stock is included as Appendix II), the Capitalization Amendment and other information. Please give all of this information your careful attention. See "RISK FACTORS -- Termination of TCI Rights; Potential Decrease in Price of Series A Common Stock," "-- Nasdaq Listing and Maintenance Requirements; Absence of Trading Market," "THE
MERGER -- Opinion of Financial Advisor Retained by the BOX Board," "THE MERGER AGREEMENT -- Consideration to be Received in the Merger" and "CONTROL BY TCI; ARRANGEMENTS BETWEEN TCI AND TCI MUSIC -- TCI Rights."

     SEE "RISK FACTORS" BEGINNING ON PAGE 15 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH CONSIDERATION OF THE MERGER AND THE ISSUANCE OF THE MUSIC SERIES A PREFERRED STOCK.

    This Proxy Statement/Prospectus and the accompanying form of proxy are first being mailed to the shareholders of the BOX on or about November 12, 1997.
THE SECURITIES TO BE ISSUED PURSUANT TO THIS PROXY STATEMENT/PROSPECTUS HAVE NOT
 BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY
   STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
         COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

       The date of this Proxy Statement/Prospectus is November 12, 1997.

                             AVAILABLE INFORMATION

     TCI Music has filed a registration statement on Form S-4 (together with all amendments, exhibits and schedules thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), relating to 2,100,000 shares of Music Series A Preferred Stock that may be issued in connection with the Merger to holders of outstanding shares of BOX Common Stock and 6,300,000 shares of Series A Common Stock into which the shares of Music Series A Preferred Stock issued in connection with the Merger are convertible. This Proxy Statement/Prospectus also constitutes the Prospectus of TCI Music filed as part of the Registration Statement.

     This Proxy Statement/Prospectus does not include all of the information set forth in the Registration Statement filed by TCI Music with the Securities and Exchange Commission (the "Commission") under the Act, as permitted by the rules and regulations of the Commission. The Registration Statement, including any amendments, schedules and exhibits filed or incorporated by reference as a part thereof, is available for inspection and copying as set forth below. Statements contained in this Proxy Statement/Prospectus or in any document incorporated herein by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, and each such statement shall be deemed qualified in its entirety by such reference.

     TCI Music and the BOX are each subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the following Regional Offices of the
Commission: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. The Commission also maintains a World Wide Web site on the Internet that contains information regarding registrants (including TCI Music and the BOX) that file electronically with the Commission (http://www.sec.gov). In addition, material filed by TCI Music and the BOX should be available at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES COVERED BY THIS PROXY STATEMENT/PROSPECTUS OR A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO OR FROM ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION OF AN OFFER OR PROXY SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCE, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF TCI MUSIC OR THE BOX SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. ALL INFORMATION HEREIN WITH RESPECT TO THE BOX HAS BEEN PROVIDED BY THE BOX; AND ALL INFORMATION HEREIN WITH RESPECT TO TCI MUSIC HAS BEEN PROVIDED BY TCI MUSIC.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed by TCI Music with the Commission under the Exchange Act are incorporated herein by reference and made a part hereof (Commission File No. 0-22815):

          (a) Transition Report of TCI Music on Form 10-K for the transition period from October 1, 1996 to June 30, 1997 (filed by TCI Music with respect to its predecessor, DMX);

          (b) TCI Music's Current Reports on Form 8-K dated July 24, 1997 and August 18, 1997; and

          (c) Description of Capital Stock of TCI Music set forth in Item 4 of a Registration Statement on Form 8-B filed by TCI Music on July 9, 1997.

     The following documents previously filed by the BOX with the Commission under the Exchange Act are incorporated herein by reference and made a part hereof (Commission File No. 0-15445):

          (a) The BOX's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996; and

          (b) The BOX's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1997 and June 30, 1997.

     All documents filed by TCI Music and the BOX pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement/Prospectus and prior to the Special Meeting shall be deemed to be incorporated by reference into this Proxy Statement/Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is or is deemed to be incorporated by reference herein) modifies or supersedes such previous statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

     All information appearing in this Proxy Statement/Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference.

     THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. TCI MUSIC WILL PROVIDE COPIES OF THESE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE HEREIN) RELATING TO TCI MUSIC OR DMX WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROXY STATEMENT/PROSPECTUS HAS BEEN DELIVERED UPON WRITTEN OR ORAL REQUEST. SUCH REQUESTS SHOULD BE DIRECTED TO STEPHEN M. BRETT, VICE PRESIDENT AND GENERAL COUNSEL, TCI MUSIC, INC., TERRACE TOWER II, 5619 DTC PARKWAY, ENGLEWOOD, COLORADO 80111 (TELEPHONE (303) 267-5500). THE BOX WILL PROVIDE COPIES OF THESE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE HEREIN) RELATING TO THE BOX WITHOUT CHARGE, TO ANY PERSON TO WHOM THIS PROXY STATEMENT/PROSPECTUS HAS BEEN DELIVERED UPON WRITTEN OR ORAL REQUEST. SUCH REQUESTS SHOULD BE DIRECTED TO LUANN M. HOFFMAN, CHIEF FINANCIAL OFFICER AND SECRETARY, 1221 COLLINS AVENUE, MIAMI BEACH, FLORIDA 33139 (TELEPHONE: (305) 674-5000). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY SUCH REQUESTS SHOULD BE MADE BY DECEMBER 9, 1997.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
AVAILABLE INFORMATION.......................................   ii
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............  iii
SUMMARY.....................................................    1
  The Companies.............................................    1
  The Special Meeting.......................................    1
  The Merger................................................    2
  Accounting Treatment......................................    5
  Interests of Certain Persons in the Merger................    5
  Appraisal Rights..........................................    6
  Certain Federal Income Tax Consequences...................    6
  Comparative Market Price Data.............................    6
  Control by TCI; Arrangements Between TCI and TCI Music....    7
  Proposed Acquisition by TCI Music.........................    9
  Dividend Policy...........................................   10
  Transfer Agent............................................   10
  Risk Factors and Forward-Looking Statements...............   10
SUMMARY SELECTED FINANCIAL AND OTHER DATA...................   11
  Certain Comparative Per Share Data........................   11
RISK FACTORS................................................   15
  Limited Operating History of TCI Music....................   15
  Risks Related to DMX......................................   15
  Risks Related to the BOX..................................   17
  Limited Operating History of Paradigm and Limited Revenue
     from Operations........................................   19
  Termination of TCI Rights; Potential Decrease in Price of
     Series A Common Stock..................................   19
  Nasdaq Listing and Maintenance Requirements; Absence of
     Trading Market.........................................   19
  Dependence on Satellite Delivery Capabilities.............   20
  Conflicts of Interest.....................................   21
  Disparate Voting Rights; Control by TCI...................   22
  Competition...............................................   23
  Computer Systems and Software Compatibility in the Year
     2000...................................................   23
  Dependence on Key Personnel...............................   23
  Dividends and Dividend Policy.............................   23
  Integration of Operations.................................   24
  Potential Effects of Certain TCI Music Anti-Takeover
     Provisions.............................................   24
  Certain Litigation........................................   24
THE SPECIAL MEETING.........................................   25
  Time and Place; Purpose...................................   25
  Voting Rights; Votes Required for Approval................   25
  Proxies...................................................   25
THE MERGER..................................................   27
  Background of the Merger..................................   27
  Recommendation of the BOX Board; the BOX's Reasons for the
     Merger.................................................   29
  TCI Music's Reasons for the Merger........................   30
  Opinion of Financial Advisor Retained by the BOX Board....   31
  Interests of Certain Persons in the Merger................   35

                                                              PAGE
                                                              ----

CERTAIN CONSEQUENCES OF THE MERGER..........................   37
  General...................................................   37
  Certain Federal Income Tax Consequences...................   37
  Accounting Treatment......................................   39
THE MERGER AGREEMENT........................................   40
  General; Effective Time...................................   40
  Consideration to be Received in the Merger................   40
  Conditions to the Merger..................................   42
  Governmental Approvals....................................   43
  Covenants.................................................   43
  No Solicitation of Transactions...........................   44
  Certain Personnel Matters.................................   44
  Indemnification...........................................   46
  Termination; Amendment and Waiver.........................   46
  Certain Restrictions on Resale of Music Series A Preferred
     Stock..................................................   47
  Expenses..................................................   47
ARRANGEMENTS BETWEEN THE BOX AND TCI MUSIC..................   47
  Voting Agreement..........................................   47
  Services Agreement........................................   47
  BOX Affiliation Agreement.................................   48
CONTROL BY TCI; ARRANGEMENTS BETWEEN TCI AND TCI MUSIC......   48
  General...................................................   48
  Amended Contribution Agreement............................   49
  Affiliation Agreement.....................................   50
  Extension of TCI Music Note...............................   50
  TCI Rights................................................   50
  TCI Loan..................................................   51
  Services Agreement........................................   51
  Tax Sharing Agreements....................................   52
BUSINESS OF THE BOX.........................................   54
  General...................................................   54
BUSINESS OF TCI MUSIC.......................................   55
  General...................................................   55
  DMX Music Services........................................   55
  The BOX Services and Distribution.........................   57
  Paradigm Services and Distribution........................   57
  Terms of Proposed Paradigm Merger.........................   57
CERTAIN LITIGATION..........................................   59
DESCRIPTION OF TCI MUSIC CAPITAL STOCK......................   60
  TCI Music Common Stock....................................   60
  TCI Music Preferred Stock.................................   62
  Music Series A Preferred Stock............................   62
COMPARISON OF SHAREHOLDERS' RIGHTS..........................   65
  Authorized Capital Stock..................................   65
  Voting....................................................   65
  Special Meeting of Shareholders...........................   66
  Directors.................................................   66
  Removal of Directors......................................   66
  Vacancies on the Board of Directors.......................   66

                                                              PAGE
                                                              ----
  Anti-Takeover Statute; Mergers, Consolidations and Sales
     of Assets..............................................   67
  Amendments to Certificate of Incorporation................   69
  Amendments to Bylaws......................................   70
  Limitation of Liability of Directors......................   70
APPRAISAL RIGHTS............................................   70
MANAGEMENT OF TCI MUSIC.....................................   73
  Directors and Executive Officers..........................   73
  Board Composition.........................................   74
  Committees of the Board...................................   74
  Compensation of Directors.................................   74
  Compensation of Executive Officers........................   75
  TCI Music, Inc. 1997 Stock Incentive Plan.................   75
  Other Arrangements........................................   79
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT OF TCI MUSIC AND THE BOX.......................   80
  Security Ownership of TCI Music...........................   80
  Security Ownership of TCI.................................   83
  Security Ownership of the BOX.............................   86
CERTAIN TRANSACTIONS........................................   90
LEGAL MATTERS...............................................   92
EXPERTS.....................................................   92
SHAREHOLDER PROPOSALS.......................................   92

INDEX TO FINANCIAL STATEMENTS

APPENDICES
  Appendix I:        Agreement and Plan of Merger
  Appendix II:       Certificate of Designations for Music
                     Series A Preferred Stock
  Appendix III:      Opinion of Houlihan Lokey Howard &
                     Zukin
  Appendix IV:      Sections 607.1302, 607.1302 and 607.1320
                    of the Florida Business Corporation Act
  Appendix V:       Transition Report of TCI Music on Form
                    10-K for the transition period from
                    October 1, 1996 to June 30, 1997

                         INDEX OF CERTAIN DEFINED TERMS

                            TERM                              PAGE
                            ----                              ----
Acquisition Sub.............................................    i
Act.........................................................   ii
Affiliation Agreement.......................................    4
Amended Contribution Agreement..............................    8
Annual TCI Payments.........................................    8
Appraisal Rights............................................   38
Appraisal Sections..........................................   70
Approved Transaction........................................   78
Articles of Merger..........................................    i
ASCAP.......................................................   16
BMI.........................................................   16
BOX.........................................................    i
BOX 8% Preferred Stock......................................   65
BOX Board...................................................    i
BOX Bylaws..................................................    5
BOX Charter.................................................    i
BOX Common Stock............................................    i
BOX Director Option Agreements..............................   36
BOX Employee Option Agreements..............................   36
BOX Indemnification Agreement...............................   37
BOX Plan....................................................   36
BOX Preferred Stock.........................................    i
BOX Service.................................................   54
BOX Services Agreement......................................   29
BOX Voting Stock............................................    i
Capitalization Amendment....................................    i
CEA.........................................................   21
Closing.....................................................    i
Commission..................................................   ii
Company.....................................................    i
Contribution Agreement......................................    4
Conversion Rate.............................................   63
CPI.........................................................    8
DBS.........................................................   15
DGCL........................................................   60
Digital Distribution........................................   15
DMX.........................................................    i
DMX Merger..................................................    1
DMX Service.................................................    1
EBITDA......................................................   34
Effective Time..............................................    i
Exchange Act................................................   ii
Exchange Agent..............................................   41
Extension of TCI Music Note.................................    8
FBCA........................................................    i
HITS........................................................   56
Houlihan Lokey..............................................    3
Initial Extension...........................................   48
Letter of Intent............................................   28
Liberty.....................................................   21
Liberty Media Group Common Stock............................   52
Merger......................................................    i

                            TERM                              PAGE
                            ----                              ----
Merger Agreement............................................    i
Merger Conversion Ratio.....................................    2
Merger Proposals............................................    2
Music Multiplex.............................................   29
Music Series A Preferred Stock..............................    i
NDTC........................................................   20
Named Executive Officers....................................   80
New Tax Sharing Agreement...................................   52
1995 Act....................................................   16
1997 TCI Music Plan.........................................   45
Old Tax Sharing Agreement...................................   52
Options.....................................................   75
Paradigm....................................................    9
Paradigm Agreement..........................................    9
Paradigm Common Stock.......................................    9
Paradigm Escrow Agreement...................................   57
Paradigm Merger.............................................    9
Paradigm Voting Agreement...................................    9
Paradigm Voting Stockholders................................    9
Person......................................................   61
Record Date.................................................    1
Registration Statement......................................   ii
SARs........................................................   75
Satellite Distribution......................................   55
Selco.......................................................   59
Series A Common Stock.......................................    i
Series A TCI Group Common Stock.............................    9
Series B Common Stock.......................................    7
Services Agreement..........................................   22
SESAC.......................................................   16
Special Committee...........................................   27
Special Meeting.............................................    i
Surviving Corporation.......................................    i
Tandem SAR..................................................   76
TCI.........................................................   (i)
TCI Affiliate...............................................    4
TCI Group Common Stock......................................   52
TCI Loan....................................................    8
TCI Music...................................................    i
TCI Music Board.............................................    4
TCI Music Bylaws............................................   24
TCI Music Charter...........................................   24
TCI Music Common Stock......................................    7
TCI Music Note..............................................    8
TCI Music Preferred Stock...................................   62
TCI Music Voting Stock......................................    7
TCI Rights..................................................   (i)
TCI Ventures Group Common Stock.............................   52
TCIC........................................................   27
Tuner Distribution..........................................   15
Voting Agreement............................................    2
Voting Shareholders.........................................    2

                                    SUMMARY

     The following summary is intended only to highlight certain information contained elsewhere in this Proxy Statement/Prospectus. This summary is not intended to be complete and is qualified in its entirety by the more detailed information contained elsewhere in this Proxy Statement/Prospectus, the Appendices hereto and the documents incorporated by reference or otherwise referred to herein. Shareholders are urged to review this entire Proxy Statement/Prospectus carefully, including the Appendices hereto.

THE COMPANIES

     TCI Music. TCI Music was incorporated in Delaware in January 1997 as a wholly-owned subsidiary of TCI. Effective July 11, 1997, a subsidiary of TCI Music merged with and into DMX (the "DMX Merger") with DMX becoming the surviving corporation and a wholly-owned subsidiary of TCI Music and TCI Music becoming a publicly held company. Prior to the DMX Merger, TCI Music did not conduct any significant activities other than those incident to its formation and the DMX Merger. Subsequent to the DMX Merger, TCI Music's business has consisted principally of the business of DMX. DMX (formerly International Cablecasting Technologies Inc.) is primarily engaged in programming, distributing and marketing a premium digital music service, Digital Music Express(R) (DMX(R)), which provides continuous 24 hours per day commercial free, CD quality music programming (the "DMX Service"). Subsequent to the Merger, TCI Music's business will also consist of the business of the BOX. The executive offices of TCI Music are located at 8101 East Prentice Avenue, Suite 500, Englewood, Colorado 80111; telephone (303) 721-5400. See "BUSINESS OF TCI MUSIC."

     The BOX. The BOX, incorporated in Florida in September 1985 under the name Cable Video Jukebox, Inc. (name changed to Video Jukebox Network, Inc. in September 1986 and to The Box Worldwide, Inc. in February 1997), is primarily engaged in programming, distributing and marketing an interactive music video television programming service known as THE BOX(R), operating 24 hours per day, seven days a week. The executive offices of the BOX are located at 1221 Collins Avenue, Miami Beach, Florida 33139, telephone (305) 674-5000. See "BUSINESS OF THE BOX."

THE SPECIAL MEETING

     The Special Meeting will be held at the Miami Beach Ocean Resort Hotel located at 3025 Collins Avenue, Miami Beach, Florida 33140, on December 16, 1997, starting at 10:00 a.m., local time. At the Special Meeting, holders of BOX Voting Stock will be asked to approve and adopt the Merger Agreement and the Capitalization Amendment, which are summarized below and described in more detail elsewhere in this Proxy Statement/Prospectus. See "THE MERGER AGREEMENT."

     Holders of record of BOX Voting Stock at the close of business on November 10, 1997 (the "Record Date") have the right to receive notice of and to vote at the Special Meeting. Each share of BOX Voting Stock is entitled to one vote on each matter that is properly presented to shareholders for a vote at the Special Meeting under the BOX Charter. Pursuant to the Box Charter and the FBCA, the affirmative vote, in person or by proxy, of the holders of record of at least 75% of the outstanding shares of BOX Voting Stock entitled to vote at the Special Meeting is required to approve and adopt the Merger Agreement and a majority of the outstanding shares of BOX Voting Stock entitled to vote at the Special Meeting is required to approve the Capitalization Amendment. The approval of the Capitalization Amendment will not be deemed effective unless the Merger Agreement is also approved.

     As of the Record Date, (i) the BOX's directors and executive officers (other than Messrs. Lenfest and Michaels, who are Voting Shareholders, as defined below, and other than Mr. Wolfson, who has given an irrevocable proxy with respect to certain shares beneficially owned by him to CEA Investors Partnership II, Ltd., a general partner of StarNet/CEA II Partners) beneficially owned shares of BOX Common Stock (including shares issuable upon exercise of stock options and excluding shares subject to options granted by StarNet, Inc. to Mr. McGlade, which shares are included in those beneficially owned by the Voting Shareholders), representing approximately 3.0% of the outstanding shares of BOX Voting Stock on such date (assuming the exercise of such options to acquire shares) and (ii) affiliates of TCI beneficially owned shares of BOX Common Stock representing approximately 4.5% of the outstanding shares of BOX Voting Stock on such date. Such persons have indicated they intend to vote all of their shares of BOX Voting Stock in favor of the Merger Agreement and the Capitalization Amendment (collectively, the "Merger Proposals"). Further, three shareholders of the BOX, StarNet/CEA II Partners, J. Patrick Michaels, Jr. and H.F. Lenfest (the "Voting Shareholders"), beneficially owning shares of BOX Common Stock (inclusive of shares held by Louis and Lynn Wolfson, who have given an irrevocable proxy with respect to shares beneficially owned by them to CEA Investors Partnership II, Ltd.) collectively representing approximately 56.4% of the voting power of the outstanding shares of BOX Voting Stock, entered into a Voting Agreement dated August 12, 1997 with TCI Music (the "Voting Agreement") pursuant to which they agreed to vote such shares in favor of approval and adoption of the Merger Proposals and to vote against any proposal that would compete or interfere with the Merger Proposals. See "THE SPECIAL
MEETING -- Voting Rights; Votes Required for Approval" and "THE MERGER -- Voting Agreement."

     Holders of shares of BOX Voting Stock who comply with the applicable procedural requirements of the FBCA are entitled to appraisal rights with respect to their shares. A vote in favor of the Merger Proposals by a BOX shareholder will preclude such shareholder from any right to exercise appraisal rights under the FBCA, and may, under applicable law, estop such shareholder from later challenging the transactions to be consummated pursuant to the Merger Proposals on fairness grounds. See "APPRAISAL RIGHTS" and Appendix IV to this Proxy Statement/Prospectus.

THE MERGER

     General; Consideration to be Received by the BOX Shareholders. Pursuant to the Merger Agreement, Acquisition Sub, a wholly-owned subsidiary of TCI Music, will be merged with and into the BOX with the BOX as the Surviving Corporation of the Merger.

     Upon consummation of the Merger, (a) each share of BOX Common Stock outstanding immediately prior to the Merger (other than shares held directly or indirectly by the BOX and shares held by holders who elect appraisal rights with respect to their shares in accordance with applicable law) will be converted into the right to receive (i) a fraction (the "Merger Conversion Ratio") of a share of Music Series A Preferred Stock equal to the quotient (calculated to the nearest hundredth) of $1.50 divided by three times the average of the average daily closing bid and asked prices of one share of Series A Common Stock for a period of 20 consecutive trading days ending on the third trading day prior to the Closing as reported on the Nasdaq SmallCap Market and (ii) cash in lieu of fractional shares of Music Series A Preferred Stock and (b) each share of BOX Preferred Stock outstanding immediately prior to the Merger (other than shares held by holders who elect appraisal rights with respect to their shares in accordance with applicable law) will remain an outstanding share of the Surviving Corporation with all of the rights, privileges and preferences set forth in the BOX Charter and the FBCA. TCI Music has entered into discussions with the holder of all of the outstanding shares of BOX Preferred Stock to purchase such shares prior to the consummation of the Merger for cash in the amount of $2,500,000 (the equivalent of $1.50 per share), plus accrued but unpaid dividends. If the Merger had been consummated on November 10, 1997, based on a calculation of the average of the average daily closing bid and asked prices of one share of Series A Common Stock for a period of 20 consecutive trading days ending November 5, 1997 ($7.58), the Merger Conversion Ratio would be .07 of a share of Music Series A Preferred Stock for one share of BOX Common Stock. See "THE MERGER AGREEMENT -- Consideration to be received in the Merger." Each share of Music Series A Preferred Stock will be initially convertible into three shares of Series A Common Stock, subject to certain antidilution adjustments and certain adjustments for dividends and distributions, if any. Each share of Music Series A Preferred Stock will be entitled to vote on all matters submitted to a vote of the holders of the Series A Common Stock and to the number of votes equal to the number of shares of Series A Common Stock into which such share is convertible as of the Record Date for the matter to be voted upon. Each share of Series A Common Stock currently outstanding trades together with an associated TCI Right issued by TCI in connection with the DMX Merger. Each TCI Right entitles the holder to require TCI to purchase from such holder one share of Series A Common Stock for $8.00, if prior to July 11, 1998, the price of one share of Series A Common Stock does not equal or exceed $8.00 per share for at least 20 consecutive trading days. The TCI Rights will terminate or expire on or before August 10, 1998 unless extended by their terms. The market price of the Series A Common Stock, with reference to which the number of shares of Music Series A Preferred Stock to be issued in the Merger will be determined, includes the value, if any, ascribed by the market to a TCI Right. The shares of Series A Common Stock into which the Music Series A Preferred Stock issuable in the Merger will be convertible will not have any associated TCI Rights, and if a holder of Music Series A Preferred Stock converts shares into Series A Common Stock prior to the termination or expiration of the TCI Rights, the Series A Common Stock without the TCI Rights received upon conversion will not be tradable on the Nasdaq SmallCap Market under the symbol "TUNE" with the Series A Common Stock that includes the TCI Rights until such TCI Rights terminate or expire. As a condition to the Merger, the number of shares of BOX Common Stock authorized under the BOX Charter will be increased prior to the Merger from 40,000,000 shares to 100,000,000 shares pursuant to the Capitalization Amendment. See "RISK FACTORS -- Termination of TCI Rights; Potential Decrease in Price of Series A Common Stock," "-- Nasdaq Listing and Maintenance Requirements; Absence of Trading Market," "CONTROL BY TCI; ARRANGEMENTS BETWEEN TCI AND TCI MUSIC -- TCI Rights," "THE
MERGER -- Opinion of Financial Advisor Retained by the Box Board" and "THE MERGER AGREEMENT -- Consideration to be Received in the Merger -- General." For a description of the Music Series A Preferred Stock, see "DESCRIPTION OF TCI MUSIC CAPITAL STOCK -- Music Series A Preferred Stock" and the Certificate of Designations attached as Appendix II to this Proxy Statement/Prospectus. For a summary of differences between the rights of holders of Music Series A Preferred Stock, BOX Common Stock and BOX Preferred Stock, see "COMPARISON OF SHAREHOLDERS' RIGHTS."

     Opinion of Financial Advisor. Houlihan Lokey Howard & Zukin ("Houlihan Lokey") was retained by the BOX Board to act as its financial advisor and to render an opinion as to the fairness to the BOX's public shareholders of the consideration to be received by such shareholders in connection with the Merger. On August 4, 1997, prior to the execution of the Merger Agreement, Houlihan Lokey rendered to the BOX Board an oral opinion, subsequently confirmed in writing on August 12, 1997, to the effect that, as of the date of such opinion and based upon and subject to certain matters, the consideration to be received in the Merger by the public shareholders of the BOX was fair, from a financial point of view, to such holders.

     The BOX shareholders are urged to read carefully the opinion of Houlihan Lokey, which is set forth in its entirety as Appendix III to this Proxy Statement/Prospectus, for a description of the procedures followed, the factors considered and the assumptions made by Houlihan Lokey in rendering its opinion. See "THE MERGER -- Opinion of Financial Advisor Retained by the BOX Board."

     Recommendation of the BOX Board; the BOX's Reasons for the Merger. On August 4, 1997, the BOX Board (other than Messrs. Burns, Innis and Michaels, who did not vote on the Merger Proposals) approved without dissent the Merger Proposals and determined that the terms of the Merger Agreement are fair to, and that the Merger Proposals are in the best interests of, the BOX and its shareholders and therefore recommends that the holders of BOX Voting Stock vote FOR approval of the Merger Agreement and the Capitalization Amendment. In reaching its decision to approve the Merger Proposals and to recommend that the BOX shareholders approve the Merger Proposals, the BOX Board identified the following potential benefits of the Merger:

     - The existing financial condition of the BOX severely limits its ability to effectuate an increase in the distribution of the BOX's programming, and the BOX Board believes it is unlikely that the BOX will have access to adequate capital to implement its business plan if it does not complete the Merger;

     - The BOX Board's belief that the BOX will be able to achieve synergistic benefits through its association with TCI Music and TCI, including financial and administrative synergies and increased availability and reduced cost of capital for the BOX; and

     - The BOX Board's belief that TCI Music would offer a strategic relationship with Liberty and TCI that would enhance the BOX's ability to market and distribute its services.

     In the course of its deliberations, the BOX Board reviewed and considered various factors, including, among others: (a) the information concerning the BOX's and TCI Music's respective businesses, financial position, results of operations and properties, including the fact that the BOX has sustained significant operating losses and has rarely generated positive cash flow from operations; (b) the views of the BOX's management regarding the possible synergistic and expansion opportunities for the BOX and TCI Music; (c) the consideration paid in other comparable merger and acquisition transactions;
(d) the opinion of Houlihan Lokey that the consideration to be received by the BOX's shareholders in connection with the Merger is fair to the BOX's shareholders from a financial point of view (see "THE MERGER -- Opinion of Financial Advisor Retained by the BOX Board"); (e) the prospects of the BOX on a stand-alone basis (which the BOX Board concluded were unfavorable), including financing alternatives for the BOX, taking into consideration the BOX's unsuccessful efforts since December 1996 to secure equity or debt financing either through prospective investors or strategic alliances; (f) the BOX's need for substantial capital to compete effectively; (g) the prospects for alternative transactions to the Merger; (h) the terms of the Merger Agreement and the transactions contemplated thereby, including the obligation of the BOX following the date of execution of the Merger Agreement not to solicit or encourage other acquisition proposals, the fact that no other expressions of acquisition interest were forthcoming after the BOX announced its signing of a definitive letter of intent with TCI Music on July 22, 1997, the circumstances under which the BOX can terminate the Merger Agreement and the closing conditions to the Merger; (i) consideration of the public market and liquidity of the securities to be issued to the BOX's shareholders in the Merger; (j) confirmation from the BOX's chief executive officer that, as of August 4, 1997, he was not aware of any understanding, arrangement or agreement with TCI Music regarding the employees of the BOX to be retained by TCI Music after the Merger;
(k) in connection with the Merger, CEA agreed to reduce to $500,000 the investment banking fee to be paid by the BOX to CEA, which fee is significantly less than the approximately $1.9 million fee that the BOX would have otherwise been contractually obligated to pay CEA for its services in connection with the Merger under the Domestic Financing Agreement dated as of October 8, 1996 by and between CEA and the BOX; (l) pursuant to the terms of the Merger Agreement, certain employees and directors of the BOX have stock options that may be canceled for monetary consideration or exchanged for options to purchase shares of Series A Common Stock; and (m) the requirement under the FCBA and the BOX Charter that holders of record of at least 75% of the outstanding shares of BOX Voting Stock approve and adopt the Merger Proposals.

     See "THE MERGER -- Recommendation of the BOX Board; the BOX's Reasons for the Merger." For a discussion of the interests of certain members of the BOX's management and the BOX Board in the Merger, see "THE MERGER -- Interests of Certain Persons in the Merger."

     TCI Music's Reasons for the Merger. The Board of Directors of TCI Music (the "TCI Music Board") has unanimously approved the Merger Agreement. The primary factors considered and relied upon by the TCI Music Board in reaching its decision to approve the Merger are described in "THE MERGER -- TCI Music's Reasons for the Merger."

     Conditions to the Merger. The respective obligations of the BOX and TCI Music to effect the Merger are subject to the satisfaction of certain conditions, including (i) the Merger Agreement and the transactions contemplated by the Merger Agreement shall have been duly approved by the holders of BOX Voting Stock; and (ii) the Registration Statement shall have become effective in accordance with the provisions of the Act and any necessary state securities law approvals shall have been obtained and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and remain in effect. The obligations of TCI Music to effect the Merger are subject to the condition that appraisal rights under Sections 607.1301, 607.1302 and 607.1320 of the FBCA, attached as Appendix IV to this Proxy Statement/ Prospectus, have not been demanded by the BOX shareholders of record with respect to more than 15% of the issued and outstanding shares of BOX Voting Stock. The BOX's obligations to effect the Merger are subject to (i) the amendment by TCI and TCI Music of the Contribution Agreement dated July 11, 1997 entered into by TCI and TCI Music in connection with the DMX Merger (the "Contribution Agreement") and the execution of an affiliation agreement (the "Affiliation Agreement") by and between DMX and a TCI affiliate (the "TCI Affiliate"), together providing for certain annual payments to TCI Music or DMX in the aggregate amount of approximately $26.5 million (adjusted annually by the percentage change in the CPI for the prior year) and (ii) the extension by TCI of the maturity date of the $40,000,000 loan executed in connection with the DMX Merger payable by TCI Music to TCI. In addition, the obligations of the BOX and TCI Music to effect the Merger are subject to the satisfaction of certain other conditions. See "THE MERGER AGREEMENT -- Conditions to the Merger," "-- Governmental Approvals," "APPRAISAL RIGHTS," "CONTROL BY TCI; ARRANGEMENTS BETWEEN TCI AND TCI MUSIC -- Amended Contribution Agreement,"
"-- Affiliation Agreement" and "-- Extension of TCI Music Note."

     Termination of the Merger Agreement. The Merger Agreement is subject to termination by mutual consent of the TCI Music Board and the BOX Board or at the option of either the BOX or TCI Music (i) if the shareholders of the BOX do not approve the Merger Proposals at the Special Meeting or (ii) if the Merger has not been consummated on or before July 11, 1998, so long as the party seeking to terminate the Merger Agreement has not breached its obligations under the Merger Agreement in any material respect and, if the BOX is the terminating party, so long as none of the Voting Shareholders is in breach of any obligations under the Voting Agreement. The Merger Agreement is also subject to termination by either TCI Music or the BOX prior to such time upon the occurrence of certain events. See "THE MERGER AGREEMENT -- Termination; Amendment and Waiver."

     Indemnification. The Merger Agreement provides that TCI Music will cause the Surviving Corporation to indemnify, and should the Surviving Corporation fail to or be unable to do so, TCI Music will indemnify the directors and officers of the BOX for a period after the Effective Time to the fullest extent permitted by the FBCA, the BOX Charter and the bylaws of the BOX (the "BOX Bylaws") and certain indemnification agreements with the BOX directors and employees in effect on the date of the Merger Agreement. See "THE
MERGER -- Interests of Certain Persons" and "THE MERGER
AGREEMENT -- Indemnification."

     Voting Agreement. In connection with the Merger, TCI Music and the Voting Shareholders, H.F. Lenfest, J. Patrick Michaels, Jr. and StarNet/CEA II Partners, who together beneficially own approximately 56.4% of the shares of BOX Voting Stock (inclusive of shares held by Louis and Lynn Wolfson, who have given an irrevocable proxy with respect to shares beneficially owned by them to CEA Investors Partnership II, Ltd.), entered into a Voting Agreement dated as of August 12, 1997. Pursuant to the Voting Agreement, the Voting Shareholders agreed to vote all of the shares of BOX Voting Stock beneficially owned by them in favor of the adoption and approval of the Merger Proposals and the Merger at every meeting of the BOX shareholders. The Voting Shareholders further agreed to vote all of the shares of BOX Voting Stock beneficially owned by them against any proposal that would in any way inhibit the timely consummation of the Merger and the other transactions contemplated by the Merger Agreement. Under the Voting Agreement, the Voting Shareholders may not deposit the shares of BOX Voting Stock beneficially owned by them in a voting trust or sell, assign, pledge, grant a lien on or otherwise transfer any of their interests in any of such shares to any person unless such transferee agrees in writing to be bound by the Voting Agreement to the same extent as the Voting Shareholder. See "RISK FACTORS -- Conflicts of Interest," "THE MERGER -- Background of the Merger" and "-- Interests of Certain Persons in the Merger."

ACCOUNTING TREATMENT

     The Merger will be accounted for using the purchase method of accounting. See the condensed pro forma combined financial statements and notes thereto of TCI Music appearing under the heading "INDEX TO FINANCIAL STATEMENTS."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the BOX Board with respect to the Merger Proposals, shareholders should be aware that certain members of the BOX Board and of the BOX management have certain interests in the Merger that are in addition to or different from the interests of the shareholders of the BOX generally. See "THE MERGER -- Interests of Certain Persons in the Merger." The BOX Board was aware of these interests and considered them, among other matters, in approving the Merger Proposals.

APPRAISAL RIGHTS

     Holders of shares of BOX Voting Stock who comply with the applicable procedural requirements of the FBCA are entitled to appraisal rights with respect to their shares. A vote in favor of the Merger Proposals by a shareholder of the BOX will preclude such shareholder from any right to exercise appraisal rights under the FBCA, and may, under applicable law, estop such shareholder from later challenging the Merger Proposals on fairness grounds. See "APPRAISAL RIGHTS" and Appendix IV to this Proxy Statement/Prospectus.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The Merger is intended to qualify as a transaction described in Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). See "CERTAIN CONSEQUENCES OF THE MERGER -- Certain Federal Income Tax Consequences."

COMPARATIVE MARKET PRICE DATA

     The BOX. BOX Common Stock is quoted on the Nasdaq SmallCap Market under the symbol "BOXW."

     The following table sets forth the range of the high and low bid quotations of BOX Common Stock for the periods indicated. The BOX's fiscal year ends on December 31.

                        COMMON STOCK                          HIGH       LOW
                        ------------                          ----       ---
Year ended December 31, 1995
  First Quarter.............................................  2          1 3/8
  Second Quarter............................................  1 9/16     1
  Third Quarter.............................................  2 1/8      1 1/8
  Fourth Quarter............................................  2 7/16     1
Year ended December 31, 1996
  First Quarter.............................................  2          1 1/16
  Second Quarter............................................  2 3/16     1
  Third Quarter.............................................  1 9/16       9/16
  Fourth Quarter............................................    15/16      1/2
Year ending December 31, 1997
  First Quarter.............................................    13/16      1/2
  Second Quarter............................................    5/8        13/32
  Third Quarter.............................................  1 29/32      5/8
  Fourth Quarter (to November 10,1997)......................  1 3/16     1 3/32

     There is no established public trading market for BOX Preferred Stock.

     TCI Music. Series A Common Stock commenced trading on the Nasdaq SmallCap Market under the symbol "TUNE" on July 14, 1997, the first business day after the consummation of the DMX Merger. TCI Music's fiscal year ends December 31. The high and low bid quotations for one share of Series A Common Stock during the period beginning July 14, 1997 and ending September 30, 1997 were $7.5625 and $6.25, respectively, and the high and low bid quotations for one share of Series A Common Stock during the period beginning October 1, 1997 and ending November 10, 1997 were $7.75 and $7.375, respectively. See "BUSINESS OF TCI MUSIC."

     On July 21, 1997, the last full trading day before TCI Music and the BOX publicly announced they had entered into a binding letter of intent in connection with the Merger, the high and low sales quotations on the Nasdaq SmallCap Market for one share of Series A Common Stock were $7.375 and $7.03125, respectively, and for one share of BOX Common Stock were $1.4375 and $1.25, respectively. On August 11, 1997, the last full trading day before TCI Music and the BOX publicly announced that they had entered into the Merger Agreement, the high and low bid quotations on the Nasdaq SmallCap Market for one share of Series A Common Stock were $7.375 and $7.125, respectively, and for one share of BOX Common Stock were $1.125 and $1.09375, respectively. On November 10, 1997, the last full trading day before the date of this Proxy Statement/Prospectus, the high and low sales quotations on the Nasdaq SmallCap Market for one share of Series A Common Stock were $7.5625 and $7.5625, respectively, and for one share of BOX Common Stock were $1.1875 and $1.15625, respectively. Shareholders are urged to obtain current market quotations for Series A Common Stock and BOX Common Stock.

     The high and low sales quotations described above with respect to the quotation of one share of Series A Common Stock, include an attached TCI Right issued by TCI to DMX stockholders that exchanged their shares of common stock of DMX for shares of Series A Common Stock in connection with the DMX Merger. In connection with the Merger, TCI Music has applied for the listing of the Music Series A Preferred Stock on the Nasdaq SmallCap Market and has received conditional approval for such listing. Although TCI Music believes that it will receive final approval from Nasdaq for the listing of the Music Series A Preferred Stock, no assurances can be given that such final approval will be obtained or, if obtained, that an active trading market in Music Series A Preferred Stock will develop or, if developed, that an active trading market will be sustained. See "-- Control by TCI; Arrangements Between TCI and TCI Music," "RISK FACTORS -- Termination of TCI Rights; Potential Decrease in Price of Series A Common Stock," "-- Nasdaq Listing and Maintenance Requirements; Absence of a Trading Market," "THE MERGER -- Opinion of Financial Advisor Retained by the BOX Board," and "CONTROL BY TCI; ARRANGEMENTS BETWEEN TCI AND TCI MUSIC -- TCI Rights."

CONTROL BY TCI; ARRANGEMENTS BETWEEN TCI AND TCI MUSIC

     General. The outstanding shares of Series A Common Stock and TCI Music Series B Common Stock, par value $.01 per share ("Series B Common Stock" and, together with Series A Common Stock, "TCI Music Common Stock") currently represent approximately 2.3% and 97.7%, respectively, of the voting power of the total outstanding shares of TCI Music Common Stock. If the Merger had occurred on November 10, 1997, based on a calculation of the average daily closing bid and asked prices of one share of Series A Common Stock for a period of 20 consecutive trading days ending November 5, 1997 ($7.58) for the Series A Common Stock, approximately 1,750,000 shares of Music Series A Preferred Stock would have been issued upon consummation of the Merger. Such shares would represent approximately 0.8% of the combined voting power related to the TCI Music Common Stock and Music Series A Preferred Stock (collectively, "TCI Music Voting Stock"), the currently outstanding shares of Series A Common Stock will represent approximately 2.3% and the currently outstanding shares of Series B Common Stock will represent approximately 96.9% of the voting power related to the total combined outstanding shares of TCI Music Voting Stock.

     TCI currently beneficially owns approximately 45.7% of the outstanding shares of Series A Common Stock and 100% of the outstanding shares of Series B Common Stock, which collectively represent approximately 89.6% of the outstanding shares of TCI Music Common Stock and 98.7% of the voting power related to the outstanding shares of TCI Music Voting Stock. TCI currently beneficially owns approximately 4.8% of the outstanding shares of BOX Common Stock and immediately following the Merger, TCI will beneficially own approximately 4.8% of the outstanding shares of Music Series A Preferred Stock, representing 0.04% of the voting power related to the outstanding shares of TCI Music Voting Stock, and together with its beneficial ownership of TCI Music Common Stock, representing 98.0% of the total voting power related to the outstanding shares of TCI Music Voting Stock.

     Following the Merger, TCI Music will own 100% of the outstanding shares of the common stock of the Surviving Corporation, representing 93.7% of the voting power of the Surviving Corporation. The outstanding shares of BOX Preferred Stock will represent approximately 6.3% of the total voting power of the Surviving Corporation following the Merger. TCI Music has entered into discussions with the holder of all of the outstanding shares of BOX Preferred Stock to purchase such shares prior to the Effective Time for cash in the aggregate amount of $2,500,000 (the equivalent of $1.50 per share), plus accrued but unpaid dividends. If such purchase is consummated prior to the Effective Time, the BOX will be a wholly-owned subsidiary of TCI Music immediately after the Effective Time.

     Under agreements with TCI Music, TCI provides certain administrative, legal, financial, treasury, accounting, tax and other services to TCI Music and makes available certain of its employee benefit plans to TCI Music's employees. In addition, TCI and TCI Music have a number of intercompany agreements covering such matters as the allocation of income taxes.

     Amended Contribution Agreement. In connection with the DMX Merger, TCI and TCI Music entered into the Contribution Agreement pursuant to which, among other things, TCI agreed to cause certain of its affiliates to contribute to TCI Music revenue from sales of the DMX Service, net of an amount equal to 10% of the revenue from such sales to residential subscribers and net of the license fees otherwise payable to DMX. Pursuant to the Merger Agreement, TCI Music and TCI entered into the Amended and Restated Contribution Agreement effective as of July 1, 1997 (the "Amended Contribution Agreement") which provides, among other things, for TCI to deliver, or cause certain of its subsidiaries to deliver, to TCI Music in lieu of TCI's obligation to cause its affiliates to make contributions to TCI Music under the Contribution Agreement as described above, monthly payments aggregating $18 million annually (adjusted annually by the percentage change, if any, in the Consumer Price Index, All Urban Consumers, All Items (or any similar successor index published by a U.S. governmental agency) for the prior year ("CPI")) for a term of 20 years (the "Annual TCI Payments"). The Annual TCI Payments represent (i) revenue of subsidiaries of TCI that is attributable to the distribution and sale of the DMX Service to cable subscribers who receive the DMX Service via C-Band satellite transmission (rather than digital compression technology) (net of an amount equal to 10% of such revenue derived from residential customers and license fees otherwise payable to DMX pursuant to the Affiliation Agreement) and (ii) compensation to TCI Music and DMX for various other rights. See "THE MERGER
AGREEMENT -- Conditions to the Merger" and "CONTROL BY TCI; ARRANGEMENTS BETWEEN TCI AND TCI MUSIC -- Amended Contribution Agreement" and " -- Affiliation Agreement."

     Affiliation Agreement. The TCI Affiliate and DMX expect to enter into the Affiliation Agreement, pursuant to which, among other things, DMX will grant to the TCI Affiliate and certain affiliates of the TCI Affiliate the non-exclusive right to distribute and subdistribute the DMX Service in exchange for licensing fees paid by the TCI Affiliate to DMX for a term of 10 years. For the first three years of the Affiliation Agreement, the license fees paid by the TCI Affiliate to DMX will be $8,500,000, adjusted annually (beginning July 1, 1998) by the percentage change in the CPI for the prior year and subject to adjustment for subscribers served by divested and acquired systems. After the first three years of the term of the Affiliation Agreement, the fees will be adjusted on a monthly basis upward or downward, as the case may be, for the increase or decrease in the actual number of subscribers above or below a specified number of subscribers in accordance with a determined formula and not to exceed a maximum annual reduction of 10% of the prior year's fees. See "CONTROL BY TCI; ARRANGEMENTS BETWEEN TCI AND TCI MUSIC -- Affiliation Agreement."

     Extension of TCI Music Note. In connection with the consummation of the DMX Merger, TCI Music issued to TCI a note in the principal amount of $40,000,000 payable to the order of TCI, bearing interest at 10% per annum, which interest will be waived by TCI if the principal is paid in full at or before maturity, which is January 10, 1998 (the "TCI Music Note"). TCI Music expects to refinance the TCI Music Note, but no assurance can be given that TCI Music will be able to obtain such financing on terms acceptable to TCI Music. The BOX's obligations to effect the Merger are subject to the extension by TCI of the TCI Music Note pursuant to which the maturity date of the TCI Music Note will be extended for a period, not to exceed 18 months, as may reasonably be required to permit TCI Music to obtain other financing sufficient to repay the note (the "Extension of TCI Music Note"). See "THE MERGER AGREEMENT -- Conditions to the Merger" and "CONTROL BY TCI; ARRANGEMENTS BETWEEN TCI AND TCI MUSIC -- Extension of TCI Music Note."

     TCI Loan. Pursuant to a Loan and Security Agreement between TCI and DMX, as amended (the "TCI Loan"), TCI has made loans to DMX in the aggregate principal amount of $3,500,000. Such loans are due on or before June 1, 2000 and accrue interest at a rate of 12.5% per annum.

     Rights Issued by TCI in the DMX Merger. In connection with the DMX Merger, TCI issued to each DMX stockholder who became a stockholder of TCI Music one TCI Right with respect to each whole share of Series A Common Stock acquired by such stockholder in the DMX Merger. Each TCI Right entitles the holder to require TCI to purchase from such holder one share of Series A Common Stock for $8.00 per share, payable at the election of TCI in cash, a number of shares of Tele-Communications, Inc. Series A TCI Group Common Stock ("Series A TCI Group Common Stock") having an equivalent value, or a combination thereof, if during the one-year period beginning on July 11, 1997 the price of Series A Common Stock does not equal or exceed $8.00 per share for a period of at least 20 consecutive trading days. The TCI Rights are evidenced by a legend on the certificates for shares of Series A Common Stock issued in the DMX Merger and become exercisable for a 30 day period beginning July 11, 1998, if they have not terminated prior to such date, and will expire on the last day of such 30 day period unless extended by their terms. The shares of Series A Common Stock issuable upon conversion of the Music Series A Preferred Stock issuable in the Merger will not include any such TCI Rights and, if such conversion occurs prior to the termination or expiration of the TCI Rights, the Series A Common Stock without the TCI Rights received upon such conversion will not be tradable on the Nasdaq SmallCap Market under the symbol "TUNE" with the Series A Common Stock that includes the TCI Rights until the TCI Rights terminate or expire. See "CONTROL BY TCI; ARRANGEMENTS BETWEEN TCI AND TCI
MUSIC -- TCI Rights," "-- Nasdaq Listing Maintenance Requirements; Absence of Trading Market," "RISK FACTORS -- Termination of TCI Rights; Potential Decrease in Price of Series A Common Stock" and "THE MERGER -- Opinion of Financial Advisor Retained by the BOX Board." See "RISK FACTORS -- Conflicts of
Interest -- Relationship with TCI," "RISK FACTORS -- Disparate Voting Rights; Control by TCI," "CONTROL BY TCI; ARRANGEMENTS BETWEEN TCI AND TCI MUSIC" and "THE MERGER AGREEMENT -- Conditions to the Merger."

PROPOSED ACQUISITION BY TCI MUSIC

     TCI Music and Paradigm Music Entertainment Company, a Delaware corporation ("Paradigm"), have entered into a binding letter agreement dated September 18, 1997 (the "Paradigm Agreement") pursuant to which TCI Music will acquire all of the issued and outstanding shares of the common stock of Paradigm, par value $.01 per share ("Paradigm Common Stock"), in a merger of a newly formed wholly-owned subsidiary of TCI Music with and into Paradigm (the "Paradigm Merger"). Paradigm operates music-related worldwide web sites accessible through the internet known as SonicNet and Addicted to Noise, distributes new artist and catalog releases of established artists through its record label businesses and is involved in the creation and distribution of syndicated radio and on-line music programming. TCI Music will deliver consideration in connection with the Paradigm Merger by (a) exchanging that number of shares of Series A Common Stock (which will not include the TCI Rights) determined by dividing $24,000,000 (less the amount equal to the number of dissenters' shares multiplied by the portion of $24,000,000 allocable to each share of Paradigm Common Stock assuming no dissenters' shares) by the average of the mean daily closing bid and asked prices of Series A Common Stock for a period of 20 consecutive trading days ending on the third trading day prior to the effective time of the Paradigm Merger as quoted on the Nasdaq SmallCap Market and (b) paying the amount of $4,970,831 in cash or as a purchase or assumption by TCI Music of debt owed by Paradigm. If the Paradigm Merger is consummated, TCI Music believes that it may be consummated prior to the Effective Time; however there can be no assurances that the Paradigm Merger will be consummated prior to the Effective Time or at all. The issuance of the Series A Common Stock in connection with the Paradigm Merger will not have a significant effect on the voting power related to the Music Series A Preferred Stock to be issued in the Merger.

     Contemporaneously with the execution of the Paradigm Agreement, TCI Music, Paradigm and certain stockholders of Paradigm, collectively beneficially owning approximately 70.3% of the voting power related to the total outstanding shares of Paradigm Common Stock (the "Paradigm Voting Stockholders"), entered into a voting agreement (the "Paradigm Voting Agreement") whereby each of the Paradigm Voting Stockholders agreed to vote, or cause to be voted, all of the shares of Paradigm Common Stock that are beneficially owned by such stockholder in favor of, and to cause any holder of record of shares of Paradigm Common Stock to vote such holder's shares in favor of, the adoption and approval of the Paradigm Merger at every meeting of the stockholders at which the Paradigm Merger is considered. Further, the Paradigm Voting Shareholders agreed to vote, or cause to be voted, all of the shares of Paradigm Common Stock beneficially owned by them, and to cause any holder of record of shares of Paradigm Common Stock to vote such holder's shares, against any proposal that would in any way inhibit the timely consummation of the Paradigm Merger.

     In connection with the execution of the Paradigm Agreement, TCI Music agreed to loan Paradigm an amount not to exceed $2,183,169 plus amounts sufficient to permit Paradigm to pay its normal operating expenses (not to exceed $550,000 for any month) in the aggregate amount of up to $3,833,169 for the months of October, November and December 1997 (unless the consummation of the Paradigm Merger occurs prior to the scheduled date of any such advance) pursuant to a Loan and Security Agreement dated as of September 18, 1997 entered into by the parties. See "BUSINESS OF TCI MUSIC -- Paradigm Services and Distribution," "-- Terms of Proposed Paradigm Merger," "RISK FACTORS" and "INDEX TO FINANCIAL STATEMENTS."

DIVIDEND POLICY

     TCI Music does not anticipate declaring and paying cash dividends on the TCI Music Common Stock and the Music Series A Preferred Stock in the foreseeable future. The decision whether to apply any legally available funds to the payment of dividends on TCI Music Common Stock and Music Series A Preferred Stock will be made by the TCI Music Board from time to time in the exercise of its business judgment, taking into account TCI Music's financial condition, results of operations, existing and proposed commitments for use of TCI Music's funds and other relevant factors. See "DESCRIPTION OF TCI MUSIC CAPITAL STOCK -- TCI Music Common Stock -- Dividends" and "-- TCI Music Preferred Stock -- Dividends."

TRANSFER AGENT

     The transfer agent and exchange agent for the Series A Common Stock is The Bank of New York and the transfer agent and exchange agent for the Music Series A Preferred Stock will be The Bank of New York. See "THE MERGER -- Exchange of Shares."

RISK FACTORS AND FORWARD-LOOKING STATEMENTS

     In reviewing this Proxy Statement/Prospectus, shareholders should carefully consider the matters described under the heading "RISK FACTORS" beginning on page 15.

     This Proxy Statement/Prospectus contains statements relating to future results of the BOX, TCI Music, Paradigm and their subsidiaries that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. When used in this Proxy Statement/Prospectus, the words "estimate," "project," "intend," "expect" and similar expressions are intended to identify forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Such risks and uncertainties include those detailed from time to time in the filings of the BOX and TCI Music and its predecessors with the Commission and those risks and uncertainties described under the heading "RISK FACTORS" beginning on page 15.

                   SUMMARY SELECTED FINANCIAL AND OTHER DATA

CERTAIN COMPARATIVE PER SHARE DATA

     The following table sets forth certain comparative data related to book value (deficit) and loss per common share (i) on a historical basis for TCI Music and the BOX, (ii) on a pro forma basis for TCI Music and (iii) on a pro forma equivalent basis for the BOX. The pro forma information shown is derived from the condensed pro forma combined financial statements of TCI Music presented elsewhere herein, which give effect to the DMX Merger, the Paradigm Merger and the Merger as if such events had occurred as of June 30, 1997 with respect to the pro forma balance sheet data. The pro forma operating data give effect to the DMX Merger, the Paradigm Merger and the Merger as if such events had occurred as of January 1, 1996. The information shown below should be read in conjunction with the historical financial statements and notes thereto of the BOX, which are incorporated by reference herein, and the condensed pro forma financial statements and notes thereto of TCI Music appearing elsewhere herein. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "INDEX TO FINANCIAL STATEMENTS." The BOX did not pay any cash dividends on its common stock during the six months ended June 30, 1997 and the year ended December 31, 1996. See "DESCRIPTION OF TCI MUSIC CAPITAL STOCK -- Dividends."

                                                                                                 BOX
                                                     TCI MUSIC        BOX       TCI MUSIC     PRO FORMA
                                                   HISTORICAL(1)   HISTORICAL   PRO FORMA   EQUIVALENTS(4)
                                                   -------------   ----------   ---------   --------------
Book value per common share as of June 30,
  1997...........................................     $    --        $ 0.40      $ 1.30(2)      $ 0.27
Primary and fully diluted earnings (loss)
  attributable to common stockholders per common
  and common equivalent share:
     Six months ended June 30, 1997..............          --         (0.12)       (.22)(3)       (.05)
     Year ended December 31, 1996................          --          0.05        (.44)(3)       (.09)

---------------

(1) TCI Music was formed on January 21, 1997. Since its formation and prior to June 30, 1997, TCI Music did not conduct any significant activities other than those incident to its formation and the DMX Merger. Accordingly, comparative per share data is not presented because it is not considered meaningful.

(2) The pro forma book value per common share is based upon 18,131,150 shares of Series A Common Stock and 62,500,000 shares of Series B Common Stock. Such amounts represent the number of shares that would have been issued by TCI Music if the DMX Merger, the Paradigm Merger and the Merger had occurred on June 30, 1997. The TCI Music pro forma book value includes amounts owed to TCI aggregating $41,784,889 ($.52 per common share).

(3) The pro forma net loss per share calculation is based upon 79,158,330 and 80,631,150 weighted average shares outstanding for the six months ended June 30, 1997 and the year ended December 31, 1996, respectively. Such amounts represent the number of weighted average shares of TCI Music that would have been outstanding if the DMX Merger, the Paradigm Merger and the Merger had occurred on January 1, 1996.

(4) The BOX pro forma equivalents are determined by multiplying TCI Music pro forma book value and pro forma loss per share times .21, which represents the estimated Merger Conversion Ratio (.07) that would have been calculated if the Merger had been consummated on June 30, 1997 multiplied by the number of shares of Series A Common Stock into which each share of Music Series A Preferred Stock will be initially convertible. So long as the per share price of Series A Common Stock is between $6.66 and $7.70, the Merger Conversion Ratio would remain at .07. See "THE MERGER AGREEMENT -- Consideration to be Received in the Merger."

SELECTED FINANCIAL DATA

     TCI Music. TCI Music was formed on January 21, 1997. Since its formation and prior to June 30, 1997, TCI Music did not conduct any significant activities other than those incident to its formation and the DMX Merger. Accordingly, selected historical financial data for TCI Music as of June 30, 1997 is not presented because it is not considered meaningful.

     DMX. The following table sets forth selected historical financial data for DMX and subsidiaries as of June 30, 1997 and for the nine months ended June 30, 1997 and as of and for each of the years in the five-year period ended September 30, 1996. The following information is qualified in its entirety by, and should be read in conjunction with, the consolidated financial statements and notes thereto of DMX, included in the Transition Report of TCI Music on Form 10-K, included as Appendix V to this Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "INDEX TO FINANCIAL STATEMENTS."

                           DMX INC. AND SUBSIDIARIES

                                    NINE
                                   MONTHS
                                   ENDED
                                  JUNE 30,                            YEARS ENDED SEPTEMBER 30,
                                ------------   ------------------------------------------------------------------------
                                    1997           1996           1995           1994           1993           1992
                                ------------   ------------   ------------   ------------   ------------   ------------
SUMMARY INCOME STATEMENT DATA
Revenue.......................  $ 16,594,278     17,326,603     12,773,384      9,377,059      4,792,527        773,861
Operating, selling, general
  and administrative
  expenses....................  $(27,438,525)   (30,459,586)   (22,166,898)   (20,558,849)   (17,726,103)   (27,306,904)
Loss on disposal of DMX-Europe
  N.V.........................  $ (1,737,554)    (7,153,278)            --             --             --             --
Operating loss................  $ 14,370,825)   (22,169,676)   (10,735,289)   (12,247,456)   (13,723,805)   (27,098,737)
Equity loss in DMX-Europe
  N.V.........................  $         --    (11,853,686)   (13,271,599)    (4,746,239)    (3,553,932)            --
Net loss......................  $(14,707,744)   (33,854,777)   (23,079,529)   (16,505,214)   (16,407,975)   (26,440,404)
Loss per share................  $      (0.25)         (0.68)         (0.60)         (0.48)         (0.52)         (0.90)

                                                                                SEPTEMBER 30,
                                                     -------------------------------------------------------------------
                                     JUNE 30, 1997      1996          1995          1994          1993          1992
                                     -------------   -----------   -----------   -----------   -----------   -----------
SUMMARY BALANCE SHEET DATA
Current assets.....................  $  6,186,452      7,719,069    12,122,658     9,650,493     3,102,741    10,972,178
Property and equipment, net of
  accumulated depreciation.........  $  4,132,173      5,893,988     4,336,378     4,443,995     3,225,093     2,388,227
Goodwill, net of accumulated
  amortization.....................            --      4,535,658            --            --        15,459        41,960
Total assets.......................  $ 10,985,895     18,752,019    17,082,384    14,599,946     6,873,741    13,954,332
Current liabilities................  $ 22,599,513     16,636,107     3,250,042     3,405,082     3,714,835     3,198,719
Non-current liabilities............  $  4,688,607      3,470,162     3,074,463     2,836,041       650,315        37,162
Investment in DMX-Europe N.V.......  $         --             --    15,886,116     8,175,171     3,428,932            --
Stockholders' equity (deficit).....  $(16,302,225)    (1,354,250)   (5,128,237)      183,652      (920,341)   10,718,451

     The BOX. The following table sets forth selected historical financial data for the BOX as of June 30, 1997 and for the six months ended June 30, 1997 and 1996 and as of and for each of the years in the five-year period ended December 31, 1996. The following information is qualified in its entirety by, and should be read in conjunction with, the consolidated financial statements and notes thereto of the BOX. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "INDEX TO FINANCIAL STATEMENTS."

                    THE BOX WORLDWIDE, INC. AND SUBSIDIARIES

                                    SIX MONTHS ENDED
                                        JUNE 30,                                  YEARS ENDED DECEMBER 31,
                               ---------------------------   -------------------------------------------------------------------
                                   1997           1996          1996          1995          1994          1993          1992
                               -------------   -----------   -----------   -----------   -----------   -----------   -----------
SUMMARY INCOME STATEMENT DATA
Revenue......................  $   9,619,075    10,451,767    20,263,311    22,243,890    18,852,225    14,724,583    14,139,574
Operating, selling, general
  and administrative
  expenses...................  $ (11,171,583)  (11,714,291)  (23,133,619)  (22,163,316)  (21,382,288)  (15,162,576)  (16,685,416)
Operating loss(A)............  $  (2,655,326)   (1,826,893)   (4,304,006)   (1,141,422)   (4,633,237)   (2,253,979)   (4,395,122)
Net earnings (loss)(B).......  $  (2,734,435)   (2,087,071)    1,175,414       485,058    (4,493,094)   (2,489,463)   (4,809,444)
  Dividend requirement on
    preferred stock..........        (75,000)           --        (8,630)           --            --            --            --
                               -------------   -----------   -----------   -----------   -----------   -----------   -----------
Earnings (loss) attributable
  to common shareholders.....  $  (2,809,435)   (2,087,071)    1,166,784       485,058    (4,493,094)   (2,489,463)   (4,809,444)
                               =============   ===========   ===========   ===========   ===========   ===========   ===========
Earnings (loss) per share....  $        (.12)         (.09)          .05           .02          (.23)         (.18)         (.45)

---------------
(A) Includes depreciation and amortization of $1,102,818 and $564,369 for the six months ended June 30, 1997 and 1996, respectively, and $1,433,698, $1,221,996, $1,832,393, $1,815,986 and $1,849,280 for the years ended
    December 31, 1996, 1995, 1994, 1993 and 1992, respectively, which amounts are not included in the operating, selling, general and administrative expenses line in this table.

(B) Includes gain on the sale of interest in a subsidiary of $5,758,940 and $1,376,899 in the years ended December 31, 1996 and 1995, respectively.

                                                                                        DECEMBER 31
                                                              ----------------------------------------------------------------
                                              JUNE 30, 1997      1996         1995          1994          1993         1992
                                              -------------   ----------   -----------   -----------   ----------   ----------
SUMMARY BALANCE SHEET DATA
Current assets..............................   $ 5,729,533    11,295,610     9,810,333    10,893,461    3,170,172    2,494,983
Property and equipment, net of accumulated
  depreciation..............................   $ 8,852,102     6,718,175     3,006,884     2,561,603    3,289,259    4,818,512
Total assets................................   $16,678,780    19,523,301    14,661,337    13,881,740    6,870,866    7,812,201
Current liabilities.........................   $ 4,586,495     4,613,820     3,305,058     3,646,702    2,643,731    3,980,638
6% Convertible Redeemable Preferred Stock...   $ 2,373,758     2,298,758            --            --           --           --
Stockholders' equity........................   $ 9,718,527    12,610,723    11,356,279    10,235,038    3,415,398      418,767

     TCI Music. The following table presents summary financial data relating to the historical financial position of TCI Music, DMX, Paradigm and the BOX as of June 30, 1997, and to the historical results of operations of TCI Music, DMX, Paradigm and the BOX for the six months ended June 30, 1997 and the year ended December 31, 1996. In addition, the following table presents summary financial data relating to TCI Music's unaudited pro forma combined financial position as of June 30, 1997 and TCI Music's unaudited pro forma combined results of operations for the six months ended June 30, 1997 and the year ended December 31, 1996. The historical financial data for the year ended December 31, 1996 has been derived from the respective audited financial statements of DMX, Paradigm and the BOX. The historical data as of, and for the six months ended, June 30, 1997 has been derived from unaudited information. The unaudited pro forma combined statement of operations data gives effect to the DMX Merger, the Paradigm Merger and the Merger as of January 1, 1996. The unaudited pro forma combined balance sheet data gives effect to the DMX Merger, the Paradigm Merger and the Merger as of June 30, 1997. The unaudited pro forma combined data does not purport to be indicative of the results of operations or financial position that may be obtained in the future or that actually would have been obtained had such transactions occurred on such dates. The following information is qualified in its entirety by reference to the historical financial statements and notes thereto of TCI Music, DMX, Paradigm and the BOX. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "INDEX TO FINANCIAL STATEMENTS."

                                                        JUNE 30, 1997
                               ---------------------------------------------------------------
                                                  HISTORICAL
                               ------------------------------------------------
                                 TCI                                               TCI MUSIC
                                MUSIC         DMX        PARADIGM       BOX       PRO FORMA(1)
                               --------   -----------   ----------   ----------   ------------
SUMMARY BALANCE SHEET DATA
Current assets...............  $      1     6,186,452      634,439    5,729,533    12,550,425
Property and equipment, net
  of accumulated
  depreciation...............  $     --     4,132,173      498,235    8,852,102    19,082,510
Intangible assets, net.......  $     --            --    1,581,851           --   146,016,334
Total assets.................  $809,166    10,985,895    3,839,557   16,678,780   181,538,716
Current liabilities..........  $     --    22,599,513    5,540,333    4,586,495    32,726,341
Non-current liabilities......  $     --     4,688,607      223,455           --     6,710,523
Redeemable Preferred Stock...  $     --            --           --    2,373,758    35,282,618
Stockholders' equity
  (deficit)..................  $809,166   (16,302,225)  (1,924,231)   9,718,527   104,445,426(2)

                                               SIX MONTHS ENDED JUNE 30, 1997
                               ---------------------------------------------------------------
                                                  HISTORICAL
                               ------------------------------------------------
                                 TCI                                               TCI MUSIC
                                MUSIC         DMX        PARADIGM       BOX       PRO FORMA(1)
                               --------   -----------   ----------   ----------   ------------
SUMMARY OPERATING DATA
Revenue......................  $     --    11,439,954      975,762    9,619,075    30,767,391
Operating, selling, general
  and administrative
  expenses...................  $     --    18,471,949    4,221,751   11,171,583    34,710,731
Operating loss...............  $     --    (9,967,104)  (3,559,019)  (2,655,326)  (15,516,022)
Net loss.....................  $     --   (10,375,154)  (3,549,562)  (2,734,435)  (18,068,724)
Dividend required on
  preferred stock............        --            --           --      (75,000)           --
                               --------   -----------   ----------   ----------   -----------
Net loss attributable to
  common stockholders........  $     --   (10,375,154)  (3,549,562)  (2,809,435)  (18,068,724)
                               ========   ===========   ==========   ==========   ===========
Pro forma net loss per
  share......................                                                     $      (.22)
                                                                                  ===========

                                                YEAR ENDED DECEMBER 31, 1996
                               ---------------------------------------------------------------
                                                  HISTORICAL
                               ------------------------------------------------
                                 TCI                                               TCI MUSIC
                                MUSIC         DMX        PARADIGM       BOX       PRO FORMA(1)
                               --------   -----------   ----------   ----------   ------------
SUMMARY OPERATING DATA
Revenue......................  $     --    18,810,459       31,114   20,263,311    56,272,752
Operating, selling, general
  and administrative
  expenses...................  $     --    33,218,236    2,446,827   23,133,619    60,450,835
Operating loss...............  $     --   (23,655,613)  (2,458,881)  (4,304,006)  (29,345,916)
Net earnings (loss)..........  $     --   (30,814,971)  (2,399,464)   1,175,414   (34,975,067)
Dividend required on
  preferred stock............        --            --           --       (8,630)           --
                               --------   -----------   ----------   ----------   -----------
Net earnings (loss)
  attributable to common
  stockholders...............  $     --   (30,814,971)  (2,399,464)   1,166,784   (34,975,067)
                               ========   ===========   ==========   ==========   ===========
Pro forma net loss per
  share......................                                                     $      (.44)
                                                                                  ===========

---------------

(1) For additional information concerning the pro forma adjustments, see the Condensed Pro Forma Combined Financial Statements of TCI Music, included elsewhere herein.

(2) Includes amounts owed to TCI aggregating $41,784,889.

                           PROXY STATEMENT/PROSPECTUS

                                  RISK FACTORS

     In deciding how to vote their shares at the Special Meeting, holders of shares of BOX Voting Stock should carefully consider all of the information contained in this Proxy Statement/Prospectus and, in particular, the following factors:

LIMITED OPERATING HISTORY OF TCI MUSIC

     TCI Music was incorporated in January 1997 and until the DMX Merger on July 11, 1997 conducted no significant activities other than those incident to its formation and the DMX Merger. Subsequent to the DMX Merger, TCI Music's business has consisted principally of the business of DMX. See " -- Risks Related to DMX." TCI Music's operations will include the business of Paradigm upon consummation of the Paradigm Merger and the business of the BOX after the Merger. See "-- Risks Related to the BOX" and "-- Limited Operating History of Paradigm and Limited Revenue from Operations." The likelihood of success of TCI Music must be considered in light of difficulties and risks inherent in a new developing company. There can be no assurance that revenue will increase significantly in the future.

RISKS RELATED TO DMX

     Unprofitable History of DMX. DMX began its basic audio operations in 1990 and since its formation has experienced significant losses. Net operating losses of DMX were $14.3 million for the nine months ended June 30, 1997 and were $22.2 million, $10.7 million and $12.2 million for the fiscal years ended September 30, 1996, 1995 and 1994, respectively. DMX historically had limited capital resources and, prior to the DMX Merger, had been operating under severe cash flow constraints. There can be no assurances that TCI Music will be able to successfully meet DMX's short and long term cash needs. See "CONTROL BY TCI; ARRANGEMENTS BETWEEN TCI AND TCI MUSIC -- Amended Contribution Agreement," "SUMMARY SELECTED FINANCIAL AND OTHER DATA," "BUSINESS OF TCI MUSIC" and "INDEX TO FINANCIAL STATEMENTS."

     Effect of Launch of Digital Compression Technology on DMX Revenue. Cable operators have recently begun to launch a new method of distributing video and other programming using digital compression technology. Digital compression technology digitizes hundreds of television channels, compressing as many as 14 of the current analog video and other programming signals into the space normally occupied by one. Such technology improves picture quality and allows for carriage of significantly more video and other programming product offerings ("Digital Distribution"). Digital Distribution permits subscribers to receive video and music signals through a single standard set-top tuner or "box" without the use of a separate tuner for music, as has historically been the case with the more traditional distribution system whereby DMX music signals are delivered directly to cable operators by C-band for distribution to residential and commercial cable subscribers ("Tuner Distribution"). Tuner Distribution subscribers electing the DMX Service pay a separate a la carte fee.

     The launch of digital compression technology has the potential to provide an additional distribution market for the DMX Service if cable operators utilizing Digital Distribution, such as TCI, elect to offer the DMX Service as part of one or more digital video programming packages, thereby providing DMX to customers who might not otherwise elect to subscribe to the DMX Service on an a la carte basis. However, the launch of and the transition to Digital Distribution may also have the effect of materially reducing DMX's residential subscriber fee revenue (from cable operators other than affiliates of TCI, which will pay TCI Music an agreed upon amount regardless of distribution method) as a result of the expected change from the a la carte fee structure currently in effect for Tuner Distribution to a fee structure where DMX is part of a digital video programming package. Such programming package could be similar to that currently used for distribution of the DMX Service via direct broadcast satellite ("DBS") or as part of a package delivered by DBS distributors. See "BUSINESS OF TCI MUSIC -- DMX Music Services--Effect of Launch of Digital Technology."

     In addition, TCI Music expects that Tuner Distribution will continue to be available in markets where Digital Distribution has not been introduced. However, because Tuner Distribution currently utilizes more of the cable spectrum than is currently used to deliver one video channel, it is likely that some cable operators may determine to eliminate Tuner Distribution of the DMX Service in certain markets to recover or maintain channel capacity for Digital Distribution. If any cable operator other than affiliates of TCI, which will continue to pay TCI Music a fixed amount regardless of distribution method, terminates Tuner Distribution in any system, all revenues from residential and commercial subscribers receiving Tuner Distribution of the DMX Service in such system would terminate, unless such residential subscribers elect to purchase a video and music programming package through Digital Distribution, and Digital Distribution or other distribution means were made available to such commercial subscribers. Accordingly, DMX's revenues from cable operators other than TCI affiliates could be materially adversely affected if Tuner Distribution were terminated by such cable operators. Revenues from such non-TCI cable operators represented approximately 21% of revenues of DMX for the nine month period ended June 30, 1997. See "BUSINESS OF TCI MUSIC -- DMX Music Services -- Effect of Launch of Digital Technology."

     Dependence on Licensed Rights; Risk of Increased Fees. DMX licenses rights to rerecord and distribute music from a variety of sources and pays royalties to songwriters and publishers through contracts negotiated with performing rights societies such as the American Society of Composers, Authors and Publishers ("ASCAP"), Broadcast Music, Inc. ("BMI") and the Society of European Stage Authors and Composers ("SESAC"). DMX has separate agreements with ASCAP, BMI and SESAC for residential and commercial distribution. DMX's agreement with ASCAP for commercial music distribution is currently governed by an agreement that runs through 1999. Its agreement with SESAC for commercial distribution expired in June 1997, and DMX is accruing fees at substantially the same rate as were being accrued under the expired contract as it continues to negotiate the contract renewal. DMX's agreement with BMI dated October 11, 1991 for commercial distribution has been extended on an interim basis until the resolution of a new industry-wide commercial agreement with BMI that is currently being negotiated.

     The agreement with ASCAP with respect to residential music distribution is governed by an industry-wide agreement dated December 20, 1991. The parties are operating under the terms of an interim agreement until the resolution of pending proceedings in rate court. Although DMX cannot predict the outcome of such proceedings, the rate determination, when made, may require retroactive rate increases. In 1995, DMX entered into a new agreement with BMI for residential distribution with a term extending to 1999. DMX's agreement with SESAC for residential distribution also expired in June 1997, and DMX is accruing fees at substantially the same rate as were being accrued under the expired contract as it continues to negotiate the contract renewal. During the year ended September 30, 1996, the DMX expenses for ASCAP, BMI and SESAC license fees were approximately $2.3 million, in the aggregate. Although DMX has been accruing for potential increases in the BMI commercial and ASCAP residential rates, if the fees to be paid by DMX to these and other licensors increase in excess of current accruals, DMX's results of operations could be materially adversely affected by such excess amount.

     Digital Performance Rights. On November 1, 1995, the Digital Performance Right in Sound Recordings Act of 1995 was signed into law ("1995 Act"). The 1995 Act establishes the right of owners of the performance rights, such as the performers and record companies, to control digital transmission of sound recordings by means of subscription service digital transmissions. The 1995 Act provides a compulsory license for noninteractive subscription services. An arbitration proceeding relating to residential digital music distribution is pending before the United States Copyright Office. The purpose of the proceeding is to determine the statutory license royalty rate to be paid under the 1995 Act by DMX (and other digital music residential subscription services) on services transmitted to non-business subscribers. The proceeding commenced August 2, 1996. The royalty rate would be retroactive to February 1996, and accordingly, DMX has been accruing 3% of residential subscriber fee revenue since such date. Royalty rates of 0.5% by Muzak L.P., 1.25% by DMX, 2% by Digital Cable Radio Associates, and 41.5% by the Recording Industry Association of America have been proposed to the arbitrators. The results of the arbitration could have an adverse effect on DMX if DMX is required to pay a higher license royalty rate than the rate at which DMX has been accruing.

RISKS RELATED TO THE BOX

     The BOX's Losses from Operations. The BOX has historically sustained losses from operations. The BOX incurred operating losses of $2,655,326 for the six months ended June 30, 1997 and $4,304,006 and $1,141,422 for the years ended December 31, 1996 and December 31, 1995, respectively. The recent losses from operations are primarily attributable to the increased expenses associated with its efforts to expand the distribution of the BOX's music video programming both domestically and internationally. While the BOX has taken steps to reduce such expenses, including the renegotiation of programming affiliation agreements and satellite transponder and uplink fees, the BOX expects to continue to incur losses through 1998 due to the costs necessary to expand the distribution of its programming. The BOX's ability to achieve profitability depends on its ability to successfully expand the distribution of the BOX's programming and increase viewer and advertising revenues in excess of increased operating expenses. There can be no assurance that the BOX will generate sufficient revenues to meet operating expenses or operate profitably.

     Limited Liquidity and Capital Resources of the BOX. As of June 30, 1997, the BOX's current assets exceeded current liabilities by approximately $1,143,000. The BOX has financed its operations the past two years primarily from the proceeds of the BOX's sale of Video Jukebox Network International Limited, the BOX's former subsidiary in the United Kingdom. The BOX generally has not generated positive cash flow from operating activities. In addition, the BOX will require significant additional funds in order to fully implement its business strategy, including the expansion of the international distribution of the BOX's programming service. Therefore, after the Merger, TCI Music will require additional sources of working capital to fund the BOX's operations. Other than as may be provided as a result of the Merger, the BOX has no present agreement, understanding or arrangement with any party with respect to any additional source of financing. If the Merger is not consummated, the BOX may have to seek additional funds through public or private equity or debt financing. Since December 1996, the BOX has been unsuccessful in obtaining additional financing on terms it considered commercially reasonable. Accordingly, if the Merger is not consummated, no assurance can be given that the BOX will be able to obtain such financing on commercially reasonable terms or at all.

     Competition. The television programming business in the United States is highly competitive. The BOX competes for channel space and viewers with several music video television programmers, including MTV, VH-1, BET Jazz, M2 and Much Music. In addition, the BOX competes with a large number of other cable programming services for the limited amount of channel space presently available on cable systems, including, among others, the History Channel and the Home and Garden Channel. Substantially all of the BOX's competitors are larger and possess greater financial resources than the BOX. The BOX is not aware of any competitor which currently offers and operates a service comparable to the interactive component of the BOX's programming.

     Existing Program Agreements with a Minimum Fee Arrangement. The BOX has entered into program affiliation agreements with approximately 68 percent of the cable system operators that presently carry the BOX's programming in the United States. Pursuant to such agreements, the BOX pays cable operators the greater of a guaranteed minimum monthly fee per subscriber or a specified percentage of the gross revenues generated by each cable operator's system. Substantially all such cable operators are presently receiving the guaranteed minimum monthly fee, which fee bears no direct relationship to the revenues generated by the BOX's programming. Management periodically evaluates available alternatives to affiliation agreements that do not generate revenues in excess of direct costs. Such alternatives may include the cancellation of program affiliation agreements, which will reduce net viewer revenues and advertising sales, unless the BOX is able to replace these program affiliation agreements with affiliation agreements with other cable operators.

     No Assurance of Carriage on Cable Systems. Consistent with industry practice, the BOX's written programming affiliation agreements with cable system operators may be canceled by either party upon 90 days prior written notice. In addition, approximately 32 percent of the BOX's domestic subscribers are carried by cable system operators that have not entered into written programming affiliation agreements with the BOX. Therefore, no assurance can be given that the BOX's programming will continue to be carried on the cable systems that currently carry the BOX. In 1996, cable system operators in New York City and Detroit with an aggregate of approximately 1,025,000 subscribers elected to cancel the BOX's programming service. See "-- Public Acceptance of Programming." If the BOX were to experience a high rate of terminations, the BOX's business and financial performance would likely be materially adversely affected.

     Availability of Cable and Low Power Television Channels. Competition for channel space on cable systems is significant. Although the emergence of Digital Distribution and other changing technology in this area may expand available channel capacity, the majority of cable systems presently carry less than 54 channels of programming. The BOX has identified for its expansion several cable television systems and additional low power television stations located in the United States with 900 telephone service. The BOX, however, faces significant competition for channel space available on such cable systems. The BOX also faces increased difficulty in locating low power television stations in areas which have a large non-cable subscriber base and do not presently receive the BOX's programming. Although the BOX is presently pursuing distribution arrangements with cable operators and owners of low power television stations, there can be no assurance that cable channel space or suitable low power television systems will be available for the BOX to continue to expand the distribution of its programming in the United States.

     Dependence on Key Personnel. The BOX depends to a significant extent upon the services of Alan McGlade, Luann Hoffman, Paul Sartain and other senior management, and the loss of any member of senior management could have a material adverse effect upon the BOX's business, financial condition and operating results. The BOX does not have a long-term employment agreement with any of its senior management.

     Public Acceptance of Programming. Although, to date, the BOX has been able to expand the distribution of its programming through 102 box units installed in cable television systems, 44 box units installed in low power television stations and eight boxes installed in full power broadcast stations, there can be no assurance that public acceptance of the BOX's programming will be sufficient to enable the BOX to continue to expand its operations or operate profitably. The BOX endeavors to customize the selection of music videos available on each box to match the programming preferences (e.g., pop, mainstream, street or Latin) of the particular market. In the past, objections have been raised with respect to the content of certain music videos aired by the BOX. Since some of the cable operators' explanations for discontinuing service in New York City and Detroit were content related, the BOX has made a concerted effort to avoid airing videos with objectionable content, such as unacceptable or excessive sexual and/or violent content. However, due to the apparent popularity of such videos with viewers, net viewer revenues have been adversely affected by the BOX's decision to avoid airing such videos. Utilizing digital technology, the BOX recently has developed locally tailored playlists that the BOX believes more closely reflect the specific needs and interests of the individual communities serviced by the BOX. Although the BOX believes the customized programming will appeal to cable operators and viewers, there can be no assurance that the BOX will be successful in improving its net viewer revenue.

     Uncertainties of Protection of Proprietary Rights. The BOX owns two United States copyrights on certain software. Since a copyright primarily protects written expression but not ideas, concepts or principles, the BOX's copyrights may not afford any protection against competitors who independently develop comparable software. In addition, the BOX has obtained United States registrations for several trademarks, including, "THE BOX," "THE BOX (with design)" and "THE BOX - Music Television You Control (with design)." An application has been filed by the BOX for registration of its trademark "Music Television You Control." The BOX also has three United States patents on its software and computer hardware systems, which enable a viewer to telephonically select specific music videos and has filed two additional patent applications for its digital technology. Additional patents have been issued in Canada and Italy, with pending international applications in France for the analog box technology, and in the United Kingdom and the European Community for the digital technology. The systems may also have other interactive television applications such as shopping, trivia, comedy, sports and general information. There can be no assurance, however, as to the breadth or degree of protection which such copyrights, trademarks and patents may afford the BOX.

     Government Regulation. In August, 1997, the Federal Communications Commission adopted rules regarding the closed captioning of video programming that become effective beginning in the year 2000. The

BOX estimates that it may cost up to $110,000 to retrofit its equipment to display the closed captioning of its video programming, although the BOX is contemplating applying to the Federal Communications Commission for an exemptive order from such regulation based upon the undue burden it will place on the BOX.

LIMITED OPERATING HISTORY OF PARADIGM AND LIMITED REVENUE FROM OPERATIONS

     Paradigm commenced operations in November 1995 and has a very limited operating history. Paradigm has sustained losses from operations since its inception, resulting in substantial working capital deficiency and capital deficiency. Paradigm incurred net losses of $3,549,562 for the six months ended June 30, 1997, $2,399,464 for the year ended December 31, 1996 and $131,749 for the period beginning November 14, 1995 (date of inception) through December 31, 1995. The report of Paradigm's independent auditors dated February 11, 1997 provides that Paradigm's recurrent losses from operations raise substantial doubt about Paradigm's ability to continue as a going concern. See "INDEX TO FINANCIAL STATEMENTS." No assurances can be made that Paradigm will not continue to operate at a deficit after the Paradigm Merger.

TERMINATION OF TCI RIGHTS; POTENTIAL DECREASE IN PRICE OF SERIES A COMMON STOCK

     Each share of Series A Common Stock currently outstanding trades together with a TCI Right granted by TCI in connection with the DMX Merger. Each TCI Right entitles the holder to require TCI to purchase from such holder one share of Series A Common Stock for $8.00 per share (subject to reduction by the aggregate amount per share of any dividend and certain other distributions, if any, made by TCI Music to its stockholders), payable at the election of TCI, in cash, a number of shares of Series A TCI Group Common Stock having an equivalent value, or a combination thereof, if during the one-year period beginning on July 11, 1997 the price of Series A Common Stock does not equal or exceed $8.00 per share (as adjusted) for a period of at least 20 consecutive trading days. If the TCI Rights are not earlier terminated upon satisfaction of such price requirement, they will be exercisable for a 30-day period commencing on July 11, 1998 and will expire on the last day of such 30 day period unless extended by their terms. Because the TCI Right is associated with the shares of Series A Common Stock, the current market price of one share of Series A Common Stock necessarily includes a value for the associated TCI Right. However, until such TCI Rights are exercised or terminate, the actual value attributable by investors to such TCI Right cannot be determined since the TCI Right is not separable from the Series A Common Stock. The shares of Series A Common Stock into which the shares of Music Series A Preferred Stock issuable in the Merger will be convertible will not have any associated TCI Rights. Accordingly, no assurances can be made that the market price per share of Series A Common Stock (with reference to which the number of shares of Music Series A Preferred Stock issued in the Merger will be determined and into which such shares of Music Series A Preferred Stock will be convertible) will be maintained at or near its current level upon termination or expiration of the TCI Rights. See "CONTROL BY TCI; ARRANGEMENTS BETWEEN TCI AND TCI MUSIC -- TCI Rights," "THE
MERGER  --  Consideration to be Received in the Merger -- General" and
"-- Opinion of Financial Advisor Retained by the Box Board."

NASDAQ LISTING AND MAINTENANCE REQUIREMENTS; ABSENCE OF TRADING MARKET

     Absence of Trading Market for Music Series A Preferred Stock and Series A Common Stock (without TCI Rights). There currently is no established public trading market for the Music Series A Preferred Stock or the Series A Common Stock (without TCI Rights) issuable upon conversion of the Music Series A Preferred Stock. TCI Music has applied to Nasdaq for listing of its Music Series A Preferred Stock on the Nasdaq SmallCap Market upon consummation of the Merger and has received conditional approval for such listing. Although TCI Music believes that it will receive final approval from Nasdaq for the listing of its Music Series A Preferred Stock, no assurances can be given that such final approval will be obtained or that an active trading market will develop or if one does develop, that it will be maintained. Although TCI Music has agreed to use its best efforts to list the Series A Common Stock issuable upon conversion of the Music Series A Preferred Stock (which will not include attached TCI Rights) on the Nasdaq SmallCap Market upon consummation of the Merger, the Series A Common Stock (without TCI Rights) will not then be eligible for such listing, since no shares of such Series A Common Stock (without TCI Rights) will be outstanding. In order to be listed on the Nasdaq SmallCap Market, the Series A Common Stock (without the TCI Rights) issuable upon conversion of the Music Series A Preferred Stock must satisfy the applicable listing requirements for the Nasdaq SmallCap Market, which include, but are not limited to, (i) a market capitalization of $50 million; (ii) a public float of 1,000,000 shares with a value of $5 million; and (iii) a bid price of $4.00. These requirements can only be satisfied, if at all, after a number of shares of Series A Common Stock have been issued upon conversion of the Music Series A Preferred Stock. Accordingly, no assurances can be made that TCI Music will be able to satisfy such listing requirements for the Series A Common Stock. If shares of Music Series A Preferred Stock are converted to Series A Common Stock (without the TCI Rights) prior to the termination or expiration of the TCI Rights, which will occur no later than August 10, 1998, unless such date is extended in accordance with the terms of the TCI Rights, such shares of Series A Common Stock (without TCI Rights) will not be tradable on the Nasdaq SmallCap Market under the symbol "TUNE" with the currently outstanding shares of Series A Common Stock (with TCI Rights) until such TCI Rights terminate or expire. Once the TCI Rights expire or terminate, the Series A Common Stock issued upon conversion of the Music Series A Preferred Stock will be tradable on the Nasdaq SmallCap Market under the symbol "TUNE," if the Series A Common Stock is then eligible for continued listing on the Nasdaq SmallCap Market. See "-- Absence of Trading Market for Series A Common Stock After Termination of TCI Rights."

     Absence of Trading Market for Series A Common Stock After Termination of TCI Rights. In order to continue to be listed on the Nasdaq SmallCap Market, the Series A Common Stock (which currently includes attached TCI Rights) must comply with certain maintenance requirements of the Nasdaq SmallCap Market, which require that TCI Music maintain (i) at least $2 million in net tangible assets, $35 million in market capitalization or $500,000 of net income in the latest fiscal year, (ii) a public float of 500,000 shares valued at $1 million or more,
(iii) a minimum bid price of $1.00 per share, (iv) two market makers and (v) at least 300 shareholders. Although TCI Music believes the Series A Common Stock currently satisfies these standards, no assurances can be made that TCI Music will continue to be able to comply with these maintenance requirements. In particular, if the TCI Rights become exercisable as of July 11, 1997, the number of stockholders exercising TCI Rights and the number of TCI Rights that are exercised may cause the Series A Common Stock to fail to satisfy one or more of the Nasdaq SmallCap Market maintenance standards. Failure to satisfy Nasdaq's maintenance requirements may result in the Series A Common Stock being delisted from Nasdaq and trading would thereafter be conducted on the over-the-counter market.

DEPENDENCE ON SATELLITE DELIVERY CAPABILITIES

     There are a limited number of satellites with orbital positions suitable for transmission of DMX's and the BOX's signals and a limited number of available transponders on those satellites. Satellite transponders receive signals, translate signal frequencies and transmit signals to receiving satellite dish antennas. DMX and the BOX (in connection with a national version of its programming) sublease transponder capacity from National Digital Television Center, Inc., a subsidiary of TCI ("NDTC"), which also provides facilities for uplink transmission of DMX's and the BOX's signals to the transponders. NDTC in turn, leases the satellite transponder capacity on the satellite known as Satcom C-3 (Transponder 24) from GE American Communications, Inc., the satellite known as Loral Telstar 4, formerly known as AT&T Telstar 402R, from AT&T Skynet in connection with the transmission of DMX's signals and the Hughes satellite known as Galaxy 7 (Transponder 13) in connection with the transmission of the BOX's signals. The term of DMX's principal transponder sublease with NDTC for the Satcom satellite runs through the end of the life of that satellite or April 2005, whichever is earlier. The term of DMX's transponder sublease with NDTC for the Loral Telstar 4 runs through February 2000. The BOX is in the process of negotiating a long-term sublease with NDTC for Galaxy 7. Although there has never been sustained interruption of DMX's or the BOX's signals due to transponder failure or satellite unavailability, failure or loss, no assurance can be given that any such event will not occur in the future. If such an event were to occur or if NDTC were unable to provide transponder services to DMX or the BOX, DMX or the BOX would have to seek alternative transponder or satellite facilities. However, alternative facilities may not be available on a timely or cost-effective basis and may require the expense of repositioning each DBS subscriber's satellite dish in order to receive signals from another satellite. Any one or more of these events could require DMX or the BOX, as the case may be, to incur additional expenditures and could degrade DMX's or the BOX's ability to serve its customer base and have a material adverse effect on DMX's or the BOX's financial condition and results of operations. If DMX or the BOX is required to enter into new transponder lease agreements, no assurance can be given that it will be able to do so on terms as favorable as those in its current agreements with NDTC.

CONFLICTS OF INTEREST

     Potential Conflicts of Interest of the BOX Management. Certain members of the BOX's management and of the BOX Board have interests in the Merger that are in addition to and potentially in conflict with the interests of shareholders of the BOX generally. Certain employees and directors have stock options that may be canceled for monetary consideration, converted to Music Series A Preferred Stock or exchanged for options to purchase shares of Series A Common Stock. On August 13, 1997, the BOX paid Communications Equity Associates, Inc. ("CEA"), a company controlled by J. Patrick Michaels, Jr., the Acting Chief Operating Officer, director and a principal beneficial shareholder of BOX Common Stock, a fee of $250,000 for investment banking services provided to the BOX. If the Merger Agreement is terminated for any reason, CEA is required to refund such fee to the BOX. However, upon the closing of the Merger, CEA is entitled to receive an additional fee of $250,000. Further, certain shareholders of the BOX, including H.F. Lenfest and J. Patrick Michaels, Jr. who are directors of the BOX, entered in a Voting Agreement dated August 12, 1997, pursuant to which they agreed to vote all of their beneficially owned shares of the BOX in favor of the Merger. The BOX Board was aware of these interests and considered them, among other things, in approving the Merger Agreement and the transactions contemplated by the Merger Agreement. See "THE MERGER -- Background of the Merger" and "-- Interests of Certain Persons in the Merger."

     Relationship with TCI; Potential Conflicts of Interest. Certain members of TCI Music's management and the TCI Music Board are also members of the management and Board of Directors of TCI or Liberty Media Corporation, a wholly-owned subsidiary of TCI engaged in the provision of programming services ("Liberty"). Stephen M. Brett, Vice President, Secretary and General Counsel of TCI Music, is Executive Vice President, Secretary and General Counsel of TCI. J.C. Sparkman and Donne F. Fisher, directors of TCI Music, are directors of TCI. Leo J. Hindery, Jr., Chairman of the Board of TCI Music, is a director, President and Chief Operating Officer of TCI. Robert R. Bennett, a director, is an Executive Vice President of TCI and a director, President and Chief Executive Officer of Liberty. David B. Koff, a director, President and Chief Executive Officer of TCI Music, is Vice President - Corporate Development of Liberty. No formal policies or guidelines have been adopted by TCI Music with respect to board actions that may involve actual or potential conflicts of interest between TCI Music and TCI or Liberty. The directors of TCI Music, however, have fiduciary obligations under Delaware law to TCI Music and all of its stockholders. Mr. Fisher and Mr. Sparkman also have fiduciary obligations, when acting as TCI directors, to TCI and its stockholders. Mr. Bennett also has fiduciary obligations, when acting as a Liberty director, to Liberty and TCI as the sole stockholder of Liberty. See "MANAGEMENT OF TCI MUSIC."

     TCI is principally engaged in the construction, acquisition, ownership and operation of cable television systems and the provision of satellite - delivered video services to various distribution media, principally cable television systems. DMX is primarily engaged in programming, distributing and marketing a digital audio music service. TCI, through certain of its affiliates, sells and provides DMX audio music services to its cable television subscribers in conjunction with the delivery of video programming. Such audio music services are provided pursuant to affiliation agreements between DMX and certain TCI affiliates that provide for such TCI affiliates to pay license fees to DMX. Such arrangements may give rise to conflicts between TCI and TCI Music because of TCI Music's desire to maximize the fees DMX receives for its audio music programming and TCI's desire and its affiliates' desire to minimize the fees paid.

     TCI through Liberty is engaged in the provision of video programming services. TCI does not own any interests in any other entity providing audio or video music services other than DMX; provided that after consummation of the proposed Paradigm Merger, TCI will own an interest in Paradigm and after consummation of the Merger, TCI will own an interest in the BOX. TCI has no current plans or intentions to engage in the direct programming and distribution of audio or video music services in the future other than through TCI Music. However, TCI and its affiliates have the right to engage in or possess interests in businesses or ventures of any nature or description, without regard to whether any of such businesses or ventures are or may be deemed to be competitive in any way with any of the businesses of TCI Music, DMX or the BOX; therefore there can be no assurance that TCI or its affiliates will not engage in the provision of competitive audio or video music services in the future. See "CONTROL BY TCI; ARRANGEMENTS BETWEEN TCI AND TCI MUSIC."

     Under various other agreements with TCI Music, TCI provides certain administrative, legal, financial, treasury, accounting, tax and other services to TCI Music and makes available certain of its employee benefit plans to TCI Music's employees. In addition, TCI and TCI Music entered into a number of intercompany agreements covering such matters as the use of services and tax sharing. Pursuant to a services agreement between TCI and TCI Music (the "Services Agreement"), TCI provides to TCI Music certain administrative and other services. On the effective date of the DMX Merger, TCI Music became a party to an existing tax sharing agreement, as amended, among TCI and certain of its subsidiaries and as of October 1, 1997, TCI Music became a party to a second tax sharing agreement among TCI and certain of its subsidiaries. Such agreements provide, among other things, for the allocation among TCI Music and the other members of the TCI consolidated tax group of tax liabilities attributable to periods after the DMX Merger. See "CONTROL BY TCI; ARRANGEMENTS BETWEEN TCI AND TCI MUSIC -- Services Agreement" and "-- Tax Sharing Agreements."

     In addition, the BOX's obligations to effect the Merger are subject to: (a) TCI and TCI Music entering into the Amended Contribution Agreement, (b) the TCI Affiliate and DMX entering into the Affiliation Agreement and (c) the Extension of TCI Music Note by TCI. See "CONTROL BY TCI; ARRANGEMENTS BETWEEN TCI AND TCI MUSIC -- Amended Contribution Agreement," "-- Affiliation Agreement,"
"-- Extension of TCI Music Loan" and "THE MERGER AGREEMENT -- Conditions to the Merger."

     TCI and DMX have entered into the TCI Loan pursuant to which TCI has made loans to DMX in the aggregate principal amount of $3,500,000. Such loans are due on or before June 1, 2000 and accrue interest at a rate of 12.5% per annum. See "CONTROL BY TCI; ARRANGEMENTS BETWEEN TCI AND TCI MUSIC -- TCI Loan."

     The terms of the agreements that govern the relationship between TCI Music and TCI were established by TCI in consultation with TCI Music's management prior to the DMX Merger or the Merger, as the case may be, and are not the result of arm's-length negotiations. Accordingly, although TCI Music believes that the terms and conditions of these arrangements taken as a whole are reasonable, there can be no assurance that the terms and conditions of these agreements are not more or less favorable to TCI Music than those that might have been obtained from unaffiliated third parties. In addition, there can be no assurance that comparable services could be obtained from third parties if the Services Agreement were to be terminated. Although TCI Music believes that its relationship with TCI is excellent, adverse developments or material disputes with TCI following the Merger could have a material adverse effect on TCI Music. See "CONTROL BY TCI; ARRANGEMENTS BETWEEN TCI AND TCI MUSIC."

DISPARATE VOTING RIGHTS; CONTROL BY TCI

     The outstanding shares of Series A Common Stock represent approximately 19.25% of, and 2.3% of the voting power related to, the total outstanding shares of the TCI Music Common Stock, and the outstanding shares of Series B Common Stock represent approximately 80.75% of, and 97.7% of the voting power related to, the total outstanding shares of the TCI Music Common Stock. TCI beneficially owns approximately 45.7% of the outstanding shares of Series A Common Stock and all of the outstanding shares of Series B Common Stock, which collectively represent approximately 89.6% of the outstanding shares of TCI Music Common Stock. Since holders of shares of Series A Common Stock are entitled to one vote per share, and holders of shares of Series B Common Stock are entitled to ten votes per share, on each matter presented to a vote of the holders of TCI Music Common Stock, TCI currently controls approximately 98.7% of the voting power of the outstanding shares of TCI Music Common Stock. TCI currently beneficially owns approximately 4.8% of the outstanding shares of BOX Common Stock and following the Merger, TCI will beneficially own approximately 4.8% of the outstanding shares of Music Series A Preferred Stock representing 0.04% of the voting power of the TCI Music Voting Stock, giving TCI, together with its beneficial ownership of the TCI Music Common Stock, control of 98% of the voting power of the outstanding shares of TCI Music Voting Stock. Thus, TCI has the voting power to control all matters requiring approval of TCI Music's shareholders voting as a single class, including the ability to elect all of the members of the TCI Music Board.

     Following the Merger, TCI Music will own 100% of the outstanding shares of the common stock of the Surviving Corporation, representing 93.7% of the voting power of the Surviving Corporation. The outstanding shares of BOX Preferred Stock will represent approximately 6.3% of the voting power of the Surviving Corporation following the Merger. Thus, TCI Music has the voting power to control all matters requiring approval of the Surviving Corporation's shareholders voting as a single class, including the ability to elect all of the members of the Surviving Corporation's Board of Directors.

     See "DESCRIPTION OF TCI MUSIC CAPITAL STOCK" and "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF TCI MUSIC AND THE BOX."

COMPETITION

     TCI Music, DMX and Paradigm each face significant competition in their respective industries. TCI Music and DMX compete with other providers of cable television and DBS programming (including competitors who provide digital music programming similar to the DMX Service) for subscribers of, relationships with, and channel space on, cable television and DBS systems.

     Paradigm competes with other companies that manufacture and distribute music recordings, many of which have substantially greater resources, including established distribution channels, than Paradigm. In addition, Paradigm faces competition from other providers of products, services and information available through the Internet and online services. Further, Paradigm relies to a significant extent upon, and competes for, licensing arrangements which allow Paradigm to produce and distribute its products, services and information. In light of Paradigm's limited operating history, no assurances can be given that Paradigm will be able to successfully compete in these industries even if the Paradigm Merger is consummated.

COMPUTER SYSTEMS AND SOFTWARE COMPATIBILITY IN THE YEAR 2000

     TCI Music, DMX, Paradigm and the BOX are each in the process of identifying computer systems and software that may not function correctly in the year 2000. Each such company believes that it will be able to identify, and, if necessary, modify or replace such systems and software before any year 2000 associated problems arise; however, the costs of such modification and replacement cannot yet be estimated, and no assurances can be given that such modification and replacement will be completed before any year 2000 associated problems arise or that such costs will not have a material adverse effect on the company.

DEPENDENCE ON KEY PERSONNEL

     TCI Music and its subsidiaries and Paradigm each depend to a significant extent upon the services of their respective executive officers and other senior management. The loss of any such executive officer or member of senior management could have a material adverse effect upon the business, financial condition and operating results of such company and TCI Music.

DIVIDENDS AND DIVIDEND POLICY

     TCI Music does not anticipate declaring and paying cash dividends on the TCI Music Common Stock or Music Series A Preferred Stock at any time in the foreseeable future. The decision whether to apply legally available funds to the payment of dividends on TCI Music Common Stock and Music Series A Preferred Stock will be made by the TCI Music Board from time to time in the exercise of its business judgment, taking into account, among other things, TCI Music's results of operations and financial condition, any then existing or proposed commitments by TCI Music for the use of available funds, and TCI Music's obligations with respect to the holders of any then outstanding indebtedness or preferred stock. In addition, TCI Music may in the future issue debt securities or preferred stock or enter into loan agreements or other agreements that restrict the payment of dividends on, and repurchases of, TCI Music Common Stock and Music Series A Preferred Stock. See "DESCRIPTION OF TCI MUSIC CAPITAL STOCK -- TCI Music Common Stock -- Dividends" and " -- Music Series A Preferred Stock -- Dividends."

INTEGRATION OF OPERATIONS

     The integration of the BOX's and TCI Music's operations and personnel following the Merger will initially require certain management resources, which may temporarily detract attention from the day-to-day business of the combined company. The difficulties of assimilation may be increased by the necessity of coordinating geographically separated organizations, integrating personnel with disparate business backgrounds and combining different corporate cultures. The process of combining the organizations may cause a temporary interruption of, or a loss of momentum in, the business activities of the BOX and TCI Music which could have an adverse effect on the revenue and operating results of the combined company, at least in the near term. There can be no assurance that the combined entity will be able to retain its key technical and management personnel or that the combined entity will realize any of the other anticipated benefits of the Merger. See "BUSINESS OF TCI MUSIC."

POTENTIAL EFFECTS OF CERTAIN TCI MUSIC ANTI-TAKEOVER PROVISIONS

     Certain provisions of Delaware law and the Certificate of Incorporation of TCI Music (the "TCI Music Charter") and the Bylaws of TCI Music (the "TCI Music Bylaws") may have the effect of making more difficult an acquisition of control of TCI Music in a transaction that is not approved by the TCI Music Board. These provisions include the disparate voting rights of Series A Common Stock and Series B Common Stock; provisions giving the TCI Music Board the power to issue up to 5,000,000 shares of preferred stock, and to fix the rights and preferences thereof, without further authorization of TCI Music's common stockholders; the requirement of a supermajority vote to approve specified actions; and the other provisions described under "COMPARISON OF SHAREHOLDERS' RIGHTS." In addition, the TCI Music Board is divided into three classes, each of which serves for a staggered three-year term, which may make it more difficult for a third party to gain control of the TCI Music Board. Many of these provisions generally are designed to permit TCI Music to develop its businesses and foster its long-term growth without the disruption caused by the threat of a takeover not deemed by the TCI Music Board to be in the best interests of TCI Music and its stockholders. These provisions may also have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of TCI Music even though such an attempt might be economically beneficial to TCI Music and its stockholders. See "COMPARISON OF SHAREHOLDERS' RIGHTS."

CERTAIN LITIGATION

     DMX Shareholder Litigation. In September 1996, after the announcement of TCI's proposal to merge with DMX, certain DMX shareholders filed a putative class action lawsuit in the Delaware Court of Chancery on behalf of a purported class consisting of all public shareholders of DMX (other than the directors of DMX and TCI) captioned Brickell Partners v. Jerold H. Rubinstein, Donne F. Fisher, Leo J. Hindery, Jr., James R. Shaw, Sr., Kent Burkhart, J. C. Sparkman, Bhaskar Menon, DMX, Inc. and Tele-Communications, Inc. (Civil Action No. 15206). The complaint sought as relief, among other things, an injunction preventing consummation of the DMX Merger as well as unspecified compensatory damages. Neither TCI Music nor DMX can estimate, based on facts available as of the date of this Proxy Statement/Prospectus, the possible adverse effects of such a result, which could include the rescission of the DMX Merger and monetary damages.

     See "CERTAIN LITIGATION."

                              THE SPECIAL MEETING

TIME AND PLACE; PURPOSE

     The Special Meeting will be held at the Miami Beach Ocean Resort Hotel located at 3025 Collins Avenue, Miami Beach, Florida 33140 on December 16, 1997, starting at 10:00 a.m., local time. At the Special Meeting, the shareholders of the BOX will be asked to consider and vote upon the Merger Proposals and such other matters as may properly come before the Special Meeting. A copy of the Merger Agreement is included as Appendix I to this Proxy Statement/Prospectus.

VOTING RIGHTS; VOTES REQUIRED FOR APPROVAL

     The BOX Board has fixed the close of business on November 10, 1997, as the date for the determination of holders of BOX Voting Stock entitled to notice of and to vote at the Special Meeting. Only holders of record of shares of BOX Voting Stock at the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting. At the close of business on the Record Date, there were 24,892,623 shares of BOX Common Stock held by approximately 265 shareholders of record, and 1,666,667 shares of BOX Preferred Stock held by one shareholder of record, outstanding and entitled to vote at the Special Meeting.

     Each holder of record, as of the Record Date, of BOX Voting Stock is entitled to cast one vote per share, in person or by proxy, on approval of the Merger. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of BOX Voting Stock entitled to vote is necessary to constitute a quorum at the Special Meeting. The affirmative vote, in person or by proxy, of the holders of record of at least 75% of the outstanding shares of BOX Voting Stock entitled to vote at the Special Meeting is required to approve and adopt the Merger Agreement. The affirmative vote, in person or by proxy, of the holders of record of at least a majority of the outstanding shares of BOX Voting Stock entitled to vote at the Special Meeting is required to approve and adopt the Capitalization Amendment. The approval of the Capitalization Amendment will not be deemed effective unless the Merger Agreement proposal is also approved.

     As of the Record Date, (i) the BOX's directors and executive officers (other than Messrs. Lenfest and Michaels, who are Voting Shareholders, and other than Mr. Wolfson, who has given an irrevocable proxy with respect to shares beneficially owned by him to CEA Investors Partnership II, Ltd., a general partner of StarNet CEA II Partners) beneficially owned outstanding shares of BOX Common Stock (including shares issuable upon exercise of stock options and excluding shares subject to options granted by StarNet, Inc. to Mr. McGlade, which shares are included in those beneficially owned by the Voting Shareholders), representing approximately 3.0% of the outstanding shares of BOX Voting Stock on such date (assuming the exercise of such options to acquire shares), (ii) affiliates of TCI owned outstanding shares of BOX Common Stock, representing approximately 4.5% of the outstanding shares of BOX Voting Stock and (iii) the Voting Shareholders beneficially owned 14,981,261 shares of BOX Common Stock (inclusive of the shares beneficially owned by Louis and Lynn Wolfson who have given an irrevocable proxy with respect to their shares to CEA Investors Partnership II, Ltd.), representing approximately 56.4% of the outstanding shares of BOX Voting Stock. Such persons and entities, who together beneficially owned as of the Record Date approximately 62.5% of the outstanding shares of BOX Voting Stock, have indicated they intend to vote all of their shares of BOX Voting Stock in favor of the Merger Proposals.

PROXIES

     All shares of BOX Voting Stock represented by properly executed proxies received prior to or at the Special Meeting, and not revoked, will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted FOR approval and adoption of the Merger Proposals and, at the discretion of the proxy holder, on any other matter that may properly come before the Special Meeting. A properly executed proxy marked "ABSTAIN" will not be voted, although it will be counted for purposes of determining whether there is a quorum and will have the effect of a "NO" vote on the Merger Proposals. If a broker indicates on the proxy that it does not have discretionary authority and has not received instructions from the beneficial owner to vote certain shares on the Merger Proposals, those shares will be considered for purposes of determining whether there is a quorum and will have the effect of a "NO" vote on the Merger Proposals.

     A shareholder may revoke his or her proxy at any time prior to its use by delivering to the Secretary of the BOX a signed notice of revocation or a later dated signed proxy or by attending the Special Meeting and voting in person. Attendance at the Special Meeting will not in itself constitute the revocation of a proxy.

     The cost of solicitation of proxies will be paid by the BOX. The BOX has retained Innisfree M&A Incorporated ("Innisfree") to solicit proxies in the enclosed form and will pay such firm a fee of $6,000 plus expenses for acting in such capacity. In addition to solicitation by Innisfree and by mail, officers and regular employees of the BOX may solicit proxies by telephone, telegram, letter, facsimile or by personal interviews. Such persons will receive no additional compensation for such services. Nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares held of record by them and will be reimbursed for their reasonable expenses.

     SHAREHOLDERS SHOULD NOT SEND IN ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS.

                                   THE MERGER

BACKGROUND OF THE MERGER

     TCI, indirectly through a wholly-owned subsidiary, currently beneficially owns 1,203,464 shares, representing approximately 4.8% of the outstanding shares of BOX Common Stock. TCI acquired beneficial ownership of 50,000 of such shares in 1987 through a wholly-owned indirect subsidiary of TCI, Miami Tele-Communications, Inc. TCI acquired beneficial ownership of 1,000,000 of such shares pursuant to a Stock Purchase Agreement dated November 21, 1990 between Video Jukebox Network, Inc. and TCI Liberty, Inc., an indirect wholly-owned subsidiary of Liberty. Such shares were purchased for a price of $4.33 per share for a total cash purchase price of $5 million. In connection with the Stock Purchase Agreement, TCI acquired beneficial ownership of an additional 153,464 of such shares pursuant to the terms of the Stock Purchase Agreement, including certain antidilution provisions. All of the rights and benefits of TCI Liberty, Inc., including preemptive rights (granting TCI Liberty, Inc. a right to buy additional shares of a new issue of any shares of capital stock of the BOX to preserve its equity position before others have a right to purchase shares of such issue) set forth in the Stock Purchase Agreement have been assigned to Liberty VJN, Inc. As a result of a business combination of TCI Communications, Inc. ("TCIC"), a majority owned subsidiary of TCI, and Liberty pursuant to an Agreement and Plan of Merger dated as of January 27, 1994, as amended, TCIC and Liberty became wholly-owned subsidiaries of TCI effective August 4, 1994. Upon the effectiveness of the business combination, TCI became the beneficial owner of all the BOX Common Stock beneficially owned by Liberty.

     On May 16, 1996, Liberty, StarNet/CEA II Partners and StarNet, Inc. signed a letter agreement whereby, subject to certain conditions including but not limited to the successful negotiation of a definitive agreement and completion of a due diligence investigation, Liberty agreed to purchase 5,581,807 shares of BOX Common Stock and an option to purchase an additional 5,719,162 shares of BOX Common Stock held by the sellers at an initial exercise price of $2.00 per share. In addition, StarNet/CEA II Partners and StarNet, Inc. agreed to use their good faith and reasonable best efforts to cause the BOX to grant Liberty an option to purchase from the BOX an additional 4,655,341 shares of newly issued BOX Common Stock at the initial exercise price of $2.00 per share. Upon completion of the proposed transactions, TCI would have owned approximately 60% of the outstanding BOX Common Stock, assuming the exercise of all options. On July 8, 1996, Liberty terminated its rights and obligations under the letter agreement and continued to beneficially own 1,203,464 shares of BOX Common Stock.

     On or about June 26, 1997, representatives of TCI Music orally advised representatives of the BOX of its interest in discussing a possible merger of the BOX into TCI Music or a wholly-owned subsidiary of TCI Music. On July 3, 1997, representatives of the BOX traveled to Denver, Colorado and met in person with representatives of TCI Music to discuss and negotiate the terms of a possible merger transaction between the parties. Negotiations continued through the week of July 7, 1997 and during the latter part of that week a preliminary term sheet was drafted by the parties.

     On July 10, 1997, the BOX convened a board of directors' meeting to discuss the proposal to merge the BOX into TCI Music. At this meeting, a special committee (the "Special Committee") was appointed to negotiate, on a non-exclusive basis, the terms and conditions of a merger transaction between the BOX and TCI Music and to present such terms and conditions to the BOX Board for its consideration and approval. In addition, at this meeting, the BOX Board invited David Koff, President and Chief Executive Officer of TCI Music, and Lon Troxel, President and Chief Executive Officer of DMX, to give a presentation to the BOX Board regarding the business strategy and plan of operation of TCI Music and DMX and to respond to questions from directors of the BOX.

     During the week of July 14, 1997, the parties engaged in further negotiations regarding the terms of the proposed merger. On July 17, 1997, the Special Committee met to discuss the status of the negotiations of the proposed merger transaction and to review the business, operations and financial condition of TCI Music. From July 18 to July 20, 1997, representatives of the Special Committee and TCI Music and their respective legal counsel held numerous telephone conferences and exchanged several drafts of a binding letter of intent

(the "Letter of Intent") with respect to a proposed merger. At the request of the BOX, the Letter of Intent included a provision that provided either party with the right to terminate the Letter of Intent if the BOX did not receive an opinion of an independent investment banking firm that the merger was fair to the BOX's shareholders from a financial point of view within ten business days of the signing of the Letter of Intent. The Letter of Intent also included a provision giving TCI Music the right to terminate the Letter of Intent if the Voting Shareholders did not provide TCI Music, within ten days of the signing of the Letter of Intent, with an undertaking in form and substance reasonably satisfactory to TCI Music to vote their shares of BOX Voting Stock in favor of the merger.

     On July 21, 1997, the BOX Board met to consider the Letter of Intent. At this meeting, which was attended, in person or by telephone, by all of the members of the BOX Board, the BOX Board reviewed the terms and conditions of the proposed merger and, following deliberations, determined that a merger transaction pursuant to the terms of the Letter of Intent was advisable and in the best interest of the BOX's shareholders. See " -- Recommendation of the BOX Board; the BOX's Reasons for the Merger." Nonetheless, the BOX Board believed it prudent to seek to negotiate a lower valuation of the Music Series A Preferred Stock to be received by the BOX shareholders in the proposed merger. On two separate occasions, the July 21, 1997 meeting was adjourned by the BOX Board while certain members of the BOX Board contacted certain representatives of TCI Music in an effort to negotiate a reduced valuation of the Music Series A Preferred Stock. On each occasion, the BOX Board was advised that TCI Music was unwilling to reduce the valuation of the Music Series A Preferred Stock. After further discussion, the BOX Board approved, without dissent, the Letter of Intent, subject to certain additional conditions required by the BOX Board. Such conditions were subsequently agreed to by TCI Music and the Letter of Intent was executed by the BOX and TCI Music on July 21, 1997.

     As a condition to its approval of the Letter of Intent, the BOX Board, through the Special Committee, engaged the firm of Houlihan Lokey to render a fairness opinion with respect to the Merger by no later than August 4, 1997. See " -- Opinion of Financial Advisor Retained by the BOX Board." From July 22, 1997 to August 4, 1997, representatives of the BOX and TCI Music negotiated the terms of a definitive merger agreement. On August 1, 1997, the Special Committee reviewed a draft of the fairness opinion of Houlihan Lokey and the assumptions underlying such fairness opinion.

     On August 4, 1997, the BOX convened a board of directors' meeting, which was attended, in person or by telephone, by all of the members of the BOX Board. At this meeting, a representative of Houlihan Lokey presented their oral opinion with respect to the fairness of the Merger to the BOX's shareholders from a financial point of view. See " -- Opinion of Financial Advisor Retained by the BOX Board." In addition, the material terms of the proposed definitive merger agreement and the transactions contemplated thereby were reviewed by the BOX Board and following discussion, the BOX Board (other than Messrs. Burns, Innis and Michaels, who did not vote on the Merger Proposals) voted to approve and adopt the form of Merger Agreement and Merger Proposals and to recommend the approval of the form of Merger Agreement and Merger Proposals to the BOX shareholders. See " -- Recommendation of the BOX Board; the BOX's Reasons for the Merger." Negotiation and approval of any non-material changes to the form of the Merger Agreement and the fairness opinion presented to the BOX Board was delegated to a committee of the BOX Board (the "Review Committee").

     Under the Letter of Intent, the Voting Shareholders were required to provide TCI Music, by August 4, 1997, with an undertaking in form and substance reasonably satisfactory to TCI Music to vote their shares of BOX Voting Stock in favor of the proposed merger. The August 4, 1997 deadline was extended to August 12, 1997 by TCI Music when the parties could not reach an agreement on this matter. Under the voting agreement proposed by TCI Music, such voting agreement would remain in place for 180 days after the proposed merger agreement was terminated either because it was not approved by the BOX's shareholders or because the BOX was presented with an unsolicited acquisition proposal from a third party that was more favorable from a financial point of view than the proposed merger. The Voting Shareholders objected to this provision in the proposed voting agreement because such provision would effectively prevent the BOX from consummating an alternative transaction for 180 days following a termination of the proposed merger agreement for the reasons stated above. This provision was subsequently eliminated and on August 12, 1997,

TCI Music and each of the Voting Shareholders entered into the Voting Agreement. See "ARRANGEMENTS BETWEEN THE BOX AND TCI MUSIC -- Voting Agreement."

     In consideration of the elimination of the 180 day standstill provision, the BOX and TCI Music entered into a services agreement (the "BOX Services Agreement") pursuant to which TCI Music will pay the BOX for services performed in connection with the development, marketing and management of a multiple-channel music video service which may include interactive and scheduled programming (the "Music Multiplex"). The BOX Services Agreement could remain in effect even if the Merger is not consummated. See "ARRANGEMENTS BETWEEN THE BOX AND TCI MUSIC -- BOX Services Agreement."

     On August 12, 1997, the Review Committee of the BOX met and approved the definitive Merger Agreement and fairness opinion and the TCI Music Board approved the definitive Merger Agreement. Later that same day, the BOX and TCI Music entered into the Merger Agreement.

RECOMMENDATION OF THE BOX BOARD; THE BOX'S REASONS FOR THE MERGER

     At a meeting held on August 4, 1997, the BOX Board (other than Messrs. Burns, Innis and Michaels, who did not vote on the Merger Proposals) approved without dissent the Merger Proposals and determined that the terms of the Merger Proposals are fair to, and in the best interests of, the BOX and its shareholders from a financial point of view. Accordingly, the BOX Board recommends that the BOX's shareholders vote FOR the approval and adoption of the Merger Proposals.

     In reaching its determination to approve the Merger Proposals and the transactions contemplated thereby, the BOX Board concluded that the Merger was the best way to provide an opportunity to deliver value to the BOX's shareholders given the BOX's limited financial resources and cash requirements to sustain operations. In addition, the BOX Board identified the following potential benefits of the Merger that it believes should contribute to the success of the Surviving Corporation and benefit the BOX shareholders:

          (a) The existing financial constraints on the BOX severely limit its ability to effectuate an increase in the distribution of the BOX's programming, and it is unlikely that the BOX will have access to adequate capital to implement its business plan if it does not complete the Merger;

          (b) The BOX Board's belief that the BOX will be able to achieve synergistic benefits through its association with TCI Music and TCI, including financial and administrative synergies and increased availability and reduced cost of capital for the BOX; and

          (c) The BOX Board's belief that TCI Music would offer a strategic relationship with Liberty and TCI that would enhance the BOX's ability to market and distribute its services.

     In the course of its deliberations, the BOX Board reviewed and considered various factors, including, among others:

          (a) The information concerning the BOX's and TCI Music's respective businesses, financial positions, results of operations and properties, including that the BOX has sustained significant operating losses and has rarely generated positive cash flow from operations;

          (b) The views of the BOX's management regarding the possible synergistic and expansion opportunities for the BOX and TCI Music;

          (c) The consideration paid in other comparable merger and acquisition transactions (and the fact that the Merger is a strategic combination);

          (d) The opinion of Houlihan Lokey that the consideration to be received by the BOX's shareholders in connection with the Merger is fair to the BOX's shareholders from a financial point of view (see "--Opinion of Financial Advisor Retained by the BOX Board");

          (e) The prospects of the BOX on a stand-alone basis (which the BOX Board concluded were unfavorable), including financing alternatives for the BOX, taking into consideration the BOX's unsuccessful efforts over the past nine months to secure equity or debt financing either through prospective investors or strategic alliances;

          (f) The BOX's need for substantial capital to compete effectively;

          (g) The prospects for alternative transactions to the Merger;

          (h) The terms of the Merger Agreement and the transactions contemplated thereby, including the obligation of the BOX following the date of execution of the Merger Agreement not to solicit or encourage other acquisition proposals, the fact that no other expressions of acquisition interest were forthcoming since the BOX announced its signing of a definitive letter of intent with TCI Music on July 22, 1997, the circumstances under which the BOX can terminate the Merger Agreement and the closing conditions to the Merger;

          (i) Consideration of the public market and liquidity of the securities to be issued to the BOX's shareholders in the Merger;

          (j) Confirmation from the BOX's chief executive officer that, as of August 4, 1997, he was not aware of any understanding, arrangement or agreement with TCI Music regarding the employees of the BOX to be retained by TCI Music after the Merger;

          (k) In connection with the Merger, CEA agreed to reduce to $500,000 the investment banking fee to be paid by the BOX to CEA, which fee is significantly less than the approximately $1.9 million fee that the BOX would have otherwise been contractually obligated to pay CEA for its services in connection with the Merger under the Domestic Financing Agreement dated as of October 8, 1996 by and between CEA and the BOX;

          (l) Pursuant to the terms of the Merger Agreement, certain employees and directors of the BOX have stock options that may be canceled for monetary consideration, converted to Music Series A Preferred Stock or exchanged for options to purchase shares of Series A Common Stock; and

          (m) The requirement that holders of record of at least 75% of the outstanding shares of BOX Voting Stock approve and adopt the Merger Proposals.

     The foregoing discussion of the information and factors considered by the BOX Board is not intended to be exhaustive but includes all material factors considered by the BOX Board. In view of the variety of factors considered in connection with its evaluation of the Merger, the BOX Board did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the BOX Board may have given different weights to different factors.

     Board Recommendation. THE BOX BOARD HAS APPROVED THE MERGER AGREEMENT AND THE CAPITALIZATION AMENDMENT AND BELIEVES THAT THE TERMS OF THE MERGER PROPOSALS ARE FAIR TO, AND THAT THE MERGER PROPOSALS ARE IN THE BEST INTERESTS OF, THE BOX AND ITS SHAREHOLDERS AND THEREFORE RECOMMENDS THAT THE HOLDERS OF BOX VOTING STOCK VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE CAPITALIZATION AMENDMENT.

     For a discussion of the interests of certain members of the BOX's management and the BOX Board in the Merger, see " -- Interests of Certain Persons in the Merger."

TCI MUSIC'S REASONS FOR THE MERGER

     The TCI Music Board has unanimously approved the Merger Proposals. The TCI Music Board believes that the Merger represents an opportunity for TCI Music to add a significant and strategic business unit to its operations in a manner that does not require expenditure of its cash resources or the borrowing of funds.

     In making its determination, the TCI Music Board considered a number of factors, including among other things, the terms and conditions of the transactions contemplated by the Merger Agreement;

information with respect to the business, operations and prospects of the BOX; and the views and opinions of the management of TCI Music. The foregoing discussion includes all material factors considered by the TCI Music Board.

OPINION OF FINANCIAL ADVISOR RETAINED BY THE BOX BOARD

     The BOX Board engaged Houlihan Lokey to render an opinion on behalf of the public shareholders of the BOX that the consideration to be received by the public shareholders of the BOX in connection with the Merger is fair to them from a financial point of view.

     Representatives of the BOX Board considered retaining various investment bankers to assist it in its evaluation of TCI Music's merger proposal. In selecting a firm, the BOX Board considered a variety of factors, including the firm's reputation, experience, expertise in the relevant industries, cost and ability to assist the BOX Board in a timely fashion. Based on the foregoing, the BOX Board selected Houlihan Lokey as its financial advisor.

     As compensation to Houlihan Lokey for its services in connection with the Merger, the Special Committee agreed to pay Houlihan Lokey a fee of $100,000. No portion of Houlihan Lokey's fees are contingent upon the successful completion of the Merger. The Special Committee and the BOX have also agreed to indemnify Houlihan Lokey and related persons against certain liabilities, including liabilities under federal securities laws, arising out of the engagement of Houlihan Lokey, and reimburse Houlihan Lokey for certain expenses.

     Houlihan Lokey is a nationally recognized investment banking firm that is continually engaged in providing financial advisory services in connection with mergers and acquisitions, leveraged buyouts, business valuations for a variety of regulatory and planning purposes, recapitalizations, financial restructurings, and private placements of debt and equity securities. Houlihan Lokey provided an opinion to DMX in connection with the DMX Merger and otherwise has no prior relationship with the BOX or its affiliates or TCI or its affiliates.

     Houlihan Lokey did not, and was not requested by the BOX Board to, make any recommendations as to the form or amount of consideration to be paid to the shareholders in connection with the Merger. The BOX Board did not impose any restrictions or limitations upon Houlihan Lokey with respect to its investigation or the procedures it followed in rendering its opinion.

     In arriving at its opinion, Houlihan Lokey took the following actions:

          (i) reviewed the BOX's annual report to shareholders on Form 10-KSB for the fiscal year ended December 31, 1996 and the quarterly report on Form 10-QSB for the quarter ended March 31, 1997, and the BOX-prepared interim financial statements for the period ended May 31, 1997, which the BOX's management had identified as being the most current financial statements available;

          (ii) reviewed the Merger Agreement;

          (iii) met with certain members of the senior management of the BOX to discuss the operations, financial condition, future prospects and projected operations and performance of the BOX, and met with representatives of the BOX's investment bankers to discuss certain matters;

          (iv) reviewed forecasts and projections prepared by the BOX's management with respect to the BOX for the years ending December 31, 1997 through 2002;

          (v) reviewed the historical market prices and trading volume of the BOX's publicly traded securities;

          (vi) reviewed certain other publicly available financial data for certain companies that Houlihan Lokey deemed comparable to the BOX, and the publicly available prices and premiums paid in other transactions that Houlihan Lokey considered similar to the Merger; and

          (vii) conducted such other studies, analyses and inquiries as Houlihan Lokey deemed appropriate.

     In order to render its opinion, Houlihan Lokey estimated the value of BOX Common Stock and compared it to the value of the consideration to be paid in connection with the Merger. When determining the value of a business enterprise, there are three general approaches available to the valuation professional: the market approach, the income approach and the asset approach. These are also commonly referred to as the market multiple, discounted cash flow and adjusted book value approaches, respectively. The choice of which approach to use in a particular situation will depend upon the specific facts and circumstances associated with the company, as well as the purpose for which the valuation analysis is being conducted. Houlihan Lokey did not utilize the adjusted book value approach because, in the exercise of its professional judgment, Houlihan Lokey concluded that such approach was not appropriate for determining the value of BOX Common Stock, since the more appropriate use of the adjusted book value approach would be for either liquidation valuations or the valuation of capital intensive going-concerns. The comparable market multiple analysis estimated the per share value by calculating market multiples for both the latest twelve month's revenue and current number of subscribers of a peer group of companies and then applying a selected multiple based on a comparative financial analysis of the BOX to the peer group of companies. The discounted cash flow analysis estimated the per share value by discounting to the present, at a risk-adjusted discount rate, the projected cash flows to be generated by the BOX's business. The per share value generated by each methodology was lower than the consideration to be paid in connection with the Merger, leading Houlihan Lokey to conclude that the consideration to be paid to the public shareholders of the BOX in connection with the Merger was fair to them from a financial point of view. No other conclusions of value were reached by Houlihan Lokey.

     Houlihan Lokey relied upon and assumed, without independent verification, that the financial forecasts and projections provided to it have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the BOX, and that there has been no material change in the assets, financial condition, business or prospects of the BOX since the date of the most recent financial statements made available to Houlihan Lokey.

     Houlihan Lokey did not independently verify the accuracy and completeness of the information supplied to it with respect to the BOX and did not assume any responsibility with respect to such information. Houlihan Lokey has not made any physical inspection or independent appraisal of any of the properties or assets of the BOX. Houlihan Lokey's opinion is necessarily based on business, economic, market and other conditions as they existed and could be evaluated by it at the date of its letter.

     In reaching its conclusions, Houlihan Lokey utilized two primary valuation methodologies, as described below:

     THE MARKET MULTIPLE APPROACH. The market multiple approach is one of determining a level of earnings or revenue that is considered to be representative of the future performance of the business, and multiplying this figure by an appropriate risk-adjusted market multiple.

     The market multiple is an expression of what investors believe to be a fair and reasonable rate of return for the particular security, given the inherent risks of ownership. It incorporates expectations of growth and rests on the implicit assumption that some level of earnings or revenue will be generated by the enterprise into perpetuity. The market multiple employed was selected through the market comparison method, whereby companies having their stock traded in the public market were selected for comparison purposes and used as a basis for choosing a reasonable market multiple for the BOX.

     In employing the market multiple approach, a representative list of publicly owned companies that are similar to the BOX in those respects carrying the greatest weight with the investing public were selected for comparison purposes. Houlihan Lokey conducted a search for companies which were comparable to the BOX in terms of its operating and financial characteristics. Key search criteria included:

     - The company's primary business had to be supplying content to cable systems and networks.

     - The company's common stock had to be outstanding in the hands of the public.

     - The trading market of the company had to be relatively active to obtain true investor sentiment.

     - The company had to make its financial information public.

     The results of this search indicated that the following four companies met these search criteria and were most comparable to the BOX: BET Holdings Inc., International Family Entertainment, Spice Entertainment Companies, Inc. and ValueVision International, Inc. In some cases, companies may be quite similar from an investment standpoint, even though they appear to be engaged in somewhat different lines of business.

Primarily, they offered operational and economic comparability in the areas of major importance to the investing public. Accordingly, Houlihan Lokey relied upon the entire peer group, taken as a whole, for comparison purposes.

     Houlihan Lokey noted that the selected comparable companies are significantly larger than the BOX, have more liquidity and are more profitable. Moreover, several of the comparable companies operate more diversified activities than the BOX.

     Total invested capital to revenue multiples for the comparable companies were derived by dividing the value of each company's total invested capital by the latest twelve months' revenue. Total invested capital ("TIC") is defined as the book value of a company's debt and preferred equity (where book value approximates fair market value), plus the enterprise value of the company's common equity. The enterprise value of the common equity is computed by multiplying the number of shares outstanding and the most recent 20-day average price per share as of the valuation date. These resulting multiples of TIC/Revenue ranged from 0.76 to 5.22. Likewise, total invested capital to subscriber multiples for the comparable companies were derived by dividing the value of each company's TIC by the most recent number of subscribers to each company's network. The resulting multiples of TIC/Subscriber ranged from 2.47 to 27.74.

     It was Houlihan Lokey's opinion that an investor considering an investment in the BOX would select a TIC/Revenue multiple at the low end of the comparable range based upon the greater relative risk of an investment in the BOX given its smaller size, relative liquidity and profitability and relative lack of diversification. Based on all the evidence analyzed, Houlihan Lokey considered a TIC/Revenue multiple of 1.25 times the BOX's trailing twelve months' revenue to be reasonable for the BOX. The selected multiple was multiplied by the BOX's last twelve months' revenue to arrive at an estimate of its equity value. Through a similar analysis, TIC/Subscriber multiples ranging from .25 to 1.5 were considered reasonable for the BOX and were multiplied by the number of subscribers of the BOX's network in various markets.

     The Discounted Cash Flow Approach. Forecasts for the five-year period ended December 31, 2002 were provided by the BOX's management. The key determinants to value once the forecasted cash flows are established is the rate used to discount the cash flows to present value and the expected annual growth rate or market multiple to be applied to the last year's cash flow in estimating the terminal value of the enterprise.

     Selecting Discount Rates. Houlihan Lokey utilized several approaches in the determination of relevant discount rates (costs of capital) by which projected cash streams may be discounted. Generally, Houlihan Lokey utilizes different discount rates for different corporate assets (i.e., receivables, real estate, library receipts, future production receipts and so on). When discounting the cash stream of the combined operations of a company, Houlihan Lokey will utilize a weighted average discount rate of the various assets.

     Houlihan Lokey utilizes two general approaches in developing discount rates that are risk-adjusted for the assets (or company) being valued. The first approach consists of comparing the subject company (or subject company's assets) with companies that have publicly traded debt and/or equity. By contrasting the subject company with the public company information, Houlihan Lokey is able to determine whether rates of return for the subject company should be risk-adjusted as compared to those of the public companies. In the selection of discount rates appropriate for the BOX, consideration was given to the growth expectations and the risk characteristics of an investment in the BOX relative to those of the pubic companies used in the analysis. While no one public company is perfectly comparable to the BOX, information regarding how investors would view the BOX can be gained by a comparative analysis of the four public companies included in this analysis as listed in the market multiple approach section.

     The second approach, a market-based approach, consists of Houlihan Lokey's continual required return information updates arising from conversations with debt and equity providers.

     Depending upon whether the cash flows being discounted are before the payment of interest expense or after, the appropriate discount rate is either the cost of equity ("K(e)") or a weighted average cost of capital ("WACC"). The cash flows throughout this analysis do not consider the payment of interest, they are debt-free cash flows, and therefore WACC was selected as the appropriate discount rate. The WACC represents the combined average cost of debt and equity. The cost of debt is determined, in this analysis, from the median cost of debt of the comparable public companies as well as from consideration of information gathered from debt providers in the market. The Capital Asset Pricing Model ("CAPM"), which states that the return on any risky asset must be greater than the risk-free rate, is used to calculate the cost of equity K(e), as indicted in the following table.

       K(e)   =  R(F)(R(M)-R(F))(B(L))
       R(F)   =  Risk-free rate of return
Where  R(M)   =  Return on market portfolio
       B(L)   =  Leveraged beta*

* Beta is a standardized measure of the nondiversifiable risk and is defined as the covariance of the subject company return with the market divided by the variance of the market returns.

     Houlihan Lokey's application of the CAPM to compute a reasonable cost of equity for the BOX, and selection of the additional variables used in the WACC equation were based on the comparative analysis summarized in the "Market Multiple" section, above. In addition, Houlihan Lokey's selection of an appropriate discount rate incorporated Houlihan Lokey's assessment of the BOX's ability to achieve the results projected by its management. In summary, Houlihan Lokey's analysis yielded an estimated WACC ranging from 14 percent to 16 percent.

     Determination of Terminal Value. The terminal value used in the discounted cash flow approach is essentially an estimate of the value of the enterprise as of the end of the final period for which cash flow projections have been made. It is necessary to compute this value because, although the expectation is that the company will remain a viable going-concern beyond the final period, one cannot project with enough certainty the cash flows to be generated in any given period.

     The primary method of computing the terminal value for a going-concern is the "multiple method," which uses a projected market multiple as in the market multiple approach. Typically, the earnings before interest, taxes, depreciation and amortization ("EBITDA") for the final projection period is adjusted to arrive at a "normalized" EBITDA level, and then multiplied by a reasonable TIC/EBITDA multiple to yield an indication of value for the TIC of the company. The terminal value is then discounted back to the present using the previously selected discount rate. In Houlihan Lokey's analysis of the BOX, Houlihan Lokey concluded that a TIC/EBITDA multiple ranging from 8.0 to 10.0 is reasonable for determining the terminal value of the BOX.

     In analyzing the value of the consideration to be paid in connection with the Merger, Houlihan Lokey utilized sophisticated financial models to value the TCI Right attached to the Series A Common Stock and subtracted the estimated value of the TCI Right from the spot price of the Series A Common Stock as of August 11, 1997. The spot price of the Series A Common Stock as of July 31, 1997 of $7.44 was used as the average of the average daily closing bid and asked prices of one share of Series A Common Stock for a period of 20 consecutive trading days ending on the third trading day prior to the closing of the Merger as reported on the Nasdaq SmallCap Market. The value of the TCI Right of $0.52 subtracted from the value of a share of the Series A Common Stock of $7.44 resulted in an implied value of the underlying Series A Common Stock without the Right of $6.92. This computation resulted in a value indication for the consideration to be paid in connection with the Merger of $1.40, computed as follows:

The Box Number of Shares Outstanding (Includes Outstanding
  Convertible Preferred Stock and Expected Exercised
  Options)..................................................   26,635,624
Multiplied by Exchange Price................................  $      1.50
                                                              -----------
                                                              $39,953,436
Divided by Spot Price of Series A Common Stock as of July
  31, 1997..................................................  $      7.44
                                                              -----------
Number of Shares of Series A Common Stock into which Music
  Series A Preferred Stock is Convertible...................    5,371,891
Multiplied by the implied value of the underlying Series A
  Common Stock without the TCI Right........................  $      6.92
                                                              -----------
Total Merger Consideration..................................  $37,173,486
                                                              ===========
Per Share...................................................  $      1.40
                                                              -----------

     Houlihan Lokey's analysis described above resulted in indications of the value of the BOX's operations ranging from $19.6 million to $27.7 million. Based on Houlihan Lokey's analyses and considerations which it deems appropriate under the circumstances, Houlihan Lokey concluded that the relevant range of value for the BOX's aggregate equity is $24.2 million to $28.4 million and on a per share basis ranged from $0.91 to $1.11.

     Because the value of the consideration in the Merger was higher than the implied value of the BOX's stock price generated by the above analysis, Houlihan Lokey concluded that the consideration to be received by the public shareholders of the BOX in connection with the Merger was fair to them from a financial point of view.

     The aforementioned analyses required studies of the overall market, economic and industry conditions in which the BOX operates, and the BOX's operating results. Research into, and consideration of, these conditions were incorporated into the analyses.

     Houlihan Lokey's opinion is based on the business, economic, market and other conditions as they existed as of August 12, 1997. In rendering its opinion, Houlihan Lokey has relied upon and assumed, without independent verification, that the financial results provided to Houlihan Lokey by the BOX's management have been reasonably prepared and reflect the best current available estimates of the financial results and condition of the BOX. Houlihan Lokey did not independently verify the accuracy or completeness of the information supplied to it with respect to the BOX and does not assume responsibility for it. Except as set forth above, Houlihan Lokey did not make any physical inspection or independent appraisal of the specific properties or assets of the BOX.

     The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and application of those methods to the particular circumstances and is therefore not readily susceptible to summary description. In arriving at its opinion, Houlihan Lokey did not attribute any particular weight to any analysis or factor considered by it, but rather made the qualitative judgements as to the significance and relevance of each analysis and factor. Accordingly, Houlihan Lokey believes that its analyses and the summary set forth herein must be considered as a whole and that selecting portions of its analyses without considering all factors and analyses could create an incomplete view of the processes underlying the analyses set forth in the Houlihan Lokey opinion. In its analysis, Houlihan Lokey made numerous assumptions with respect to the BOX, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the BOX. The estimates contained in such analyses are not necessarily indicative of actual values or predictive of future results or values, which may be more or less favorable than suggested by such analyses. Additionally, analyses relating to the value of businesses or securities are not appraisals. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendations of the BOX Board with respect to the Merger, shareholders should be aware that certain members of the BOX's management and the BOX Board have certain interests in the Merger that are in addition to or different from the interests of shareholders of the BOX generally. The BOX Board was aware of these interests and considered them, among other matters, in approving the Merger Proposals.

     Interests of the BOX Management. J. Patrick Michaels, the chief operating officer and a director of the BOX, is the chief operating officer of StarNet/CEA II Partners, which holds a 60.2% beneficial interest in the BOX. StarNet/CEA II Partners will be dissolved upon the consummation of the Merger. On August 13, 1997, the BOX paid CEA, a company controlled by Mr. Michaels, a fee of $250,000 for investment banking services provided to the BOX. If the Merger Agreement is terminated for any reason, CEA is required to refund such fee to the BOX; however, upon the closing of the Merger, CEA is entitled to receive an additional fee of $250,000. CEA agreed to accept these payments as satisfaction of the BOX's obligation to pay CEA a fee of approximately $1.9 million in connection with the Merger pursuant to the Domestic Financing Agreement between the BOX and CEA dated as of October 8, 1996. Mr. Lenfest, chairman of the board of the Company, is also president, chief executive officer and a director of LCI, which holds a 60.5% beneficial interest in the Company through its general partnership interest in StarNet/CEA II Partners. Certain shareholders of the BOX, including H.F. Lenfest and J. Patrick Michaels, Jr. who are directors of the BOX, entered into a Voting Agreement dated August 12, 1997, pursuant to which they agreed to vote all of their beneficially owned shares of the BOX in favor of the Merger. In addition, the directors and executive officers of the BOX (other than Messrs. Lenfest and Michaels, whose interests are described above, and other than Mr. Wolfson, who has given an irrevocable proxy with respect to 1,320,155 shares beneficially owned by him to CEA Investors Partnership II, Ltd.) beneficially own an aggregate of 820,120 shares of BOX Common Stock (including 635,000 shares issuable upon exercise of stock options and excluding 200,000 shares subject to options granted by StarNet, Inc. to Mr. McGlade, which shares are included in those beneficially owned by Messrs. Lenfest and Michaels) representing 3.0% of the combined voting power of BOX Voting Stock (assuming the exercise of such options to acquire 635,000 shares). See "THE MERGER -- Background of the Merger," "RISK FACTORS -- Conflicts of Interest" and "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWENRS AND MANAGEMENT OF TCI MUSIC AND THE BOX -- Security Ownership of the BOX."

     Stock Options. The terms of the BOX's 1988 Stock Option Plan, as amended (the "BOX Plan"), do not address the rights of option holders in the case of a merger such as the Merger. However, the agreements between the BOX and the BOX's employees that grant stock options to such employees pursuant to the BOX Plan (the "BOX Employee Option Agreements") provide, in most cases that, in the case of a merger such as the Merger, all outstanding options automatically vest on the closing date of a merger and are exercisable in accordance with their terms. The terms of the agreements between the BOX and the BOX non-employee directors that grant stock options to such non-employee directors pursuant to actions by the BOX Board (the "BOX Director Option Agreements") provide that, in the case of the Merger, all outstanding options not exercised by the director shall be null and void if not exercised on or prior to the closing of the Merger.

     Pursuant to the Merger Agreement, the BOX agreed to take all actions necessary to cause any outstanding stock options, warrants or other rights to acquire any capital stock of the BOX to be canceled if not exercised prior to or at the Effective Time, except for shares of BOX Preferred Stock; provided, however, that, except as provided in the Merger Agreement, the BOX will not pay or agree to pay or deliver any cash or other consideration to the holder of any such option, warrant or other right in consideration of the cancellation or termination thereof.

     Accordingly, pursuant to the Merger Agreement, the BOX will offer $0.50 per share of BOX Common Stock underlying options to Ms. Luann M. Hoffman, Chief Financial and Administrative Officer and Secretary of the BOX, Mr. Peter Cohen, Vice President -- Programming of the BOX and Mr. E. Paul Sartain, Vice
President -- Operations of the BOX, in exchange for cancellation of their options to acquire 100,000 shares, 25,000 shares and 40,000 shares, respectively, which are currently exercisable at a price of $1.00 per share. All of these options are fully vested. The price per share to be paid to Ms. Hoffman, Mr. Cohen and Mr. Sartain for cancellation of their options was derived by subtracting the exercise price of such options from $1.50, the value of one share of BOX Common Stock for purposes of the Merger.

     Pursuant to the Merger Agreement, TCI Music and the BOX agreed to offer options to acquire shares of Series A Common Stock to certain holders of options to acquire shares of BOX Common Stock in exchange for the cancellation of such options. Such holders will receive options to acquire .214 of a share of Series A Common Stock for each share of BOX Common Stock underlying such options, which attributes a value of $7.00 to one share of Series A Common Stock. The persons to whom such offer will be made and the number of shares of BOX Common Stock underlying options to be canceled and the exercise price per share of such options are as follows: Mr. Alan McGlade, President, Chief Executive Officer and a director of the BOX, 300,000 shares at $2.00 per share; Mr. Gino Natalicchio, the former Senior Vice President -- International Development of the BOX, 50,000 shares at $2.00 per share; Mr. Joel S. Rudich, a director of the BOX, 45,000 shares at $1.75 per share; and Mr. Leonard J. Sokolow, a director of the BOX, 45,000 shares at $1.75 per share. All of the options owned by Mr. McGlade would otherwise automatically vest at the Effective Time and would be exercisable in accordance with their terms. In connection with the termination of Mr. Natalicchio's employment with the BOX, the BOX has offered to pay Mr. Natalicchio $10,000 for the cancellation of such options to acquire BOX Common Stock in lieu of the options to acquire shares of Series A Common Stock otherwise to be granted for such cancellation. The options owned by Messrs. Rudich and Sokolow are fully vested and will expire at the Effective Time.

     Each of Messrs. Rudich and Sokolow and Mr. Stanley H. Greene, each a director of the BOX, holds vested options to acquire 10,000 shares of BOX Common Stock currently exercisable at a price of $1.00 per share. Pursuant to the terms of such options, they will expire if not exercised at or prior to the Effective Time. Further, the following persons hold options to acquire shares of BOX Common Stock at an exercise price of $1.00 per share which are not currently exercisable: Mr. Greene, 150,000 shares; Mr. Sartain, 25,000 shares; and Mr. Cohen, 50,000 shares. These options have not vested and pursuant to agreements entered into with each of them, will expire at the Effective Time.

     Indemnification. After the Effective Time, TCI Music will cause the Surviving Corporation to, and, should the Surviving Corporation fail or be unable to do so, TCI Music will indemnify, defend and hold harmless each person who is now, has been at any time prior to August 12, 1997, or who becomes prior to the Effective Time, an officer or director of the BOX, against all losses, expenses, damages, liabilities, costs, judgments, and amounts paid in settlement in connection with any claim, action, suit, proceeding, or investigation based on or arising out of, in whole or in part, any actions or omissions of such person as an officer or director of the BOX on or prior to the Effective Time, including actions or omissions relating to any transactions contemplated by the Merger Agreement, to the fullest extent permitted under the FBCA, the BOX Charter, the BOX Bylaws and any indemnification agreement to which such person is a party in effect on the date of the Merger Agreement (the "BOX Indemnification Agreements"). See "THE MERGER AGREEMENT -- Indemnification."

     Security Ownership. For information regarding the security ownership of BOX Voting Stock by the BOX's directors, the five highest paid executive officers, and directors and executive officers as a group, see "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF TCI MUSIC AND THE BOX -- Security Ownership of the BOX."

                       CERTAIN CONSEQUENCES OF THE MERGER

GENERAL

     Upon consummation of the Merger (i) Acquisition Sub will cease to exist as a separate corporation and the BOX will become the Surviving Corporation; (ii) holders of BOX Common Stock will be entitled to receive shares of Music Series A Preferred Stock and cash in lieu of the issuance of fractional shares of Music Series A Preferred Stock; (iii) holders of BOX Preferred Stock will retain their shares which will be shares of the Surviving Corporation with the rights, privileges and preferences set forth in the BOX Charter and the FBCA; and (iv) TCI Music will hold all of the issued and outstanding shares of the common stock of the Surviving Corporation. See "THE MERGER AGREEMENT -- Consideration to be Received in the Merger." As described under the caption "APPRAISAL RIGHTS," shareholders of BOX Common Stock and BOX Preferred Stock have the right to pursue appraisal rights in lieu of receiving the Music Series A Preferred Stock or retaining their BOX Preferred Stock, as the case may be, pursuant to the Merger. The BOX shareholders who receive Music Series A Preferred Stock pursuant to the Merger will cease to be shareholders of a Florida corporation and will become stockholders of a Delaware corporation. The BOX shareholders who retain their BOX Preferred Stock will continue to be shareholders of the Surviving Corporation, a Florida corporation. See "COMPARISON OF SHAREHOLDERS' RIGHTS."

     Following the consummation of the Merger, the officers and directors of Acquisition Sub will be the officers and directors of the Surviving Corporation and the bylaws of Acquisition Sub will be the bylaws of the Surviving Corporation. The BOX Charter, amended pursuant to the Capitalization Amendment to increase the authorized number of shares of BOX Common Stock from 40,000,000 shares to 100,000,000 shares, will become the articles of incorporation of the Surviving Corporation.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Introduction. TCI Music has not requested a ruling from the IRS with respect to the federal income tax consequences of the Merger. It is not a condition to the Merger that the parties receive such a ruling or an opinion of tax counsel with respect to the intended tax consequences of the Merger. The following is a summary of the anticipated material federal income tax consequences of the Merger to holders of BOX

Common Stock. Sherman & Howard L.L.C., counsel to TCI Music, is of the opinion that the following summary, to the extent it represents matters of law or legal conclusions, accurately summarizes the anticipated material federal income tax consequences of the Merger to the holders of BOX Common Stock.

     The following discussion is not intended to be comprehensive and does not address all aspects of federal income taxation that may be important to particular shareholders. Furthermore, the following discussion may not be relevant or applicable to certain shareholders who are subject to specific tax rules, including but not limited to BOX shareholders who acquired their shares of BOX Common Stock pursuant to the exercise of stock options or otherwise as compensation, shareholders who are not citizens or residents of the United States, or shareholders subject to the alternative minimum tax. This discussion is based upon laws, regulations and rulings and judicial authorities now in effect, all of which are subject to change, and any such change could have retroactive effect.

     Discussion. For federal income tax purposes, the Merger should qualify as a reorganization described in Section 368(a)(1) of the Code, pursuant to Section 368(a)(2)(E) of the Code. Under Section 368(a)(2)(E), the Merger will qualify as a reorganization under Section 368(a)(1) if at least eighty percent of the total value of BOX Voting Stock is acquired by TCI Music pursuant to the Merger in exchange for Music Series A Preferred Stock (rather than for cash or other consideration). It is anticipated that at least eighty percent of BOX Voting Stock will be acquired by TCI Music pursuant to the Merger in exchange for Music Series A Preferred Stock. Although TCI Music will pay cash consideration to certain BOX option holders and dissenting shareholders exercising appraisal rights, it is anticipated that the total cash consideration paid will not constitute more than twenty percent of the total consideration paid to BOX shareholders in the transaction, and thus the eighty percent requirement of
Section 368(a)(2)(E) will be satisfied. The conclusion that the Merger should constitute a reorganization under Section 368(a)(1) is based on the factual assumption that this eighty percent requirement will be met. If this requirement is not satisfied, the Merger will not qualify for reorganization treatment under
Section 368(a)(1).

     The following discussion also assumes that Music Series A Preferred Stock issued to BOX shareholders pursuant to the Merger will not constitute "nonqualified preferred stock" within the meaning of Section 351(g) of the Code.
Section 351(g)(3)(A) of the Code defines "preferred stock" as stock which is limited and preferred as to dividends and which does not participate in corporate growth to any significant extent. Based on applicable legal authorities, Music Series A Preferred stock should not be considered "limited" as to dividends and should be considered to participate in the corporate growth of TCI Music. Thus, Music Series A Preferred Stock should not be considered nonqualified preferred stock. If, however, Music Series A Preferred Stock were determined to be nonqualified preferred stock, the Merger should continue to qualify as a reorganization under Section 368(a)(1) of the Code but Music Series A Preferred Stock would be treated as "boot," or nonqualifying property, received by the BOX shareholders pursuant to the Merger. Consequently BOX shareholders would recognize gain (but not loss) to the extent of the value of the Music Series A Preferred Stock (plus any other consideration) they receive.

     1. If the Merger qualifies as a reorganization under Section 368(a)(1) of the Code (and assuming Music Series A Preferred Stock is not treated as nonqualified preferred stock), the following federal income tax consequences to holders of BOX Common Stock will result:

          (i) No gain or loss will be recognized by a holder of BOX Common Stock as a result of the receipt solely of Music Series A Preferred Stock pursuant to the Merger. A holder of BOX Common Stock, however, will recognize gain upon the receipt of cash in lieu of fractional shares of Music Series A Preferred Stock, as described in (ii) and (iii) below. Likewise, a holder of BOX Common Stock that dissents to the Merger and receives cash as a result of the exercise of the rights described in the Appraisal Sections (the "Appraisal Rights") will recognize gain as described in (v) below.

          (ii) Any cash received by a holder of BOX Common Stock in lieu of a fractional share of Music Series A Preferred Stock will generally be treated as having been received in exchange for such fractional share of Music Series A Preferred Stock and not as a dividend. Any gain or loss recognized as a result of the receipt of such cash should be capital gain or loss (assuming that holder's shares of BOX Common Stock were held as capital assets immediately prior to the Merger) equal to the difference between the amount of cash received and the portion of the shareholder's basis in BOX Common Stock allocable to such fractional share. The capital gain or loss will be long term capital gain or loss if the BOX Common Stock allocable to such fractional share was held for more than 18 months. Special capital gain rules apply if the holding period of BOX Common Stock was more than 12 months but not more than 18 months.

          (iii) The tax basis for the shares of Music Series A Preferred Stock received by each holder of BOX Common Stock will equal the tax basis of such holder's shares of BOX Common Stock (reduced by any amount allocable to fractional share interests for which cash is received).

          (iv) Assuming that the shares of BOX Common Stock are held as capital assets immediately prior to the Merger, a shareholder's holding period for the shares of Music Series A Preferred Stock received in the Merger will include the period during which the shares of BOX Common Stock were held.

          (v) Cash received by a holder of BOX Common Stock as a result of that holder's exercise of Appraisal Rights will generally be treated as having been received in exchange for that holder's BOX Common Stock. Any gain or loss recognized as a result of the receipt of such cash should be capital gain or loss (assuming that the shares of BOX Common Stock were held as capital assets immediately prior to the Merger) equal to the difference between the amount of cash received and the shareholder's basis in the BOX Common Stock. The capital gain or loss will be long-term capital gain or loss if the BOX Common Stock was held for more than 18 months. Special capital gain rules apply if the holding period of BOX Common Stock was more than 12 months but not more than 18 months.

     2. If the Merger does not qualify as a reorganization under Section 368(a)(1) of the Code, the following federal income tax consequences to holders of BOX Common Stock will result:

          (i) Assuming that the shares of BOX Common Stock are held as capital assets immediately prior to the Merger, each BOX shareholder who receives shares of Music Series A Preferred Stock would recognize capital gain or loss equal to the difference between the fair market value of the Music Series A Preferred Stock received (and cash received in lieu of fractional shares) and the shareholder's tax basis in the shares of BOX Common Stock surrendered. Such capital gain or loss would be long-term capital gain or loss if the shares of BOX Common Stock were held for longer than 18 months. Special capital gain rules apply if the holding period of BOX Common Stock was more than 12 months but not more than 18 months.

          (ii) The holding period for Music Series A Preferred Stock received in the Merger would commence as of the day after the Effective Time.

          (iii) Each former BOX shareholder would have a tax basis in the shares of Music A Preferred Stock received in the Merger equal to the fair market value of such shares of Music Series A Preferred Stock.

          (iv) Cash received by a holder of BOX Common Stock pursuant to the exercise of Appraisal Rights would be treated as described in paragraph 1(v) above.

     THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED HERE FOR GENERAL INFORMATION ONLY. THE BOX SHAREHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS, IF ANY.

ACCOUNTING TREATMENT

     The Merger will be accounted for using the purchase method of accounting except that any Music Series A Preferred Stock issued to entities controlled by TCI will be recorded at carryover basis. See the condensed pro forma combined financial statements and notes thereto of TCI Music appearing under the heading "INDEX TO FINANCIAL STATEMENTS."

                              THE MERGER AGREEMENT

GENERAL; EFFECTIVE TIME

     The Merger Agreement provides for the merger of Acquisition Sub with and into the BOX. As a result of the Merger, the separate corporate existence of Acquisition Sub will cease and the BOX will be the Surviving Corporation. In the Merger, shareholders of BOX Common Stock will receive the consideration described below and shareholders of BOX Preferred Stock will retain such shares. The Merger will become effective upon the filing of Articles of Merger with the Secretary of State of the State of Florida. Such filing is anticipated to take place as soon as practicable after the last of the conditions precedent to the Merger set forth in the Merger Agreement have been satisfied or, where permissible, waived. The following description of the Merger Agreement is qualified in its entirety by reference to the complete text of the Merger Agreement which is incorporated by reference herein and a copy of which (exclusive of exhibits and schedules) is included in this Proxy Statement/Prospectus as Appendix I.

CONSIDERATION TO BE RECEIVED IN THE MERGER

     General. Upon consummation of the Merger, (a) each share of BOX Common Stock outstanding immediately prior to the Merger (other than shares held directly or indirectly by the BOX and shares held by holders who elect appraisal rights with respect to their shares in accordance with applicable law) will be converted into the right to receive (i) a fraction of a share of Music Series A Preferred Stock equal to the quotient (rounded to the nearest hundredth) of $1.50 divided by three times the average of the average daily closing bid and asked prices of one share of Series A Common Stock for a period of 20 consecutive trading days ending on the third trading day prior to the Closing as reported on the Nasdaq SmallCap Market and (ii) cash in lieu of fractional shares of Music Series A Preferred Stock and (b) each share of Box Preferred Stock outstanding immediately prior to the Merger (other than shares used by holders who elect appraisal rights with respect to their shares in accordance with applicable law) will remain an outstanding share of the Surviving Corporation with all of the rights, privileges and preferences set forth in the BOX Charter and the FBCA. TCI Music has entered into discussions with the holder of all of the outstanding shares of BOX Preferred Stock to purchase such shares prior to the consummation of the Merger for cash in the amount of $2,500,000 (the equivalent of $1.50 per share), plus accrued but unpaid dividends. If the Merger had been consummated on November 10, 1997, based on a calculation of the average of the average daily closing bid and asked prices of one share of Series A Common Stock for a period of 20 consecutive trading days ending November 5, 1997 ($7.58), the Merger Conversion Ratio would be .07 of a share of Music Series A Preferred Stock for one share of BOX Common Stock. The foregoing example is for illustrative purposes only. The actual number of shares of TCI Music Preferred Stock into which the BOX Common Stock will be calculated will be based on the market price of the TCI Music Common Stock prior to the Merger and accordingly, the actual conversion ratio may be higher or lower than that presented in the example. See "The Merger Agreement -- Consideration to be Received in the Merger." Each share of Music Series A Preferred Stock will be convertible at the option of the holder initially into three shares of Series A Common Stock. Each share of Music Series A Preferred Stock will be entitled to vote on all matters submitted to a vote of the holders of the Series A Common Stock and to the number of votes equal to the number of shares of Series A Common Stock into which such share is convertible as of the Record Date for the matter to be voted upon. Each share of Series A Common Stock currently outstanding trades together with a TCI Right, which entitles the holder to require TCI to purchase from such holder one share of Series A Common Stock for $8.00, if prior to July 11, 1998, the price of one share of Series A Common Stock does not equal or exceed $8.00 per share for at least 20 consecutive trading days. If the TCI Rights have not terminated prior to July 11, 1997, they will become exercisable for a 30-day period following such date and will expire on the last day of such 30-day period unless extended by their terms. The market price of one share of Series A Common Stock, with reference to which the number of shares of Music Series A Preferred Stock to be issued in the Merger will be determined, includes the value, if any, ascribed by the market to a TCI Right. The shares of Series A Common Stock into which the shares of Music Series A Preferred Stock issuable in the Merger will be convertible will not have any such associated TCI Rights, and if conversion occurs prior to the termination or expiration of the TCI Rights, the Series A Common Stock without the TCI Rights received upon conversion will not be tradable on the Nasdaq SmallCap Market under the symbol "TUNE" with the Series A Common Stock including the TCI Rights until the TCI Rights terminate or expire. See "THE MERGER -- Interests of Certain Persons in the Merger," "CONTROL BY TCI; ARRANGEMENTS BETWEEN TCI AND TCI MUSIC -- TCI Rights," "THE MERGER -- Opinion of Financial Advisor Retained by the BOX Board," "RISK FACTORS -- Termination of TCI Rights; Potential Decrease in Price of Series A Common Stock" and "-- Nasdaq Listing and Maintenance Requirements; Absence of Trading Market." For a description of the Music Series A Preferred Stock, see "DESCRIPTION OF TCI MUSIC CAPITAL STOCK -- Music Series A Preferred Stock" and the Certificate of Designations included as Appendix II to this Proxy Statement/Prospectus. For a summary of differences between the rights of holders of Music Series A Preferred Stock, BOX Common Stock and BOX Preferred Stock, see "COMPARISON OF SHAREHOLDERS' RIGHTS."

     Fractional shares of Music Series A Preferred Stock will not be issued in the Merger. Holders of BOX Common Stock otherwise entitled to a fractional share of Music Series A Preferred Stock will be paid cash in an appropriate amount based upon the value of Series A Common Stock as described above.

     As a condition to the Merger, the number of shares of BOX Common Stock authorized under the BOX Charter will be increased prior to the Merger from 40,000,000 shares to 100,000,000 shares pursuant to the Capitalization Amendment. Each share of common stock, par value $0.01 per share, of Acquisition Sub outstanding immediately prior to the Merger will be converted into and will thereafter evidence a number of shares of common stock of the Surviving Corporation equal to the quotient (rounded down to the nearest whole number) of the number of shares of BOX Common Stock outstanding immediately prior to the Merger divided by the number of shares of common stock of Acquisition Sub outstanding immediately prior to the Merger.

     Consideration to be Received by TCI Affiliates. As a holder of shares of BOX Common Stock, Liberty VJN, Inc., an indirect wholly-owned subsidiary of TCI, will receive Music Series A Preferred Stock in exchange for its shares of BOX Common Stock owned at the Effective Time, which will represent approximately 4.8% of the outstanding shares of TCI Music Series A Preferred Stock. Following the Merger, TCI will beneficially own approximately 4.8% of the outstanding shares of Music Series A Preferred Stock, 45.7% of the outstanding shares of Series A Common Stock and 100% of the outstanding shares of Series B Common Stock, which will collectively represent approximately 98.0% of the voting power of the outstanding shares of TCI Music Voting Stock. Following the Merger, TCI Music will also own all of the issued and outstanding shares of common stock of the Surviving Corporation, which will represent approximately 93.7% of the voting power of the outstanding shares of voting stock of the Surviving Corporation. TCI has entered into discussions with the holder of all of the outstanding shares of BOX Preferred Stock to purchase such shares prior to the Effective Time for cash in the aggregate amount of $2,500,000 (the equivalent of $1.50 per share), plus accrued but unpaid dividends. If such purchase is consummated prior to the Effective Time, the BOX will be a wholly-owned subsidiary of TCI Music immediately after the Effective Time. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF TCI MUSIC AND THE BOX."

     Exchange of Shares. As soon as practicable after the Effective Time, transmittal forms will be mailed to each holder of record of shares of BOX Common Stock to be used in forwarding his or her certificates evidencing such shares for surrender and exchange for certificates evidencing the shares of Music Series A Preferred Stock represented thereby to which he or she has become entitled and, if applicable, cash in lieu of fractional shares of such Music Series A Preferred Stock. After receipt of such transmittal form, each holder of certificates formerly representing BOX Common Stock should surrender such certificates to The Bank of New York, as exchange agent (the "Exchange Agent"), and each such holder will receive in exchange therefor certificates evidencing the whole number of shares of Music Series A Preferred Stock represented thereby to which he or she is entitled and a check for any cash that may be payable in lieu of a fractional share of such Music Series A Preferred Stock. Such transmittal forms will be accompanied by instructions specifying other details of the exchange.

     SHAREHOLDERS OF BOX COMMON STOCK SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM.

     SHAREHOLDERS OF BOX PREFERRED STOCK WILL NOT RECEIVE A TRANSMITTAL FORM AND SHOULD NOT SEND IN THEIR CERTIFICATES BECAUSE THEIR SHARES WILL NOT BE EXCHANGED PURSUANT TO THE MERGER.

     After the Effective Time, each certificate evidencing shares of BOX Common Stock (other than certificates evidencing shares held directly or indirectly by the BOX (which will be canceled)), until so surrendered and exchanged, will be deemed, for all purposes, to evidence only the right to receive the number of shares of Music Series A Preferred Stock that the holder of such certificate is entitled to receive and the right to receive any cash payment in lieu of fractional shares of Music Series A Preferred Stock. The holder of such unexchanged certificate will not be entitled to receive any dividends or other distributions, if any, payable by TCI Music until the certificate is surrendered. Subject to applicable laws, such dividends and distributions, if any, will be accumulated and, at the time of such surrender, all such unpaid dividends and distributions, together with any cash payment in lieu of a fractional share will be paid, without interest.

     For a discussion of the procedures that will be followed with respect to holders of BOX Common Stock who may be subject to the notification and reporting requirements of the HSR Act, see "-- Governmental Approvals" below.

CONDITIONS TO THE MERGER

     The respective obligations of the BOX, TCI Music and Acquisition Sub to effect the Merger are subject to the satisfaction of certain conditions, including (i) the Merger Agreement and the transactions contemplated by the Merger Agreement shall have been duly approved by the holders of BOX Voting Stock; (ii) no governmental entity shall have enacted, issued, promulgated, enforced or entered any legal requirement that remains in effect and has the effect of making the transactions contemplated by the Merger Agreement illegal or otherwise prohibiting the transactions contemplated by the Merger Agreement and that could reasonably be expected to materially and adversely affect the value of the BOX; and (iii) the Registration Statement shall have become effective in accordance with the provisions of the Act and any necessary state securities law approvals shall have been obtained and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and remain in effect.

     The obligations of the BOX to consummate the transactions contemplated by the Merger Agreement are subject to the satisfaction or waiver of the following conditions: (i) the execution by TCI and TCI Music of the Amended Contribution Agreement and the execution by DMX and the TCI Affiliate of the Affiliation Agreement, providing, among other things, for the payment of the Annual TCI Payments to TCI Music or DMX in the aggregate amount of approximately $26.5 million; (ii) the Extension of TCI Music Note pursuant to which the maturity date of the TCI Music Note will be extended for a period not to exceed 18 months; (iii) the performance by TCI Music and Acquisition Sub, in all material respects, of their respective agreements in the Merger Agreement to be performed prior to the Effective Time and the accuracy of the representations and warranties of each of them in all material respects; (iv) the receipt by the BOX of an opinion of counsel to the effect that the Merger, when completed in accordance with the Merger Agreement, will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code or other evidence reasonably satisfactory to the BOX that the Merger will qualify for such treatment; and (v) no material adverse change in the financial condition, results of operations, assets, liabilities or business of TCI Music occurred since the date of the Merger Agreement. See "CONTROL BY TCI; ARRANGEMENTS BETWEEN TCI AND TCI MUSIC -- Amended Contribution Agreement,"
"-- Affiliation Agreement" and "-- Extension of TCI Music Note."

     The respective obligations of TCI Music and Acquisition Sub to consummate the transactions contemplated by the Merger Agreement are also subject to the satisfaction or waiver of the following conditions: (i) the performance by the BOX, in all material respects, of its agreements in the Merger Agreement to be performed by the Effective Time and the accuracy of the BOX's representations and warranties in all material respects; (ii) the BOX shareholders have not demanded appraisal rights in accordance with Sections 607.1301, 607.1302 and
607.1320 of the FBCA with respect to more than 15% of the issued and outstanding shares of BOX Voting Stock; (iii) receipt of all consents, orders or approvals of governmental entities and third parties, to the extent required to be obtained under the Merger Agreement; and (iv) no material adverse change in the financial condition, results of operations, assets, liabilities or business of the BOX has occurred since the date of the Merger Agreement.

GOVERNMENTAL APPROVALS

     The consent of the Federal Communications Commission to the acquisition by TCI Music of an indirect interest in VJN LPTV Corp., a wholly-owned subsidiary of the BOX, which engages in the operation of low power television stations in the United States, must be obtained in connection with the consummation of the Merger. TCI Music and the BOX are not aware of any other governmental consents and governmental filings that must be obtained or made in connection with the consummation of the Merger (other than in connection with compliance with federal and state securities laws).

     Certain shareholders of the BOX may be individually subject to the notification and waiting-period requirements of the HSR Act if as a result of the Merger they will hold Music Series A Preferred Stock (or a combination of Music Series A Preferred Stock and other voting securities of TCI) having a value of more than $15 million. Determination of whether notification is required in a particular case will necessitate, among other things, consideration of potentially applicable exemptions and application of a jurisdictional test relating to such holder's revenue and assets. Persons whom the BOX and TCI Music expect to hold as a result of the Merger shares of Music Series A Preferred Stock (or a combination of Music Series A Preferred Stock and other voting securities of TCI Music or any of its affiliates) having a value in excess of $15 million will be required, as a precondition to receiving such shares, to provide TCI Music with evidence of compliance with the HSR Act, satisfactory in form and substance to TCI Music and its counsel. If necessary, TCI Music will deposit into escrow the shares of Music Series A Preferred Stock issuable to any shareholder obligated to file a pre-merger notification and report form under the HSR Act and will instruct the Exchange Agent to hold such shares pending the expiration or termination of the applicable waiting period.

COVENANTS

     The BOX has agreed to conduct, and to cause each of its subsidiaries to conduct, its business in the ordinary course and to use, and to cause each of its subsidiaries to use, its reasonable best efforts to preserve intact its present business organization, and to preserve its relationships with customers, suppliers and others having business dealings with it. The BOX has agreed that, except as required or permitted by the Merger Agreement or consented to in writing by TCI Music, it will not, and it will not permit any of its subsidiaries to, prior to the Effective Time, (i) sell or pledge or agree to sell or pledge any capital stock or other ownership interest in any of its subsidiaries, (ii) amend or propose to amend the BOX Charter or BOX Bylaws or the charter or bylaws of any of its subsidiaries, (iii) split, combine or reclassify its outstanding capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of, or other ownership interests in, the BOX or any of its subsidiaries, or declare, set aside or pay any dividend or other distribution to shareholders of the BOX or any of its subsidiaries, (iv) directly or indirectly redeem, purchase or otherwise acquire any shares of capital stock of, or other ownership interests in, the BOX or any of its subsidiaries; (v) (a) issue, deliver or sell any shares of capital stock of, or other ownership interests in, the BOX or any of its subsidiaries, or any option, warrant or other right to acquire, or any security convertible into shares of capital stock of, or other ownership interests in, the BOX or any of its subsidiaries except as required or permitted by the Merger Agreement, (b) acquire, lease or dispose of any assets, other than in the ordinary course of business consistent with past practice, (c) create, assume or incur any indebtedness for borrowed money exceeding $200,000, other than indebtedness incurred to refinance outstanding indebtedness in an amount not exceeding the principal amount of the indebtedness being refinanced and indebtedness owed by the BOX to any of its subsidiaries or by way of such subsidiaries to the BOX or any other subsidiary of the BOX, (d) mortgage, pledge or subject to any lien any of its assets except to secure indebtedness permitted by the foregoing clause
(c) and certain other permitted liens described in the Merger Agreement or (e) enter into any other material transaction, in each case other than in the ordinary course of business consistent with past practice, (vi) make any payments with respect to any indebtedness of the BOX or any of its subsidiaries except for such payments that are scheduled to come due prior to the Effective Time, (vii) acquire any business or business organization or division thereof that is material, individually or in the aggregate to the BOX taken as a whole or (viii) agree to do any of the foregoing.

     The BOX further agreed that except as consented to in writing by TCI Music or required to comply with applicable law or existing company benefit plans it will not permit any of its subsidiaries to (i) adopt, terminate or amend any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer or current or former employee, (ii) increase in any manner the compensation or benefits of any director, officer or employee (except for normal increases in the ordinary course of business consistent with past practice),
(iii) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or benefit plan, (iv) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or benefit plan (except for such actions made in the ordinary course of business consistent with past practice) or (v) agree to do any of the foregoing.

     The BOX has further agreed that it will not take, or agree to take, and will cause its subsidiaries not to take or agree to take, any actions that would
(i) make any representation or warranty of the BOX contained in the Merger Agreement untrue or incorrect so as to cause the condition with respect to the BOX's representations and warranties not to be fulfilled as of the Effective Time or (ii) result in any of the other conditions to the obligations of TCI, TCI Music and Acquisition Sub in the Merger Agreement not being satisfied as of the Effective Time.

NO SOLICITATION OF TRANSACTIONS

     The Merger Agreement provides that, subject to the fiduciary duties of the BOX Board, none of the BOX or any of its subsidiaries or any of their respective officers, directors, representatives or agents will take any action to initiate the submission of any Acquisition Proposal (defined below), enter into any agreement with respect to any Acquisition Proposal or participate in negotiations with, or provide information concerning, the BOX or its assets, liabilities or business to, any person in connection with any Acquisition Proposal.

     The BOX will promptly communicate to TCI Music any solicitation or inquiry received by the BOX and the terms of any proposal or inquiry that it may receive in respect of any Acquisition Proposal, or of any such information requested from it or of any such negotiations or discussions being sought to be initiated with it. The BOX Board is not prohibited from (i) making any disclosure to the BOX's shareholders or (ii) responding to any unsolicited proposal or inquiry by advising the person making such proposal or inquiry of the terms of its obligations regarding an Acquisition Proposal. "Acquisition Proposal" is defined in the Merger Agreement to mean any proposed (i) merger, consolidation or similar transaction involving the BOX, (ii) sale, lease or other disposition directly or indirectly by merger, consolidation, share exchange or otherwise of all or any substantial part of the assets of the BOX or its subsidiaries, (iii) issue, sale or other disposition of securities representing 25% or more of the voting power of BOX Voting Stock or (iv) transaction in which any person proposes to acquire beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of, or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 25% or more of the outstanding BOX Voting Stock.

     Pursuant to the Voting Agreement, the Voting Shareholders, who collectively own approximately 56.4% of BOX Voting Stock, have agreed to vote all of their beneficially owned shares against any proposal that would in any way inhibit the timely consummation of the Merger and the other transactions contemplated by the Merger Agreement; thus any Acquisition Proposal described above (other than the Merger) could not be approved by a majority of the BOX shareholders.

CERTAIN PERSONNEL MATTERS

     The terms of the BOX Plan do not address the rights of option holders in the case of a merger such as the Merger. However, the BOX Stock Option Agreements provide, in most cases, that, in the case of a merger such as the Merger, all outstanding options automatically vest and are exercisable on the closing date of the merger and are exercisable in accordance with their terms. The terms of the BOX Director Option Agreements provide that the options must be exercised by the Effective Time or they will be canceled.

     Pursuant to the Merger Agreement, the BOX agreed to take all actions necessary to cause any outstanding stock options, warrants or other right to acquire any capital stock of the BOX to be canceled if not exercised prior to the Effective Time, except for shares of BOX Preferred Stock; provided, however, that the BOX will not pay or agree to pay or deliver any cash or other consideration to the holder of any such option, warrant or other right in consideration of the cancellation or termination thereof except as follows:

     - Offer to former employees of the BOX who hold options for an aggregate of 201,334 shares of BOX Common Stock and a former director who holds options for 45,000 shares of BOX Common Stock that, to the extent such employees and director exercise such options prior to the Effective Time, the shares of BOX Common Stock will be converted into Music Series A Preferred Stock at the Effective Time on the same basis as all other BOX Common Stock, but to the extent those options are not exercised prior to the Effective Time, they will expire at the Effective Time.

     - Offer to enter into agreements with current employees and one former employee of the BOX who hold an aggregate of 381,666 vested options exercisable for shares of BOX Common Stock at $2.00 per share and current directors of the BOX who hold an aggregate of 90,000 vested options exercisable at $1.75 per share which provide, at the Effective Time, their options will be canceled in exchange for options to purchase Series A Common Stock. Pursuant to such agreements, for each share of BOX Common Stock subject to options held by such option holders, the holders will receive options entitling them to purchase 0.214 shares of Series A Common Stock at the exercise price per share of $6.25. The new options will be issued under, and subject to, the provisions of the TCI Music, Inc. 1997 Stock Incentive Plan (the "1997 TCI Music Plan"). The new options will have the same vesting schedules as the existing BOX options (and credit toward vesting will be given for past service), but the new options will not be exercisable until expiration of the TCI Rights unless TCI Music is successful in having its Series A Common Stock, without the TCI Rights, quoted on Nasdaq. If any of those BOX options are exercised prior to the Effective Time, the shares of BOX Common Stock issued upon such exercise will be converted into Music Series A Preferred Stock on the same basis as all other BOX Common Stock.

     - Offer to pay to current employees at the Effective Time, in cancellation of 211,668 vested options exercisable for shares of BOX Common Stock at $1.00 per share, the sum of $0.50 cash per option share.

     - Offer to the BOX's current outside directors who hold vested options for an aggregate of 30,000 shares of BOX Common Stock, exercisable at $1.00 per share that such directors exercise those options prior to the Effective Time or they will expire at the Effective Time in accordance with their terms. Any shares of BOX Common Stock issued upon such exercise will be converted to Music Series A Preferred Stock at the Effective Time on the same basis as all other BOX Common Stock.

     - Offer to current employees of the BOX who hold non-vested options for 303,334 shares of BOX Common Stock that such employees exercise those options before the Effective Time or such options will be canceled.

     Pursuant to the Merger Agreement, each employee of the Surviving Corporation who was an employee of the BOX immediately prior to the Effective Time, to the extent permitted by TCI Music's employee benefit plans (as defined in Section 3(b) of ERISA) (i) will receive credit for past service with the BOX for purposes of eligibility and vesting under the Surviving Corporation's employee benefit plans (as defined in Section 3(3) of ERISA) to the extent such service was credited under the BOX benefit plans on the date of the Closing,
(ii) will not be subject to any waiting periods or limitations on benefits for pre-existing conditions under the Surviving Corporation's employee benefit plans, including any group health and disability plans, except to the extent such employees were subject to such limitations under the BOX benefit plans and
(iii) will receive credit for past service with the BOX for purposes of eligibility and vesting under the Surviving Corporation's plans and policies with respect to seniority benefits, including vacation and sick leave. Current employees of the BOX who continue as employees of TCI Music will be considered for the grant of options under the 1997 TCI Music Plan on the same basis as employees of TCI Music and its subsidiaries.

INDEMNIFICATION

     The Merger Agreement provides that after the Effective Time TCI Music will cause the Surviving Corporation to indemnify, defend and hold harmless, and, should the Surviving Corporation fail or be unable to do so, TCI Music will indemnify, defend and hold harmless the officers and directors of the BOX to the fullest extent permitted by applicable law, the BOX Charter, the BOX Bylaws and the BOX Indemnification Agreements. See "THE MERGER--Interests of Certain Persons in the Merger."

TERMINATION; AMENDMENT AND WAIVER

     The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, whether before or after approval by the BOX's shareholders, (i) by mutual consent of the BOX Board and the TCI Music Board,
(ii) by either the BOX or TCI Music (A) if the Merger has not been consummated on or before July 11, 1998, so long as the party seeking to terminate the Merger Agreement has not breached its obligations under the Merger Agreement in any material respect as of the time such party gives notice of its election to terminate the Merger Agreement and, if the BOX is the terminating party, so long as none of the Voting Shareholders is in breach of any obligations under the Voting Agreement as of the time the BOX gives notice of its election to terminate the Merger Agreement, or (B) if the shareholders of the BOX shall not have approved and adopted the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement at the Special Meeting, (iii) by the BOX, provided the BOX is not in breach of any of its obligations thereunder in any material respect and none of the Voting Shareholders is in breach of any obligations under the Voting Agreement, in each case as of the time that the BOX gives notice of its election to terminate the Merger Agreement, if any of the conditions to its obligations to consummate the Merger have not been satisfied or waived at such time as such condition is no longer capable of satisfaction,
(iv) by the BOX, provided the BOX is not, in any material respect, in breach of any of its obligations not to solicit any Acquisition Proposal or any other provision of the Merger Agreement and none of the Voting Shareholders is in breach of any obligations under the Voting Agreement, in each case as of the time that the BOX gives notice of its election to terminate the Merger Agreement, if the BOX is presented with an unsolicited Acquisition Proposal that, taking into account all relevant factors (including the nature and amount of consideration to the BOX shareholders and the certainty of, and time requirement for, completion of the transactions proposed in such Acquisition Proposal), is more favorable to the BOX's shareholders from a financial point of view than the transactions contemplated by the Merger Agreement, or (v) by TCI Music, provided TCI Music and Acquisition Sub have not breached any of their obligations thereunder in any material respect, if any of the conditions to their obligations to consummate the Merger have not been satisfied or waived at such time as such condition is no longer capable of satisfaction. See
"-- Conditions to the Merger."

     In the event of termination of the Merger Agreement by either the BOX or TCI Music as provided above, the Merger Agreement will become void and (except for the willful breach of the Merger Agreement by any party to the Merger Agreement) there will be no liability or obligation on the part of any of the BOX, TCI Music or Acquisition Sub, other than as provided by the BOX Services Agreement. See "THE MERGER -- Background of the Merger."

     The BOX, TCI Music and Acquisition Sub may amend the Merger Agreement in writing by or pursuant to action taken by all of their respective boards of directors, at any time before or after approval by the shareholders of the BOX of the Merger Agreement and prior to the Effective Time, but after such approval by the shareholders of the BOX, no amendment may be made that alters the indemnification provisions of the Merger Agreement, changes the ratio at which BOX Common Stock is to be converted into Music Series A

Preferred Stock, or changes, in any way adverse to such shareholders, the terms of the Music Series A Preferred Stock, or that in any other way materially adversely affects the rights of such shareholders, without the further approval of such shareholders. At any time prior to the Effective Time, the BOX, TCI Music and Acquisition Sub, by or pursuant to action taken by their respective boards of directors, may agree to extend the time specified in the Merger Agreement for performance of any of the obligations or other acts of the other parties to the Merger Agreement, waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement or waive compliance with any of the agreements or conditions contained in the Merger Agreement.

CERTAIN RESTRICTIONS ON RESALE OF MUSIC SERIES A PREFERRED STOCK

     The issuance of all shares of Music Series A Preferred Stock issuable in the Merger will be registered under the Act and such shares will be freely transferable, except that any such shares received by persons who are deemed "affiliates" (as such term is defined for purposes of Rule 145 under the Act) of the BOX prior to the Merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 under the Act (or Rule 144 in the case of such persons who become affiliates of TCI) or as otherwise permitted under the Act. Persons who may be deemed to be affiliates of the BOX generally include individuals or entities that control, are controlled by, or are under common control with, the BOX and may include certain officers and directors of the BOX as well as principal shareholders of the BOX.

EXPENSES

     The Merger Agreement provides that each party will pay its own costs and expenses in connection with the transactions contemplated by the Merger Agreement.

                   ARRANGEMENTS BETWEEN THE BOX AND TCI MUSIC

VOTING AGREEMENT

     Pursuant to the Voting Agreement, the Voting Shareholders agreed to vote all of the shares of BOX Voting Stock beneficially owned by them in favor of the adoption and approval of the Merger Agreement and the Merger at every meeting of the BOX shareholders at which such matters are considered and at every adjournment or postponement thereof. The Voting Shareholders have further agreed to vote all of their beneficially owned shares against any proposal that would in any way inhibit the timely consummation of the Merger and the other transactions contemplated by the Merger Agreement. Under the Voting Agreement, the Voting Shareholders may not deposit any shares of BOX Voting Stock beneficially owned by them in a voting trust or subject any of such shares to any arrangement with respect to the voting of such shares other than the Voting Agreement or any other agreement entered into in furtherance of the Merger. The Voting Shareholders may not sell, assign, pledge or grant a lien on or otherwise transfer any of their interests in any of their shares of BOX Voting Stock to any person unless such transferee agrees in writing to be bound by the Voting Agreement to the same extent as the Voting Shareholder.

SERVICES AGREEMENT

     In connection with the Merger, the parties agreed to enter into the BOX Services Agreement, pursuant to which the BOX will provide services to TCI Music necessary to develop, market and manage the Music Multiplex. On August 12, 1997, TCI Music entered into a binding term sheet setting forth certain terms of the BOX Services Agreement, which term sheet will operate as such services agreement until a definitive agreement is executed. Pursuant to the BOX Services Agreement, TCI Music will pay the BOX an hourly rate for certain services (at rates from $150 to $200 per hour) and will reimburse the BOX for certain costs and expenses incurred in connection with such services. Payment for development services in excess of

$44,000 and reimbursement for any expense paid to an outside vendor in excess of $10,000 are subject to the prior approval of TCI Music. In connection with the development of the Music Multiplex, the BOX will install digital boxes at NDTC's facility in Colorado. The reimbursable costs of materials and installation of each such box are estimated to be $40,000. The monthly costs of operational support provided by the BOX for the Music Multiplex to be reimbursed by TCI Music are estimated to be approximately $13,000, excluding any external costs. TCI Music advanced approximately $250,000 to the Box in the form of a promissory note dated October 3, 1997, which amount has been offset in full against amounts payable by TCI Music for goods and services under the BOX Services Agreement.

     The BOX Services Agreement has initial term of one year beginning July 28, 1997 and will automatically terminate at the Effective Time. The BOX Services Agreement will be automatically extended for successive six-month periods, provided the Merger Agreement has not been terminated, unless the BOX terminates the BOX Services Agreement at the end of any additional six-month term by providing notice to TCI Music at least 60 days prior to the commencement of such term. TCI Music may terminate the BOX Services Agreement at any time by providing notice to the BOX at least 60 days prior to such termination. As of the date of this Prospectus/Proxy Statement, the parties have not entered into a definitive services agreement.

     If the Merger Agreement is terminated pursuant to (i) Section 9.1(d) thereof (based upon the receipt of an unsolicited acquisition proposal that is more favorable to shareholders of the BOX from a financial point of view), (ii)
Section 9.1(b) thereof (based upon the failure of shareholders of the BOX to approve the Merger Proposals or the failure to consummate the Merger on or before July 11, 1998) or (iii) Section 9.1(e) thereof (based upon the failure of certain conditions precedent to the obligations of the parties to effect the Merger, if such condition is no longer capable of satisfaction), then TCI Music, at its sole election, may either terminate the BOX Services Agreement or extend the BOX Services Agreement for a period of three years (the "Initial Extension") from such date of termination of the Merger Agreement, provided that the BOX Services Agreement has not been previously terminated. At the end of the Initial Extension, TCI Music may renew the BOX Services Agreement for an additional two years. The BOX will have no right to terminate the BOX Services Agreement during the Initial Extension or any renewal thereof, but TCI Music may terminate the BOX Services Agreement by providing 60 days' prior notice to the BOX during the Initial Extension or any renewal thereof. Further, during the Initial Extension and any renewal thereof, the compensation payable to the BOX for services pursuant to the BOX Services Agreement will be the BOX's cost to provide such services plus 20%.

BOX AFFILIATION AGREEMENT

     The BOX has entered into an Affiliation Agreement dated February 27, 1997 with Satellite Services, Inc. ("SSI"), an affiliate of TCI Music, which provides for distribution of the BOX Service to approximately 1.8 million subscribers. Such agreement has an initial term of seven years, is renewable for successive five-year terms, and is terminable by SSI upon 45 days' prior written notice to the BOX. Revenue derived from music video requests made by subscribers of SSI-affiliated systems represent approximately 27% of the BOX's domestic net viewer revenue.

             CONTROL BY TCI; ARRANGEMENTS BETWEEN TCI AND TCI MUSIC

GENERAL

     The outstanding shares of Series A Common Stock represent approximately 19.25% of, and 2.3% of the voting power related to, the total outstanding shares of the TCI Music Common Stock; and the outstanding shares of Series B Common Stock represent approximately 80.75% of, and 97.7% of the voting power related to, the total outstanding shares of TCI Music Common Stock. TCI beneficially owns approximately 45.7% of the outstanding shares of Series A Common Stock and all of the outstanding shares of Series B Common Stock, which collectively represent approximately 89.6% of the outstanding shares of TCI Music Common

Stock. Since holders of shares of Series A Common Stock are entitled to one vote per share and holders of shares of Series B Common Stock are entitled to ten votes per share on each matter presented to a vote of the holders of TCI Music Common Stock, TCI currently controls approximately 98.7% of the voting power of the outstanding shares of TCI Music Common Stock. See "DESCRIPTION OF TCI MUSIC CAPITAL STOCK." In connection with the Merger, shares of Music Series A Preferred Stock will be issued to affiliates of TCI representing approximately 4.8% of the Music Series A Preferred Stock and 0.04% of the voting power of the TCI Music Voting Stock, resulting in beneficial ownership by TCI of approximately 98.0% of the total voting power of the outstanding TCI Music Voting Stock following the Merger. Thus, TCI currently has, and will continue to have after the Merger, the voting power to control all matters requiring approval of TCI Music's shareholders voting as a single class, including the election of directors, the adoption of amendments to the TCI Music Charter and the approval of mergers and sales of TCI Music's assets. See "THE
MERGER -- Interest of Certain Persons in the Merger," "THE MERGER
AGREEMENT -- Consideration to be Received in the Merger," and "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF TCI MUSIC AND THE BOX."

     TCI Music and TCI have entered into a number of intercompany agreements more fully described below covering matters such as the provision of services and allocation of tax liabilities. TCI also provides certain administrative, financial, legal, treasury, accounting, tax and other services to TCI Music and makes available certain of its employee benefit plans to TCI Music's employees. The terms of these arrangements were established by TCI in consultation with TCI Music and are not the result of arm's-length negotiations. Accordingly, although TCI Music believes that the terms of these arrangements are reasonable, there is no assurance that the terms and conditions of these agreements, or the terms of any future arrangements between TCI and TCI Music, are as favorable to TCI Music as could be obtained from unaffiliated third parties. In addition, TCI Music and TCI and their respective subsidiaries and affiliates may from time to time do business with one another following the Merger, in areas not governed by any of the following agreements.

     If TCI were to seek to acquire the shares of TCI Music held by the public, it would likely have the power to do so over the objection of other stockholders, subject to any applicable provisions of Delaware law requiring such a transaction to be "fair" to minority stockholders.

     Conflicts of interest between TCI Music and TCI could arise with respect to business dealings between them, including potential acquisitions of businesses or properties, the issuance of additional securities, the election of new or additional directors, and the payment of dividends by TCI Music. A conflict of interest could also arise from TCI's position as the sole and exclusive agent for TCI Music in any and all matters relating to TCI Music's federal income tax liability, which includes the sole and exclusive responsibility for the preparation and filing of consolidated federal and consolidated or combined state income tax returns (or amended returns), to contest or compromise any asserted tax adjustment or deficiency and to file, litigate or compromise any claim for refund on behalf of TCI Music. TCI Music has not instituted any formal plan or arrangement to address potential conflicts of interest that may arise between TCI Music and TCI. However, the directors of TCI Music intend to exercise reasonable judgment and take such steps as they deem necessary under all of the circumstances in resolving any specific conflict of interest that may occur and will determine what, if any, specific measures, such as retention of an independent advisor or independent counsel or appointment of a special committee, may be necessary or appropriate. There can be no assurance that any conflicts will be resolved in favor of TCI Music.

AMENDED CONTRIBUTION AGREEMENT

     In connection with the DMX Merger, TCI Music and TCI entered into the Contribution Agreement dated July 11, 1997, pursuant to which TCI agreed to cause certain of its affiliates to assign and contribute to TCI Music the right to receive the revenue from sales of the DMX Service net of an amount equal to 10% of the revenue from such sales to residential subscribers and net of license fees otherwise payable to DMX for a 10-year period beginning July 1, 1997 and to transfer certain equipment to DMX useful in DMX's business. In consideration of such agreement, in connection with the consummation of the DMX Merger, TCI Music delivered to TCI, as designee for certain TCI affiliates, 62,500,000 shares of Series B Common Stock and the TCI Music Note. Pursuant to the Merger Agreement, TCI Music and TCI entered into the Amended Contribution Agreement effective as of July 1, 1997, which provides, among other things, for TCI to deliver, or cause certain of its subsidiaries to deliver, in lieu of TCI's obligation to cause its affiliates to make contributions to TCI Music under the Conbribution Agreement described above, to TCI Music the Annual TCI Payments aggregating $18 million annually (adjusted annually by the CPI for the prior year) for a term of 20 years. The Annual TCI Payments represent (i) revenue of subsidiaries of TCI that is attributable to the distribution and sale of the DMX Service to cable subscribers who receive the DMX Service via Tuner Distribution (rather than Digital Distribution) (net of an amount equal to 10% of such revenues derived from residential customers and license fees otherwise payable to DMX pursuant to the Affiliation Agreement) and (ii) compensation to TCI Music and DMX for certain other rights.

AFFILIATION AGREEMENT

     In connection with the Merger Agreement, the TCI Affiliate will enter into the Affiliation Agreement, for a 10-year period effective as of July 1, 1997, pursuant to which DMX will grant to the TCI Affiliate and certain affiliates of the TCI Affiliate the non-exclusive right to distribute and subdistribute the DMX Service to commercial and residential customers for a 10-year period in exchange for licensing fees paid by the TCI Affiliate to DMX.

     Under the Affiliation Agreement, the annual fee paid by the TCI Affiliate to DMX will be $8,500,000 for the initial three years, subject to adjustment annually (beginning July 1, 1998) by the percentage change in the CPI for the prior year and for subscribers served by certain divested systems and acquired systems. During the fourth through tenth years of the term of the Affiliation Agreement, the annual fee will be further adjusted on a monthly basis upward or downward, as the case may be, based on the increase or decrease in the actual number of subscribers in wholly owned and operated systems above or below (i) the number of commercial cable accounts in wholly owned and operated TCIC cable systems on July 1, 1997 (for commercial fees) and (ii) the baseline number of two million (for residential fees), such adjustment calculated in accordance with the terms of the Affiliation Agreement and not to exceed a maximum annual reduction of 10% of the prior year's fees. The TCI Affiliate fees will also be adjusted upward or downward to reflect actual DMX licensing fees payable to ASCAP, BMI, and SESAC.

     The Affiliation Agreement between DMX and SSI dated July 6, 1989 (the "Old Affiliation Agreement") provides for distribution by SSI-affiliated cable systems of the DMX Service and the Superaudio service (a basic analog music service provided through a joint venture between DMX and an affiliate of Jones Intercable, Inc.). Although the Affiliation Agreement supersedes the Old Affiliation Agreement with respect to the DMX Service, the Old Affiliation Agreement remains in effect through June 30, 1999 with respect to the Superaudio service. SSI and DMX expect to extend the Old Affiliation Agreement with respect to the Superaudio service for an additional five years. For additional information regarding the Superaudio service, see the Transition Report of TCI Music on Form 10-K, included as Appendix V to this Proxy Statement/Prospectus.

EXTENSION OF TCI MUSIC NOTE

     In connection with the closing of the DMX Merger, TCI Music issued to TCI the TCI Music Note dated July 11, 1997 in the principal amount of $40,000,000 payable to the order of TCI in full on January 10, 1998, bearing interest at 10% per annum, which interest will be waived by TCI if the principal is paid in full at or before maturity. TCI Music expects to refinance the TCI Music Note, although no assurance can be given that TCI Music will be able to obtain such financing on terms acceptable to TCI Music. At or prior to the Effective Time, TCI will enter into the Extension of TCI Music Note, extending the maturity date of the TCI Music Note for a period, not to exceed 18 months, as may be reasonably required to permit TCI Music to obtain other financing sufficient to repay the loan.

TCI RIGHTS

     In connection with the DMX Merger, pursuant to the Rights Agreement dated July 11, 1997 by and among TCI Music, TCI and the Bank of New York, as rights agent, TCI issued one TCI Right in connection with each share of Series A Common Stock issued to DMX shareholders who exchanged their shares of common stock of DMX for shares of Series A Common Stock. Each TCI Right entitles the holder to require TCI to purchase from such holder the related share of Series A Common Stock for $8.00 per share (subject to reduction by the aggregate amount per share of any dividend and certain other distributions, if any, made by TCI Music to its stockholders) payable at the election of TCI in cash, a number of shares of Series A TCI Group Common Stock having an equivalent value or a combination thereof, if prior to July 11, 1998, the price of Series A Common Stock does not equal or exceed $8.00 per share for a period of at least 20 consecutive trading days. If the TCI Rights have not terminated prior to July 11, 1997, they will become exercisable for a 30-day period following such date and will expire on the last day of such 30-day period, unless extended by their terms. The TCI Rights are evidenced by a legend on the certificates for shares of Series A Common Stock issued in the DMX Merger and trade together with the Series A Common Stock. The current trading price of the Series A Common Stock includes the market's estimation of the value, if any, of the TCI Right attached to the Series A Common Stock. The shares of Series A Common Stock into which the Music Series A Preferred Stock issuable in the Merger are convertible do not have any such associated TCI Rights, and if conversion occurs prior to the termination or expiration of the TCI Rights, the Series A Common Stock without the TCI Rights received upon conversion of the Music Series A Preferred Stock will not be tradable on the Nasdaq SmallCap Market under the symbol "TUNE" with the Series A Common Stock that includes the TCI Rights until such TCI Rights terminate or expire. Further, no assurances can be made that the trading price of the Series A Common Stock will be maintained or that Nasdaq's maintenance standards will continue to be satisfied with respect to the Series A Common Stock after the TCI Rights terminate. See "RISK FACTORS -- Termination of TCI Rights; Potential Decrease in Price of Series A Common Stock," "-- Nasdaq Listing and Maintenance Requirements; Absence of Trading Market," and "THE MERGER -- Opinion of Financial Advisor Retained by the BOX Board."

TCI LOAN

     TCI made loans in the aggregate principal amount of $3,500,000 to DMX in connection with the DMX Merger. Such loans are due on or before June 1, 2000, and accrues interest at a rate of 12.5% per annum.

SERVICES AGREEMENT

     Pursuant to the Services Agreement between TCI and TCI Music, TCI provides to TCI Music certain services and other benefits, including certain administrative and other services that were provided by TCI prior to the Merger. Such services include (i) tax reporting, financial reporting, payroll, employee benefit administration, workers' compensation administration, telephone, package delivery, management information systems, billing, lock box, remittance processing and risk management services, (ii) other services typically performed by TCI's accounting, finance, treasury, corporate, legal, tax, benefits, insurance, facilities, purchasing, and advanced information technology department personnel, (iii) use of telecommunications and data facilities and of systems and software developed, acquired or licensed by TCI from time to time for financial forecasting, budgeting and similar purposes, including without limitation any such software for use on personal computers, in any case to the extent available under copyright law or any applicable third-party contract,
(iv) technology support and consulting services and (v) such other management, supervisory, strategic planning or other services as TCI Music may from time to time request. Pursuant to the Services Agreement, TCI also provides TCI Music access to any volume discounts that may be available to TCI for purchase of certain equipment.

     The Services Agreement also provides that TCI, for so long as TCI continues to beneficially own at least a majority of the voting power of the outstanding shares of TCI Music Voting Stock, will continue to provide in the same manner, and on the same basis as generally provided from time to time to other participating TCI subsidiaries, benefits and administrative services to TCI Music's employees. In this regard, TCI Music will be allocated that portion of TCI's compensation expense attributable to benefits extended to employees of TCI Music.

     Pursuant to the Services Agreement, TCI Music from time to time will reimburse TCI for all direct expenses incurred by TCI in providing such services and a pro rata share of all indirect expenses incurred by TCI in connection with the rendering of such services, including a pro rata share of the salary and other compensation of TCI employees performing services for TCI Music, general overhead expenses and rental expense for any physical facilities of TCI utilized by TCI Music. In this regard, it is anticipated that TCI Music will, for the foreseeable future, share office space with, or sublease office space from, TCI.

     The Services Agreement will continue in effect until terminated by (i) TCI Music upon 60 days' prior written notice to TCI, (ii) TCI at any time after three years upon not less than six months' prior notice to TCI Music, and (iii) either party if the other party is the subject of certain bankruptcy or insolvency-related events.

TAX SHARING AGREEMENTS

     TCI common stock is comprised of six series: Tele-Communications, Inc. Series A TCI Group Common Stock, Tele-Communications, Inc. Series B TCI Group Common Stock (collectively, the "TCI Group Common Stock"), Tele-Communications, Inc. Series A Liberty Media Group Common Stock, Tele-Communications, Inc. Series B Liberty Media Group Common Stock (collectively, the "Liberty Media Group Common Stock"), Tele-Communications, Inc. Series A TCI Ventures Group Common Stock and Tele-Communications, Inc. Series B TCI Ventures Group Common Stock (collectively, the "TCI Ventures Group Common Stock"). The TCI Group Common Stock is intended to reflect the separate performance of the TCI Group, which is comprised of TCI's domestic distribution and communications businesses (other than the investments attributed to the TCI Ventures Group), and any other businesses and assets of TCI not attributed to either the Liberty Media Group or the TCI Ventures Group. The Liberty Media Group Common Stock is intended to reflect the separate performance of the Liberty Media Group, which is comprised of TCI's businesses, and investments in entities, that are engaged in the production, acquisition and distribution through all available formats and media of branded entertainment, educational and informational programming and software, including multimedia products, and its investments in entities engaged in electronic retailing, direct marketing, advertising sales relating to programming services, informercials and transaction processing, and the operation of UHF television stations. The TCI Ventures Group Common Stock is intended to reflect the separate performance of the TCI Ventures Group, which is comprised of TCI's principal international assets and businesses and substantially all of TCI's non-cable and non-programming domestic assets and businesses.

     A tax sharing agreement (the "Old Tax Sharing Agreement") among TCI and certain subsidiaries of TCI was implemented effective July 1, 1995. The Old Tax Sharing Agreement formalized certain of the elements of a pre-existing tax sharing arrangement and contains additional provisions regarding the allocation of certain consolidated income tax attributes and the settlement procedures with respect to the intercompany allocation of current tax attributes. Under the Old Tax Sharing Agreement, TCI Music was responsible to TCI for its share of consolidated income tax liabilities (computed as if TCI were not liable for the alternative minimum tax) determined in accordance with the Old Tax Sharing Agreement, and TCI was responsible to TCI Music to the extent that the income tax attributes generated by TCI Music and its subsidiaries were utilized by TCI to reduce its consolidated income tax liabilities (computed as if TCI were not liable for the alternative minimum tax). The tax liabilities and benefits of such entities so determined are charged or credited to an intercompany account between TCI and TCI Music. Such intercompany account is required to be settled only upon the date that an entity ceases to be a member of TCI's consolidated group for federal income tax purposes. Under the Old Tax Sharing Agreement, TCI retains the burden of any alternative minimum tax and has the right to receive the tax benefits from an alternative minimum tax credit attributable to any beginning on or after July 1, 1995 and ending on or before October 1, 1997.

     Effective October 1, 1997, the Old Tax Sharing Agreement was replaced by a new tax sharing agreement, as amended by the First Amendment thereto (the "New Tax Sharing Agreement"), which governs the allocation and sharing of income taxes by the TCI Group, the Liberty Media Group and the TCI Ventures

Group (each a "Group"). TCI Music and its subsidiaries are members of the Liberty Media Group for purposes of the New Tax Sharing Agreement. Effective for periods on and after October 1, 1997, federal income taxes will be computed based upon the type of tax paid by TCI (on a regular tax or alternative minimum tax basis) on a separate basis for each Group. Based upon these separate calculations, an allocation of tax liabilities and benefits will be made such that each Group will be required to make cash payments to TCI based on its allocable share of TCI's consolidated federal income tax liabilities (on a regular tax or alternative minimum tax basis, as applicable) attributable to such Group and actually used by TCI in reducing its consolidated federal income tax liability. Tax attributes and tax basis in assets would be inventoried and tracked for ultimate credit to or charged against each Group. Similarly, in each taxable period that TCI pays alternative minimum tax, the federal income tax benefits of each Group, computed as if such Group were subject to regular tax, would be inventoried and tracked for payment to or payment by each Group in years that TCI utilizes the alternative minimum tax credit associated with such taxable period. The Group generating the utilized tax benefits would receive a cash payment only if, and when, the unutilized taxable losses of the other Group are actually utilized. If the unutilized taxable losses expire without ever being utilized, the Group generating the utilized tax benefits will never receive payment for such benefits. Pursuant to the New Tax Sharing Agreement, state and local income taxes are calculated on a separate return basis for each Group (applying provisions of state and local tax law and related regulations as if the Group were a separate unitary or combined group for tax purposes), and TCI's combined or unitary tax liability is allocated among the Groups based upon such separate calculation.

     Notwithstanding the foregoing, items of income, gain, loss, deduction or credit resulting from certain specified transactions that are consummated after October 1, 1997 pursuant to a letter of intent or agreement that was entered into prior to such date will be shared and allocated pursuant to the terms of the Old Tax Sharing Agreement as amended.

                              BUSINESS OF THE BOX

GENERAL

     The BOX (formerly Video Jukebox Network, Inc. and Cable Video Jukebox, Inc.) is primarily engaged in programming, distributing and marketing an interactive music video television programming service known as THE BOX(R) (the "BOX Service"), operating 24 hours per day, seven days a week. The BOX currently exhibits its television programming through 102 box units installed in cable television systems, 44 box units installed in low power television stations and eight boxes installed in full power broadcast stations. The BOX Service is available to approximately 35.3 million subscribers in 137 cities located in 34 states and in Washington, D.C., Puerto Rico, Argentina, Aruba, Chile, Holland, Italy, New Zealand, Peru, and Venezuela.

     The BOX also broadcasts a national satellite version of the BOX Service via Transponder 13 on the Hughes satellite Galaxy 7. An additional estimated 2.1 million households are presently receiving the BOX Service through its digital satellite delivery. Transponder and uplink services are provided by NDTC. See "RISK FACTORS -- Dependence on Satellite Delivery Capabilities."

     Viewers of the BOX Service can passively watch the BOX programming or can actively participate in determining its programming by selecting specific music videos. Viewers make their selections by dialing a 900 telephone number (or comparable telephone technology) and entering, via touch-tone telephone, a three-digit code assigned to the music video. This allows the viewer to directly communicate with the Company's local box computer. When the computer receives the viewer's request, an acknowledgment appears on all television screens in the local system tuned to the BOX. Viewers selecting music videos aired on the BOX Service are charged a fee. Viewers who watch the BOX Service passively pay no charges above their cost for cable service. The BOX presents approximately eight minutes of advertising each hour integrated between videos.

     Transmission of the BOX programming can be accomplished through the use of only one cable television channel, one broadcast television channel or through satellite delivery, none requiring addressable technology. Viewers do not need additional hardware to watch the BOX Service or to select music videos interactively. The one exception is a digital receiver necessary for home satellite dishes to pick up the satellite transmission.

     The BOX is one of the only companies to deliver an interactive television product to millions of homes in the United States and around the globe. The BOX has advanced the original analog technology to a new digital format and has converted all U.S. boxes to this format except for low performing boxes which were switched to the BOX's satellite feed. This new digital technology allows the Company to further localize all programming, deliver an improved on-air look, expand advertising inventory due to random access of digital files, eliminate significant operating expenditures and provide refurbished analog boxes necessary for the international expansion.

     The BOX and TCI Music have entered into the BOX Services Agreement (currently embodied in a binding term sheet) pursuant to which TCI Music will pay the BOX for services performed in connection with the development of the Music Multiplex. The BOX Services Agreement could remain in effect even if the Merger is not consummated. See "THE MERGER -- Background of the Merger."

     Additional information concerning the BOX is included in the information filed by the BOX with the Commission incorporated by reference in this Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "AVAILABLE INFORMATION."

                             BUSINESS OF TCI MUSIC

GENERAL

     TCI Music was incorporated in Delaware in January 1997. TCI Music's business consists principally of the business of DMX and, after the Merger, will include the business conducted by the BOX prior to the Merger. See "BUSINESS OF THE BOX" and "-- DMX Music Services." TCI Music intends to evaluate the operations of the BOX to determine what actions, if any, should be taken to improve the BOX's operations. See "CONTROL BY TCI; ARRANGEMENTS BETWEEN TCI AND TCI MUSIC -- Amended Contribution Agreement," "-- Affiliation Agreement" and
"-- Extension of TCI Music Note." The executive offices of TCI Music are located at 8101 East Prentice Avenue, Suite 500, Englewood, Colorado 80111, telephone
(303) 721-5400.

     TCI Music entered into the Paradigm Agreement pursuant to which a newly created wholly-owned subsidiary of TCI Music will merge with and into Paradigm. The acquisition is expected to be consummated prior to the Effective Time. See "-- Proposed Paradigm Acquisition." TCI Music anticipates that it will evaluate additional acquisitions of interests in, or joint ventures or similar arrangements with, other companies engaged in the audio or video music business as suitable opportunities become available. No assurance can be given that any such acquisition or other transaction, if any is effected, will be beneficial to TCI Music.

DMX MUSIC SERVICES

     DMX Music Services and Distribution. DMX is primarily engaged in programming, distributing and marketing a premium digital music service, Digital Music Express(R) (DMX(R)), which provides continuous 24-hours-per-day commercial free, CD quality music programming. The DMX Service is currently delivered primarily through two distribution methods: (i) directly to cable operators by C-band satellite for distribution to residential and commercial cable subscribers through a separate tuner (Tuner Distribution) and (ii) via DBS dishes to residential and commercial subscribers either directly or as part of a package delivered by DBS distributors, such as PrimeStar and Alpha Star ("Satellite Distribution"). Revenues to DMX from Tuner Distribution and Satellite Distribution are generated by license fees paid to DMX by the cable and DBS operators pursuant to so-called "affiliation" agreements between DMX and such operators. For the 12-month period ended December 31, 1996, revenues from Tuner Distribution represented approximately 75% of subscription fee revenues, with approximately 53% of such amount derived from residential Tuner Distribution subscribers. At or prior to the Effective Date of the Merger, DMX and the TCI Affiliate will enter into the Affiliation Agreement for the distribution of the DMX Music services by TCI cable system operators. See "CONTROL BY TCI; ARRANGEMENTS BETWEEN TCI AND TCI MUSIC -- Affiliation Agreement."

     In Tuner Distribution, cable operators generally offer the DMX Service to their subscribers for a separate a la carte fee. Customers who subscribe to the DMX Service receive the DMX signal through the same coaxial cable used to distribute video cable signals, which is connected through a separate DMX tuner to a customer's stereo system. In order to receive the DMX Service via Tuner Distribution, residential subscribers must subscribe to video programming from their cable operator; commercial subscribers may, but do not need to, subscribe to video programming to receive the DMX Service. Under DMX's affiliation agreements with cable operators, the operators generally have the right, but not the obligation, to distribute the DMX Service to subscribers, and pay a per subscriber license fee to DMX for each paying subscriber receiving the DMX Service. The cable operator sets the fees charged to its commercial and residential subscribers, which are generally higher than the corresponding license fees paid by the cable operator to DMX. License fees vary depending on whether the subscriber is a commercial establishment or a private residence.

     For example, a cable operator might charge a residential DMX subscriber $9.00 per month for DMX music service and, pursuant to its affiliation agreement with DMX, pay DMX $3.00 per paying subscriber as a license fee. A similar fee structure exists with cable operators with respect to commercial subscribers, but both subscriber fees and license fees are significantly higher than for residential subscribers, with DMX's license fee often based on the greater of a minimum fee or a percentage of the fee charged to the commercial subscriber.

     In Satellite Distribution, the DMX Service is generally provided as part of a package of video and music programming offered to the DBS operator's subscribers, who pay a single rate for the package of video and music services. DMX's affiliation agreements with the DBS operators generally provide for a relatively small per subscriber license fee attributable to the DMX Service and payable to DMX for each subscriber that purchases a package of video and music services.

     Effect of Launch of Digital Compression Technology. Cable operators have recently begun to launch a new method of distributing video and other programming using digital compression technology. Digital compression technology can compress, on average, as many as 14 of the current analog video signals into the space normally occupied by one. Such technology improves picture quality and allows for carriage of significantly more video product offerings (Digital Distribution) without cable operators having to build new cable plant. The technology is distributed through TCI's "Headend in the Sky" ("HITS"), that enables TCI and each other participating cable operator to increase their program offerings and create new packages that could include, if they so choose, the DMX Service as part of a package of video and music services. Digital Distribution permits subscribers to receive video and music signals through a single standard set-top-tuner or "box" without the use of a separate tuner for music, as is currently the case with Tuner Distribution. TCI conducted a beta test of its Digital Distribution in late 1996 and began offering such service to selected markets during 1997.

     The launch of digital compression technology has the potential to provide an additional distribution market for the DMX Service. If cable operators utilizing Digital Distribution, such as TCI, elect to offer DMX Services as part of one or more digital video programming packages, the DMX Service will be provided to customers who might not otherwise elect to subscribe to DMX music services on an a la carte basis. However, the launch of and the transition to Digital Distribution may also have the effect of materially reducing DMX's residential subscriber fee revenues from Tuner Distribution as a result of the expected change from the a la carte fee structure currently in effect for Tuner Distribution to a fee structure similar to that in effect for Satellite Distribution. TCI Music expects that license fees paid by cable operators for Digital Distribution that include DMX Services in their digital packages will be in the range of $.25 to $.50 per subscriber, which are much lower than the a la carte fees now paid to DMX under affiliation agreements currently in effect. While a substantial increase in the overall number of residential subscribers purchasing digital packages that include the DMX Service could result in revenues equal to or exceeding the revenues from residential subscribers currently electing to purchase the DMX Service for a separate a la carte fee, such a result depends on a number of factors over which TCI Music has no control, including whether cable operators elect to include the DMX Service as part of their digital packages, the acceptance by consumers of the digital products and whether those electing to purchase the digital packages are already DMX subscribers. Neither TCI nor TCI Music can predict the number of DMX residential subscribers that will elect to receive a digital package that includes DMX when it is offered.

     The new license fee structure for Digital Distribution will not affect the Annual TCI Payments that TCI will pay to TCI Music or DMX under the Amended Contribution Agreement. TCI Music does not expect the launch of Digital Distribution to affect the current rate structure for commercial cable subscribers or Satellite Distribution.

     TCI Music expects that Tuner Distribution will continue to be available in markets where Digital Distribution has not been introduced. However, because Tuner Distribution utilizes more of the cable spectrum than is currently used to deliver one video channel, it is likely that some cable operators, including TCI, may determine to eliminate Tuner Distribution of DMX music services in certain markets to recover or maintain channel capacity for Digital Distribution. If TCI or any other cable operator other than TCI, which pays DMX a flat fee for distribution of the DMX Service, terminates Tuner Distribution in any market, all revenues from residential and commercial subscribers receiving the DMX Service via Tuner Distribution in such market would terminate, unless such residential subscribers elect to purchase a video and music programming package through Digital Distribution, and Digital Distribution and other distribution means were made available to commercial subscribers. Accordingly, DMX's and TCI Music's revenues could be materially adversely affected if Tuner Distribution were terminated by cable operators.

     Likewise, although cable operators may not as readily terminate Tuner Distribution to commercial DMX subscribers, because they generally enter into short term written contracts with commercial subscribers that obligate them to provide such services, they may still choose to recover channel capacity by terminating such agreements. In such a case, all revenues from commercial subscribers receiving the DMX Service would also be eliminated unless alternative delivery means such as Satellite Distribution or Digital Distribution were made available and accepted by the commercial subscriber. If Tuner Distribution were to be eliminated, TCI Music expects that substantial additional expenses would be incurred to retain such commercial subscribers, such as marketing and equipment expenses, which could offset the revenues retained. In addition, an available alternative distribution method may result in increased costs to the subscriber in monthly fees and/or equipment. As a result, there would be a substantial risk that some commercial subscribers would choose to terminate the DMX Service. Accordingly, DMX's and TCI Music's revenues could be materially adversely affected if Tuner Distribution were terminated by cable operators.

THE BOX SERVICES AND DISTRIBUTION

     The BOX and TCI Music have entered into the BOX Services Agreement (currently embodied in a binding term sheet) pursuant to which TCI Music will pay the BOX for services performed in connection with the development of the Music Multiplex. The BOX Services Agreement could remain in effect even if the Merger is not consummated. See "ARRANGEMENTS BETWEEN THE BOX AND TCI MUSIC" and "THE MERGER -- Background of the Merger."

PARADIGM SERVICES AND DISTRIBUTION

     TCI Music and Paradigm entered into the Paradigm Agreement pursuant to which TCI Music will acquire all of the issued and outstanding shares of Paradigm Common Stock, in a merger of a newly created wholly-owned subsidiary of TCI Music with and into Paradigm. See "-- Terms of Proposed Paradigm Merger." If the Paradigm Merger is consummated, the business of TCI Music will also include the business of Paradigm. Paradigm's business includes the businesses of its wholly-owned subsidiaries, SonicNet, Inc., a Delaware corporation, and Purple Demon, Inc., a New York corporation. Paradigm operates music-related World Wide Web sites accessible through the Internet known as SonicNet and Addicted to Noise, distributes new artist and catalog releases of established artists through its record label businesses (including distribution through the Internet) and is involved in the creation and distribution of syndicated radio and on-line music programming. See "RISK FACTORS."

TERMS OF PROPOSED PARADIGM MERGER

     Pursuant to the Paradigm Agreement, TCI Music will deliver consideration in connection with the Paradigm Merger by (a) exchanging that number of shares of Series A Common Stock determined by dividing $24,000,000 (less the amount equal to the number of dissenters' shares multiplied by the portion of $24,000,000 allocable to each share of Paradigm Common Stock assuming no dissenters' shares) by the average of the mean daily closing bid and asked prices of Series A Common Stock for a period of 20 consecutive trading days ending on the third trading day prior to the effective time of the merger as quoted on the Nasdaq SmallCap Market and (b) paying the amount of $4,970,831 in cash or as a purchase or assumption by TCI Music of debt owed by Paradigm. The issuance of the Series A Common Stock in connection with the Paradigm Merger will not have a significant effect on the voting power related to the Music Series A Preferred Stock to be issued in the Merger.

     The consummation of the Paradigm Merger is subject to certain conditions including, but not limited to, (a) the exercise of statutory dissenters' rights by stockholders of Paradigm owning no more than 15% of outstanding shares of all classes of Paradigm Common Stock, (b) the unanimous consent of (i) the holders of Paradigm's warrants, options and any other rights to acquire capital stock of Paradigm to the cancellation of such warrants, options and rights and (ii) the holders of registration rights with respect to Paradigm warrants or capital stock to the termination of such registration rights, (c) the release from escrow of all shares of Class A, Class B and Class E Paradigm Common Stock currently held in escrow pursuant to a stock escrow agreement dated November 21, 1995 among Paradigm, certain of its stockholders and American Stock Transfer and Trust Company (the "Paradigm Escrow Agreement"), and (d) the agreement by TCI that TCI or one or more of its affiliates will maintain beneficial ownership of shares of TCI Music Common Stock representing at least one-third of the total voting power of TCI Music for a specified period of time.

     Contemporaneously with the execution of the Paradigm Agreement, TCI Music, Paradigm and the Paradigm Voting Stockholders (collectively beneficially owning 70.3% of the voting power related to the total outstanding shares of Paradigm Common Stock) entered into the Paradigm Voting Agreement whereby each of the Paradigm Voting Stockholders agreed to vote, or cause to be voted, all of the shares of Paradigm Common Stock that are beneficially owned by each such stockholder in favor of, and to cause any holder of record of shares of Paradigm Common Stock to vote such holder's shares in favor of, the adoption and approval of the Paradigm Merger at every meeting of the stockholders at which the Paradigm Merger is considered. Further, the Paradigm Voting Shareholders agreed to vote, or cause to be voted, all of the shares of Paradigm Common Stock beneficially owned by them, and to cause any holder of record of shares of Paradigm Common Stock to vote such holder's shares, against any proposal that would compete or interfere with, delay or otherwise inhibit the timely consummation of the Paradigm Merger and in favor of the release of all such shares of Class A, Class B and Class E Paradigm Common Stock held in escrow pursuant to the Paradigm Escrow Agreement.

     In connection with the execution of the Paradigm Agreement, TCI Music agreed to loan Paradigm an amount not to exceed $2,183,169 plus amounts sufficient to permit Paradigm to pay its normal operating expenses (not to exceed $550,000 for any month) in the aggregate amount of up to $3,833,169 for the months of October, November and December, 1997 (unless the consummation of the Paradigm Merger occurs prior to the scheduled date of any such advance) pursuant to a Loan and Security agreement dated as of September 18, 1997 entered into by the parties. All advances under such loan will bear interest at 10% per annum and all principal and interest will be payable on the earlier of (a) June 30, 1998 or (b) December 31, 1997 if the Paradigm Merger is not consummated by such date.

     In connection with the Paradigm Agreement, Paradigm will enter into an agreement to purchase all of the assets of the business of Addicted to Noise for consideration not to exceed $220,000 in cash and promissory notes and 75,000 shares of Class A Paradigm Common Stock (or such Series A Common Stock into which such shares will be converted upon the consummation of the Paradigm Merger). Thomas McPartland, President of Paradigm, will be elected as a director and appointed as President and Chief Executive Officer of TCI Music upon the consummation of the Paradigm Merger. Pursuant to the Paradigm Agreement, Mr. McPartland will receive an annual salary of at least $375,000. If the Paradigm Merger is consummated, TCI Music believes that it may be consummated prior to the Effective Time; however no assurances can be given that the Paradigm Merger will be consummated prior to such time or at all. See "RISK FACTORS."

     DETAILED INFORMATION CONCERNING DMX IS SET FORTH IN THE TRANSITION REPORT OF TCI MUSIC ON FORM 10-K FOR THE TRANSITION PERIOD FROM OCTOBER 1, 1996 TO JUNE 30, 1997 INCLUDED AS APPENDIX V TO THIS PROXY STATEMENT/PROSPECTUS. ADDITIONAL INFORMATION CONCERNING DMX AND TCI MUSIC IS INCLUDED IN THE INFORMATION FILED BY TCI MUSIC WITH THE COMMISSION INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/ PROSPECTUS. SEE "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" AND "AVAILABLE INFORMATION."

                               CERTAIN LITIGATION

     DMX Shareholder Litigation. In September 1996, after the announcement of TCI's proposal to merge with DMX, certain DMX shareholders filed a putative class action lawsuit in the Delaware Court of Chancery on behalf of a purported class consisting of all public shareholders of DMX (other than the directors of DMX and TCI) captioned Brickell Partners v. Jerold H. Rubinstein, Donne F. Fisher, Leo J. Hindery, Jr., James R. Shaw, Sr., Kent Burkhart, J. C. Sparkman, Bhaskar Menon, DMX, Inc. and Tele-Communications, Inc. (Civil Action No. 15206). The complaint seeks, as relief, among other things, an injunction preventing consummation of the DMX Merger as well as unspecified compensatory damages. Neither TCI Music nor DMX can estimate, based on facts available as of the date of this Proxy Statement/Prospectus, the possible adverse effects of such a result, which could include the rescission of the DMX Merger and monetary damages. TCI Music does not believe that if such plaintiffs are successful, their success would materially adversely affect the ability of the parties to consummate the Merger.

     Additional DMX Litigation. Jeri L. Amstutz v. DMX Inc., Otis Smith, Jerold Rubinstein and Does 1 to 100. On January 23, 1997, Jeri L. Amstutz, a former employee of DMX, filed a complaint in Superior Court of California, County of Los Angeles seeking compensatory damages for lost wages and benefits, foreseeable consequential and incidental damages in an unspecified amount, as well as attorneys' fees, costs and prejudgment interest in connection with alleged wrongful employment practices. The plaintiff also seeks punitive damages and damages for emotional distress (and similar harm) in unspecified amounts which the plaintiff claims to believe will exceed $2,000,000.

     Marnie Tenden v. DMX Inc., Otis Smith, Jerold Rubinstein and Does 1 to
100. On November 27, 1996, Marnie Tenden, a former employee of DMX, filed a complaint in Superior Court of California, County of Los Angeles, which alleges sex discrimination and retaliatory harassment. The plaintiff seeks compensatory damages for lost wages and benefits, foreseeable consequential and incidental damages, as well as attorneys' fees, costs and prejudgment interest. The plaintiff also seeks punitive damages and damages for emotional distress (and similar harm) in unspecified amounts which the plaintiff claims to believe will exceed $500,000.

     Other. DMX has received a letter from counsel for Selco Servicegesellschaft fur elektronische Kommunikation mbH ("Selco") requesting that DMX make a proposal to settle claims alleged by Selco for damages in the amount of approximately $3.5 million with respect to a guaranty by DMX of obligations of DMX Europe N.V. under a Subscriber Management Services Agreement between DMX Europe N.V. and Selco. TCI Music and DMX do not believe that DMX has any liability to Selco under that guaranty. Nevertheless, neither TCI Music nor DMX can estimate, based on the facts available as of the date of this Proxy Statement/Prospectus, whether Selco will continue to pursue its claims and, if Selco elects to initiate formal legal proceedings, whether DMX will be held liable for any material amount.

                     DESCRIPTION OF TCI MUSIC CAPITAL STOCK

TCI MUSIC COMMON STOCK

     TCI Music's authorized common stock consists of 295,000,000 shares of Series A Common Stock and 200,000,000 shares of Series B Common Stock. As of the date of this Proxy Statement/Prospectus, there were 14,896,648 shares of Series A Common Stock issued and outstanding and 62,500,000 shares of Series B Common Stock issued and outstanding.

     The rights of holders of Series A Common Stock and Series B Common Stock are identical except for voting and conversion rights. The 14,896,648 outstanding shares of Series A Common Stock were issued in connection with the DMX Merger and are tradable with an associated TCI Right issued by TCI in connection with the DMX Merger on the Nasdaq SmallCap Market under the symbol "TUNE.". The certificates for such shares bear a legend evidencing the TCI Rights. The shares of Series A Common Stock issuable upon conversion of the shares of Music Series A Preferred Stock issuable in the Merger will not have associated TCI Rights and the certificates for such shares will bear a legend indicating that they are not tradable on the Nasdaq SmallCap Market under the symbol "TUNE" until the TCI Rights terminate or expire. The following description does not include a description of the TCI Rights. See "CONTROL BY TCI; ARRANGEMENTS BETWEEN TCI AND TCI MUSIC -- TCI Rights," "THE MERGER AGREEMENT -- Consideration to be Received in the Merger," "RISK
FACTORS -- Termination of TCI Rights; Potential Decrease in Price of Series A Common Stock" and "-- Nasdaq Listing and Maintenance Requirements; Absence of Trading Market."

     Voting. Each share of Series A Common Stock entitles the holder to one vote and each share of Series B Common Stock entitles the holder to ten votes on each matter to be voted upon by the holders of Common Stock. Except as may otherwise be required by the Delaware General Corporation Law ("DGCL") or, with respect to any series of preferred stock, as otherwise provided in any resolution of the TCI Music Board providing for the establishment of such series of TCI Music Preferred Stock, the holders of the Series A Common Stock and the holders of the Series B Common Stock and the holders of each series of TCI Music Preferred Stock entitled to vote thereon will vote as one class on all matters to be voted on by such shareholders of TCI Music. Neither the holders of Series A Common Stock nor the holders of Series B Common Stock have any rights to vote as a separate class or series on any matter coming before the shareholders of TCI Music, except for certain limited series voting rights provided under the DGCL. Under the DGCL, the approval of the holders of a majority of the outstanding shares of any class of capital stock of a corporation, voting separately as a class, is required to approve any amendment to the charter that would alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely, provided that, if any amendment would alter or change the powers, preferences or special rights of one or more series of the class so as to affect them adversely, but would not so affect the entire class, then only the shares of the series so affected by the amendment would be entitled to vote thereon separately as a class. The TCI Music Charter does not provide for cumulative voting in elections of directors of TCI Music. Under the TCI Music Bylaws directors may be elected by a plurality of the votes of shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

     Conversion. Each share of Series B Common Stock is convertible at any time, at the option of its holder, into one share of Series A Common Stock. The Series A Common Stock is not convertible into TCI Music Series B Common Stock.

     Dividends. Subject to the preferential rights of the holders of outstanding shares of any series of TCI Music Preferred Stock, dividends may be paid on TCI Music Common Stock as determined by the TCI Music Board out of funds of TCI Music legally available therefor under the DGCL. Except for dividends declared or paid as described below under "--Share Distributions," any dividends paid on the Series A Common Stock or the Series B Common Stock will be paid only on both series, in equal amounts per share.

     The TCI Music Board will determine its dividend policy with respect to TCI Music Common Stock based on TCI Music's results of operations, financial condition, capital requirements and other circumstances, including restrictions that may be contained in agreements pursuant to which TCI Music may borrow funds. It is the TCI Music Board's present intention to retain cash for the operations of TCI Music and it is not anticipated that cash dividends will be paid on TCI Music Common Stock in the foreseeable future.

     Share Distributions. If at any time a distribution paid in Series A Common Stock or Series B Common Stock or any other securities of TCI Music or of any other corporation, partnership, limited liability company, trust or other legal entity ("Person") (hereinafter sometimes called a "share distribution") is to be made with respect to the Series A Common Stock or Series B Common Stock, such share distribution will be declared and paid only as follows:

          (a) a share distribution consisting of shares of Series A Common Stock (or Convertible Securities that are convertible into, exchangeable for or evidence the right to purchase shares of Series A Common Stock) to holders of Series A Common Stock and Series B Common Stock, on an equal per share basis; or consisting of shares of Series B Common Stock (or Convertible Securities that are convertible into, exchangeable for or evidence the right to purchase shares of Series B Common Stock) to holders of Series A Common Stock and Series B Common Stock, on an equal per share basis; or consisting of shares of Series A Common Stock (or Convertible Securities that are convertible into, exchangeable for or evidence the right to purchase shares of Series A Common Stock) to holders of Series A Common Stock and, on an equal per share basis, shares of Series B Common Stock (or Convertible Securities that are convertible into, exchangeable for or evidence the right to purchase shares of Series B Common Stock) to holders of Series B Common Stock; or

          (b) a share distribution consisting of shares of any class or series of security of TCI Music or any other Person other than Series A Common Stock or Series B Common Stock (or Convertible Securities that are convertible into, exchangeable for or evidence the right to purchase shares of Series A Common Stock or Series B Common Stock), either on the basis of a distribution of identical securities, on an equal per share basis, to holders of Series A Common Stock and Series B Common Stock or on the basis of a distribution of one class or series of securities to holders of Series A Common Stock and another class or series of securities to holders of Series B Common Stock, provided that the securities so distributed (and, if applicable, the securities into which the distributed securities are convertible, or for which they are exchangeable, or which the distributed securities evidence the right to purchase) do not differ in any respect other than their relative voting rights and related differences in designation, conversion and share distribution provisions, with holders of shares of Series B Common Stock receiving the class or series having the higher relative voting rights (without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights and related differences in designation, conversion and share distribution provisions between Series A Common Stock and Series B Common Stock), provided that if the securities so distributed constitute capital stock of a Subsidiary of TCI Music, such rights shall not differ to a greater extent than the corresponding differences in voting rights, designation, conversion and share distribution provisions between Series A Common Stock and Series B Common Stock, and provided in each case that such distribution is otherwise made on an equal per share basis.

     The term "Convertible Securities" is defined in the TCI Music Charter as any securities of TCI Music (other than any series of TCI Music Common Stock) that are convertible into, exchangeable for or evidence the right to purchase any shares of any series of TCI Music Common Stock, whether upon conversion, exercise, exchange, pursuant to anti-dilution provisions of such securities or otherwise. As used in the TCI Music Charter, the term "Subsidiary" means, when used with respect to any Person, (i) a corporation in which such Person and/or one or more Subsidiaries of such Person, directly or indirectly, owns capital stock having a majority of the voting power of such corporation's capital stock to elect directors under ordinary circumstances, and (ii) any other Person (other than a corporation) in which such Person and/or one or more Subsidiaries of such Person, directly or indirectly, has (x) a majority ownership interest or
(y) the power to elect or direct the election of a majority of the members of the governing body of such first-named Person. The TCI Music Charter provides that TCI Music shall not reclassify, subdivide or combine the Series A Common Stock without reclassifying, subdividing or combining the Series B Common Stock, on an equal per share basis, and TCI Music shall not reclassify, subdivide or combine Series B Common Stock without reclassifying, subdividing or combining the Series A Common Stock, on an equal per share basis.

     Liquidation Rights. In the event of a liquidation, dissolution or winding up of TCI Music, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of TCI Music and subject to the preferential rights, if any, of holders of any then outstanding shares of any series of TCI Music preferred stock, holders of shares of Series A Common Stock and holders of shares of Series B Common Stock would be entitled to share ratably in all assets of TCI Music available for distribution to holders of TCI Music Common Stock. Neither a consolidation, merger, nor sale of assets will be construed to be a "liquidation," "dissolution" or "winding up" of TCI Music.

     No Preemptive Rights. Holders of TCI Music Common Stock have no preemptive rights to subscribe for or purchase additional shares of capital stock or other obligations or securities convertible into or exercisable for shares of capital stock that may hereafter be issued by TCI Music.

     The Series A Common Stock is currently quoted on the Nasdaq SmallCap Market; however no assurances can be made with respect to its continued quotation. The Bank of New York is the transfer agent for each class of TCI Music capital stock.

TCI MUSIC PREFERRED STOCK

     TCI Music is authorized to issue up to 5,000,000 shares of preferred stock, par value $.01 per share ("TCI Music Preferred Stock"). The TCI Music Preferred Stock may be divided and issued in one or more series from time to time as determined by the TCI Music Board, without further shareholder approval. The TCI Music Board is authorized to establish, by resolution, the number of shares of each series, the powers, designations, preferences and relative, participating, optional or other rights of each such series, and the qualifications, limitations, or restrictions thereof. All shares of any one series of TCI Music Preferred Stock are required to be alike in every particular. Except to the extent otherwise provided in the resolution or resolutions providing for the issue of any series of TCI Music Preferred Stock, the holders of shares of such series will have no voting rights except as may be required by Delaware law.

     As of the date of this Proxy Statement/Prospectus no shares of TCI Music Preferred Stock have been issued; however the TCI Music Board has authorized the creation of the Music Series A Preferred Stock and the issuance of an amount estimated to not exceed 2,250,000 shares of Music Series A Preferred Stock to holders of BOX Common Stock in connection with the Merger. The certificates for the shares of Music Series A Preferred Stock issued in the Merger will bear a legend indicating that shares of Series A Common Stock issued upon conversion of shares of Music Series A Preferred Stock will not be tradable on the Nasdaq SmallCap Market under the symbol "TUNE" until the TCI Rights terminate or expire. See "CONTROL BY TCI; ARRANGEMENTS BETWEEN TCI AND TCI MUSIC -- TCI Rights." A summary of the rights, privileges and preferences of the Music Series A Preferred Stock follows.

MUSIC SERIES A PREFERRED STOCK

     Dividends. Subject to the rights of holders of senior securities and to any restrictions set forth in any security or debt instrument, the holders of Music Series A Preferred Stock will be entitled to receive cash dividends on each share of Music Series A Preferred Stock in an amount equal to the product of (i) the amount of the cash dividend declared on one share of Series A Common Stock or any other security into which the shares of Music Series A Preferred Stock are then convertible and (ii) the number of shares of Series A Common Stock or other security into which one share of Music Series A Preferred Stock may be converted as of the date such dividend is declared. Such dividends shall be payable to holders of Music Series A Preferred Stock only if, as and when the TCI Music Board declares cash dividends on Series A Common Stock. If TCI Music is prohibited from paying the full dividends which have been declared to holders of Music Series A Preferred Stock, the amount that is available will be distributed among the holders of Music Series A Preferred Stock ratably in proportion to the full amounts to which they would otherwise be entitled.

     Liquidation. Upon any liquidation, dissolution or winding up (or a deemed liquidation by virtue of a change in control or a sale of all or substantially all of the assets of TCI Music) of TCI Music, subject to the prior payment in full of amounts to which any senior securities are entitled, holders of Music Series A

Preferred Stock are entitled only to the liquidation value of their shares to be paid pari passu with payments to holders of parity securities. The liquidation value per share of Music Series A Preferred Stock will be equal to three times the average of the average daily bid and asked prices of one share of Series A Common Stock for a period of 20 consecutive trading days ending on the third trading day prior to the Closing, to be increased each year by the greater of
(i) the percentage increase in the CPI over the prior year (but not to exceed 5%) and (ii) 3%. If upon liquidation the assets of TCI Music to be distributed among the holders of the Music Series A Preferred Stock and of parity securities are insufficient to permit payment in full, then the entire assets of TCI Music to be distributed to such holders will be distributed ratably among such holders based upon the amounts to which such holders would otherwise be entitled. TCI Music shall mail written notice of any liquidation to each record holder of Music Series A Preferred Stock not less than 20 days prior to the payment date stated in such written notice. Holders of Music Series A Preferred Stock shall have the right to convert their shares to Series A Common Stock on the business day immediately preceding the date of liquidation.

     Conversion. Shares of Music Series A Preferred Stock may be converted by the holder thereof at any time in whole or in part, in the manner described below, into shares of Series A Common Stock at the conversion rate of three shares of Series A Common Stock for one share of Music Series A Preferred Stock, subject to certain anti-dilution adjustments and adjustments for dividends and distributions, if any (the "Conversion Rate"). The Conversion Rate in effect immediately prior to the opening of business on the Record Date for a dividend or distribution or the effective date of a subdivision, combination or reclassification will be adjusted so that the holder of each share of Music Series A Preferred Shares thereafter surrendered for conversion will be entitled to receive the number and kind of shares of capital stock of TCI Music that each such holder would have owned or been entitled to receive immediately following such action had such shares of Music Series A Preferred Stock been converted immediately prior to such time. In case of any reclassification or change in the Series A Common Stock or in case of any consolidation or merger of TCI Music, TCI Music will provide each holder of a share of Music Series A Preferred Stock with the right thereafter to convert such share into the kind and amount of consideration that such holder would have owned immediately after such reclassification, consolidation or merger, and the holders of Music Series A Preferred Stock will then have no other conversion rights. The Series A Common Stock into which the Music Series A Preferred Stock issuable in the Merger is convertible will not have associated TCI Rights. See "THE MERGER
AGREEMENT -- Consideration to be Received in the Merger," "CONTROL BY TCI; ARRANGEMENTS BETWEEN TCI AND TCI MUSIC -- TCI Rights," "RISK
FACTORS -- Termination of TCI Rights; Potential Decrease in Price of Series A Common Stock" and "-- Nasdaq Listing and Maintenance Requirements; Absence of Trading Market."

     Whenever the Conversion Rate is adjusted, TCI Music must mail a notice to all holders of Music Series A Preferred Shares describing the adjustment and the reasons for it. TCI Music may, but is not required to, adjust the Conversion Rate if such adjustment would require an increase or decrease of less than 1% in the conversion rate; provided, however, that any adjustments like these which are not made shall be carried forward and taken into account in any subsequent adjustment. TCI Music will give notice to the holders of Music Series A Preferred Stock at least 20 days prior to the Record Date for any dissolution, capital reorganization or reclassification of the Series A Common Stock, any consolidation or merger to which TCI Music is a party, any sale or other transfer of all or substantially all of the assets of TCI Music, or any action taken by TCI Music which would require an adjustment in the Conversion Rate.

     In order to convert Music Series A Preferred Stock, a holder must surrender the certificate for such stock to TCI Music or its transfer agent, endorse the certificate if TCI Music so requests, make a written request that it elects to convert the shares represented by the certificate, and state the name in which the holder wishes the certificates for Series A Common Stock to be issued. TCI Music will, as soon as practicable following such notice of election to convert Music Series A Preferred Stock, issue and deliver to the holder a certificate or certificates for the number of full shares of Series A Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share. If surrendered certificates for Music Series A Preferred Stock are converted only in part, TCI Music will issue and deliver to the holder a new certificate representing the unconverted shares. TCI Music is not required to convert any Music Series A Preferred Shares while its corporate transfer books are closed for any purpose.

     TCI Music is obligated to keep on reserve such number of shares of Series A Common Stock as would be issuable upon the conversion of all outstanding shares of Music Series A Preferred Stock. Upon conversion and receipt of the Music Series A Preferred Stock, TCI Music will retire such shares and restore them to the status of authorized and unissued shares of preferred stock.

     Redemption. TCI Music may, at its option, redeem, at the liquidation value, all or part of the shares of Music Series A Preferred Stock ratably among the holders of such shares by giving written notice to such holders (i) during the 30 day periods immediately following the fourth, sixth and eighth anniversaries of the issue date of the Music Series A Preferred Stock, (ii) at any time after the closing price of the Series A Common Stock exceeds 125% of the purchase price benchmark for a period of at least 30 consecutive business days and (iii) at any time after the tenth anniversary of the issue date. Holders of Music Series A Preferred Stock may require TCI Music to redeem, at the liquidation value, all or part of their shares at any time after the tenth anniversary of the issue date by giving written notice to TCI Music stating the number of shares such holder elects to redeem. If there are insufficient funds available for redemption purposes, all available funds will be used to redeem the maximum possible number of shares ratably among those holders requiring shares to be redeemed, including shares of parity securities required to be redeemed.

     If a holder mails the stipulated written notice and the consideration necessary for redemption is available for the redemption, then on and after the close of business on the redemption date, the shares called for redemption and all rights with respect to the shares of Music Series A Preferred Stock will cease. Shares of TCI Music redeemed by TCI Music will then be retired and restored to the status of authorized and unissued shares.

     If TCI Music fails to redeem all shares of Music Series A Preferred Stock required by the holders to be redeemed on a certain date, TCI Music will not redeem, or discharge any sinking fund obligation with respect to, any parity securities or junior securities, until all outstanding shares of Music Series A Preferred Stock and parity securities are redeemed, and shall not purchase or otherwise acquire any Music Series A Preferred Stock, parity securities or junior securities.

     Voting Rights. Holders of Music Series A Preferred Stock are entitled to vote on all matters submitted to a vote of the holders of Series A Common Stock. Each share of Music Series A Preferred Stock entitles the holder to a number of votes equal to the number of shares of Series A Common Stock into which such share is convertible as of the Record Date for the matter to be voted upon.

     Amendment. Consent of the holders of shares of Music Series A Preferred Stock representing a majority of the voting power of all such outstanding shares is required to amend or modify the designation and rights of such shares.

     Preemptive Rights. Holders of Music Series A Preferred Stock will not have any preemptive right to purchase any class of securities issued by TCI Music after the Music Series A Preferred Stock issue date.

     TCI Music has applied for quotation of the Music Series A Preferred Stock on the Nasdaq SmallCap Market and has received conditional approval for such listing. Although TCI Music believes that it will receive final approval from Nasdaq, no assurances can be given that such final approval will be obtained or that an active trading market will develop or, if one does develop, that it will be maintained. For a complete description of the Music Series A Preferred Stock, see the Certificate of Designations included as Appendix II to this Proxy Statement/Prospectus.

                       COMPARISON OF SHAREHOLDERS' RIGHTS

     Upon consummation of the Merger, shareholders of BOX Common Stock will become stockholders of TCI Music, a Delaware corporation, which will result in their rights as stockholders being governed by the DGCL, the TCI Music Charter and the TCI Music Bylaws. The holders of BOX Preferred Stock will remain shareholders of the Surviving Corporation. Their rights as shareholders will continue to be governed by the FBCA and the BOX Charter, the bylaws of Acquisition Sub will become the bylaws of the Surviving Corporation and no material changes are expected to occur in the rights of holders of BOX Preferred Stock. Accordingly, the description under the subheading "The BOX" under each of the headings below will continue to apply to BOX stockholders after the Merger. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF TCI MUSIC AND THE BOX -- Security Ownership of the BOX."

     The following is a summary of certain provisions affecting, and significant differences between the rights of holders of BOX Common Stock and those of holders of Music Series A Preferred Stock. The following summary of the TCI Music Charter and the TCI Music Bylaws is qualified in its entirety by reference to such documents and to the DGCL and the FBCA. See "AVAILABLE INFORMATION."

AUTHORIZED CAPITAL STOCK

     The BOX. The BOX's authorized capitalization consists of 40,000,000 shares of BOX Common Stock, 200,000 shares of 8% convertible preferred stock, $1.00 par value per share (the "BOX 8% Preferred Stock"), and 1,800,000 shares of BOX Preferred Stock. As of the date of this Proxy Statement/Prospectus, no shares of BOX 8% Preferred Stock had been issued. Pursuant to the Capitalization Amendment, the number of authorized shares of BOX Common Stock will be increased from 40,000,000 shares to 100,000,000 shares.

     TCI Music. TCI Music's authorized capitalization consists of a total of 495,000,000 shares of Common Stock, 295,000,000 of which are Series A Common Stock and 200,000,000 of which are Series B Common Stock, and 5,000,000 shares of TCI Music Preferred Stock, of which an amount estimated not to exceed 2,250,000 shares will be designated as Music Series A Preferred Stock in connection with the Merger.

VOTING

     The BOX. Each share of BOX Common Stock, BOX 8% Preferred Stock and BOX Preferred Stock entitles the holder to one vote on each matter presented to shareholders for vote. Except as required by the FBCA, the holders of BOX Common Stock, BOX 8% Preferred Stock and BOX Preferred Stock vote together as a single class. The BOX Bylaws provide that the presence, in person or by proxy, of the holders of a majority of the shares entitled to be cast by the shareholders entitled to vote shall constitute a quorum for the transaction of business.

     TCI Music. Each share of Series B Common Stock entitles the holder to ten votes and each share of Series A Common Stock entitles the holder to one vote on each matter presented to stockholders. Each share of TCI Music Preferred Stock entitles the holder to one vote for each share of Series A Common Stock into which such share of TCI Music Preferred Stock is convertible. Accordingly, each share of Music Series A Preferred Stock entitles the holder to three votes on each matter presented to shareholders, subject to certain antidilution adjustments. Except as required by the DGCL, the holders of Series A Common Stock, Series B Common Stock and Music Series A Preferred Stock vote together as a single class. The TCI Music Bylaws provide that, subject to the rights of the holders of any class or series of TCI Music Preferred Stock and except as otherwise provided by law or in the TCI Music Charter, the presence, in person or by proxy, of the holders of a majority of the total voting power of the outstanding shares of capital stock of TCI Music Voting Stock entitled to vote at the meeting is necessary to constitute a quorum at such meeting for the transaction of any business.

SPECIAL MEETING OF SHAREHOLDERS

     The BOX. The BOX Bylaws provide that a special meeting of shareholders may be called at any time by the President of the BOX or the BOX Board, and shall be called by the President of the BOX upon the written request of the holders of not less than 10% of the BOX Voting Stock.

     TCI Music. The TCI Music Charter and TCI Music Bylaws provide that a special meeting of stockholders shall be held at any time, subject to the rights of the holders of any series of TCI Music Preferred Stock, upon the call of the Secretary of TCI Music (a) upon the written request of the holders of not less than 66 2/3% of the total voting power of the TCI Music Voting Stock or (ii) at the request of at least 75% of the members of the TCI Music Board then in office.

DIRECTORS

     The BOX. The BOX Charter and BOX Bylaws provide that the BOX Board shall consist of not less than three directors elected for a one-year term at each annual meeting of shareholders. The number of directors shall be determined from time to time by resolution of the BOX Board. The BOX Board is currently comprised of 10 directors. Shareholders of the BOX do not have cumulative voting rights.

     TCI Music. The TCI Music Charter provides for a Board of Directors of not less than three members, divided into three classes of approximately equal size, with each class to be elected for a three-year term at each annual meeting of stockholders. The TCI Music Charter provides that the exact number of directors shall be fixed by the Board of Directors by resolution. The TCI Music Bylaws provide that the Board of Directors, by resolution adopted by the affirmative vote of at least 75% of the members of the Board of Directors then in office, may increase or decrease the number of directors, provided that any decrease in the number of directors shall not shorten the term of any incumbent director. The current number of directors comprising the TCI Music Board is seven. Stockholders of TCI Music do not have cumulative voting rights.

REMOVAL OF DIRECTORS

     The BOX. The BOX Charter provides that directors may only be removed for cause within one year of the event constituting cause by the affirmative vote of
(i) the holders of at least a majority of the then outstanding shares of BOX Voting Stock; or (ii) at least a majority of the total number of directors. The BOX Charter provides that "cause" for removal exists, except as may be provided by law, only if: (i) the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction; or (ii) such director has been adjudicated by a court of competent jurisdiction to be liable for negligence or misconduct in the performance of his duty to the BOX in a matter of substantial importance to the BOX and such adjudication is no longer subject to direct appeal.

     TCI Music. The TCI Music Charter provides that, subject to the rights of the holders of any series of TCI Music Preferred Stock, directors may be removed only for cause upon the affirmative vote of the holders of at least 66 2/3% of the total voting power of the outstanding shares of TCI Music Voting Stock, voting together as a single class. The TCI Music Charter provides that "cause" for removal exists if: (i) the director whose removal is proposed has been convicted, or has been granted immunity to testify where another has been convicted, of a felony, by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (ii) such director has become mentally incompetent, whether or not so adjudicated, which mental incompetence directly affects his ability as a director, as determined by at least 66 2/3% of the members of the TCI Music Board then in office (other than such director); or
(iii) such director's actions or failure to act have been determined by 66 2/3% of the members of the TCI Music Board then in office (other than such director) to be in derogation of such director's duties.

VACANCIES ON THE BOARD OF DIRECTORS

     The BOX. The BOX Charter and BOX Bylaws provide that any vacancies on the BOX Board resulting from death, resignation, retirement, removal or otherwise may be filled by the affirmative vote of a majority of the remaining directors then in office, though less than a quorum of the BOX Board, or by the affirmative vote of the holders of at least a majority of the shares present and entitled to vote at any meeting held during the existence of such vacancy, provided the filling of such vacancy is included in the BOX's proxy material for the meeting. The BOX Charter and BOX Bylaws provide that newly created directorships resulting from any increase in the number of directors may be filled by the affirmative vote of a majority of the directors then in office. Such directors will serve until the next annual meeting of shareholders and until his successor shall have been elected and qualified, or his death, resignation or removal.

     TCI Music. The TCI Music Charter provides that any newly created directorship resulting from an increase in the number of directors and any vacancies on the TCI Music Board caused by death, resignation, removal, disqualification or other cause, may be filled by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director. Such directors will serve for the remainder of the full term of the class for which such director was chosen and until his successor shall have been elected and qualified.

ANTI-TAKEOVER STATUTE; MERGERS, CONSOLIDATIONS AND SALES OF ASSETS

     FBCA Anti-Takeover Statute. FBCA Section 607.0901, in general, requires an "affiliated transaction" with an "interested shareholder" to be approved by the affirmative vote of the holders of two-thirds of the voting shares other than the shares beneficially owned by the interested shareholder, unless (i) the affiliated transaction has been approved by a majority of the disinterested directors; (ii) the corporation has not had more than 300 shareholders of record at any time during the 3 years preceding the announcement date; (iii) the interested shareholder has been the beneficial owner of at least 80% of the corporation's outstanding voting shares for at least 5 years preceding the announcement date; (iv) the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; (v) the corporation is an investment company registered under the Investment Company Act of 1940; or (vi) in the affiliated transactions, consideration shall be paid to the holders of each class or series of voting shares and certain conditions are met, as set forth in
Section 607.0901(4)(f).

     The term "affiliated transaction" is defined to include, among other transactions between the interested shareholder or any affiliate or associate of the interested shareholder and the corporation or any director or indirect majority-owned subsidiary thereof: (i) any merger or consolidation; (ii) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition (in one transaction or a series of transactions) of assets having: (a) an aggregate fair market value equal to 5% or more of the aggregate fair market value of all assets, determined on a consolidated basis, of the corporation; (b) an aggregate fair market value equal to 5% or more of the aggregate fair market value of all the outstanding shares of the corporation; or (c) 5% or more of the earning power or net income, determined on a consolidated basis, of the corporation;
(iii) the issuance or transfer by the corporation or any subsidiary of the corporation of any shares of the corporation or any subsidiary of the corporation, which have an aggregate fair market value equal to 5% or more of the aggregate fair market value of all the outstanding shares of the corporation to the interested shareholder or an affiliate or associate of the interested shareholder except pursuant to the exercise of warrants or rights to purchase stock offered, or a dividend or distribution paid or made, pro rata to all shareholders of the corporation; (iv) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or with the interested shareholder or any affiliate or associate of the interested shareholder; (v) certain transactions that would increase the interested shareholder's proportionate share ownership of the outstanding voting shares of the corporation or such subsidiary by more than 5%; or (vi) any receipt by the interested shareholder or any affiliate or associate of the interested shareholder of the benefit, directly or indirectly (except proportionately as a shareholder of the corporation), of any loans, advances, guaranties, pledges, or other financial assistance or any tax credits or other tax advantages provided by or through the corporation. An "interested shareholder" of a corporation is defined, subject to certain exceptions, as any person who is the beneficial owner of more than 10% of the outstanding shares of the corporation. An "affiliate" is defined as a person who directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, a specified person. The term "associate" means any entity, other than the corporation or any of its subsidiaries, of which such person is an officer, director, or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of voting shares; any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is an officer or director of the corporation or any of its affiliates. A person is deemed to be a "beneficial owner" of voting shares as to which such person and such person's affiliates and associates, individually or in the aggregate, have or share directly or indirectly: (i) voting power, which includes the power to vote or to direct the voting of the voting shares; (ii) investment power, which includes the power to dispose of or to direct the disposition of the voting shares; or (iii) the right to acquire the voting power or investment power, whether such right is exercisable immediately or only after the passage of time, pursuant to any contract, arrangement, or understanding, upon the exercise of conversion rights, exchange rights, warrants, or options, or otherwise; however, in no case shall a director of the corporation be deemed to be the beneficial owner of voting shares beneficially owned by another director of the corporation solely by reason of actions undertaken by such persons in their capacity as directors of the corporation.

     Section 607.0901 does not apply to a Florida corporation which has, through its original articles of incorporation, expressly elected not to be governed by
Section 607.0901 or "opted out" of coverage under Section 607.0901 by amending its articles of incorporation or bylaws to that effect in accordance with
Section 607.0901. Section 607.0901 also does not apply to any affiliated transaction of the corporation with an interested shareholder which became an interested shareholder inadvertently, if such interested shareholder, as soon as practicable, divests itself of a sufficient amount of the voting shares of the corporation so that it no longer is the beneficial owner of 10% or more of the outstanding voting shares of the corporation, and would not at any time within the 5-year period preceding the announcement date with respect to such affiliated transaction have been an interested shareholder but for such inadvertent acquisition. Any corporation that elected not to be governed by
Section 607.0901, either through a provision in its original articles of incorporation or through an amendment to its articles of incorporation or bylaws may elect to be bound by Section 607.0901 by adopting an amendment to its articles of incorporation or bylaws that repeals the original article or the amendment.

     DGCL Anti-Takeover Statute. DGCL Section 203, in general, prohibits certain forms of "business combinations" with an "interested shareholder" within three years of the date such person became an "interested shareholder," unless (i) prior to such date the board of directors of the corporation approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder, (ii) upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by officers, directors and by certain employee stock plans, or (iii) on or after such date, the business combination is approved by the board of directors and authorized at a shareholders' meeting by the affirmative vote of at least
66 2/3% of the outstanding voting stock that is not owned by the interested shareholder.

     An "interested shareholder" of a corporation is defined, subject to certain exceptions, as any person or entity (and any affiliate or associate of such person or entity) that (i) is the owner (as defined in Section 203) of 15% or more of the outstanding voting stock of the corporation; or (ii) is an affiliate or associate of the corporation and, at any time within the three-year period immediately prior to the date of determination, was the owner of 15% or more of the outstanding shares of voting stock of the corporation. The term "business combination" is defined to include, among other transactions between the interested shareholder and the corporation or any direct or indirect majority-owned subsidiary thereof: a merger or consolidation; a sale, pledge, transfer or other disposition (including as part of a dissolution) of assets having an aggregate market value equal to 10% or more of either the aggregate market value of all assets of the corporation on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation; certain transactions that would increase the interested shareholder's proportionate share ownership of the stock of any series of the corporation or such subsidiary; and any receipt by the interested shareholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any such subsidiary. The term "owner" is broadly defined to include any person that individually or with or through his or its affiliates or associates, among other things, beneficially owns such stock, or has the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement or understanding or upon the exercise of warrants or options or otherwise or has the right to vote or direct the vote of such stock pursuant to any agreement or understanding, or has an agreement or understanding with the beneficial owner of such stock for the purpose of acquiring, holding, voting or disposing of such stock.

     Section 203 applies automatically to Delaware corporations (other than corporations which do not have a class of voting stock that is listed on a national securities exchange, authorized for quotation with a registered national securities association, or held of record by more than 2,000 shareholders) unless the corporation's original certificate of incorporation contains a provision expressly electing not to be governed by Section 203 or the corporation has "opted out" of coverage under Section 203 by amending its certificate of incorporation or bylaws to that effect in accordance with Section
203. A Delaware corporation which is not automatically covered by Section 203 may, however, "opt in" to such coverage by including in its original certificate of incorporation or any amendment thereto a provision in which the corporation elects to be governed by Section 203.

     The BOX. Section 607.0901 of the FBCA automatically applies to the BOX, since neither the BOX Charter nor the BOX Bylaws contains any provision "opting out" of the application of FBCA Section 607.0901. As a result, the provisions of
Section 607.0901 apply to transactions between the BOX and any of its respective "interested shareholders." In addition, the BOX Charter requires the affirmative vote of the holders of at least 75% of the then-outstanding shares of capital stock of the BOX entitled to vote generally in the election of directors, voting together as a single class, to approve (i) any sale, lease, exchange, mortgage, pledge, transfer or other disposition by the BOX of all or substantially all of its assets; (ii) the adoption of any plan or proposal for the liquidation, dissolution or winding up of the BOX; or (iii) any reclassification of securities or recapitalization of the BOX, or any merger or consolidation of the BOX.

     TCI Music. Section 203 of the DGCL applies to TCI Music, since the TCI Music Charter does not contain any provision "opting out" of the application of DGCL Section 203. As a result, the provisions of Section 203 are applicable to transactions between TCI Music and any of its respective "interested shareholders."

     The TCI Music Charter requires, subject to the rights, if any, of any series of preferred stock of TCI Music, the affirmative vote of the holders of at least 66 2/3% of the total voting power of the then outstanding shares of TCI Music Voting Stock, voting together as a single class, to approve (i) a merger or consolidation of TCI Music with, or into, another corporation, other than a merger or consolidation which does not require the consent of shareholders under the DGCL or a merger or consolidation which has been approved by at least 75% of the members of the TCI Music Board (in which case, in accordance with the DGCL, the affirmative vote of a majority of the total voting power of the outstanding TCI Music Voting Stock would be required for approval), (ii) the sale, lease or exchange of all or substantially all of the property and assets of TCI Music or
(iii) the dissolution of TCI Music.

AMENDMENTS TO CERTIFICATE OF INCORPORATION

     The BOX. The BOX Charter provides that the affirmative vote of the holders of at least 67% of the shares of the BOX capital stock then entitled to vote in the election of directors is required to amend, alter or repeal or to adopt any provision inconsistent with Article VI of the BOX Charter. The BOX Charter also provides that the affirmative vote of the holders of at least 75% of the shares of the BOX capital stock then entitled to vote in the election of directors is required to amend, alter or repeal, or to adopt any provision inconsistent with
Article IX of the BOX Charter. The FBCA provides that, except in certain circumstances, a class vote will be required if such amendment would adversely affect the rights of the holders of such class.

     TCI Music. The TCI Music Charter requires the affirmative vote of 66 2/3% of the total voting power of the outstanding shares of TCI Music Voting Stock, voting together as a single class, to approve any amendment, alteration or repeal of any provision of the TCI Music Charter or the addition or insertion of other provisions therein.

AMENDMENTS TO BYLAWS

     The BOX. The BOX Bylaws provide that they may be repealed, altered or amended by the affirmative vote of a majority of the BOX Board to the full extent permitted by law or by the affirmative vote of a majority of the holders of outstanding BOX Voting Stock present in person or by proxy at any meeting of the shareholders called for that purpose.

     TCI Music. The TCI Music Charter and TCI Music Bylaws require (a) the affirmative vote of 66 2/3% of the total voting power of the outstanding TCI Music Voting Stock, voting together as a single class, or (b) the affirmative vote of not less than 75% of the members of the TCI Music Board then in office, to approve the adoption, amendment or repeal of any provisions of the TCI Music Bylaws.

LIMITATION OF LIABILITY OF DIRECTORS

     The BOX. Neither the BOX Charter nor the BOX Bylaws contains a provision that limits a director's liability. The FBCA provides that a director is not personally liable for monetary damages to the corporation or any other person unless (i) the director breached or failed to perform his duties as director; and (ii) the director's breach of, or failure to perform, those duties constitutes: (a) a criminal violation; (b) a transaction resulting in the derivation by such person of an improper personal benefit; (c) a circumstance under which such person is liable for unlawful distributions; (d) conscious disregard for the best interest of the corporation, or willful misconduct; or
(e) recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property.

     TCI Music. The TCI Music Charter contains a provision that limits a director's liability to the full extent permitted by Delaware law. Under Delaware law, a corporation may include in its certificate of incorporation a provision that would, subject to the limitations described below, eliminate or limit the personal liability of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of a director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of a dividend or an unlawful stock purchase or redemption, or (iv) resulting in the receipt by such person of an improper personal benefit.

                                APPRAISAL RIGHTS

     Any shareholder of record of the BOX entitled to vote on the Merger Agreement who objects to the Merger may, as an alternative to receiving the Merger Consideration in the case of holders of BOX Common Stock or as an alternative to becoming a shareholder of the Surviving Corporation in the case of holders of BOX Preferred Stock, demand appraisal of his or her BOX Voting Stock pursuant to Sections 607.1301, 607.1302 and 607.1320 of the FBCA (the "Appraisal Sections") (a copy of which is included as Appendix IV hereto) by demanding in writing that he or she be paid, in cash, the fair value of his or her BOX Voting Stock.

     Any shareholder contemplating the exercise of such right to demand appraisal should carefully review the Appraisal Sections, particularly the procedural steps required to perfect the right of appraisal. A shareholder who fails to comply with these procedural requirements may lose his or her right of appraisal. A BOX shareholder who loses his or her right of appraisal will receive the Merger Consideration for his or her BOX Voting Stock.

     Set forth below, to be read in conjunction with the full text of the Appraisal Sections included as Appendix IV hereto, is a summary of the procedures relating to the exercise of a right of appraisal. The following summary does not purport to be complete and is qualified in its entirety by reference to Appendix IV. For purposes of the following summary, references to the "Company" in this section only, mean the BOX before the Merger and the Surviving Corporation after the Merger.

     A shareholder of record who desires to exercise his or her appraisal rights under the Appraisal Sections must satisfy all of the conditions. A written intent to demand payment for his or her shares if the proposed Merger Agreement is consummated must be delivered to the Company before the taking of the vote on the Merger Agreement. This demand must be in addition to and separate from any proxy or vote against the Merger Agreement. Voting against or failing to vote on the Merger Agreement will not constitute a demand for appraisal under the Appraisal Sections. The FBCA defines "shareholder" as one who is a holder of record of shares in a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

     Shareholders electing to exercise their appraisal rights under the Appraisal Sections must not vote for adoption of the Merger Agreement.

     Within 10 days after the shareholders' authorization date, the Surviving Corporation (as successor to the BOX following the Merger) will give written notice of such adoption of the Merger Agreement to each shareholder of the BOX who has filed such a written intent to demand payment for his or her shares.

     Within 20 days after the giving of notice to him or her, any shareholder who elects to dissent must file with the Company a notice of such election, stating his or her name and address, the number, classes, and series of shares as to which he or she dissents, and a demand for payment of the fair value of his or her shares. Any shareholder failing to file such election to dissent within the period set forth shall be bound by the terms of the proposed Merger Agreement.

     Any shareholder filing an election to dissent shall deposit his or her certificates for certificated shares with the Company simultaneously with the filing of the election to dissent. The Company may restrict the transfer of uncertificated shares from the date the shareholder's election to dissent is filed with the Company.

     Upon filing a notice of election to dissent, the shareholder shall thereafter be entitled only to payment as provided under the Appraisal Sections and shall not be entitled to vote or to exercise any other rights of a shareholder. A notice of election may be withdrawn in writing by the shareholder at any time before an offer is made by the Company to pay for his or her shares. After such offer, no such notice of election may be withdrawn unless the Company consents thereto. However, the right of such shareholder to be paid the fair value of his or her shares shall cease, and he or she shall be reinstated to have all the rights as a shareholder as of the filing of his or her notice of election.

     Within 10 days after the expiration of the period in which shareholders may file their notices of election to dissent, or within 10 days after the Merger Agreement is adopted, whichever is later, the Company shall make a written offer to each dissenting shareholder who has made demand as provided under the Appraisal Sections to pay an amount the Company estimates to be the fair value for such shares.

     If within 30 days after the making of such offer any shareholder accepts the same, payment for his or her shares shall be made within 90 days after the making of such offer or the consummation of the proposed Merger Agreement, whichever is later. Upon payment of the agreed value, the dissenting shareholder shall cease to have any interest in such shares.

     If the Company fails to make such an offer within the period specified under the Appraisal Sections or if it makes the offer and any dissenting shareholder or shareholders fail to accept the same within 30 days thereafter, then the corporation, within 30 days after receipt of written demand from any dissenting shareholder given within 60 days after the date on which such corporate action was effected, shall, or at its election at any time within such period of 60 days may, file an action in any Florida court in the county where the registered office of the corporation is located requesting that the fair value of such shares be determined. The court shall also determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his or her shares. All dissenting shareholders, other than shareholders who have agreed with the Company as to the value of their shares, shall be made parties to the proceeding as an action against their shares.

     All shareholders who are proper parties to the proceeding are entitled to judgment against the Company for the amount of the fair value of their shares. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The Company shall pay each dissenting shareholder the amount found to be due him or her within 10 days after final determination of the proceedings. Upon payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares. The judgment may, at the discretion of the court, include a fair rate of interest, to be determined by the court.

     The costs and expenses of any such proceeding shall be determined by the court and shall be assessed against the Company, but all or any part of such costs and expenses may be apportioned and assessed as the court deems equitable against any or all of the dissenting shareholders who are parties to the proceeding, to whom the Company has made an offer to pay for the shares, if the court finds that the action of such shareholders in failing to accept such offer was arbitrary, vexatious, or not in good faith. If the fair value of the shares, as determined, materially exceeds the amount which the Company offered to pay therefor or if no offer was made, the court in its discretion may award to any shareholder who is a party to the proceeding such sum as the court determines to be reasonable compensation to any attorney or expert employed by the shareholder in the proceeding.

     Shareholders considering seeking appraisal should bear in mind that the fair value of their BOX Voting Stock determined under the Appraisal Sections could be more than, the same as or less than the value of the Series A Common Stock or the BOX Preferred Stock when the BOX becomes a subsidiary of TCI Music if they do not seek appraisal of their stock, and that investment banking opinions as to fairness are not necessarily opinions as to fair value under the Appraisal Sections.

     The statements made in this summary are qualified in their entirety by reference to Sections 607.1301, 607.1302 and 607.1320 of the FBCA; the provisions of such sections are technical in nature and complex. IT IS SUGGESTED THAT ANY HOLDER OF BOX COMMON STOCK OR BOX PREFERRED STOCK WHO DESIRES TO AVAIL HIMSELF OR HERSELF OF HIS OR HER RIGHT TO DISSENT CONSULT HIS OR HER COUNSEL BECAUSE FAILURE TO COMPLY STRICTLY WITH THE PROVISIONS OF SECTIONS 607.1301,
607.1302 AND 607.1320 MAY DEFEAT DISSENTERS' RIGHTS.

                            MANAGEMENT OF TCI MUSIC

DIRECTORS AND EXECUTIVE OFFICERS

     Information regarding each person who is a director or executive officer of TCI Music is set forth below.

                NAME                   AGE                      POSITION
                ----                   ---                      --------
Leo J. Hindery, Jr. .................  50    Chairman of the Board
Robert R. Bennett....................  39    Director
Donne F. Fisher......................  59    Director
Peter M. Kern........................  30    Director
J.C. Sparkman........................  65    Director
David B. Koff........................  38    Director, President and Chief Executive Officer
Lon A. Troxel........................  50    Director
Stephen M. Brett.....................  57    Vice President and Secretary

     Leo J. Hindery, Jr. was appointed Chairman of the Board of TCI Music effective January 1997. He was appointed as a director of TCI in May 1997 and President and Chief Operating Officer of TCI effective March 1, 1997, and was appointed Director and President of TCIC in March 1997. From 1988 until March 1997, he was the managing general partner, director and Chief Executive Officer of InterMedia Partners and its affiliated entities. InterMedia Partners is a multi-system cable television operator. Mr. Hindery was a director of DMX from May 1996 to July 1997.

     Robert R. Bennett was appointed a director of TCI Music effective January 1997 and served as acting Chief Financial Officer from June 1997 until July 11, 1997. He has been an Executive Vice President of TCI and President, Chief Executive Officer and a director of Liberty since April 1997. From June 1995 through March 1997, he was Executive Vice President, Chief Financial Officer, Secretary, Treasurer and a director of Liberty. He was Senior Vice President of Liberty from September 1991 to June 1995 and Vice President of TCIC from 1990 through March 1991 while also holding the titles of Treasurer, Secretary and Chief Financial Officer of Liberty. Mr. Bennett also serves as a director of BET Holdings, Inc., a Delaware corporation, which is engaged in the distribution of certain programming.

     Peter M. Kern was appointed a director of TCI Music effective January 1997. Mr. Kern has served as President of Gemini Associates LLC, a firm that provides strategic advisory services primarily to media companies, since April 1996. From December 1993 to January 1996 he served as Senior Vice President of Strategic Development and Corporate Finance of Home Shopping Network, Inc. and served as its Vice President of Strategic Development and Assistant to the CEO from March 1993 to December 1993. Prior to joining Home Shopping Network, Inc., he served as Vice President of Corporate Finance and Strategic Development for Whittle Communications, L.P. and worked at the New York investment banking firm, Bear, Stearns & Co., Inc.

     Donne F. Fisher was appointed a director of TCI Music effective January 1997. He has served as a director of TCI since 1994 and a director of TCIC since 1980. He served as a director of DMX from May 1996 to July 1997. Mr. Fisher was Executive Vice President and Treasurer of TCI from January 1994 until January 1, 1996; served as Executive Vice President of TCIC from December 1991 to October 1994; and was previously Senior Vice President of TCIC since 1982 and Treasurer since 1970. Since January 1, 1996, he has provided consulting services to TCI. Mr. Fisher also serves as a director of General Communication, Inc. and United Video Satellite Group, Inc.

     J.C. Sparkman was appointed a director of TCI Music effective May 1997. He has been a director of TCI since December 1996. He served as Executive Vice President of TCI from January 1994 through March 1995. Mr. Sparkman retired in March of 1995 and has provided consulting services to TCI since March 1995. He served as Executive Vice President of TCIC from 1987 to October 1995 and as a director of DMX from 1989 to July 1997. He also serves as a director of Shaw Communications, Inc. and United Video Satellite Group, Inc.

     David B. Koff was appointed a director, President and Chief Executive Officer of TCI Music effective May 1997. He has been Vice President - Corporate Development of Liberty since August 1994. From March 1993 to August 1994, he was special counsel to Liberty. From August 1992 to March 1993, he was special counsel at Brownstein Hyatt Farber & Strickland in Denver. Prior to that, Mr. Koff was an associate in the Los Angeles office of Latham & Watkins.

     Lon A. Troxel was appointed a director of TCI Music effective May 1997. He was appointed Chief Operating Officer of DMX in April 1997 and served as Executive Vice President, Commercial Division from April 1994 to April 1997. Mr. Troxel served as Vice President, U.S./Canada Dealer Sales of AEI Music Networks, Inc. during 1991. Mr. Troxel was appointed President and Chief Executive Officer of DMX upon consummation of the DMX Merger on July 11, 1997.

     Stephen M. Brett was appointed Vice President, General Counsel and Secretary of TCI Music in January 1997 and has been a director, Vice President and Secretary of DMX since July 1997. Mr. Brett has served as Executive Vice President and Secretary of TCI since January 27, 1994, and as Senior Vice President and General Counsel of TCIC since December of 1991.

BOARD COMPOSITION

     The TCI Music Charter provides for a classified Board of Directors consisting of not less than three members, with the exact number of directors to be fixed by resolution of the TCI Music Board from time to time. The TCI Music Board currently consists of seven members.

     Members of the TCI Music Board are elected to staggered three-year terms, with approximately one-third elected annually. Mr. Fisher, Mr. Sparkman and Mr. Troxel are the Class I Directors whose terms expire in 1998, Mr. Kern and Mr. Bennett are the Class II Directors whose terms expire in 1999 and Mr. Koff and Mr. Hindery are the Class III Directors whose terms expire in 2000. Executive officers of TCI Music are appointed by and serve at the discretion of the TCI Music Board. There are no family relations, of first cousin or closer, among the above named individuals, by blood, marriage or adoption.

COMMITTEES OF THE BOARD

     TCI Music has established an Executive Committee comprised of three directors: Mr. Kern, Mr. Bennett and Mr. Hindery. Subject to the limitations of the DGCL and the TCI Music Charter and TCI Music Bylaws, the Executive Committee may exercise all powers and authority of the TCI Music Board in the management of the business and affairs of TCI Music, including, but not limited to, the power and authority to authorize the issuance of shares of common stock in an amount not in excess of such number of shares as shall be specifically authorized from time to time by the TCI Music Board in respect of a particular transaction. In compliance with the Nasdaq Stock Market corporate governance standards, the TCI Music Board has established an Audit Committee comprised of three directors: Mr. Bennett, Mr. Kern and Mr. Fisher. The duties of the Audit Committee include, but are not limited to, conducting reviews of potential conflicts of interest situations where appropriate. TCI Music has also established a Compensation Committee in accordance with the 1997 TCI Music Plan comprised of two members, Mr. Kern and Mr. Fisher, for the purpose of performing certain duties to the extent required under the 1997 TCI Music Plan, including, but not limited to, granting and ratifying certain options under the 1997 TCI Music Plan to persons subject to Section 162(m) of the Code and rules and regulations promulgated thereunder. No other committees of the TCI Music Board have been established.

COMPENSATION OF DIRECTORS

     Members of the TCI Music Board who are also full-time employees of TCI Music or TCI, or any of their respective subsidiaries, will not receive any additional compensation for their services as directors. TCI Music has not established any fees for Directors who are not full-time employees of TCI or any of its subsidiaries. All members of the TCI Music Board will be reimbursed for expenses incurred to attend any meetings of the TCI Music Board or any committee thereof.

COMPENSATION OF EXECUTIVE OFFICERS

     All of the executive officers of TCI Music are currently employees of TCI or its affiliates. TCI Music has no current arrangements with such persons to provide compensation in connection with their services as executive officers of TCI Music. Information regarding the compensation of executive officers of DMX is set forth in the Transition Report on Form 10-K of TCI Music for the transition period from October 1, 1996 to June 30, 1997, included in this Proxy Statement/Prospectus as Appendix V.

TCI MUSIC, INC. 1997 STOCK INCENTIVE PLAN

     General. TCI Music Board has adopted, and TCI, as the sole shareholder of TCI Music prior to the DMX Merger, approved the 1997 TCI Music Plan. The 1997 TCI Music Plan provides for awards to be made in respect of a maximum of 4,000,000 shares of Series A Common Stock (subject to certain anti-dilution adjustments). Awards may be made as grants of stock options ("Options"), stock appreciation rights ("SARs"), restricted shares ("Restricted Shares"), Stock Units (as defined below), performance awards ("Performance Awards") or any combination thereof (collectively, "Awards"). Awards may be made to employees and to consultants and advisors to TCI Music who are not employees. No TCI Rights can be issued in connection with any Awards under the 1997 TCI Music Plan. Shares of Series A Common Stock that are subject to Awards that expire, terminate or are annulled for any reason without having been exercised (or deemed exercised, by virtue of the exercise of a related SAR), or are forfeited prior to becoming vested, will return to the pool of such shares available for grant under the 1997 TCI Music Plan.

     The 1997 TCI Music Plan is administered by the TCI Music Board, the Compensation Committee, or such other committee as the TCI Music Board may in the future appoint, which shall consist of at least two persons (the "Committee"). With respect to Awards granted to a person subject to Rule 16b-3 of the Exchange Act (or any successor rule), unless otherwise determined by the TCI Music Board, the Committee granting such Award (a) will be the entire TCI Music Board or (b) will be comprised solely of two or more "non-employee directors" as defined by Rule 16b-3. With respect to Awards granted to a "covered employee" under Section 162(m) of the Code (or any successor statute) and the duties and regulations promulgated thereunder, unless otherwise determined by the TCI Music Board, the Committee granting such Award will be comprised solely of two or more "outside directors" as defined by Section 162(m). With respect to Awards granted to a person subject to both Rule 16b-3 and Section 162(m), unless otherwise determined by the Board, all grants will be made in a manner that complies with both Rule 16b-3 and Section 162(m).

     The Committee has broad discretion in administering the 1997 TCI Music Plan, and is authorized, subject only to the express provisions of the 1997 TCI Music Plan, to determine the eligible persons to whom Awards may be made, to determine the terms and conditions (which need not be identical) of each Award (including the timing of the grant, the type of Award granted, the pricing and the amount of the Award and terms related to vesting, exercisability, forfeiture and termination), and to interpret the provisions of the 1997 TCI Music Plan and each agreement relating to Awards granted under the 1997 TCI Music Plan. The determinations of the Committee are final and binding upon all participants.

     Stock Options. Options granted pursuant to the 1997 TCI Music Plan may be either incentive stock options ("Incentive Options") within the meaning of
Section 422 of the Code, or nonqualified stock options ("Nonqualified Options"), which do not qualify under Section 422. The Committee is authorized to determine whether an Option is an Incentive Option or a Nonqualified Option.

     The exercise price of all Options granted under the 1997 TCI Music Plan will be fixed by the Committee, and may be more than, less than or equal to the fair market value of the Series A Common Stock on the date the Option is granted. However, TCI Music does not have any current intention to grant Options with an exercise price less than the fair market value of the Series A Common Stock on the date of grant.

     Subject to the provisions of the 1997 TCI Music Plan relating to death, retirement and termination of employment, the term of each Option will be fixed by the Committee at the time of grant. Options may be exercised in whole or in part at any time or only after a period of time or in installments, as determined by the Committee at the time of grant, and the exercisability of Options may be accelerated by the Committee.

     An Option shall be exercised by written notice to the Committee upon the terms set forth in the agreement relating thereto and in accordance with such other procedures as the Committee may establish.

     The method of payment of the exercise price of an Option will be determined by the Committee and may consist of cash, a check, a promissory note, the surrender of already owned shares of Series A Common Stock or Series B Common Stock, the withholding of shares of Series A Common Stock issuable upon exercise of such Option, delivery of a properly executed exercise notice and irrevocable instructions to a broker to deliver promptly to TCI Music the amount of sale or loan proceeds required to pay the exercise price, any combination of the foregoing methods of payment or such other consideration and method of payment as may be permitted for the issuance of shares under Delaware law, subject, in the case of any permitted method of payment other than cash, to such conditions as the Committee deems appropriate. By way of example, if a holder is permitted to elect to pay such exercise price by the withholding of shares of Series A Common Stock, the Committee may reserve the discretion to approve or disapprove such election.

     Unless otherwise determined by the Committee, Options and SARs are not transferable other than by will or the laws of descent and distribution or pursuant to a domestic relations order, and, except as otherwise required by a domestic relations order, Options and SARs may be exercised during the lifetime of the holder thereof only by such holder.

     Stock Appreciation Rights. An SAR may be granted under the 1997 TCI Music Plan to the holder of an Option (a "Related Option") with respect to all or a portion of the shares of Series A Common Stock subject to the Related Option (a "Tandem SAR") or may be granted separately to an eligible participant (a "Free Standing SAR"). A Tandem SAR may be granted either concurrently with the grant of the Related Option or, if the Related Option is a Nonqualified Option, at any time thereafter and prior to the complete exercise, termination, expiration or cancellation of the Related Option. A Tandem SAR will be exercisable only at the time and to the extent that the Related Option is exercisable and may be subject to such additional limitations on exercisability as the Committee may determine. Upon exercise of a Tandem SAR, the Related Option will be deemed to have been exercised to the extent of the number of shares of Series A Common Stock with respect to which such Tandem SAR is exercised. Conversely, upon the exercise or termination of the Related Option, the Tandem SAR will be canceled automatically to the extent of the number of shares of Series A Common Stock with respect to which the Related Option was so exercised or terminated. Free Standing SARs will be exercisable at the time, to the extent and upon the terms and conditions determined by the Committee and set forth in the agreement relating to the Award.

     The base price of a Tandem SAR will be the same as the exercise price of the Related Option unless the Committee provides for a higher base price. The base price of a Free Standing SAR will not be less than the fair market value of the Series A Common Stock on the date of grant of the Free Standing SAR. Upon exercise of an SAR, the holder will be entitled to receive from TCI Music, for each share of Series A Common Stock with respect to which the SAR is exercised, an amount equal to the excess of the fair market value of a share of Series A Common Stock on the date of exercise over the base price per share of such SAR. Such amount shall be paid in cash, shares of Series A Common Stock (valued at their fair market value on the date of exercise of the SAR) or a combination thereof as specified in the agreement relating to the Award. Unless the Committee shall otherwise determine, to the extent a Free Standing SAR is exercisable, it will be exercised automatically for a cash settlement on its expiration date.

     The agreement relating to an Award of SARs may provide for a limit on the amount payable to a holder upon exercise of SARs at any time or in the aggregate, for a limit on the number of SARs that may be exercised by the holder in whole or in part for cash during any specified period, for a limit on the time periods during which a holder may exercise SARs and for such other limits on the rights of the holder and other terms and conditions as the Committee may determine.

     Restricted Shares. At the time of any Award of Restricted Shares, the Committee will designate a period of time that must elapse (the "Restriction Period") and may impose such other restrictions, terms and conditions that must be fulfilled, before the Restricted Shares will become vested. The Committee may determine that (a) Restricted Shares will be issued at the beginning of the Restriction Period, in which case, such shares will constitute issued and outstanding shares of Series A Common Stock for all corporate purposes or (b) Restricted Shares will not be issued until the end of the Restriction Period, in which case the participant receiving the Award will have none of the rights of a shareholder with respect to the shares of Series A Common Stock covered by such Award until such shares shall have been issued to such participant at the end of the Restriction Period. The participant will have the right to vote Restricted Shares issued at the beginning of the Restriction Period and to receive such dividends and other distributions as the Committee may, in its sole discretion, designate that are paid or distributed on such Restricted Shares, and generally to exercise all other rights as a holder of Series A Common Stock, except that, until the end of the Restriction Period: (i) such participant will not be entitled to take possession of the stock certificates representing the Restricted Shares; (ii) such participant may not sell, transfer or otherwise dispose of the Restricted Shares; and (iii) other than such dividends and other distributions as the Committee may designate, TCI Music will retain custody of all dividends and distributions made or declared with respect to the Restricted Shares ("Retained Distributions") and such Retained Distributions shall not bear interest or be segregated in a separate account. In the case of Restricted Shares issued at the end of the Restriction Period, the participant will be entitled to receive, to the extent specified by the Committee only, cash or property corresponding to all dividends and other distributions (or the economic equivalent thereof) that would have been paid, made or declared on such Restricted Shares had such shares been issued at the beginning of the Restriction Period (collectively, "Dividend Equivalents"), and such Dividend Equivalents will be paid as specified by the Committee in the applicable Award agreement. A breach of any restrictions, terms or conditions established by the Committee with respect to any award of Restricted Shares will cause a forfeiture of such Restricted Shares and any Retained Distributions (including any unpaid Dividend Equivalents) with respect thereto. The 1997 TCI Music Plan also provides that the Committee may authorize awards of cash to a holder of Restricted Shares, payable at any time after the Restricted Shares become vested.

     Upon expiration of the applicable Restriction Period and the satisfaction of any other applicable conditions, all or part of the Restricted Shares and any Retained Distributions thereon (including any unpaid Dividend Equivalents) will become vested and all or part of any cash amount awarded will become payable. Any Restricted Shares and Retained Distributions thereon (including any unpaid Dividend Equivalents) which do not so vest will be forfeited.

     Stock Units. The 1997 TCI Music Plan also authorizes the Committee to grant to eligible participants, either alone or in addition to Options, SARs and Restricted Shares, awards of Series A Common Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, the value of the Series A Common Stock ("Stock Units"). The Committee will determine all terms and conditions of such Awards, including any restrictions (including restrictions on transfer), vesting requirements, payment rules or performance requirements. The provisions of any Award of Stock Units need not be the same with respect to each recipient and are subject to such rules as the Committee may establish at the time of grant.

     Performance Awards. Performance Awards consist of grants made to an eligible person subject to the attainment of one or more performance goals. A Performance Award will be paid, vested or otherwise deliverable solely upon the attainment of one or more pre-established, objective performance goals established by the Committee prior to the earlier of (i) 90 days after the commencement of the period of service to which the performance goals relate, and
(ii) the passage of 25% of the period of service, and in any event while the outcome is substantially uncertain. A performance goal may be based upon one or more business criteria that apply to the eligible person, one or more business units of TCI Music or TCI Music as a whole, and may include any of the following: revenue, net income, cash flow (as defined for such purpose by the Committee), stock price, market share, earnings per share, return on equity, return on assets or decrease in costs. A Performance Award may be payable in cash, property or securities of TCI Music, including, without limitation, Options, SARs, Restricted Shares and/or Stock Units. Subject to the foregoing, the terms, conditions and limitations applicable to any Performance Award will be determined by the Compensation Committee.

     Effect of Termination of Employment. Under the terms of the 1997 TCI Music Plan, if the employment of the holder of an Award (which for this purpose includes the engagement of the holder of an Award as a nonemployee consultant or advisor) terminates by reason of death or total disability, then, unless the agreement relating to such Award provides otherwise, (a) all outstanding Options and SARs granted in such

Award will become immediately exercisable in full in respect of the aggregate number of shares covered thereby, (b) the Restriction Period for all Restricted Shares granted in such Award will be deemed to have expired and all such Restricted Shares, any related Retained Distributions and any unpaid Dividend Equivalents will become vested and any cash amounts payable pursuant to the related agreement will be adjusted in such manner as may be provided in such agreement, and (c) all Stock Units granted in such Award will become vested in full.

     Under the terms of the 1997 TCI Music Plan, if the employment of the holder of an Award is terminated during the Restriction Period with respect to any Restricted Shares, or prior to the complete exercise of any Option or SAR or the vesting or complete exercise of any Stock Units or Performance Awards, granted in such Award, then such Options, SARs, Stock Units and Performance Awards will thereafter be exercisable, and the holder's rights to any such unvested Restricted Shares, Retained Distributions, unpaid Dividend Equivalents and cash amounts and any such unvested Stock Units will thereafter vest, only to the extent provided by the Committee in the agreement relating to such Award, except that (a) if the holder's employment terminates by reason of death or total disability then any Option or SAR granted in the Award will remain exercisable for a period of at least one year after such termination (but not later than the scheduled expiration of such Option or SAR), (b) no Option or SAR may be exercised after the scheduled expiration date thereof, and (c) if the holder's employment is terminated for cause (as defined) then (i) such participant's rights to all Restricted Shares, Retained Distributions, unpaid Dividend Equivalents and any cash amounts covered by such Award will be forfeited immediately, (ii) all Options and SARs and all unvested or unexercised Stock Units granted in such Award will immediately terminate and (iii) such participant's interest in all unvested Performance Awards shall be forfeited immediately.

     Additional Provisions. Unless otherwise required by the Committee in the agreement relating to an Award, each Award will vest and become exercisable in full upon the occurrence of any of the following change in control transactions:
(a) the TCI Music Board (or shareholders, if TCI Music Board approval is not required by law) approves any of the following transactions (each an "Approved Transaction"): (i) a merger, consolidation or binding share exchange to which TCI Music is a party (x) pursuant to which shares of Series A Common Stock would be converted into or exchanged for cash, securities or other property (other than a transaction in which the common shareholders of TCI Music prior to such transaction have the same proportionate ownership of the common stock of, and voting power with respect to, the surviving corporation immediately after such transaction) or (y) as a result of which the persons who are common shareholders of TCI Music prior to such transaction would have less than a majority of the combined voting power of the outstanding capital stock of TCI Music immediately following such transaction; (ii) the sale of substantially all of the assets of TCI Music; or (iii) the liquidation or dissolution of TCI Music; (b) any person, corporation or other entity (other than TCI, TCI Music, any subsidiary, any employee benefit plan sponsored by TCI Music or any subsidiary or any Controlling Person (as defined)) purchases any common stock of TCI Music pursuant to a tender or exchange offer, without the prior consent of the TCI Music Board, or any person, corporation or other entity (other than TCI, TCI Music, any subsidiary, any employee benefit plan sponsored by TCI Music or any subsidiary or any Controlling Person) becomes the beneficial owner of securities of TCI Music representing 20% or more of the combined voting power of TCI Music's outstanding securities, other than in a transaction (or series of related transactions) approved by the TCI Music Board; or (c) during any two-year period, individuals who at the beginning of such period constitute the entire TCI Music Board cease to constitute a majority of the TCI Music Board, unless the election, or nomination for election, of each new director is approved by at least two-thirds of the directors then still in office who were directors at the beginning of the period. "Controlling Person" is defined in the 1997 TCI Music Plan to include: (1) the Chairman of the Board, the President and each of the directors of TCI Music as of the effective date of the 1997 TCI Music Plan, (2) John C. Malone, (3) Bob Magness and (4) the respective family members, estates and heirs of each of the persons referred to in clauses (1),
(2) and (3) and any trust or other investment vehicle for the primary benefit of any of such persons or their respective family members or heirs. Options, SARs, or, if applicable, Stock Units not theretofore exercised will terminate upon consummation of an Approved Transaction. The Committee will have the discretion, unless otherwise provided in the agreement relating to a particular Award, to determine that any or all outstanding Awards of any or all types granted pursuant to the 1997 TCI Music Plan will not vest or become exercisable on an accelerated basis in connection with an Approved Transaction or will not terminate if not exercised prior to consummation of the Approved Transaction, if action that, in the opinion of the Committee, is equitable and appropriate is taken by the TCI Music Board or by the surviving or acquiring corporation, as the case may be, to assume such Award or substitute a new award therefor that is, as nearly as may be practicable, equivalent to the old Award.

     The Committee may require in the agreement relating to an Award that if the holder acquires any shares of Series A Common Stock through the exercise of Options or SARs or through the vesting of Restricted Shares or Stock Units granted in the Award, then prior to selling or otherwise transferring any such shares to a third party, such holder must offer to sell such shares to TCI Music, at their fair market value, pursuant to a right of first refusal.

     No Awards may be granted under the 1997 TCI Music Plan on or after the tenth anniversary of its effective date. The TCI Music Board or the Committee may at any time terminate the 1997 TCI Music Plan and may from time to time suspend or amend the 1997 TCI Music Plan. No modification or amendment may be effective prior to approval by TCI Music's stockholders to the extent such approval is then required pursuant to Section 162(m) of the Code in order to preserve the deductibility to TCI Music of any compensation expense that may be incurred by TCI Music with respect to any Award then outstanding (unless TCI Music waives such condition with respect to any such amendment and/or any such Award) or to the extent stockholder approval is otherwise required by applicable legal requirements. Termination or amendment of the 1997 TCI Music Plan may not adversely affect the rights of any holder of an Award without his or her consent. Subject to the specific terms of the 1997 TCI Music Plan, the Committee may accelerate any Award or waive any conditions or restrictions pertaining to such Award at any time.

OTHER ARRANGEMENTS

     The TCI Music Board granted effective as of July 11, 1997, (i) to each of Messrs. Hindery, Kern and Fisher, options to purchase 833,334 shares of Series A Common Stock at a price of $6.25 per share, (ii) to Messrs. Sparkman and Troxel, options to purchase 100,000 and 200,000 shares, respectively, of Series A Common Stock at a price of $6.25 per share and (iii) to each of Messrs. Bennett and Koff, options to purchase 100,000 shares of Series A Common Stock at a price of $6.25 per share. All such persons are directors of TCI Music, and Mr. Troxel currently is Chief Executive Officer and President of DMX. Such options will vest in 20% cumulative increments, with the first increment vesting as of July 11, 1997, and each additional increment vesting on each anniversary date thereafter and will be exercisable for up to ten years following July 11, 1997. No TCI Rights will be issued in connection with any Series A Common Stock issued upon exercise of any such option. The options granted to Mr. Koff and Mr. Troxel were granted pursuant to the 1997 TCI Music Plan.

     Upon consummation of the Paradigm Merger, Thomas McPartland, President and Chief Executive Officer of Paradigm, will be elected as a director and will replace Mr. Koff as President and Chief Executive Officer of TCI Music. Pursuant to the Paradigm Agreement, Mr. McPartland will receive annual compensation of at least $375,000. See "BUSINESS OF TCI MUSIC -- Terms of Proposed Paradigm Merger."

       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF
                             TCI MUSIC AND THE BOX

SECURITY OWNERSHIP OF TCI MUSIC

     The following table sets forth information with respect to the beneficial ownership of the common and preferred stock of TCI Music as of September 30, 1997 by: (a) each person who is known by TCI Music to be the beneficial owner of more than 5% of either class of the outstanding shares of Music Voting Stock;
(b) each director of TCI Music; (c) the chief executive officer and the four other most highly compensated executive officers of TCI Music ("Named Executives Officers"); and (d) all of TCI Music's directors and executive officers as a group; and the pro forma number of shares and ownership percentages of TCI Music Common Stock and Music Series A Preferred Stock to be owned by such persons and groups of persons immediately following the Effective Time, assuming such persons do not acquire, or dispose of, any shares of BOX Common Stock during the period commencing September 30, 1997 and ending on the Effective Time. Shares issuable upon exercise or conversion of convertible securities are deemed to be outstanding for the purpose of computing the percentage ownership of persons beneficially owning such convertible securities, but have not been deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Voting power in the table is computed with respect to a general election of directors. So far as is known to TCI Music, the persons indicated below have sole voting and investment power with respect to the shares indicated as owned by them except as otherwise stated in the notes to the table. The address of the directors and Named Executive Officers of TCI Music is 8101 East Prentice Avenue, Suite 500, Englewood, Colorado 80111.

                                                               AS OF SEPTEMBER 30, 1997              AS OF THE EFFECTIVE TIME
                                                         ------------------------------------   ----------------------------------
                                                         AMOUNT AND                             AMOUNT AND
                                                         NATURE OF                 PERCENT OF   NATURE OF
                             NAME AND ADDRESS OF         BENEFICIAL   PERCENT OF     VOTING     BENEFICIAL   PERCENT OF    VOTING
    TITLE OF CLASS             BENEFICIAL OWNER          OWNERSHIP    CLASS (1)     POWER(1)    OWNERSHIP     CLASS(2)    POWER(2)
    --------------           -------------------         ----------   ----------   ----------   ----------   ----------   --------
Series A Common        Tele-Communications, Inc.         6,812,393       45.7         98.7      6,812,393(3)    45.7        98.0
Series B Common        5619 DTC Parkway                  62,500,000       100                   62,500,000(3)     100
Series A Preferred     Englewood, CO 80111                      --         --                      84,242        4.8
Series A Common        Shaw Communications, Inc.         1,900,000       12.8         *         1,900,000       12.8        *
Series B Common        630 Third Avenue                         --         --                          --         --
Series A Preferred     Suite 900                                --         --                          --         --
                       Calgary, Alberta
                       CANADA T2P 4L4
Series A Common        JR Shaw                           2,095,125     14.1           *         2,095,125       14.1        *
Series B Common        c/o Shaw Communications, Inc.            --         --                          --         --
Series A Preferred                                              --         --                          --         --
Series A Common        H.F. Lenfest                             --         --           --             --         --        *
Series B Common        c/o The Box Worldwide, Inc.              --         --                          --         --
Series A Preferred     1221 Collins Avenue                      --         --                     501,292(2)    28.8
                       Miami Beach, FL 33139
Series A Common        J. Patrick Michaels, Jr.                 --         --           --             --         --        *
Series B Common        c/o The Box Worldwide, Inc.              --         --                          --         --
Series A Preferred     1221 Collins Avenue                      --         --                     321,379(2)    18.4
                       Miami Beach, FL 33139
Series A Common        Louis Wolfson, III                       --         --           --             --         --        *
Series B Common        c/o The Box Worldwide, Inc.              --         --                          --         --
Series A Preferred     1221 Collins Avenue                      --         --                      96,651(2)     5.5
                       Miami Beach, FL 33139
Series A Common        CEA Investors, Inc.                      --         --           --             --         --        *
Series B Common        c/o Communications Equity                --         --                          --         --
Series A Preferred     Associates                               --         --                     321,379(2)    18.4
                       101 E. Kennedy Blvd.
                       Suite 3300
                       Tampa, FL 33602

                                                               AS OF SEPTEMBER 30, 1997              AS OF THE EFFECTIVE TIME
                                                         ------------------------------------   ----------------------------------
                                                         AMOUNT AND                             AMOUNT AND
                                                         NATURE OF                 PERCENT OF   NATURE OF
                             NAME AND ADDRESS OF         BENEFICIAL   PERCENT OF     VOTING     BENEFICIAL   PERCENT OF    VOTING
    TITLE OF CLASS             BENEFICIAL OWNER          OWNERSHIP    CLASS (1)     POWER(1)    OWNERSHIP     CLASS(2)    POWER(2)
    --------------           -------------------         ----------   ----------   ----------   ----------   ----------   --------
Series A Common        StarNet Interactive                      --         --           --             --         --        *
Series B Common        Entertainment, Inc.                      --         --                          --         --
Series A Preferred     1332 Enterprise Drive                    --         --                     501,292(2)    28.8
                       Suite 200
                       West Chester, PA 19380
Series A Common        StarNet, Inc.                            --         --           --             --         --        *
Series B Common        1332 Enterprise Drive                    --         --                          --         --
Series A Preferred     Suite 200                                --         --                     501,292(2)    28.8
                       West Chester, PA 19380
Series A Common        Lenfest Communications, Inc.             --         --           --             --         --        *
Series B Common        202 Shoemaker Road                       --         --                          --         --
Series A Preferred     Pottstown, PA 19464                      --         --                     501,292(2)    28.8
Series A Common        Island Trading Company                   --         --           --             --         --        *
Series B Common        400 Lafayette Street                     --         --                          --         --
Series A Preferred     New York, NY 10003                       --         --                     175,000(2)    10.0
Series A Common        Chris Blackwell                          --         --           --             --         --        *
Series B Common        c/o Island Trading Company               --         --                          --         --
Series A Preferred                                              --         --                     175,000(2)    10.0
Series A Common        Leo J. Hindery, Jr.                 833,334(4)     5.3         *           833,334(4)     5.3        *
Series B Common                                                 --         --                          --         --
Series A Preferred                                              --         --                          --         --
Series A Common        Robert R. Bennett                   100,000(5)    *            *           100,000(5)    *           *
Series B Common                                                 --         --                          --         --
Series A Preferred                                              --         --                          --         --
Series A Common        Donne F. Fisher                     833,334(4)     5.3         *           833,334(4)     5.3        *
Series B Common        (individually and as Co-                 --         --                          --         --
Series A Preferred     Personal Representative to               --         --                          --         --
                       the Estate of Bob Magness)
Series A Common        Peter M. Kern                       833,334(4)     5.3         *           833,334(4)     5.3        *
Series B Common                                                 --         --                          --         --
Series A Preferred                                              --         --                          --         --
Series A Common        David B. Koff                       100,000(5)    *            *           100,000(5)    *           *
Series B Common                                                 --         --                          --         --
Series A Preferred                                              --         --                          --         --
Series A Common        J.C. Sparkman                       137,500(5)    *            *           137,500(5)    *           *
Series B Common                                                 --         --                          --         --
Series A Preferred                                              --         --                          --         --
Series A Common        Lon A. Troxel                       200,000(6)    *            *           200,000(6)    *           *
Series B Common                                                 --         --                          --         --
Series A Preferred                                              --         --                          --         --
Series A Common        Stephen M. Brett                         --         --           --             --         --          --
Series B Common                                                 --         --                          --         --
Series A Preferred                                              --         --                          --         --
ALL DIRECTORS AND
  EXECUTIVE OFFICERS
  AS A GROUP
  (8 PERSONS)
Series A Common                                          3,037,502(7)    17.0         *         3,037,502(7)    17.0        *
Series B Common                                                 --         --                          --         --
Series A Preferred                                              --         --                          --         --

---------------

 *  Less than 1%

(1) Based upon 14,896,648 shares of Series A Common Stock, 62,500,000 shares of Series B Common Stock and 1,742,483 shares of Series A Preferred Stock outstanding.

(2) The pro forma beneficial ownership of Music Series A Preferred Stock after the Effective Time assumes a Merger Conversion Ratio of .07.

(3) Effective July 11, 1997, TCI transferred 2,587,222 shares of Series A Common Stock and 62,500,000 shares of Series B Common Stock (all the shares of Series A Common Stock and Series B Common Stock beneficially owned by TCI, excluding 1,514,766 shares of Series A Common Stock indirectly owned by Liberty and 2,710,406 shares of Series A Common Stock indirectly owned by a TCI subsidiary, Tele-Communications International, Inc.) to Liberty. In exchange for the Series A Common Stock and Series B Common Stock acquired from TCI, Liberty (i) agreed to reimburse TCI for all amounts paid by TCI to holders of TCI Rights to the extent that TCI Rights are exercised and (ii) issued a promissory note to TCI in the amount of $80,000,000. Of the total consideration, $21,000,000 was allocable to the Series A Common Stock (with associated TCI Rights) acquired by Liberty. The note may be reduced by the value of shares of Liberty Media Group common stock issued by TCI for the benefit of any TCI entity other than an entity within the Liberty Media Group. Liberty also may elect to pay $50,000,000 of that note by delivery of a Stock Appreciation Rights Agreement that will give TCI the right to receive 20% of the appreciation in value of Liberty's investment in TCI Music, to be determined as of July 11, 2002. The Stock Appreciation Rights Agreement will provide that TCI will receive at least $73,500,000 if Liberty's investment in TCI Music is to be valued on that date; if by mutual agreement of TCI and Liberty, such investment is to be valued (and payment made to TCI) before July 11, 2002, the minimum amount payable to TCI will be $50,000,000, plus an accretion to the agreed upon valuation date equal to 8% per annum, compounded annually.

(4) Assumes the exercise in full of stock options to acquire 833,334 shares of Series A Common Stock, 166,667 of which are currently exercisable.

(5) Assumes the exercise in full of stock options to acquire 100,000 shares of Series A Common Stock, 20,000 of which are currently exercisable.

(6) Assumes the exercise in full of options to acquire 200,000 shares of Series A Common Stock, 40,000 of which are currently exercisable.

(7) Assumes the exercise in full of options held by such persons to acquire 3,000,002 shares of Series A Common Stock, 600,001 of which are currently exercisable.

SECURITY OWNERSHIP OF TCI

     The following table sets forth the ownership of Series A TCI Group Common Stock, Series B TCI Group Common Stock, Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock, Class B 6% Cumulative Redeemable Exchangeable Junior Preferred Stock, par value $.01 per share, of TCI ("Class B Preferred Stock"), Series C Preferred Stock, Redeemable Convertible TCI Group Preferred Stock, Series G, par value $.01 per share, of TCI ("Series G Preferred Stock") and Redeemable Convertible Liberty Media Group Preferred Stock, Series H, par value $.01 per share, of TCI ("Series H Preferred Stock"), held as of March 1, 1997 by each person who is a director or Named Executive Officer of TCI Music and all of the directors and executive officers of TCI Music as a group. Effective January 13, 1997, TCI paid a dividend of one share of Series A Liberty Media Group Common Stock for each two shares of Series A Liberty Media Group Common Stock held and one share of Series A Liberty Media Group Common Stock for each two shares of Series B Liberty Media Group Common Stock held (the "Liberty Stock Distribution"). The numbers of shares (and corresponding percentages of series) of the Series A Liberty Media Group Common Stock in the following table and in the footnotes to the table have been adjusted for the Liberty Stock Distribution. Shares issuable upon exercise or conversion of convertible securities are deemed to be outstanding for the purpose of computing the percentage ownership of persons beneficially owning such convertible securities, but have not been deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Voting power in the table is computed with respect to a general election of directors and, therefore, the Class B Preferred Stock, the Series G Preferred Stock and the Series H Preferred Stock are included in the calculation notwithstanding the fact that the Class B Preferred Stock, the Series G Preferred Stock and the Series H Preferred Stock do not generally vote with respect to matters submitted to a vote of stockholders. So far as is known to TCI Music, the persons indicated below have sole voting and investment power with respect to the shares indicated as owned by them except as otherwise stated in the notes to the table.

                                                                           AMOUNT AND NATURE      PERCENT     VOTING
                                                 NAME OF                     OF BENEFICIAL        OF CLASS    POWER
         TITLE OF CLASS                     BENEFICIAL OWNER                   OWNERSHIP            (1)        (1)
         --------------           -------------------------------------    -----------------      --------    ------
TCI Group Common Stock            Leo J. Hindery, Jr.
  Series A                                                                     1,000,000(2)            *          *
  Series B                                                                            --              --
Liberty Media Group Common Stock
  Series A                                                                       250,000(2)            *
  Series B                                                                            --              --
TCI Preferred Stock
  Class B                                                                             --              --
  Series C                                                                            --              --
  Series G                                                                            --              --
  Series H                                                                            --              --
TCI Group Common Stock            Robert R. Bennett
  Series A                                                                        74,157(3)            *          *
  Series B                                                                            --              --
Liberty Media Group Common Stock
  Series A                                                                       777,707(3)            *
  Series B                                                                            --              --
TCI Preferred Stock
  Class B                                                                            482               *
  Series C                                                                            --              --
  Series G                                                                            --              --
  Series H                                                                            --              --
TCI Group Common Stock            Donne F. Fisher
  Series A                        (individually and as Co-Personal             4,110,680(4)(5)         *       20.8
  Series B                        Representative to                           31,034,936(4)         36.7
                                  the Estate of Bob Magness)

Liberty Media Group Common Stock
  Series A                                                                     5,423,725(4)(5)        2.4
  Series B                                                                     7,758,734(4)         36.6
TCI Preferred Stock
  Class B                                                                        129,299(4)          8.0
  Series C                                                                            --              --
  Series G                                                                            --              --
  Series H                                                                            --              --
TCI Group Common Stock             Peter M. Kern
  Series A                                                                            --              --           --
  Series B                                                                            --              --
Liberty Media Group Common Stock
  Series A                                                                            --              --
  Series B                                                                            --              --
TCI Preferred Stock
  Class B                                                                             --              --
  Series C                                                                            --              --
  Series G                                                                            --              --
  Series H                                                                            --              --
TCI Group Common Stock             David B. Koff
  Series A                                                                        25,983(6)            *            *
  Series B                                                                            --              --
Liberty Media Group Common Stock
  Series A                                                                       159,718(6)            *
  Series B                                                                            --              --
TCI Preferred Stock
  Class B                                                                             --              --
  Series C                                                                            --              --
  Series G                                                                            --              --
  Series H                                                                            --              --
TCI Group Common Stock             J.C. Sparkman
  Series A                                                                       279,472(7)            *            *
  Series B                                                                            --              --
Liberty Media Group Common Stock
  Series A                                                                       112,001(7)            *
  Series B                                                                            --              --
TCI Preferred Stock
  Class B                                                                             --              --
  Series C                                                                            --              --
  Series G                                                                            --              --
  Series H                                                                            --              --
TCI Group Common Stock             Lon A. Troxel
  Series A                                                                            --              --           --
  Series B                                                                            --              --
Liberty Media Group Common Stock
  Series A                                                                            --              --
  Series B                                                                            --              --
TCI Preferred Stock
  Class B                                                                             --              --
  Series C                                                                            --              --
  Series G                                                                            --              --
  Series H                                                                            --              --
TCI Group Common Stock             Stephen M. Brett
  Series A                                                                       749,745(8)            *            *
  Series B                                                                            --              --

                                                                           AMOUNT AND NATURE      PERCENT     VOTING
                                                 NAME OF                     OF BENEFICIAL        OF CLASS    POWER
         TITLE OF CLASS                     BENEFICIAL OWNER                   OWNERSHIP            (1)        (1)
         --------------           -------------------------------------    -----------------      --------    ------
Liberty Media Group Common Stock
  Series A                                                                       281,120(8)            *
  Series B                                                                            --              --
TCI Preferred Stock
  Class B                                                                             --              --
  Series C                                                                            --              --
  Series G                                                                            --              --
  Series H                                                                            --              --
All Directors and Executive
  Officers
  as a Group (8 persons)
TCI Group Common Stock
  Series A                                                                     6,240,037(2-8)        1.0         20.9
  Series B                                                                    31,034,936(4)         36.7
Liberty Media Group Common Stock
  Series A                                                                     7,004,271(2-8)        2.9
  Series B                                                                     7,758,734(4)         36.6
TCI Preferred Stock
  Class B                                                                        129,299(4)          8.0
  Series C                                                                            --              --
  Series G                                                                            --              --
  Series H                                                                            --              --

---------------

 *  Less than 1%

(1) Based on 597,497,573 shares of Series A TCI Group Common Stock (after elimination of shares held by subsidiaries of TCI), 84,647,065 shares of Series B TCI Group Common Stock, 228,558,926 shares of Series A Liberty Media Group Common Stock, 21,187,969 shares of Series B Liberty Media Group Common Stock, 1,620,026 shares of Class B Preferred Stock, 70,575 shares of Series C Preferred Stock, 6,693,177 shares of Series G Preferred Stock and 6,693,177 shares of Series H Preferred Stock outstanding at March 1, 1997, which does not give effect to the Exchange Offer consummated September 10, 1997, pursuant to which certain shares of TCI Group Common Stock were exchanged for shares of TCI Ventures Group Common Stock.

(2) Assumes the exercise in full of stock options granted in tandem with stock appreciation rights in February 1997 to acquire 1,000,000 shares of Series A TCI Group Common Stock and 250,000 shares of Series A Liberty Media Group Common Stock, none of which were exercisable as of March 1, 1997.

(3) Assumes the exercise in full of stock options granted in tandem with stock appreciation rights in November 1994 to acquire 50,000 shares of Series A TCI Group Common Stock and 18,750 shares of Series A Liberty Media Group Common Stock, 20,000 shares and 7,500 shares of which, respectively, were exercisable as of March 1, 1997. Additionally assumes the exercise in full of stock options granted in tandem with stock appreciation rights in December 1995 to acquire 750,000 shares of Series A Liberty Media Group Common Stock, 150,000 shares of which were exercisable as of March 1, 1997. Does not include stock appreciation rights with respect to 300,000 shares of Series A TCI Group Common Stock or 137,111 shares of Series A Liberty Media Group Common Stock. Upon exercise, such stock appreciation rights are payable, at TCI's election, in cash or in shares of Series A TCI Group Common Stock or Series A Liberty Media Group Common Stock, as applicable.

(4) Includes 1,524,315 shares of Series A TCI Group Common Stock, 30,785,864 shares of Series B TCI Group Common Stock, 4,419,304 shares of Series A Liberty Media Group Common Stock, 7,696,466 shares of Series B Liberty Media Group Common Stock and 125,000 shares of Class B Preferred Stock held by the Estate of Bob Magness. Mr. Fisher is deemed to have beneficial ownership over such shares as a Co-Personal Representative to the Estate of Bob Magness. Included in such beneficial ownership is the assumed exercise in full of stock options granted in tandem with stock appreciation rights in November 1992 to Bob Magness to acquire 1,000,000 shares of Series A TCI Group Common Stock and

    375,000 shares of Series A Liberty Media Group Common Stock. Additionally assumes the exercise in full of stock options granted in tandem with stock appreciation rights in December 1995 to Bob Magness to acquire 1,000,000 shares of Series A TCI Group Common Stock and 375,000 shares of Series A Liberty Media Group Common Stock. All such options were exercisable as of March 1, 1997.

(5) Assumes the exercise in full of stock options granted in tandem with stock appreciation rights in November 1994 to acquire 200,000 shares of Series A TCI Group Common Stock and 75,000 shares of Series A Liberty Media Group Common Stock, 80,000 shares and 30,000 shares of which, respectively, were exercisable as of March 1, 1997. Additionally assumes the exercise of stock options granted in January 1996 to acquire 50,000 shares of Series A TCI Group Common Stock and 18,750 shares of Series A Liberty Media Group Common Stock, 10,000 shares and 3,750 shares of which, respectively, were exercisable as of March 1, 1997.

(6) Assumes the exercise in full of stock options granted in tandem with stock appreciation rights in November 1994 to acquire 25,000 shares of Series A TCI Group Common Stock and 9,375 shares of Series A Liberty Media Group Common Stock, 10,000 shares and 3,750 shares of which, respectively, were exercisable as of March 1, 1997. Additionally assumes the exercise of stock options granted in tandem with stock appreciation rights in December 1995 to acquire 150,000 shares of Series A Liberty Media Group Common Stock, 30,000 of which were exercisable as of March 1, 1997. Excludes 1,312 shares of Series A Liberty Media Group Common Stock and 200 shares of TCI Class B Preferred Stock beneficially owned by Judith R. Koff, Mr. Koff's wife, of which Mr. Koff disclaims beneficial ownership.

(7) Assumes the exercise in full of stock options granted in tandem with stock appreciation rights in November 1992 to acquire 100,000 shares of Series A TCI Group Common Stock and 37,500 shares of Series A Liberty Media Group Common Stock 80,000 shares and 30,000 shares of which, respectively, were exercisable as of March 1, 1997. Additionally assumes the exercise in full of stock options granted in tandem with stock appreciation rights in November 1993 to acquire 100,000 shares of Series A TCI Group Common Stock and 37,500 shares of Series A Liberty Media Group Common Stock, 75,000 shares and 28,125 shares, respectively, were exercisable as of March 1, 1997. Also assumes the exercise in full of stock options granted in tandem with stock appreciation rights in November 1994 to acquire 200,000 shares of Series A TCI Group Common Stock and 75,000 shares of Series A Liberty Media Group Common Stock, 80,000 shares and 30,000 shares of which, respectively, were exercisable as of March 1, 1997. Also assumes the exercise in full of stock options granted in tandem with stock appreciation rights in December 1995 to acquire 300,000 shares of Series A TCI Group Common Stock and 112,500 shares of Series A Liberty Media Group Common Stock, 60,000 shares and 22,500 shares of which, respectively, were exercisable as of March 1, 1997. Additionally assumes the vesting in full of 40,000 restricted shares of Series A TCI Group Common Stock and 15,000 restricted shares of Series A Liberty Media Group Common Stock, none of which was vested as of March 1, 1997.

SECURITY OWNERSHIP OF THE BOX

     The following table sets forth information with respect to the beneficial ownership of BOX Common Stock and BOX Preferred Stock as of October 31, 1997 by:
(a) each person who is known by the BOX to be the beneficial owner of 5% or more of the outstanding shares of any class of BOX Voting Stock; (b) each director of the BOX; (c) the chief executive officer and the four other most highly compensated executive officers of the BOX; and (d) all of the BOX's directors and executive officers as a group; and the pro forma information with respect to the beneficial ownership of Music Series A Preferred Stock by such persons after the Effective Time, assuming that none of such persons acquires or disposes of any shares of BOX Common Stock at any time after October 31, 1997 and prior to the Effective Time. The address of the directors and Named Executive Officers of the BOX is 1221 Collins Avenue, Miami Beach, Florida 33139.

                                                                                       POST-MERGER MUSIC SERIES A
                                                       BOX COMMON STOCK(1)                 PREFERRED STOCK(2)
                                                 --------------------------------   --------------------------------
                                                 AMOUNT AND                         AMOUNT AND
                                                 NATURE OF                          NATURE OF
              NAME AND ADDRESS OF                BENEFICIAL   PERCENT OF   VOTING   BENEFICIAL   PERCENT OF   VOTING
               BENEFICIAL OWNER                  OWNERSHIP      CLASS      POWER    OWNERSHIP      CLASS      POWER
              -------------------                ----------   ----------   ------   ----------   ----------   ------
H.F. Lenfest...................................  14,981,261(3)    60.2      56.4     501,292        28.8       *
J. Patrick Michaels, Jr........................  14,981,261(3)    60.2      56.4     321,379        18.4       *
Alan R. McGlade................................    551,000(4)     2.2        2.1       3,570        *          *
Stanley H. Greene..............................     10,550(5)    *           *            39        *          *
Luann M. Hoffman...............................    100,000(6)    *           *            --          --        --
E. Paul Sartain................................     48,000(7)    *           *           560           *         *
Gino Natalicchio...............................     50,000(8)    *           *            --          --        --
David Burns....................................     10,000       *           *           700        *          *
Chris Innis....................................          0       *           *            --          --        --
Robert Puck....................................     20,000       *           *         1,400        *          *
Joel S. Rudich.................................     55,000(9)    *           *             0          --        --
Leonard J. Sokolow.............................     90,000(10)    *          *         2,450        *          *
Louis Wolfson, III.............................  1,380,725(11)     5.5       5.2      96,651         5.5       *
StarNet/CEA II Partners........................  14,981,261(3)    60.2      56.4          --          --        --
  c/o Communications Equity Associates
  101 E. Kennedy Blvd.
  Suite 3300
  Tampa, FL 33602
CEA Investors, Inc.............................  14,981,261(3)    60.2      56.4     321,379        18.4       *
  c/o Communications Equity Associates
  101 E. Kennedy Blvd.
  Suite 3300
  Tampa, FL 33602
StarNet Interactive............................  14,981,261(3)    60.2      56.4     501,292        28.8       *
  Entertainment, Inc.
  1332 Enterprise Drive
  Suite 200
  West Chester, PA 19380
StarNet, Inc...................................  14,981,261(3)    60.2      56.4     501,292        28.8       *
  1332 Enterprise Drive
  Suite 200
  West Chester, PA 19380
Lenfest Communications, Inc....................  14,981,261(3)    60.2      56.4     501,292        28.8       *
  202 Shoemaker Road
  Pottstown, PA 19464
Island Trading Company, Inc....................  2,500,000(12)    10.0       9.4     175,000        10.0       *
  400 Lafayette Street
  New York, NY 10003

                                                                                       POST-MERGER MUSIC SERIES A
                                                       BOX COMMON STOCK(1)                 PREFERRED STOCK(2)
                                                 --------------------------------   --------------------------------
                                                 AMOUNT AND                         AMOUNT AND
                                                 NATURE OF                          NATURE OF
              NAME AND ADDRESS OF                BENEFICIAL   PERCENT OF   VOTING   BENEFICIAL   PERCENT OF   VOTING
               BENEFICIAL OWNER                  OWNERSHIP      CLASS      POWER    OWNERSHIP      CLASS      POWER
              -------------------                ----------   ----------   ------   ----------   ----------   ------
Chris Blackwell................................  2,500,000(12)    10.0       9.4     175,000        10.0       *
  c/o Island Trading Company, Inc.
  400 Lafayette Street
  New York, NY 10003
EMAP, Plc......................................  1,666,667(13)     6.3       6.3          --          --        --
  1 Lincoln Court
  Lincoln Road
  Peterborough, PE1 2RF
All directors and executive officers as a group
  (14 persons) (2) through (12)................  15,801,381      61.9       58.1     928,040        53.3       *

---------------

  *  Indicates a percentage ownership of less than one percent.

 ** The information contained in the preceding table and the footnotes thereto is derived in part from Statements on Schedule 13D filed with the Securities and Exchange Commission by the following persons: H.F. Lenfest,
     J. Patrick Michaels, Jr., StarNet/CEA II Partners, CEA Investors Partnership II, Ltd., CEA Investors, Inc., StarNet Interactive Entertainment, Inc., StarNet, Inc., Lenfest Communications, Inc., Louis Wolfson, III, and Liberty VJN, Inc. The BOX expresses no opinion as to the completeness or accuracy of the information contained in such documents or as to such reporting persons' compliance with the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

 (1) On October 31, 1997, the Company had 24,892,623 shares of BOX Common Stock issued and outstanding and 1,666,667 shares of BOX Preferred Stock issued and outstanding. Any shares of BOX Common Stock that a person or entity had the right to acquire within 60 days upon exercise of options, warrants, conversion privileges or other rights will be deemed outstanding for the purpose of computing the percentage ownership of the person or entity holding such options, warrants, conversion privileges or other rights, but will not be deemed outstanding for the purpose of computing the percentage ownership of any other person or entity.

 (2) The pro forma beneficial ownership of Music Series A Preferred Stock after the Effective Time assumes a Merger Conversion Ratio of .07.

 (3) StarNet/CEA II Partners ("StarNet/CEA") is a Delaware general partnership, consisting of CEA Investors Partnership II, Ltd., a Florida limited partnership ("CEA Investors II"), and StarNet Interactive Entertainment, Inc., a Delaware corporation ("StarNet Interactive"). StarNet/CEA will be dissolved upon consummation of the Merger, as described below. J. Patrick Michaels, Jr., the Company's Acting Chief Operating Officer, is the sole director, President and sole stockholder of CEA Investors, Inc. ("CEA Investors"), which is the sole general partner of CEA Investors II. StarNet Interactive is a wholly-owned subsidiary of StarNet, Inc. ("StarNet"), which is a wholly-owned subsidiary of Lenfest Communications, Inc. ("LCI").
     H. F. Lenfest (together with his children) and Liberty Cable, Inc. ("Liberty Cable"), an affiliate of Liberty Program Investments, Inc. ("Liberty Program"), and Liberty Media Corporation ("Liberty Media"), each beneficially owns 50% of the common stock of LCI. Mr. Lenfest is the sole director of StarNet and StarNet Interactive and President, Chief Executive Officer and a director of LCI. Through contractual arrangements among the stockholders of LCI, Mr. Lenfest has the exclusive right to control a majority of the Board of Directors of LCI and the management and business affairs of LCI, StarNet and StarNet Interactive. J. Patrick Michaels, Jr. has sole voting power as to 71,584 shares of BOX Common Stock, shared voting power as to 12,255,280 shares, sole dispositive power as to 71,584 shares, and shared dispositive power as to 9,026,470 shares. StarNet/CEA, CEA Investors II, CEA Investors and StarNet Interactive each has sole voting power as to no shares, shared voting power as to 12,242,655 shares, sole dispositive power as to no shares and shared dispositive power as to 9,013,845 shares. StarNet has sole voting power as to

     1,883,555 shares, shared voting power as to 12,242,655 shares, sole dispositive power as to 1,883,555 shares, and shared dispositive power as to 9,013,845 shares. Suburban Cable TV Co. Inc. ("Suburban"), a wholly-owned subsidiary of LCI, has sole voting power as to 770,842 shares, shared voting power as to no shares, sole dispositive power as to 770,842 shares, and shared dispositive power as to no shares. LCI and Mr. Lenfest each has sole voting power as to 2,654,397 shares, shared voting power as to 12,242,655 shares, sole dispositive power as to 2,654,397 shares, and shared dispositive power as to 12,242,655 shares. LMC Lenfest, Inc., Liberty Program and Liberty Media (the "Liberty Group") and David Burns have disclaimed any beneficial interest in the shares of BOX Common Stock beneficially owned by StarNet/CEA, CEA Investors II, CEA Investors, StarNet Interactive, StarNet, LCI, Suburban, Mr. Michaels and Mr. Lenfest (the "StarNet/CEA Group"). The StarNet/CEA Group have disclaimed any beneficial interest in the shares of BOX Common Stock beneficially owned by The Liberty Group. The shares beneficially owned by the StarNet/CEA Group includes: 2,834,908 shares transferred by CEA Investors II to StarNet/CEA as a capital contribution, 2,014,520 shares acquired by StarNet/CEA from New Vision Music, 5,967,972 shares acquired by StarNet/CEA from the BOX, voting rights with respect to 1,647,647 shares acquired by CEA Investors II from Louis and Lynn Wolfson, voting rights with respect to 1,581,163 shares acquired by CEA Investors II from Andrew, Mark and Tony Blank, 80,000 shares acquired from Louis Wolfson and 84,209 shares beneficially owned by Mr. Michaels. The shares of the BOX Common Stock beneficially owned by Mr. Lenfest and LCI include 770,842 shares of the BOX Common Stock issued to Suburban, a company controlled by Mr. Lenfest, which shares were issued pursuant to a Cable Service Affiliation Agreement with the BOX, dated August 4, 1997. StarNet/CEA will be dissolved upon the consummation of the Merger. Shares of Music Series A Preferred Stock issuable with respect to the 9,013,845 shares of BOX Common Stock held of record by StarNet/CEA will be issued directly to CEA Investors II and StarNet Interactive, respectively, such that each will be issued 303,766 shares of Music Series A Preferred Stock. Irrevocable proxies given to CEA Investors II by Louis and Lynn Wolfson with respect to an aggregate of 1,647,647 shares of BOX Common Stock, and by Andrew, Mark and Tony Blank with respect to an aggregate of 1,581,163 shares of BOX Common Stock, will in each case be revoked upon consummation of the Merger. Includes 200,000 shares of BOX Common Stock owned by StarNet that are subject to an option granted by StarNet to Mr. McGlade to purchase such shares at a price of $1.25 per share.

 (4) Includes an option granted by StarNet to purchase 200,000 shares of BOX Common Stock from StarNet at a price of $1.25 per share. Also includes options to purchase 300,000 shares of BOX Common Stock currently exercisable at a price of $2.00 per share. TCI Music and the BOX have agreed to grant options to acquire shares of TCI Music Series A Common Stock in exchange for cancellation of such options to acquire 300,000 shares of BOX Common Stock, at the rate of .214 of a share of Series A Common Stock per share of BOX Common Stock. See "THE MERGER -- Interests of Certain Persons in the Merger."
 (5) Includes options to purchase 10,000 shares of BOX Common Stock currently exercisable at a price of $1.00 per share and excludes 150,000 shares underlying an option which vests more than 60 days from October 31, 1997.
 (6) Represents options to purchase 100,000 shares of BOX Common Stock currently exercisable at a price of $1.00 per share. The BOX has agreed, pursuant to the Merger Agreement, to pay $0.50 per share for the cancellation of such options, being the difference in the exercise price and the value of a share of BOX Common Stock for purposes of the Merger. See "THE
     MERGER -- Interests of Certain Persons in the Merger." Does not include 1,000 shares of common stock owned by Ms. Hoffman's husband, as to which she disclaims beneficial ownership.
 (7) Includes options to purchase 40,000 shares of BOX Common Stock currently exercisable at a price of $1.00 per share. The BOX has agreed, pursuant to the Merger Agreement, to pay $0.50 per share for the cancellation of such options, being the difference in the exercise price and the value of a share of BOX Common Stock for purposes of the Merger.
 (8) Represents options to purchase 50,000 shares of BOX Common Stock currently exercisable at a price of $2.00 per share. TCI Music and the BOX have agreed to grant options to acquire shares of Series A Common Stock in exchange for cancellation of such options, at the rate of .214 of a share of Series A

     Common Stock per share of BOX Common Stock. In connection with the termination of Mr. Natalicchio's employment with the BOX, the BOX has offered to pay Mr. Natalicchio $10,000 for the cancellation of such options to acquire BOX Common Stock in lieu of the options to acquire shares of Series A Common Stock to otherwise be granted for such cancellation. See "THE MERGER -- Interests of Certain Persons in the Merger." Excludes options to purchase 25,000 shares of BOX Common Stock which vest more than 60 days from October 31, 1997.
 (9) Includes options to purchase 45,000 shares of BOX Common Stock currently exercisable at a price of $1.75 per share. TCI Music and the BOX have agreed to grant options to acquire shares of Series A Common Stock in exchange for cancellation of such options, at the rate of .214 of a share of Series A Common Stock per share of BOX Common Stock. Also includes options to acquire 10,000 shares of BOX Common Stock currently exercisable at a price of $1.00 per share. See "THE MERGER -- Interests of Certain Persons in the Merger."
(10) Includes options to acquire 45,000 shares of BOX Common Stock currently exercisable at a price of $1.75 per share. TCI Music and the BOX have agreed to grant options to acquire shares of Series A Common Stock in exchange for cancellation of such options, at the rate of .214 of a share of Series A Common Stock per share of BOX Common Stock. Also includes options to acquire 10,000 shares of BOX Common Stock currently exercisable at a price of $1.00 per share. See "THE MERGER -- Interests of Certain Persons in the Merger."
(11) 1,320,155 shares of those beneficially owned by Mr. Wolfson are subject to an irrevocable proxy granted by him to CEA Investors II. Such irrevocable proxy will be revoked upon consummation of the Merger.
(12) Island is a wholly-owned subsidiary of Island International Limited ("Island International"), the capital stock of which is held in trust by The Island Settlement ("Island Trust"). Island International and Island Trust have disclaimed beneficial ownership of the shares of common stock beneficially owned by Island. Mr. Blackwell has shared voting power and shared dispositive power with respect to such shares.
(13) Represents 1,666,667 shares of the Company's 6% Convertible Redeemable Preferred Stock, which are immediately convertible into 1,666,667 shares of BOX Common Stock. Such stock will not be converted into shares of Music Series A Preferred Stock pursuant to the Merger and will remain outstanding after the Effective Time, and will continue to represent 6.3% of the combined voting power of the BOX Voting Stock. TCI Music has entered into discussions with the holder of all of the outstanding shares of BOX Preferred Stock to purchase such shares prior to the consummation of the Merger for cash in the amount of $2,500,000 (the equivalent of $1.50 per share), plus accrued but unpaid dividends.

                              CERTAIN TRANSACTIONS

     TCI beneficially owns approximately 45.7% of the outstanding shares of Series A Common Stock and 100% of the outstanding shares of Series B Common Stock, collectively representing 98.7% of the voting power related to the outstanding shares of TCI Music Common Stock. TCI acquired such shares upon the consummation of the DMX Merger on July 11, 1997.

     DMX under an agreement with NDTC has a capital lease to lease equipment for its studio and uplinking facility in Littleton, Colorado. The obligation under the capital lease at June 30, 1997 was $1,386,000 with terms which extend to 2000 at an interest rate of 9.5%. DMX is also obligated to NDTC under various operating leases for uplinking and satellite services. The total expense under those leases for the nine months ended June 30, 1997 and the fiscal years ended September 30, 1996 and 1995 were $3,358,000, $4,831,000 and $4,489,000, respectively.

     Total subscriber fee revenue from TCI and its affiliates represented approximately 50%, 57%, 56% and 61% of total subscriber fee revenue of DMX for the nine months ended June 30, 1997 and 1996 and the fiscal years ended September 30, 1996 and 1995, respectively, with accounts receivable due from TCI and its affiliates at June 30, 1997 and September 30, 1996 totaling approximately $1,482,000 and $1,829,000, respectively.

     On December 10, 1996, DMX entered into a letter agreement with Sky Entertainment Services in Latin America ("Sky-LA") pursuant to which Sky-LA was granted the right to carry up to 40 DMX music formats on the Mexican, Brazilian, North South American and South American platforms of Sky-LA. Sky Entertainment Services is the brand name for the direct-to-home service offered by the strategic alliance formed by Organzacoes Globo, Brazil's leading entertainment group; Mexico's Grupo Televisa S.A.; The News Corporation, Limited; and Tele-Communications International, Inc. Tele-Communications International, Inc. is a subsidiary of TCI.

     Shaw Communications Inc. ("Shaw"), beneficially owns approximately 12.8% of the outstanding shares of Series A Common Stock, which it acquired upon the consummation of the DMX Merger on July 11, 1997 in exchange for the shares of common stock of DMX it owned prior to the DMX Merger. JR Shaw, President and Chief Executive Officer of Shaw was a director of DMX prior to the DMX Merger. Mr. Shaw beneficially owns 14% of Series A Common Stock, which he acquired upon the consummation of the DMX Merger in exchange for the shares of common stock of DMX he beneficially owned prior to the DMX Merger. Mr. Sparkman, former director of DMX and a director of TCI Music, is a director of Shaw. In March 1992, Shaw, the second largest cable operator in Canada, entered into a licensing and distribution agreement with DMX which grants to DMX-Canada Ltd. the exclusive license and right to distribute DMX's premium service in Canada, and was amended on November 1, 1994 by the Commercial License and Distribution Agreement and was amended on April 14, 1997 by the Residential License and Distribution Agreement. Such licensing and distribution agreement, as amended, provides DMX with a monthly, per subscriber programming royalty for both residential and commercial distribution. In addition, Shaw formed DMX-Canada Ltd., a partner in a partnership with 450714 B.C. Ltd., a subsidiary of DMX.

     During 1995, DMX and Shaw entered into a series of agreements to accomplish a reorganization by which Shaw could take full advantage of the Canadian tax losses incurred in Canada, during the market development period and based on Shaw's commitment to fund such development costs. This was accomplished through the transfer of each company's respective equity interests, and the formation of a new Canadian partnership (also referred to herein as DMX-Canada). DMX continues to hold an equity interest in the new partnership through its wholly-owned subsidiary, a British Columbia corporation, 450714 B.C. Ltd. There is no impact from the reorganization on the operations of DMX-Canada, other than to accomplish the tax structure as outlined above. After Shaw recoups its initial funding, each company will share in the profits based on their respective equity interests.

     In April 1996, DMX entered into two capital leases with DMX-Canada the proceeds of which were used to purchase DMX Disc equipment leased to two DMX customers, Nine West and Coach. The obligation under the capital lease was for a term which extended to May 2001 at an effective interest rate of 27.21%. In May 1997, the lease balance of $268,625 was paid in full through an offset of license fees due to DMX totaling $220,714 and cash for the balance of $47,911.

     In August 1994, the CRTC, which regulates the broadcast industry in Canada, revoked the license previously granted to DMX-Canada for Canadian distribution of DMX. DMX-Canada reapplied to the CRTC during 1995 for a license to distribute DMX to Canadian residential cable subscribers. The CRTC issued a favorable ruling in December 1995 and requires a one to one ratio of Canadian content to non Canadian content. DMX-Canada and DMX have negotiated an agreement to distribute the DMX Service to the Canadian residential cable market. The service will include a total of 30 formats and will be distributed through Shaw Cable Systems and their affiliates. DMX-Canada will also license other Canadian third party distributors such as Star Choice. The launch of the DMX service for residential distribution was July 1997.

     The CRTC does not regulate programming delivered to commercial establishments by direct broadcast satellite and DMX-Canada has been distributing the DMX service to the commercial sector since 1994. DMX and DMX-Canada have negotiated a new license and distribution agreement which grants an exclusive license and right to distribute the DMX service to commercial establishments in Canada. The term of the new agreement coincides with the original agreement dated March 9, 1992, and terminates March 31, 2012. DMX received total license fees of approximately $370,000 for the nine months ended June 30, 1997 under the agreements.

     Stephen A. Wynn, Chairman of the Board, President and Chief Executive Officer, Mirage Resorts, Incorporated, resigned as a director of DMX in May 1996 concurrently with his sale of 5,700,000 shares of the Common Stock of DMX to TCI at $2.00 per share, which included 2,200,000 shares acquired by him at $2.13 per share in a private placement on February 21, 1995, and 500,000 shares acquired at $2.00 per share in a private placement on March 15, 1996. In April 1995, DMX entered into a five year commercial music service agreement with Mirage Resorts, Inc. where DMX provides its DMX for Business music service for a monthly fee.

     DMX entered into definitive agreements dated December 18, 1996 with Jerold
H. Rubinstein (Chairman of the Board and Chief Executive Officer of DMX prior to the DMX Merger), which provided for Mr. Rubinstein to either (1) purchase a 90% interest in DMX-Europe N.V. and its subsidiary DMX-Europe (UK) Limited (collectively, "DMX-E") in a transaction referred to as the "Reorganization Plan," or (2) if agreement could not be reached with the creditors of DMX-E, then Mr. Rubinstein would organize a new company that would distribute DMX Service in Europe and DMX would receive a 10% interest in the new company and DMX-E would be placed in the hands of a receiver. In July 1997, DMX-E was placed in receivership and the definitive agreement related to option 1 was terminated. The definitive agreement related to option 2 was effected in July 1997 whereby DMX obtained a 10% interest in a new company, XTRA Music Limited ("XTRA"), and a Channel Distribution Agreement was executed between XTRA and DMX providing XTRA with an exclusive, five-year, royalty-free license to distribute the DMX Service in Europe, the former Soviet Union and the Middle East and the right to use DMX's trade marks for two years. DMX Service is currently not being distributed by XTRA as Mr. Rubinstein is seeking financial partners.

     See "CONTROL BY TCI; ARRANGEMENTS BETWEEN TCI AND TCI MUSIC" and "MANAGEMENT OF TCI MUSIC." Additional information regarding transactions involving DMX and its officers, directors or affiliates (including former officers and directors) is described in the Transition Report on Form 10-K of TCI Music, Appendix V to this Proxy Statement/Prospectus.

                                 LEGAL MATTERS

     The validity of the Music Series A Preferred Stock to be issued in connection with the Merger and the federal income tax consequences of the Merger will be passed upon by Sherman & Howard L.L.C., 633 Seventeenth Street, Denver, Colorado. Certain members of Sherman & Howard L.L.C. serve as Assistant Secretaries of TCI.

                                    EXPERTS

     The consolidated balance sheets of DMX and its subsidiaries as of June 30, 1997 and September 30, 1996 and 1995, and the related consolidated statements of operations, stockholders' deficit, and cash flows for each of the years in the two-year period ended September 30, 1996 and the nine months ended June 30, 1997, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of The Box Worldwide, Inc. (formerly Video Jukebox Network, Inc.) at December 31, 1996, and for each of the two years in the period ended December 31, 1996, incorporated by reference in the Proxy Statement of The Box Worldwide, Inc., which is referred to and made a part of this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated herein by reference, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The financial statements of Paradigm as of December 31, 1996 and for each of the periods from November 21, 1995 (inception) through December 31, 1995 and December 31, 1996, included in this Proxy Statement/Prospectus and in the Registration Statement, have been audited by Janover Rubinroit, LLC, independent auditors, and are included in reliance upon such reports given on the authority of that firm as experts in accounting and auditing.

     Representatives of Ernst & Young, LLP, the BOX's independent auditors, are expected to be present at the Special Meeting and will have the opportunity to make a statement if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

     For proposals of shareholders of the BOX to be considered for inclusion in the proxy statement of the 1998 Annual Meeting of Shareholders of the BOX (if the Merger is not consummated), such proposals must be received by the corporate secretary no later than December 31, 1997.

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
TCI Music, Inc.
  Independent Auditors' Report..............................   F-2
  Consolidated Balance Sheet, June 30, 1997.................   F-3
  Notes to Consolidated Balance Sheet.......................   F-4
TCI Music, Inc.
  Condensed Pro Forma Combined Financial Statements
     (unaudited)............................................   F-7
  Condensed Pro Forma Combined Balance Sheet, June 30, 1997
     (unaudited)............................................   F-8
  Condensed Pro Forma Combined Statements of Operations:
     Six months ended June 30, 1997.........................   F-9
     Year ended December 31, 1996...........................  F-10
  Notes to Condensed Pro Forma Combined Financial Statements
     (unaudited)............................................  F-11
Paradigm Music Entertainment Company
  Report of Independent Auditors............................  F-15
  Balance Sheets, June 30, 1997 (unaudited) and December 31,
     1996...................................................  F-16
  Statements of Operations, Six months ended June 30, 1997
     and 1996 (unaudited), November 14, 1995 (date of
     inception) through June 30, 1997 (unaudited), year
     ended December 31, 1996, and November 14, 1995 (date of
     inception) through December 31, 1995...................  F-17
  Statements of Stockholders' Equity, Six months ended June
     30, 1997 (unaudited), year ended December 31, 1996, and
     November 14, 1995 (date of inception) through
     December 31, 1995......................................  F-18
  Statements of Cash Flows, Six months ended June 30, 1997
     and 1996 (unaudited), November 14, 1995 (date of
     inception) through June 30, 1997 (unaudited), year
     ended December 31, 1996, and November 14, 1995 (date of
     inception) through
     December 31, 1995......................................  F-19
  Notes to Financial Statements.............................  F-20

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholder
TCI Music, Inc.:

     We have audited the accompanying consolidated balance sheet of TCI Music, Inc. (a subsidiary of Tele-Communications, Inc.) and subsidiary as of June 30, 1997. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit of a balance sheet includes examining, on a test basis, evidence supporting the amounts and disclosures in that balance sheet. An audit of a balance sheet also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

     In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of TCI Music, Inc. and subsidiary as of June 30, 1997, in conformity with generally accepted accounting principles.

                                            KPMG Peat Marwick LLP

Los Angeles, California
October 24, 1997

                         TCI MUSIC, INC. AND SUBSIDIARY
                  (A SUBSIDIARY OF TELE-COMMUNICATIONS, INC.)

                           CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1997

                                     ASSETS

Cash........................................................  $      1
Other assets (note 2).......................................   809,165
                                                              --------
                                                              $809,166
                                                              ========

                         STOCKHOLDER'S EQUITY

Preferred stock, $.01 par value.
  Authorized 5,000,000 shares; no shares issued.............  $     --
Series A common stock, $.01 par value
  Authorized 295,000,000 shares; no shares issued...........        --
Series B common stock, $.01 par value.
  Authorized 200,000,000 shares; issued and outstanding 1
     share..................................................        --
Additional paid-in capital..................................   809,166
                                                              --------
                                                              $809,166
                                                              ========

             See accompanying notes to consolidated balance sheet.

                         TCI MUSIC, INC. AND SUBSIDIARY
                  (A SUBSIDIARY OF TELE-COMMUNICATIONS, INC.)

                      NOTES TO CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1997

(1) ORGANIZATION

     TCI Music, Inc. ("TCI Music") was incorporated on January 21, 1997, and on January 24, 1997 one share of TCI Music Series B common stock was issued to Tele-Communications, Inc. ("TCI") for a capital contribution of $1. Since its formation, TCI Music has not conducted any significant activities other than those incident to its formation, the Contribution Agreement, the DMX Merger Agreement, the Box Merger Agreement and the Paradigm Agreement (all as defined below). The accompanying consolidated balance sheet includes the accounts of TCI Music and its wholly-owned subsidiary TCI Merger Sub.

     Effective July 11, 1997 and pursuant to an Agreement and Plan of Merger, dated as of February 6, 1997, as amended by Amendment One to Merger Agreement dated May 29, 1997 (the "DMX Merger Agreement"), by and among TCI Music, TCI Merger Sub, a wholly owned subsidiary of TCI Music ("Merger Sub") and DMX Inc. ("DMX"), Merger Sub was merged with and into DMX, with DMX as the surviving corporation (the "DMX Merger"). As a result of the DMX Merger, stockholders of DMX became stockholders of TCI Music. In connection with the DMX Merger, and pursuant to the terms and conditions of a Contribution Agreement by and between TCI and TCI Music (the "Contribution Agreement"), effective as of the closing, TCI and TCI Music effected certain other transactions that are collectively referred to herein as the "Contribution."

     In connection with the DMX Merger, TCI and TCI Music entered into the Contribution Agreement. Pursuant to the Contribution Agreement, effective as of the closing of the DMX Merger: (i) TCI Music issued to TCI (as designee of certain of its indirect subsidiaries), 62,500,000 shares of TCI Music Series B common stock and a promissory note in the amount of $40 million, (ii) until December 31, 2006, certain subsidiaries of TCI will transfer to TCI Music the right to receive all revenue from sales of DMX music services to their residential and commercial subscribers, net of an amount equal to 10% of revenue from such sales to residential subscribers and net of the revenue otherwise payable to DMX (which is a wholly-owned subsidiary of TCI Music following the DMX Merger) as license fees for DMX music services under affiliation agreements currently in effect (the "Contributed Net DMX Revenue") (see discussion below regarding amendment of the Contribution Agreement); (iii) TCI contributed to TCI Music certain commercial digital DMX tuners that were not in service as of the effective date of the DMX Merger, and (iv) TCI granted to each stockholder who became a stockholder of TCI Music pursuant to the DMX Merger, one right (a "Right") with respect to each whole share of Series A Common Stock, $.01 par value per share, of TCI Music ("Series A Common Stock") acquired by such stockholder in the DMX Merger pursuant to the terms of a Rights Agreement among TCI, TCI Music and the rights agent.

     Upon consummation of the DMX Merger, each outstanding share of common stock of DMX ("DMX Common Stock") was converted into the right to receive (i) one-quarter of a share of Series A Common Stock, (ii) one Right with respect to each whole share of Series A Common Stock and (iii) cash in lieu of the issuance of fractional shares of Series A Common Stock and Rights. Each Right entitles the holder to require TCI to purchase from such holder one share of Series A Common Stock for $8.00 per share (the equivalent of $2.00 per share of DMX Common Stock), subject to reduction by the aggregate amount per share of any dividend and certain other distributions, if any, made by TCI Music to its stockholders, and payable at the election of TCI, in cash, a number of shares of TeleCommunications, Inc. Series A TCI Group Common Stock, par value $1.00 per share, having an equivalent value or a combination thereof, if during the one-year period beginning on the effective date of the DMX Merger, the price of Series A Common Stock does not equal or exceed $8.00 per share for a period of at least 20 consecutive trading days.

     In connection with the BOX Merger, (defined below), TCI Music and TCI entered into the Amended and Restated Contribution Agreement effective as of July 1, 1997 (the "Amended Contribution Agreement") which provides, among other things, for TCI to deliver, or cause certain of its wholly-owned subsidiaries to

                         TCI MUSIC, INC. AND SUBSIDIARY
                  (A SUBSIDIARY OF TELE-COMMUNICATIONS, INC.)

               NOTES TO CONSOLIDATED BALANCE SHEET -- (CONTINUED)

deliver in lieu of TCI's obligation to cause its affiliates to make contributions to TCI Music under the Contribution Agreement as described above, to TCI Music monthly payments aggregating $18,000,000 annually (adjusted annually for inflation) for a term of 20 years (the "Annual TCI Payments"). Pursuant to the Amended Contribution Agreement, the Annual TCI Payments represent (i) revenue of wholly-owned subsidiaries of TCI that are attributable to the distribution and sale of the DMX Service to cable subscribers who receive the DMX Service via C-Band satellite transmission (rather than digital compression technology) (net of an amount equal to 10% of such revenue derived from residential customers and license fees otherwise payable to DMX pursuant to the Affiliation Agreement) and (ii) compensation to TCI Music and DMX for various other rights.

     In connection with the BOX Merger (defined below), an affiliate of TCI (the "TCI Affiliate") will enter into an affiliation agreement (the "Affiliation Agreement") for a 10-year period effective as of July 1, 1997, pursuant to which DMX will grant to the TCI Affiliate and certain affiliates of the TCI Affiliate the non-exclusive right to distribute and subdistribute DMX's service to commercial and residential customers for a 10-year period in exchange for licensing fees paid by the TCI Affiliate to DMX. Under the Affiliation Agreement, the annual fee paid by the TCI Affiliate to DMX will be $8,500,000 for the initial three years, subject to adjustment annually (beginning July 1, 1998) for inflation, for subscribers served by certain divested systems and acquired systems, and certain other matters.

     Pursuant to an Agreement and Plan of Merger, dated as of August 12, 1997 (the "Box Merger Agreement"), by and among TCI Music, TCI Music Acquisition Sub, Inc., a Florida corporation and a wholly-owned subsidiary of TCI Music ("Acquisition Sub"), and The Box Worldwide, Inc., a Florida corporation (the "Box"), Acquisition Sub will be merged (the "Box Merger") with and into the Box with the Box as the surviving corporation (the "Surviving Corporation"). Outstanding shares of common stock of the Box ("Box Common Stock") will be converted into a number of shares of TCI Music Series A Convertible Preferred Stock ("Music Series A Preferred Stock") as described below, and all common stock of the Box outstanding immediately after the Box Merger (the number of which will be equal to the number of outstanding shares of common stock of the Box outstanding immediately before the Box Merger) will be owned by TCI Music. Unless converted into shares of common stock of the Box or unless the holder thereof exercises dissenters' rights under the Florida Business Corporation Act, the 1,666,667 shares of 6% Convertible Redeemable Preferred Stock of the Box will remain outstanding after the Box Merger.

     Upon consummation of the Box Merger, (a) each share of Box Common Stock outstanding immediately prior to the Box Merger (other than shares held directly or indirectly by the Box and dissenting shares) will be converted into the right to receive a fraction of a share of Music Series A Preferred Stock equal to the quotient (rounded to the nearest hundredth) of $1.50 divided by three times the average of the average daily closing bid and asked prices of one share of Series A Common Stock for a period of 20 consecutive trading days ending on the third trading day prior to the closing of the Box Merger as reported on the Nasdaq SmallCap Market, (b) cash will be paid in lieu of fractional shares of Music Series A Preferred Stock and (c) each share of the Box's 6% Convertible Redeemable Preferred Stock, par value $.15 per share and stated value of $1.50 per share outstanding immediately prior to the Box Merger (other than dissenting shares) will remain an outstanding share of the Surviving Corporation. Each share of Music Series A Preferred Stock will be convertible at the option of the holder into three shares of Series A Common Stock, subject to certain antidilution adjustments. Each share of Music Series A Preferred Stock will be entitled to vote on all matters submitted to a vote of the holders of the Series A Common Stock and to the number of votes equal to the number of shares of Series A Common Stock into which such share is convertible as of the record date for the matter to be voted upon. Unlike the shares of Series A Common Stock issued to former stockholders of DMX, the shares of Series A Common Stock into which the Music Series A Preferred Stock is convertible will not have any rights associated therewith pursuant to which the holders thereof will have the right to require TCI to purchase their share of Series A Common Stock.

                         TCI MUSIC, INC. AND SUBSIDIARY
                  (A SUBSIDIARY OF TELE-COMMUNICATIONS, INC.)

               NOTES TO CONSOLIDATED BALANCE SHEET -- (CONTINUED)

     TCI Music and Paradigm Music Entertainment Company, a Delaware corporation ("Paradigm") entered into a binding letter agreement dated September 18, 1997 (the "Paradigm Agreement") pursuant to which TCI Music will acquire all of the issued and outstanding shares of the stock of Paradigm, par value $.01 per share ("Paradigm Common Stock"), in a merger of a newly created wholly-owned subsidiary of TCI Music with and into Paradigm (the "Paradigm Merger"). TCI Music will deliver consideration in connection with the Paradigm Merger by (a) exchanging that number of shares of Series A Common Stock determined by dividing $24,000,000 (less the amount equal to the number of dissenters' shares multiplied by the portion of $24,000,000 allocable to each share of Paradigm Common Stock assuming no dissenters' shares) by the average of the mean daily closing bid and asked prices of Series A Common Stock for a period of 20 consecutive trading days ending on the third trading day prior to the effective time of the Paradigm Merger as quoted on the Nasdaq SmallCap Market and (b) paying the amount of approximately $5,000,000 in cash or as a purchase or assumption by TCI Music of debt owed by Paradigm.

(2) OTHER ASSETS

     Other assets represent pre-acquisition costs related to the DMX Merger.

                         TCI MUSIC, INC. AND SUBSIDIARY
                  (A SUBSIDIARY OF TELE-COMMUNICATIONS, INC.)

               CONDENSED PRO FORMA COMBINED FINANCIAL STATEMENTS
                                 JUNE 30, 1997
                                  (UNAUDITED)

     Effective July 11, 1997 and pursuant to an Agreement and Plan of Merger, dated as of February 6, 1997, as amended by Amendment One to Merger Agreement dated May 29, 1997 (the "DMX Merger Agreement"), by and among Tele-Communications, Inc. ("TCI"), TCI Music, Inc., a wholly-owned subsidiary of TCI ("TCI Music"), TCI Merger Sub, a wholly owned subsidiary of TCI Music ("Merger Sub") and DMX Inc. ("DMX"), Merger Sub was merged with and into DMX, with DMX as the surviving corporation (the "DMX Merger"). As a result of the DMX Merger, stockholders of DMX became stockholders of TCI Music. In connection with the DMX Merger, and pursuant to the terms and conditions of a Contribution Agreement, as amended, by and between TCI and TCI Music (the "Contribution Agreement"), effective as of the closing, TCI and TCI Music effected certain other transactions that are collectively referred to herein as the "Contribution." See note 1.

     Prior to the consummation of the DMX Merger and Contribution, TCI beneficially owned approximately 45.7% of the outstanding DMX common stock, $0.01 par value ("DMX Common Stock"). Immediately following consummation of the DMX Merger and Contribution, TCI beneficially owns approximately 45.7% of the outstanding shares of TCI Music Series A common stock $.01 par value per share ("Series A Common Stock"), 100% of the outstanding TCI Music Series B common stock, par value $.01 per share, (the "TCI Music Series B Common Stock," and together with the Series A Common Stock, the "TCI Music Common Stock") and 89.6% of the TCI Music Common Stock.

     TCI Music and Paradigm Music Entertainment Company, a Delaware corporation ("Paradigm") entered into a binding letter agreement dated September 18, 1997 (the "Paradigm Agreement") pursuant to which TCI Music will acquire all of the issued and outstanding shares of the stock of Paradigm, par value $.01 per share ("Paradigm Common Stock"), in a merger of a newly created wholly-owned subsidiary of TCI Music with and into Paradigm (the "Paradigm Merger"). See note 2.

     Pursuant to an Agreement and Plan of Merger, dated as of August 12, 1997 (the "Box Merger Agreement"), by and among TCI Music, TCI Music Acquisition Sub, Inc., a Florida corporation and a wholly-owned subsidiary of TCI Music ("Acquisition Sub"), and The Box Worldwide, Inc., a Florida corporation (the "Box"), Acquisition Sub will be merged (the "Box Merger") with and into the Box with the Box as the surviving corporation (the "Surviving Corporation"). Outstanding shares of common stock of the Box will be converted into a number of shares of TCI Music Series A Convertible Preferred Stock ("Music Series A Preferred Stock") as described in note 3, and all common stock of the Box outstanding immediately after the Box Merger (the number of which will be equal to the number of outstanding shares of common stock of the Box outstanding immediately before the Box Merger) will be owned by TCI Music. Unless converted into shares of common stock of the Box or unless the holder thereof exercises dissenters' rights under the Florida Business Corporation Act, the 1,666,667 shares of 6% Convertible Redeemable Preferred Stock of the Box will remain outstanding after the Box Merger.

     The following unaudited condensed pro forma combined balance sheet of TCI Music, dated as of June 30, 1997, assumes that the DMX Merger and Contribution, the Box Merger and the Paradigm Merger were effective as of such date.

     The following unaudited condensed pro forma combined statements of operations of TCI Music for the six months ended June 30, 1997 and the year ended December 31, 1996 assume that the DMX Merger and Contribution, the Box Merger and the Paradigm Merger were effective as of January 1, 1996.

     The unaudited pro forma results do not purport to be indicative of the results of operations that would have been obtained if the DMX Merger and Contribution, the Box Merger and the Paradigm Merger were effective as of January 1, 1996. These condensed pro forma combined financial statements of TCI Music should be read in conjunction with the historical consolidated financial statements and the related notes thereto of DMX, the Box and Paradigm.

                         TCI MUSIC, INC. AND SUBSIDIARY
                  (A SUBSIDIARY OF TELE-COMMUNICATIONS, INC.)

                   CONDENSED PRO FORMA COMBINED BALANCE SHEET
                                  (UNAUDITED)

                                                                          JUNE 30, 1997
                                          -----------------------------------------------------------------------------
                                                                                                            TCI MUSIC
                                                                                                          PRO FORMA --
                                          TCI MUSIC         DMX          PARADIGM       PRO FORMA            BEFORE
                                          HISTORICAL   HISTORICAL(1)   HISTORICAL(2)   ADJUSTMENTS         BOX MERGER
                                          ----------   -------------   -------------   ------------       -------------
ASSETS
Cash -- continuing operations...........   $      1         664,340         11,082               --            675,423
Other current assets -- continuing
 operations.............................         --       5,353,685        623,357               --          5,977,042
                                           --------    ------------     ----------     ------------         -----------
       Total current assets --continuing
        operations......................          1       6,018,025        634,439               --          6,652,465
Current assets -- DMX-Europe N.V........         --         168,427             --               --            168,427
                                           --------    ------------     ----------     ------------         -----------
       Total current assets.............          1       6,186,452        634,439               --          6,820,892
                                           --------    ------------     ----------     ------------         -----------
Property and equipment, net:
 Continuing operations..................         --       3,968,053        498,235        5,600,000(4)      10,066,288
 DMX-Europe N.V.........................         --         164,120             --               --            164,120
                                           --------    ------------     ----------     ------------         -----------
                                                 --       4,132,173        498,235        5,600,000         10,230,408
                                           --------    ------------     ----------     ------------         -----------
Intangible assets, net..................         --              --      1,581,851       93,796,570(5)     120,452,243
                                                                                         24,264,657(6)
                                                                                            809,165(7)
Other assets............................    809,165         667,270      1,125,032         (809,165)(7)      1,792,302
                                           --------    ------------     ----------     ------------         -----------
                                           $809,166      10,985,895      3,839,557      123,661,227        139,295,845
                                           ========    ============     ==========     ============         ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
 (DEFICIT)
Current liabilities -- continuing
 operations.............................   $     --      13,469,029      5,540,333               --         19,009,362
Current liabilities -- DMX-Europe
 N.V....................................         --       9,130,484             --               --          9,130,484
                                           --------    ------------     ----------     ------------         -----------
       Total current liabilities........         --      22,599,513      5,540,333               --         28,139,846
Note payable to TCI.....................         --       1,784,889             --       (1,784,889)(8)             --
Capital lease obligation................         --         821,548         13,455               --            835,003
Deferred income taxes...................         --              --             --        3,583,400(5)       3,583,400
Other liabilities.......................         --       2,082,170        210,000               --          2,292,170
                                           --------    ------------     ----------     ------------         -----------
       Total liabilities................         --      27,288,120      5,763,788        1,798,511         34,850,419
                                           --------    ------------     ----------     ------------         -----------
Minority interest in equity of
 consolidated subsidiary................         --              --             --               --                 --
Redeemable preferred stock..............         --              --             --               --                 --
Stockholders' equity (deficit):
 TCI Music Series A Common Stock........         --              --             --          180,881(5)(6)      180,881
 TCI Music Series B Common Stock........         --              --             --          625,000(4)         625,000
 Common Stock...........................         --         596,722         38,234         (634,956)(5)(6)           --
 Additional paid-in capital.............    809,166     136,895,686      4,118,310        4,975,000(4)      61,854,656
                                                                                       (141,013,996)(5)(6)
                                                                                         96,070,490(5)(6)
                                                                                        (40,000,000)(9)
 Accumulated deficit....................         --    (152,786,657)    (6,080,775)     158,867,432(5)(6)           --
 Foreign currency translation reserve...         --        (429,973)            --          429,973(5)              --
 Treasury stock.........................         --        (578,003)            --          578,003(5)              --
                                           --------    ------------     ----------     ------------         -----------
                                            809,166     (16,302,225)    (1,924,231)      80,077,827         62,660,537
 Due to TCI.............................         --              --             --        1,784,889(8)      41,784,889
                                                                                         40,000,000(9)
                                           --------    ------------     ----------     ------------         -----------
       Total stockholders' equity
        (deficit).......................    809,166     (16,302,225)    (1,924,231)     121,862,716        104,445,426
                                           --------    ------------     ----------     ------------         -----------
                                           $809,166      10,985,895      3,839,557      123,661,227        139,295,845
                                           ========    ============     ==========     ============         ===========

                                                         JUNE 30, 1997
                                          --------------------------------------------

                                                              BOX
                                               BOX         PRO FORMA        TCI MUSIC
                                          HISTORICAL(3)   ADJUSTMENTS       PRO FORMA
                                          -------------   -----------      -----------
ASSETS
Cash -- continuing operations...........     2,345,293            --         3,020,716
Other current assets -- continuing
 operations.............................     3,384,240            --         9,361,282
                                           -----------    -----------      -----------
       Total current assets --continuing
        operations......................     5,729,533            --        12,381,998
Current assets -- DMX-Europe N.V........            --            --           168,427
                                           -----------    -----------      -----------
       Total current assets.............     5,729,533            --        12,550,425
                                           -----------    -----------      -----------
Property and equipment, net:
 Continuing operations..................     8,852,102            --        18,918,390
 DMX-Europe N.V.........................            --            --           164,120
                                           -----------    -----------      -----------
                                             8,852,102            --        19,082,510
                                           -----------    -----------      -----------
Intangible assets, net..................            --    25,564,091(14)   146,016,334

Other assets............................     2,097,145            --         3,889,447
                                           -----------    -----------      -----------
                                            16,678,780    25,564,091       181,538,716
                                           ===========    ===========      ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
 (DEFICIT)
Current liabilities -- continuing
 operations.............................     4,586,495            --        23,595,857
Current liabilities -- DMX-Europe
 N.V....................................            --            --         9,130,484
                                           -----------    -----------      -----------
       Total current liabilities........     4,586,495            --        32,726,341
Note payable to TCI.....................            --            --                --
Capital lease obligation................            --            --           835,003
Deferred income taxes...................            --            --         3,583,400
Other liabilities.......................            --            --         2,292,170
                                           -----------    -----------      -----------
       Total liabilities................     4,586,495            --        39,436,914
                                           -----------    -----------      -----------
Minority interest in equity of
 consolidated subsidiary................            --     2,373,758(15)     2,373,758
Redeemable preferred stock..............     2,373,758    (2,373,758)(15)   35,282,618
                                                          35,282,618(14)
Stockholders' equity (deficit):
 TCI Music Series A Common Stock........            --            --           180,881
 TCI Music Series B Common Stock........            --            --           625,000
 Common Stock...........................        24,002       (24,002)(14)           --
 Additional paid-in capital.............    30,238,761    (30,238,761)(14)  61,854,656

 Accumulated deficit....................   (20,490,833)   20,490,833(14)            --
 Foreign currency translation reserve...       (53,403)       53,403(14)            --
 Treasury stock.........................            --            --                --
                                           -----------    -----------      -----------
                                             9,718,527    (9,718,527)       62,660,537
 Due to TCI.............................            --            --        41,784,889

                                           -----------    -----------      -----------
       Total stockholders' equity
        (deficit).......................     9,718,527    (9,718,527)      104,445,426
                                           -----------    -----------      -----------
                                            16,678,780    25,564,091       181,538,716
                                           ===========    ===========      ===========

   See accompanying notes to unaudited condensed pro forma combined financial statements.

                         TCI MUSIC, INC. AND SUBSIDIARY
                  (A SUBSIDIARY OF TELE-COMMUNICATIONS, INC.)

              CONDENSED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                  (UNAUDITED)

                                                  SIX MONTHS ENDED JUNE 30, 1997
                            --------------------------------------------------------------------------
                                                                                           TCI MUSIC
                                                                                          PRO FORMA --
                            TCI MUSIC         DMX          PARADIGM       PRO FORMA        BEFORE BOX
                            HISTORICAL   HISTORICAL(1)   HISTORICAL(2)   ADJUSTMENTS         MERGER
                            ----------   -------------   -------------   -----------      ------------
Revenue:
  Continuing operations...     $ --         9,913,395        975,762      8,732,600(11)    19,621,757
  DMX-Europe N.V..........       --         1,526,559             --             --         1,526,559
                               ----       -----------     ----------     ----------        -----------
                                 --        11,439,954        975,762      8,732,600        21,148,316
                               ----       -----------     ----------     ----------        -----------
  Continuing operations...       --       (13,059,848)    (4,221,751)      (845,448)(11)  (18,127,047)
  DMX-Europe N.V..........       --        (5,412,101)            --             --        (5,412,101)
Depreciation and
  amortization............       --        (1,197,555)      (313,030)    (5,943,520)(12)   (7,454,105)
Loss on disposal -- DMX-
  Europe N.V..............       --        (1,737,554)            --             --        (1,737,554)
                               ----       -----------     ----------     ----------        -----------
                                 --       (21,407,058)    (4,534,781)    (6,788,968)      (32,730,807)
                               ----       -----------     ----------     ----------        -----------
    Operating loss........       --        (9,967,104)    (3,559,019)     1,943,632       (11,582,491)
Interest expense:
  Continuing operations...       --          (189,151)            --     (2,000,000)(13)   (2,189,151)
  DMX-Europe N.V..........       --          (129,794)            --             --          (129,794)
Interest income...........       --            14,260          9,457             --            23,717
Other expense, net........       --          (103,365)            --             --          (103,365)
                               ----       -----------     ----------     ----------        -----------
        Net loss..........       --       (10,375,154)    (3,549,562)       (56,368)      (13,981,084)
Dividend requirement on
  preferred stock.........       --                --             --             --                --
                               ----       -----------     ----------     ----------        -----------
        Net loss
          attributable to
          common
          shareholders....     $ --       (10,375,154)    (3,549,562)       (56,368)      (13,981,084)
                               ====       ===========     ==========     ==========        ===========
Loss attributable to
  common shareholders per
  share:
    Historical............                $      (.17)         (1.73)
                                          ===========     ==========
    Pro forma.............

                                   SIX MONTHS ENDED JUNE 30, 1997
                            --------------------------------------------

                                                BOX
                                 BOX         PRO FORMA        TCI MUSIC
                            HISTORICAL(3)   ADJUSTMENTS       PRO FORMA
                            -------------   -----------      -----------
Revenue:
  Continuing operations...     9,619,075            --        29,240,832
  DMX-Europe N.V..........            --            --         1,526,559
                             -----------    ----------       -----------
                               9,619,075            --        30,767,391
                             -----------    ----------       -----------
  Continuing operations...   (11,171,583)           --       (29,298,630)
  DMX-Europe N.V..........            --            --        (5,412,101)
Depreciation and
  amortization............    (1,102,818)   (1,278,205)(16)   (9,835,128)
Loss on disposal -- DMX-
  Europe N.V..............            --            --        (1,737,554)
                             -----------    ----------       -----------
                             (12,274,401)   (1,278,205)      (46,283,413)
                             -----------    ----------       -----------
    Operating loss........    (2,655,326)   (1,278,205)      (15,516,022)
Interest expense:
  Continuing operations...            --            --        (2,189,151)
  DMX-Europe N.V..........            --            --          (129,794)
Interest income...........       237,628            --           261,345
Other expense, net........      (316,737)      (75,000)(15)     (495,102)
                             -----------    ----------       -----------
        Net loss..........    (2,734,435)   (1,353,205)      (18,068,724)
Dividend requirement on
  preferred stock.........       (75,000)       75,000(15)            --
                             -----------    ----------       -----------
        Net loss
          attributable to
          common
          shareholders....    (2,809,435)   (1,278,205)      (18,068,724)
                             ===========    ==========       ===========
Loss attributable to
  common shareholders per
  share:
    Historical............          (.12)
                             ===========
    Pro forma.............                                   $      (.22)(17)
                                                             ===========

   See accompanying notes to unaudited condensed pro forma combined financial statements.

                         TCI MUSIC, INC. AND SUBSIDIARY
                  (A SUBSIDIARY OF TELE-COMMUNICATIONS, INC.)

              CONDENSED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                  (UNAUDITED)

                                                         YEAR ENDED DECEMBER 31, 1996
                           -----------------------------------------------------------------------------------------
                                                                                         TCI MUSIC
                                            DMX                                         PRO FORMA --
                           TCI MUSIC     HISTORICAL      PARADIGM       PRO FORMA        BEFORE BOX         BOX
                           HISTORICAL     (1)(10)      HISTORICAL(2)   ADJUSTMENTS         MERGER      HISTORICAL(3)
                           ----------   ------------   -------------   -----------      ------------   -------------
Revenue:
  Continuing
    operations...........     $ --        17,280,729        31,114     17,167,868(11)    34,479,711      20,263,311
  DMX-Europe N.V.........       --         1,529,730            --             --         1,529,730              --
                              ----      ------------    ----------     -----------       -----------    -----------
                                --        18,810,459        31,114     17,167,868        36,009,441      20,263,311
                              ----      ------------    ----------     -----------       -----------    -----------
Operating, selling,
  general and
  administrative
  expenses:
  Continuing
    operations...........       --       (24,399,774)   (2,446,827)    (1,652,153)(11)  (28,498,754)    (23,133,619)
  DMX-Europe N.V.........       --        (8,818,462)           --             --        (8,818,462)             --
Depreciation and
  amortization...........       --        (2,094,558)      (43,168)    (11,887,040)(12) (14,024,766)     (1,433,698)
Loss on disposal --  DMX-
  Europe N.V.............       --        (7,153,278)           --             --        (7,153,278)             --
                              ----      ------------    ----------     -----------       -----------    -----------
                                --       (42,466,072)   (2,489,995)    (13,539,193)     (58,495,260)    (24,567,317)
                              ----      ------------    ----------     -----------       -----------    -----------
    Operating loss.......       --       (23,655,613)   (2,458,881)     3,628,675       (22,485,819)     (4,304,006)
Equity in loss of DMX-
  Europe N.V.............       --        (7,345,149)           --             --        (7,345,149)             --
Interest expense:
  Continuing
    operations...........       --          (200,051)           --     (4,000,000)(13)   (4,200,051)             --
  DMX-Europe N.V.........       --           (97,789)           --             --           (97,789)             --
Interest income..........       --                --        59,417             --            59,417         351,295
Gain on sale of equity
  investment.............       --                --            --             --                --       5,758,940
Other, net...............       --           483,631            --             --           483,631        (616,239)
                              ----      ------------    ----------     -----------       -----------    -----------
    Earnings (loss)
      before income tax
      expense............                (30,814,971)   (2,399,464)      (371,325)      (33,585,760)      1,189,990
Income tax expense.......       --                --            --             --                --         (14,576)
                              ----      ------------    ----------     -----------       -----------    -----------
        Net earnings
          (loss).........                (30,814,971)   (2,399,464)      (371,325)      (33,585,760)      1,175,414
Dividend requirement on
  preferred stock........       --                --            --             --                --          (8,630)
                              ----      ------------    ----------     -----------       -----------    -----------
        Net earnings
          (loss)
          attributable to
          common
          shareholders...     $ --       (30,814,971)   (2,399,464)      (371,325)      (33,585,760)      1,166,784
                              ====      ============    ==========     ===========       ===========    ===========
Earnings (loss)
  attributable to common
  shareholders per share:
    Historical...........               $       (.57)        (1.32)                                             .05
                                        ============    ==========                                      ===========
    Pro forma............

                           YEAR ENDED DECEMBER 31, 1996
                           -----------------------------

                               BOX
                            PRO FORMA        TCI MUSIC
                           ADJUSTMENTS       PRO FORMA
                           -----------      ------------
Revenue:
  Continuing
    operations...........          --         54,743,022
  DMX-Europe N.V.........          --          1,529,730
                           ----------       ------------
                                   --         56,272,752
                           ----------       ------------
Operating, selling,
  general and
  administrative
  expenses:
  Continuing
    operations...........          --        (51,632,373)
  DMX-Europe N.V.........          --         (8,818,462)
Depreciation and
  amortization...........  (2,556,091)(16)   (18,014,555)
Loss on disposal --  DMX-
  Europe N.V.............          --         (7,153,278)
                           ----------       ------------
                           (2,556,091)       (85,618,668)
                           ----------       ------------
    Operating loss.......  (2,556,091)       (29,345,916)
Equity in loss of DMX-
  Europe N.V.............          --         (7,345,149)
Interest expense:
  Continuing
    operations...........          --         (4,200,051)
  DMX-Europe N.V.........          --            (97,789)
Interest income..........          --            410,712
Gain on sale of equity
  investment.............          --          5,758,940
Other, net...............      (8,630)(15)      (141,238)
                           ----------       ------------
    Earnings (loss)
      before income tax
      expense............  (2,564,721)       (34,960,491)
Income tax expense.......          --            (14,576)
                           ----------       ------------
        Net earnings
          (loss).........  (2,564,721)       (34,975,067)
Dividend requirement on
  preferred stock........       8,630(15)             --
                           ----------       ------------
        Net earnings
          (loss)
          attributable to
          common
          shareholders...  (2,556,091)       (34,975,067)
                           ==========       ============
Earnings (loss)
  attributable to common
  shareholders per share:
    Historical...........

    Pro forma............                   $       (.44)(17)
                                            ============

   See accompanying notes to unaudited condensed pro forma combined financial statements.

                         TCI MUSIC, INC. AND SUBSIDIARY
                  (A SUBSIDIARY OF TELE-COMMUNICATIONS, INC.)

           NOTES TO CONDENSED PRO FORMA COMBINED FINANCIAL STATEMENTS
                                 JUNE 30, 1997
                                  (UNAUDITED)

     (1) In connection with the DMX Merger, TCI and TCI Music entered into the Contribution Agreement. Pursuant to the Contribution Agreement, effective as of the closing of the DMX Merger: (i) TCI Music issued to TCI (as designee of certain of its indirect subsidiaries), 62,500,000 shares of TCI Music Series B Common Stock and a promissory note in the amount of $40 million (the "TCI Music Note"), (ii) until December 31, 2006, certain subsidiaries of TCI will transfer to TCI Music the right to receive all revenue from sales of DMX music services to their residential and commercial subscribers, net of an amount equal to 10% of revenue from such sales to residential subscribers and net of the revenue otherwise payable to DMX (which is a wholly-owned subsidiary of TCI Music following the DMX Merger) as license fees for DMX music services under affiliation agreements currently in effect (the "Contributed Net DMX Revenue") (see discussion below regarding amendment of the Contribution Agreement); (iii) TCI contributed to TCI Music certain commercial digital DMX tuners that were not in service as of the effective date of the DMX Merger (the "Contributed Tuners"), and (iv) TCI granted to each stockholder who became a stockholder of TCI Music pursuant to the DMX Merger, one right (a "Right") with respect to each whole share of Series A Common Stock acquired by such stockholder in the DMX Merger. The foregoing transactions are collectively referred to herein as the "Contribution."

     Upon consummation of the DMX Merger, each outstanding share of DMX Common Stock was converted into the right to receive (i) one-quarter of a share of Series A Common Stock, (ii) one Right with respect to each whole share of Series A Common Stock and (iii) cash in lieu of the issuance of fractional shares of Series A Common Stock and Rights. Each Right entitles the holder to require TCI to purchase from such holder one share of Series A Common Stock for $8.00 per share (the equivalent of $2.00 per share of DMX Common Stock), subject to reduction by the aggregate amount per share of any dividend and certain other distributions, if any, made by TCI Music to its stockholders (the "Put Price"), and, payable at the election of TCI, in cash, a number of shares of TeleCommunications, Inc. Series A TCI Group Common Stock, par value $1.00 per share, having an equivalent value or a combination thereof, if during the one-year period beginning on the effective date of the DMX Merger (the "Put Period"), the price of Series A Common Stock does not equal or exceed $8.00 per share for a period of at least 20 consecutive trading days.

     In connection with the BOX Merger, (defined below), TCI Music and TCI entered into the Amended and Restated Contribution Agreement effective as of July 1, 1997 (the "Amended Contribution Agreement") which provides, among other things, for TCI to deliver, or cause certain of its subsidiaries to deliver in lieu of TCI's obligation to cause its affiliates to make contributions to TCI Music under the Contribution Agreement as described above, to TCI Music monthly payments aggregating $18,000,000 annually (adjusted annually for inflation) for a term of 20 years (the "Annual TCI Payments"). Pursuant to the Amended Contribution Agreement, the Annual TCI Payments represent (i) revenue of subsidiaries of TCI that are attributable to the distribution and sale of the DMX Service to cable subscribers who receive the DMX Service via C-Band satellite transmission (rather than digital compression technology) (net of an amount equal to 10% of such revenue derived from residential customers and license fees otherwise payable to DMX pursuant to the Affiliation Agreement) and
(ii) compensation to TCI Music and DMX for various other rights.

     In connection with the BOX Merger (defined below), an affiliate of TCI (the "TCI Affiliate") will enter into an affiliation agreement (the "Affiliation Agreement") for a 10-year period effective as of July 1, 1997, pursuant to which DMX will grant to the TCI Affiliate and certain affiliates of the TCI Affiliate the non-exclusive right to distribute and subdistribute DMX's service to commercial and residential customers for a 10-year period in exchange for licensing fees paid by the TCI Affiliate to DMX. Under the Affiliation Agreement, the annual fee paid by the TCI Affiliate to DMX will be $8,500,000 for the initial three years, subject to adjustment annually (beginning July 1, 1998) for inflation, for subscribers served by certain divested systems and acquired systems, and certain other matters.

                         TCI MUSIC, INC. AND SUBSIDIARY
                  (A SUBSIDIARY OF TELE-COMMUNICATIONS, INC.)

   NOTES TO CONDENSED PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     (2) TCI Music will deliver consideration in connection with the Paradigm Merger by (a) exchanging that number of shares of Series A Common Stock determined by dividing $24,000,000 (less the amount equal to the number of dissenters' shares multiplied by the portion of $24,000,000 allocable to each share of Paradigm Common Stock assuming no dissenters' shares) by the average of the mean daily closing bid and asked prices of Series A Common Stock for a period of 20 consecutive trading days ending on the third trading day prior to the effective time of the Paradigm Merger as quoted on the Nasdaq SmallCap Market and (b) paying approximately $5,000,000 in cash (the "Cash Consideration") or as a purchase or assumption by TCI Music of debt owed by Paradigm. Unlike the shares of Series A Common Stock issued to former stockholders of DMX, the shares of Series A Common Stock to be issued to Paradigm stockholders will not have any Rights associated therewith.

     (3) Upon consummation of the Box Merger, (a) each share of common stock of the Box outstanding immediately prior to the Box Merger (other than shares held directly or indirectly by the Box and dissenting shares) will be converted into the right to receive a fraction (the "Merger Conversion Ratio") of a share of Music Series A Preferred Stock equal to the quotient (rounded to the nearest hundredth) of $1.50 divided by three times the average of the average daily closing bid and asked prices of one share of Series A Common Stock for a period of 20 consecutive trading days ending on the third trading day prior to the closing of the Box Merger as reported on the Nasdaq SmallCap Market, (b) cash will be paid in lieu of fractional shares of Music Series A Preferred Stock, and
(c) each share of the Box's 6% Convertible Redeemable Preferred Stock, par value $.15 per share and stated value of $1.50 per share ("Box Preferred Stock") outstanding immediately prior to the Box Merger (other than dissenting shares) will remain an outstanding share of the Surviving Corporation. Each share of Music Series A Preferred Stock will be convertible at the option of the holder into three shares of Series A Common Stock, subject to certain antidilution adjustments. Each share of Music Series A Preferred Stock will be entitled to vote on all matters submitted to a vote of the holders of the Series A Common Stock and to the number of votes equal to the number of shares of Series A Common Stock into which such share is convertible as of the record date for the matter to be voted upon. Unlike the shares of Series A Common Stock issued to former stockholders of DMX, the shares of Series A Common Stock into which the Music Preferred Stock is convertible will not have any Rights associated therewith.

     (4) Represents the issuance of TCI Music Series B Common Stock pursuant to the Contribution Agreement. Such issuance results in an increase in TCI Music's assets only to the extent of TCI's historical cost basis in the Contributed Tuners (approximately $5,600,000 at June 30, 1997) since TCI's historical cost basis in the Annual TCI Payments is zero. See note 1.

     (5) Represents the issuance of Series A Common Stock pursuant to the DMX Merger Agreement and the issuance of associated Rights (collectively, the "DMX Merger Consideration"). The estimated aggregate fair value of the DMX Merger Consideration issued to entities not controlled by TCI (the "Unaffiliated Stockholders") and the carryover basis of the DMX Merger Consideration issued to entities controlled by TCI(the "TCI Stockholders") has been allocated to goodwill as the net book values of DMX's assets and liabilities are assumed to approximate their respective fair values. The estimated aggregate fair value of the DMX Merger Consideration, and the estimated fair values of DMX's assets and liabilities are based on information available at the date of the preparation of these condensed pro forma combined financial statements, and will be adjusted upon final appraisal of the DMX Merger Consideration, and such DMX assets and liabilities. Although management is not presently aware of any circumstances which would cause the final purchase price allocation to be significantly different from that which is reflected in the accompanying condensed pro forma combined balance sheet, actual valuations and allocations may differ from those reflected herein. The number of shares and Rights assumed to be issued is based upon DMX Common Stock ownership as of June 30, 1997. The estimated fair value of the DMX Merger Consideration issued to Unaffiliated Stockholders will be accreted to the Put Price during the Put Period and such accretion will be

                         TCI MUSIC, INC. AND SUBSIDIARY
                  (A SUBSIDIARY OF TELE-COMMUNICATIONS, INC.)

   NOTES TO CONDENSED PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

reflected as an increase in goodwill with a corresponding increase to additional paid-in capital. Additional information concerning the assumed valuation of the Series A Common Stock is set forth below:

Shares to be issued to TCI Stockholders, valued at carryover basis at June 30, 1997 (6,812,393 shares).................  $14,087,458
Shares to be issued to Unaffiliated Stockholders, valued at
  estimated fair value of $7.40 per share (8,084,255
  shares)...................................................   59,823,487
                                                              -----------
          Total value assigned to Series A Common Stock.....   73,910,945
Deferred income tax effect of purchase price allocation.....    3,583,400
Elimination of DMX historical stockholders' deficit at June
  30, 1997..................................................   16,302,225
                                                              -----------
Increase to intangible assets...............................  $93,796,570
                                                              ===========

     None of DMX's outstanding stock options were "in-the-money" at the date of the DMX Merger. As such, DMX's outstanding stock options did not have any impact on the purchase consideration. See note 1.

     (6) Represents the issuance of Series A Common Stock and the elimination of Paradigm's historical stockholders' deficit in connection with the Paradigm Merger. The adjustment assumes an estimated fair value of $7.00 per share for the shares of Series A Common Stock to be issued in the Paradigm Merger. The fair value of the Series A Common Stock to be issued to the Paradigm stockholders will be allocated to the assets and liabilities acquired based upon the estimated fair values of such assets and liabilities. The estimated fair value of the Series A Common Stock to be issued to the Paradigm stockholders and the estimated fair values of the assets and liabilities acquired, as reflected in the accompanying condensed pro forma combined financial statements, are based upon information available at the date of the preparation of these condensed pro form combined financial statements, and will be adjusted upon the final determination of such fair values. Although management is not presently aware of any circumstances which would cause the final purchase price allocation to be significantly different from that which is reflected in the accompanying condensed pro forma combined balance sheet, actual valuations and allocations may differ from those reflected herein. The Cash Consideration received by Paradigm will be used by Paradigm to repay certain notes payable prior to the Paradigm Merger. As TCI Music did not have sufficient cash to fund the payment of the Cash Consideration at June 30, 1997, the payment of the Cash Consideration and the associated repayment of Paradigm's notes payable have not been reflected in the accompanying condensed pro forma combined financial statements. See note 2.

     (7) Represents the reclassification of DMX Merger pre-acquisition costs to intangible assets.

     (8) Due to TCI's controlling interest in TCI Music, amounts due to TCI have been reclassified to a component of stockholders' equity.

     (9) Represents the issuance of the TCI Music Note. The TCI Music Note, as extended, will bear interest at 10% per annum, payable semiannually, and will provide for the payment of unpaid principal and accrued interest within 18 months of the consummation of the Contribution. Due to TCI's controlling interest in TCI Music, such issuance has been treated as a distribution to TCI. See note 1.

     (10) The fiscal year end of DMX is September 30. The amounts reported in the "DMX historical" column of the condensed pro forma combined statement of operations for the year ended December 31, 1996 represent the sum of DMX's operating results for the three months ended December 31, 1996 and the fiscal year ended September 30, 1996, less DMX's operating results for the three months ended December 31, 1995.

     (11) Represents the additional revenue earned and expense incurred by TCI Music pursuant to the Affiliation Agreement and Contribution Agreement, as amended. See note 1.

                         TCI MUSIC, INC. AND SUBSIDIARY
                  (A SUBSIDIARY OF TELE-COMMUNICATIONS, INC.)

   NOTES TO CONDENSED PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     (12) Represents amortization of the goodwill recorded in connection with the DMX Merger and the Paradigm Merger. Such amortization is calculated using an estimated useful life of ten years. See notes 1 and 2.

     (13) Represents interest expense on the TCI Music Note. The pro forma adjustment has been calculated using the 10% interest rate stipulated by the terms of the TCI Music Note. Interest on the TCI Music Note will be waived by TCI if principal is paid in full within 180 days of the closing of the DMX Merger.

     (14) Represents the issuance of the Music Series A Preferred Stock and the elimination of the Box's historical stockholders' equity in connection with the Box Merger. The adjustment assumes an estimated fair value of $21.00 per share for the shares of Music Series A Preferred Stock to be issued in the Box Merger. The fair value of the Music Series A Preferred Stock to be issued to the Box shareholders will be allocated to the assets and liabilities acquired based upon the estimated fair values of such assets and liabilities. The estimated fair value of the Music Series A Preferred Stock to be issued to the Box shareholders and the estimated fair values of the assets and liabilities acquired, as reflected in the accompanying condensed pro forma combined financial statements, are based upon information available at the date of the preparation of these condensed pro forma combined financial statements, and will be adjusted upon the final determination of such fair values. Although management is not presently aware of any circumstances which would cause the final purchase price allocation to be significantly different from that which is reflected in the accompanying condensed pro forma combined balance sheet, actual valuations and allocations may differ from those reflected herein. The numbers of shares of Music Series A Preferred Stock issuable in the Box Merger, as reflected in the accompanying condensed pro forma combined financial statements, assumes a Merger Conversion Ratio (.07). So long as the per share price of Series A Common Stock is between $6.66 and $7.70, the Merger Conversion Ratio would remain at .07.

     (15) Represents the reclassification of the Box's preferred stock to minority interest in equity of consolidated subsidiary, and the reclassification of Box preferred stock dividends to other expense, net.

     (16) Represents amortization of the goodwill recorded in connection with the Box Merger. Such amortization is calculated using an estimated useful life of ten years.

     (17) Represents pro forma loss per share assuming 80,631,150 and 79,158,330 weighted average shares of TCI Music were outstanding during the six months ended June 30, 1997 and the year ended December 31, 1996, respectively. Such amounts represent the approximate number of weighted average shares of TCI Music that would have been outstanding if the DMX Merger and Contribution, the Paradigm Merger and the Box Merger had occurred on January 1, 1996.

                         REPORT OF INDEPENDENT AUDITORS

To the Stockholders' of
Paradigm Music Entertainment Company:

     We have audited the accompanying balance sheet of Paradigm Music Entertainment Company (a developmental stage company) as at December 31, 1996, and the related statements of operations, stockholders' equity and cash flows for the year ended December 31, 1996 and for the period November 14, 1995 (date of inception) through December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Paradigm Music Entertainment Company (a developmental stage company) as of December 31, 1996, and the results of its operations and its cash flows for the year then ended, and the period November 14, 1995 (date of inception) through December 31, 1995, in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has sustained recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                            JANOVER RUBINROIT, LLC

February 11, 1997
(Except for Note J as to which the
  date is February 14, 1997)

                      PARADIGM MUSIC ENTERTAINMENT COMPANY
                        (A DEVELOPMENTAL STAGE COMPANY)

                                 BALANCE SHEETS

                                     ASSETS

                                                              DECEMBER 31,     JUNE 30,
                                                                  1996           1997
                                                              ------------    -----------
                                                                              (UNAUDITED)
Current assets:
  Cash......................................................  $   125,201     $    11,082
  Accounts receivable.......................................       27,621         347,006
  Inventories...............................................       25,431         115,303
  Other current assets......................................       40,894         161,048
                                                              -----------     -----------
          Total current assets..............................      219,147         634,439
                                                              -----------     -----------
Fixed assets................................................      225,262         836,775
  Less accumulated depreciation.............................      (43,168)       (338,540)
                                                              -----------     -----------
                                                                  182,094         498,235
                                                              -----------     -----------
Investments.................................................       80,000         315,000
Notes receivable -- officer/stockholder.....................       50,000          50,000
Deferred registration costs.................................       60,000         459,715
Deferred financing fees.....................................                      288,222
Costs in excess of fair value of net assets acquired........                    1,581,851
Other assets................................................       36,350          12,095
                                                              -----------     -----------
                                                              $   627,591     $ 3,839,557
                                                              ===========     ===========
                          LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $   135,254     $   963,239
  Accrued expenses and other current liabilities............      155,756         649,511
Bridge Notes................................................                    3,217,702
Notes payable...............................................                       50,000
Unearned revenues -- former parent..........................                       60,000
Unearned revenues...........................................                      158,459
Leases payable -- current...................................                       12,897
Due to directors and stockholders...........................      240,000         428,525
                                                              -----------     -----------
          Total current liabilities.........................      531,010       5,540,333
Unearned revenues -- former parent..........................                      210,000
Leases payable..............................................                       13,455
Stockholders' equity:
  Preferred Stock, $.01 par value -- shares authorized
     5,000,000; none issued
  Class A Common Stock, $.01 par value -- shares authorized
     31,999,900; issued and outstanding 1,596,704 and
     1,363,371 at June 30, 1997 and December 31, 1996,
     respectively...........................................       13,634          15,967
  Class B Common Stock, $.01 par value -- shares authorized
     1,000,100; issued and outstanding 1,000,005............       10,000          10,000
  Class E Common Stock, $.01 par value -- shares authorized
     2,000,000, issued and outstanding 1,226,716............       12,267          12,267
  Additional paid-in-capital................................    2,591,893       4,118,310
  Deficit accumulated during the developmental stage........   (2,531,213)     (6,080,775)
                                                              -----------     -----------
                                                                   96,581      (1,924,231)
                                                              -----------     -----------
                                                              $   627,591     $ 3,839,557
                                                              ===========     ===========

The foregoing accountants' report and accompanying notes are an integral part of the financial statements.

                      PARADIGM MUSIC ENTERTAINMENT COMPANY
                        (A DEVELOPMENTAL STAGE COMPANY)

                            STATEMENTS OF OPERATIONS

                                                NOV. 14, 1995          SIX MONTHS ENDED           NOV. 14, 1995
                                             (DATE OF INCEPTION)           JUNE 30,            (DATE OF INCEPTION)
                              YEAR ENDED           THROUGH         -------------------------         THROUGH
                             DEC. 31, 1996      DEC. 31, 1995         1996          1997          JUNE 30, 1997
                             -------------   -------------------   -----------   -----------   -------------------
                                                                   (UNAUDITED)   (UNAUDITED)       (UNAUDITED)
Revenues:
  Sales, net...............   $    31,114         $      --         $      --    $   831,381       $   862,495
  Fee income -- Former
     Parent................                                                           27,500            27,500
  Advertising, commission
     and subscription
     income................                                                          116,881           116,881
  Interest income..........        59,417             7,268            43,565          9,457            76,142
                              -----------         ---------         ---------    -----------       -----------
                                   90,531             7,268            43,565        985,219         1,083,018
                              -----------         ---------         ---------    -----------       -----------
Expenses:
  Cost of goods sold.......        12,097                --                --        190,303           202,400
  Advances and recording
     costs.................       628,099            10,000           152,163        816,972         1,455,071
  Production expenses......            --                --                --        117,274           117,274
  General and
     administrative
     expenses..............     1,551,158           129,017           787,048      2,154,099         3,834,274
  Selling, marketing and
     expenses..............       298,641                --                --      1,256,133         1,554,774
                              -----------         ---------         ---------    -----------       -----------
                                2,489,995           139,017           939,211      4,534,781         7,163,793
                              -----------         ---------         ---------    -----------       -----------
Net loss...................   $(2,399,464)        $(131,749)        $(895,646)   $(3,549,562)      $(6,080,775)
                              ===========         =========         =========    ===========       ===========
Loss per share of common
  stock....................   $     (1.32)        $    (.07)        $    (.50)   $     (1.73)
                              -----------         ---------         ---------    -----------
Weighted average number of
  shares outstanding.......     2,074,039         1,790,706         1,790,706      2,054,625
                              ===========         =========         =========    ===========

The foregoing accountants' report and accompanying notes are an integral part of the financial statements.

                      PARADIGM MUSIC ENTERTAINMENT COMPANY
                        (A DEVELOPMENTAL STAGE COMPANY)

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                         $.01 PAR VALUE           $.01 PAR VALUE          $.01 PAR VALUE
                                         CLASS A COMMON           CLASS B COMMON          CLASS E COMMON
                                             STOCK                    STOCK                    STOCK
                                     ----------------------   ----------------------   ---------------------
                                       NUMBER                   NUMBER                  NUMBER                   ADDITIONAL
                                     OF SHARES    PAR VALUE   OF SHARES    PAR VALUE   OF SHARES   PAR VALUE   PAID-IN CAPITAL
                                     ----------   ---------   ----------   ---------   ---------   ---------   ---------------
Issuance of common stock to
  officers and underwriters for
  cash in November, 1995 ($.01 per
  share)...........................   1,040,000    $10,400     3,000,000    $30,000                              $        --
Issuance of stock for cash in
  November 1995 at $1.00 per share
  in connection with private
  placement, less expense of
  $463,656.........................   3,000,000     30,000            --         --                                2,506,344
Warrants issued in connection with
  private placement................          --         --            --         --                                    1,050
Net loss for the period November
  14, 1995 (date of inception)
  through December 31, 1995).......          --         --            --         --                                       --
Balance -- December 31, 1995.......   4,040,000     40,400     3,000,000     30,000                                2,507,394
Issuance of Class A Common Stock to
  Directors........................      50,000        500                                                            49,500
To give retroactive effect to the 1
  for 3 reverse stock split and
  Dividend of Class E Common Stock
  (Note A).........................  (2,726,629)   (27,266)   (1,999,995)   (20,000)   1,226,716    $12,267           34,999
Net loss for the year ended
  December 31, 1996
                                     ----------    -------    ----------    -------    ---------    -------      -----------
Balance -- December 31, 1996.......   1,363,371     13,634     1,000,005     10,000    1,226,716     12,267        2,591,893
Issuance of Class A Common Stock
  and warrants in exchange for
  outstanding Capital Stock of
  SonicNet, Inc. -- (unaudited)....     200,000      2,000                                                           723,000
Issuance of Warrants to Bridge Note
  holders and underwriter
  (unaudited)......................                                                                                  453,750
Issuance of Class A Common Stock
  and Warrants in exchange for
  outstanding Capital Stock of
  Purple Demon, Inc. (unaudited)...      33,333        333                                                           349,667
Net loss for the six months ended
  June 30, 1997 (unaudited)........
                                     ----------    -------    ----------    -------    ---------    -------      -----------
Balance -- June 30, 1997...........   1,596,704    $15,967     1,000,005    $10,000    1,226,716    $12,267      $ 4,118,310
                                     ==========    =======    ==========    =======    =========    =======      ===========


                                        DEFICIT
                                      ACCUMULATED
                                        IN THE
                                     DEVELOPMENTAL
                                         STAGE          TOTAL
                                     -------------   -----------
Issuance of common stock to
  officers and underwriters for
  cash in November, 1995 ($.01 per
  share)...........................   $        --    $    40,400
Issuance of stock for cash in
  November 1995 at $1.00 per share
  in connection with private
  placement, less expense of
  $463,656.........................            --      2,536,344
Warrants issued in connection with
  private placement................            --          1,050
Net loss for the period November
  14, 1995 (date of inception)
  through December 31, 1995).......      (131,749)      (131,749)
Balance -- December 31, 1995.......      (131,749)     2,446,045
Issuance of Class A Common Stock to
  Directors........................                       50,000
To give retroactive effect to the 1
  for 3 reverse stock split and
  Dividend of Class E Common Stock
  (Note A).........................            --             --
Net loss for the year ended
  December 31, 1996                    (2,399,464)    (2,399,464)
                                      -----------    -----------
Balance -- December 31, 1996.......    (2,531,213)        96,581
Issuance of Class A Common Stock
  and warrants in exchange for
  outstanding Capital Stock of
  SonicNet, Inc. -- (unaudited)....                      725,000
Issuance of Warrants to Bridge Note
  holders and underwriter
  (unaudited)......................                      453,750
Issuance of Class A Common Stock
  and Warrants in exchange for
  outstanding Capital Stock of
  Purple Demon, Inc. (unaudited)...                      350,000
Net loss for the six months ended
  June 30, 1997 (unaudited)........    (3,549,562)    (3,549,562)
                                      -----------    -----------
Balance -- June 30, 1997...........   $(6,080,775)   $(1,924,231)
                                      ===========    ===========

The foregoing accountants' report and accompanying notes are an integral part of the financial statements.

                      PARADIGM MUSIC ENTERTAINMENT COMPANY
                        (A DEVELOPMENTAL STAGE COMPANY)

                            STATEMENTS OF CASH FLOWS

                                                               NOV. 14, 1995          SIX MONTHS ENDED           NOV. 14, 1995
                                                            (DATE OF INCEPTION)           JUNE 30,            (DATE OF INCEPTION)
                                             YEAR ENDED           THROUGH         -------------------------         THROUGH
                                            DEC. 31, 1996      DEC. 31, 1995         1997          1996          JUNE 30, 1997
                                            -------------   -------------------   -----------   -----------   -------------------
                                                                                         (UNAUDITED)              (UNAUDITED)
Cash flows from operating activities:
  Net loss................................   $(2,399,464)       $  (131,749)      $(3,549,562)  $  (909,693)      $(6,080,775)
  Adjustments to reconcile net loss to net
    cash used in operating activities:
    Depreciation and amortization.........        43,168                 --           313,030        14,046           356,198
    Accrued interest......................            --             (2,950)          330,202            --           327,252
    Changes in assets and liabilities:
      Accounts receivable.................       (27,621)                --          (297,385)           --          (325,006)
      Inventories.........................       (25,431)                --           (38,221)           --           (63,652)
      Other current assets................       (40,894)                --           (25,111)         (500)          (66,005)
      Notes receivable --
        officers/stockholders.............            --            (50,000)               --       (27,917)          (50,000)
      Deferred registration costs.........       (60,000)                --          (399,715)           --          (459,715)
      Other assets........................       (18,550)           (17,800)           45,855          (550)            9,505
      Accounts payable, accrued expenses
        and other current liabilities.....       248,829             42,181         1,078,062        19,721         1,369,072
                                             -----------        -----------       -----------   -----------       -----------
Net cash used in operating activities.....    (2,279,963)          (160,318)       (2,542,845)     (904,893)       (4,983,126)
                                             -----------        -----------       -----------   -----------       -----------
Cash flows from investing activities:
  Acquisitions, net of cash acquired......            --                 --          (190,948)           --          (190,948)
  Purchase of treasury notes..............      (493,838)          (999,598)               --            --        (1,493,436)
  Purchase of fixed assets................      (173,932)           (51,330)         (153,695)      (98,911)         (378,957)
  Maturity of treasury notes..............     1,496,386                 --                --            --         1,496,386
  Investments.............................       (80,000)                --          (235,000)           --          (315,000)
                                             -----------        -----------       -----------   -----------       -----------
Net cash provided by (used in) investing
  activities..............................       748,616         (1,050,928)         (579,643)      409,799          (881,955)
                                             -----------        -----------       -----------   -----------       -----------
Cash flows from financing activities:
  Bridge notes, net of costs of
    issuance..............................            --                 --         2,819,844            --         2,819,844
  Issuance of Class A Common Stock........        50,000                 --                --            --            50,000
  Issuance of warrants....................            --              1,050                --            --             1,050
  Net proceeds from sale of Common
    Stock.................................            --          2,576,744                --            --         2,576,744
  Repayments to director..................            --                 --          (240,000)           --          (240,000)
  Borrowings from
    directors/stockholders................       240,000                 --           428,525            --           668,525
                                             -----------        -----------       -----------   -----------       -----------
Net cash provided by financing
  activities..............................       290,000          2,577,794         3,008,369            --         5,876,163
                                             -----------        -----------       -----------   -----------       -----------
Increase (decrease) in cash...............    (1,241,347)         1,366,548          (114,119)     (495,094)           11,082
Cash -- beginning of period...............     1,366,548                 --           125,201     1,366,548         1,491,749
                                             -----------        -----------       -----------   -----------       -----------
Cash -- end of period.....................   $   125,201        $ 1,366,548       $    11,082   $   871,454       $ 1,502,831
                                             ===========        ===========       ===========   ===========       ===========
Acquisitions, net of cash acquired:
  Working capital deficit, other than
    cash..................................                                        $  (262,885)                    $  (262,885)
  Property, plant and equipment...........                                            199,469                         199,469
  Excess of costs of assets acquired over
    fair value............................                                          1,624,674                       1,624,674
  Other assets............................                                             21,600                          21,600
  Debt and other liabilities..............                                           (316,910)                       (316,910)
                                                                                  -----------                     -----------
                                                                                    1,265,948                       1,265,948
Less: Class A Common Stock issued.........                                         (1,075,000)                     (1,075,000)
                                                                                  -----------                     -----------
Acquisitions, net of cash acquired........                                        $   190,948                     $   190,948
                                                                                  ===========                     ===========

The foregoing accountants' report and accompanying notes are an integral part of the financial statements.

                      PARADIGM MUSIC ENTERTAINMENT COMPANY
                        (A DEVELOPMENTAL STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS
                  (INFORMATION AT JUNE 30, 1997 IS UNAUDITED)

(NOTE A) -- THE COMPANY AND BASIS OF PRESENTATION:

     Paradigm Music Entertainment Company (the "Company") a developmental stage company incorporated in Delaware, was formed to enter the music entertainment business. The Company's objective is to become a broad based music entertainment company utilizing traditional and non-traditional marketing and distribution channels to exploit music entertainment products.

     As shown in the accompanying financial statements, the Company has incurred losses from operations since inception, resulting in a substantial working capital deficiency and capital deficiency. The Company has no current source of material revenues, and therefore, such losses are expected to continue during the Company's development stage. These factors raise substantial doubt about the Company's ability to continue as a going concern. The Company is planning an initial public offering of common stock and warrants which will enable it to continue its development (see Note J). Specifically, the proceeds from the proposed public offering will provide adequate working capital for the Company to remain viable for at least the twelve months following the date of these financial statements. However, there is no assurance that the proposed public offering will be successful. If the offering is not successful, the current operations of the entity are not expected to generate adequate revenues for the entity to remain a going concern. The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

     In January 1997, the Company effected a 1 for 3 reverse stock split and a stock dividend of Class E Common Stock (see Note J). The financial statements give retroactive effect to this transaction as if it occurred on November 14, 1995 (date of inception).

(NOTE B) -- SIGNIFICANT ACCOUNTING POLICIES:

  (1) Property and equipment

     Property and equipment are carried at cost, less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful life of the assets.

  (2) Impairment of long-lived assets

     As per Statement of Financial Accounting Standards ("SFAS") No. 121 ("SFAS No. 121"), the Company periodically assesses the recoverability of the carrying amount of long-lived assets, including intangible assets. A loss is recognized when expected future cash flows (undiscounted and without interest) are less than the carrying amount of the asset. The impairment loss is determined as the difference by which the carrying amount of the asset exceeds its fair value. Through December 31, 1996, no material adjustments to comply with SFAS No. 121 have been required.

  (3) Advances

     In accordance with FASB Statement No. 50, "Financial Reporting in the Record and Music Industry," advances to artists and producers are capitalized as an asset when the current popularity and past performance of the artist or producer provides a sound basis for estimating the probable future recoupment of such advances from earnings otherwise payable to the artist or producer. Any portion of such advances not deemed to be recoupable from future royalties is expensed at the balance sheet date. All other significant advances which do not meet the above criteria are fully reserved when paid. As of December 31, 1996, all advances have been expensed.

                      PARADIGM MUSIC ENTERTAINMENT COMPANY
                        (A DEVELOPMENTAL STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                  (INFORMATION AT JUNE 30, 1997 IS UNAUDITED)

  (4) Inventories

     Inventories are valued at the lower of cost or market determined on the first in, first out (FIFO) method of accounting. Inventories consist primarily of finished goods.

  (5) Revenue recognition

     Net product sales represent revenues derived from sales of records, net of actual returns, and reserves for estimated future returns. In addition, estimated unrecoupable costs are included in advances and recording costs.

  (6) Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  (7) Income Taxes

     The Company accounts for income taxes in accordance with statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for income taxes". Under SFAS No. 109, a deferred tax liability or asset is recognized for the estimated future tax consequences of temporary differences between the carrying amounts of assets and liabilities in the financial statements and their respective tax bases. A valuation allowance has been established to offset any asset resulting from the tax benefit related to the cumulative net operating loss due to an inability to determine the probability of future income to utilize the net operating loss.

  (8) Loss per share of common stock

     Net loss per share of common stock is based on the weighted average number of shares outstanding during each period, as modified in accordance with certain rules of the Securities and Exchange Commission. Accordingly, the weighted average number of shares outstanding during each period includes options and warrants issued within twelve months of the Company's initial public offering using the treasury stock method as if they were outstanding for all periods, excluding Class A Common Stock and Class B Common Stock in escrow, and Class E Common Stock not yet converted to Class A Common Stock because they are anti-dilutive (see Note H).

  (9) Concentration of credit risk

     The Company maintains cash accounts with balances in excess of the FDIC insurance limit of $100,000.

  (10) Reclassifications

     Certain amounts in the year ended December 31, 1995 financial statements have been reclassified to conform with the year ended December 31, 1996 presentation.

  (11) Fair values of financial instruments

     Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires the Company to disclose estimated fair values for its financial instruments. The carrying amounts of cash, other current assets, trade accounts payable, and accrued expenses approximate fair value because of the short maturity of those instruments.

                      PARADIGM MUSIC ENTERTAINMENT COMPANY
                        (A DEVELOPMENTAL STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                  (INFORMATION AT JUNE 30, 1997 IS UNAUDITED)

  (12) Investments

     Investments in marketable equity securities, other than investments accounted for by the equity method, do not have readily determinable fair values and are stated at cost, adjusted for impairments, if applicable. All investments are classified as long-term. Management determines the appropriate classification of its investments at the time of acquisition and re-evaluates such determination at each balance sheet date.

  (13) Accounting for Stock Based Compensation

     The Company has adopted SFAS No. 123, "Accounting for Stock Based Compensation" ("SFAS No. 123"). This standard encourages, but does not require, recognition of compensation expense for all stock-based awards granted to employees.

     Although the Company has established a Stock Option Plan (see Note I), no stock based compensation has been issued since inception through December 31, 1996 or inception through June 30, 1997. If stock based compensation is granted to employees, the Company does not plan to record the compensation, but rather, expects to implement the disclosure-only provisions of SFAS No. 123.

  (14) Unaudited Interim Financial Information

     The financial statements for the six-month periods ended June 30, 1996 and 1997 are unaudited. In the opinion of management, the statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for the fair statement of the results of interim periods. Operating results for the six-month periods ended June 30, 1996 and 1997 are not necessarily indicative of the results that may be expected for any future periods.

  (15) Recent Accounting Pronouncements

     In February 1997, the Financial Accounting Standards Board released Statement of Financial Accounting Standards No. 128. "Earnings Per Share" ("SFAS 128"). SFAS 128 changes the computational guidelines for earnings per share information. Paradigm will adopt the provisions of SFAS 128 in their December 31, 1997 consolidated financial statements. SFAS 128 will eliminate the presentation of primary earnings per share and replace it with basic earnings per share. Basic earnings per share differs from primary earnings per share because common stock equivalents are not considered in computing basic earnings per share. Fully diluted earnings per share will be replaced with diluted earnings per share. Diluted earnings per share is similar to fully diluted earnings per share, except in determining the number of dilutive shares outstanding for options and warrants. The proceeds that would be received upon the conversion of all dilutive options and warrants are assumed to be used to repurchase the Company's common stock at the average market price of such stock during the period. For fully diluted earnings per share, the higher of the average market price or ending market priced is used. If SFAS 128 had been in effect, the Company would have reported basic earnings per share and diluted earnings per share equal to the earnings per share presented on the statement of operations for the six months ended June 30, 1997.

                      PARADIGM MUSIC ENTERTAINMENT COMPANY
                        (A DEVELOPMENTAL STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                  (INFORMATION AT JUNE 30, 1997 IS UNAUDITED)

(NOTE C) -- INVESTMENT:

     The Company's investments at June 30, 1997 and December 31, 1996 are as follows:

                                                                              METHOD OF
                                                           APPROXIMATE        ACCOUNTING
                                                          PERCENTAGE OF          (SEE
                        COMPANY                             OWNERSHIP        NOTE B (12))
                        -------                           -------------    ----------------
Wingnut Records, Inc. ("Wingnut").......................       25%               Cost
DTL Systems, Inc. ("DTL")...............................        5%               Cost

     Although the equity method of accounting is typically used if an investee is 20% or more owned, Wingnut is accounted for under the cost method (See Note B(12)) because Paradigm has no ability to influence the investee.

     In addition to owning a percentage of the outstanding stock of DTL, Paradigm owns 4,000 warrants which are convertible into common stock of DTL.

(NOTE D) -- PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                                     AS AT          AS AT
                                                  DECEMBER 31,    JUNE 30,      ESTIMATED
                                                      1996          1997       USEFUL LIVES
                                                  ------------    ---------    ------------
Furniture and fixtures..........................    $ 40,135      $  68,306     3-7 years
Computer equipment..............................     130,003        617,748     3-7 years
Leasehold improvements..........................      55,124        150,721       5 years
                                                    --------      ---------
                                                     225,262        836,775
Less accumulated depreciation...................     (43,168)      (338,540)
                                                    --------      ---------
                                                    $182,094      $ 498,235
                                                    ========      =========

     Property and equipment was not placed in service during 1995, therefore no depreciation expense was taken for that year.

(NOTE E) -- RELATED PARTY TRANSACTIONS:

     Included in other assets is a loan to the president/stockholder of the Company at December 31, 1996. The loan is for $50,000 and is non-interest bearing.

     The Company paid consulting fees of approximately $300,000 and $69,000 to officers/stockholders of the Company for the year ended December 31, 1996 and for the period November 14, 1995 (date of inception) through December 31, 1995, respectively.

     In April, May and July 1997, the Company borrowed an aggregate of $425,000 from two directors, which loans are payable, together with accrued interest at the rate of 10% per annum, upon the earlier of the closing of the contemplated public offering, the receipt by the Company of gross proceeds of $1 million in a private placement or February 1, 1998.

     In June and August 1997, the Company borrowed an aggregate of $450,000 from a limited partnership whose limited partners consist of the grandchildren of the sole stockholder of the Underwriter of the Company's proposed public offering, which loans are payable, together with accrued interest at the rate of 10%

                      PARADIGM MUSIC ENTERTAINMENT COMPANY
                        (A DEVELOPMENTAL STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                  (INFORMATION AT JUNE 30, 1997 IS UNAUDITED)

per annum, upon the earlier of the closing of the contemplated public offering, the receipt by the Company of gross proceeds of $1 million in a private placement or February 1, 1998.

(NOTE F) -- INCOME TAXES (CREDITS):

     At December 31, 1996 the Company has available net operating loss carryforwards of approximately $2,480,000 which expire in 2010.

     The principal components of deferred tax assets and the valuation allowance are as follows:

                                                             DECEMBER 31,    DECEMBER 31,
                                                                 1996            1995
                                                             ------------    ------------
Deferred tax assets:
  Net operating loss carryforwards.........................   $ 798,308        $ 44,795
  Valuation allowance......................................    (798,308)        (44,795)
                                                              ---------        --------
          Net deferred tax.................................   $      --        $     --
                                                              =========        ========

     The following reconciles the computed income tax credit at the federal statutory rate to the provision for income taxes:

                                                             DECEMBER 31,    DECEMBER 31,
                                                                 1996            1995
                                                             ------------    ------------
Computed tax expense (credit) at federal statutory rate....       (34)%           (34)%
State provision less federal benefit.......................        (5)             (5)
Valuation allowance........................................        39              39
                                                                 ----            ----
                                                                 $ --            $ --
                                                                 ====            ====

(NOTE G) -- COMMITMENTS AND CONTINGENCIES:

  Lease

     The Company was a lessee at December 31, 1996. The first lease commenced on December 1, 1995 and terminates on May 31, 2001. An additional lease commenced on August 1, 1996 and also terminates on May 31, 2001. Approximate minimum annual lease commitments for both leases for the five years ended December 31 are as follows:

1997......................................................  $136,000
1998......................................................  $142,000
1999......................................................  $142,000
2000......................................................  $136,000
2001......................................................  $ 30,000

     Rent expense for the year ended December 31, 1996 and for the period November 14, 1995 (date of inception) through December 31, 1995 was $61,975 and $5,853, respectively.

  Employment and consulting agreements

     The Company entered into a three-year employment agreement with the president/stockholder providing for him to serve as Chairman of the Board, President and Chief Executive Officer at a base annual salary of $375,000. The Company also entered into two three-year consulting agreements providing for the payment of

                      PARADIGM MUSIC ENTERTAINMENT COMPANY
                        (A DEVELOPMENTAL STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                  (INFORMATION AT JUNE 30, 1997 IS UNAUDITED)

an annual consulting fee of $150,000 per agreement to two stockholders/directors. All agreements commenced November 1995.

(NOTE H) -- CAPITALIZATION:

  Stockholders' equity

     The Company has the authority to issue 40,000,000 shares of Capital Stock consisting of (i) 31,999,900 shares of Class A Common Stock, $.01 par value,
(ii) 1,000,100 shares of Class B Common Stock, $.01 par value, (iii) 2,000,000 shares of Class E Common Stock, $.01 par value (see Note J), and (iv) 5,000,000 shares of Preferred Stock, $.01 par value. The Class A Common Stock and Class B Common Stock are essentially identical, except that the Class B Common Stock has five votes per share and the Class A Common Stock has one vote per share.

     In November 1995, the Company issued 1,000,027 shares of its Class A Common Stock at $3.00 per share in a private placement. Proceeds from the private placement as of December 31, 1995, net of commissions and other related expenses totaling approximately $464,000, were approximately $2,536,000.

     In connection with the Company's private placement in 1995, an aggregate of 566,670 shares of Class B Common Stock outstanding and 6,000 shares of Class A Common Stock are held in escrow. Fifty percent (50%) of the shares will be released based on obtaining certain net earning levels ranging from $1,700,000 for 1997 to $2,900,000 through December 1999. These shares will also be released if the bid price of the Company's Class A Common Stock averages in excess of $9.00 or $12.00 per share for 30 consecutive business days ending on or before December 31, 1997 or 1998, respectively, or if there is a merger or sale that results in stockholders receiving at least $9.00 or $12.00 per share in cash or marketable securities on or before December 31, 1997 or 1998, respectively. The remaining fifty percent (50%) of the shares will be released based on net earning levels ranging from $2,100,000 for 1997 to $3,500,000 through December 1999. These shares will also be released if the bid price of the Company's Common Stock averages in excess of $13.50 or $19.50 for 30 consecutive business days ending on or before December 31, 1997 or 1998, respectively, or if there is a sale of the Company that results in stockholders receiving at least $13.50 or $19.50 per share on or before December 31, 1997 or 1998, respectively.

     On March 31, 2000 all Class A and Class B escrow shares still held in escrow will be forfeited, which shares will then be placed in the Company's treasury for cancellation thereof as a contribution to capital.

     Included in Class A Common Stock authorized are 333,333 shares reserved for issuance to certain directors, consultants and employees of the Company of which 94,000 will be placed in escrow upon issuance. In addition, 350,004 shares of Class A Common Stock and 175,006 shares of Class E Common Stock are reserved for exercise of the warrants held by the underwriter and its designees (see Warrants), and 300,000 shares of Class A Common Stock are reserved for the stock incentive plan (see Note I).

     Upon the release of any of the Class B shares held in escrow, and conversion of the Class E shares (see Note J) held by officers, directors, and consultants of the Company to Class A shares, the Company will incur a reportable earnings charge for compensation expense in the amount of the then fair value of the shares released. Such charge is not deductible for income tax purposes.

  Warrants

     As part of the compensation for the private placement, the Company has warrants outstanding in the amount of $1,050 which permit the underwriter and its designees to purchase an aggregate of 350,004 shares of Class A Common Stock at an exercise price of $3 per share. These warrants may be exercised in whole or in

                      PARADIGM MUSIC ENTERTAINMENT COMPANY
                        (A DEVELOPMENTAL STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                  (INFORMATION AT JUNE 30, 1997 IS UNAUDITED)

part at any time or from time to time until the earlier of the fifth anniversary of the closing of an IPO of the Company's securities or November 21, 2005. Subsequent to December 31, 1996, the Company issued an additional 1,650,000 and 165,000 warrants as compensation for the Bridge Notes holders and the underwriter, respectively (see Note J).

(NOTE I) -- STOCK OPTION PLAN:

     In December 1996, the Company adopted a stock incentive plan which permits the issuance of options to selected directors and employees of, and consultants to the Company. The plan reserves 300,000 shares of Class A Common Stock for grant and provides that the term of each award be determined by the committee of the Board of Directors (the "Committee") charged with administering the plan. As of June 30, 1997 and December 31, 1996, no options have been issued under the plan.

     Under the terms of the plan, options are both qualified and non-qualified and are granted at an exercise price determined by the Committee, which are not to be less than fair value for qualified options.

(NOTE J) -- SUBSEQUENT EVENTS:

  Bridge Notes

     In January 1997, the Company completed closings on $1,962,500 and $1,337,500 in Bridge Notes, respectively. The notes bear interest at 10% per annum and are payable upon the earlier of (i) one year after the date of issuance, or (ii) the completion of the contemplated public offering.

     In connection with the above financing, the Company issued warrants (the "Bridge Warrants") to purchase an aggregate of 981,250 and 668,750 shares, respectively, of Class A Common Stock exercisable at $3.00 per share until completion of the public offering, at which time the terms will be identical to the warrants included in units expected to be sold in the public offering. Such warrants are exercisable for a period of five years from the date upon which the Company commences its initial public offering. The Company's underwriter acted as placement agent in connection with the Bridge Notes and received fees of $255,125 and $173,875, respectively, as well as 165,000 warrants which have been valued at approximately $41,000. Such fees and warrants will be capitalized as deferred financing fees. The Bridge Warrants, which have been valued at $412,500 (or $.25 each) and which value is based upon the Company's estimation of the typical trading price of similar publicly traded securities, will be recorded as debt discount. Debt discount and deferred financing costs are being amortized over the life of the loan. In addition, the Company incurred approximately $51,000 in legal expenses in connection with the Bridge Notes which will also be included in deferred financing fees.

     The 165,000 warrants issued to the underwriter as compensation for the Bridge Notes will be forfeited in the event that a successful initial public offering is consummated.

     Upon completion of the proposed initial public offering the Bridge Notes will be repaid and the unamortized balance of debt issuance costs will be charged to operations.

  Proposed public offering

     The Company has signed a letter of intent with respect to a proposed public offering of the Company's securities. There is no assurance that such offering will be consummated. In connection therewith the Company anticipates incurring substantial expenses which, if the offering is not consummated, will be charged to expense.

                      PARADIGM MUSIC ENTERTAINMENT COMPANY
                        (A DEVELOPMENTAL STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                  (INFORMATION AT JUNE 30, 1997 IS UNAUDITED)

  Acquisition of SonicNet, Inc.

     In January 1997, the Company acquired all of the issued and outstanding capital stock of SonicNet, Inc. ("SonicNet"), a New York-based Internet music company, from Prodigy Service Corporation and Sunshine Interactive Network, Inc. (the "Sellers") for a purchase price consisting of 200,000 shares of the Company's Class A Common Stock, 100,000 warrants, and $100,000 in cash. The Company has granted the Sellers certain "piggyback" registration rights after the proposed public offering. The Company has agreed to provide SonicNet with up to $2,000,000 in working capital in 1997. Availability of these funds is contingent upon completion of the proposed public offering. The acquisition will be accounted for using the purchase method. The results of operations of Paradigm at June 30, 1997 include the operations of SonicNet for approximately five and one-half months. For purposes of this acquisition, the shares and options, which are subject to restriction, are valued at $3.50 and $.25, respectively, based upon the Company's estimation of the value of restricted securities of similarly valued companies with publicly traded securities. The related goodwill is being amortized over a period of five years.

  Borrowings from directors/stockholders

     Subsequent to year end the Company repaid the $240,000 with proceeds from the Bridge Notes. During the six months ended June 30, 1997, the Company borrowed an aggregate of $275,000 from two directors and $150,000 from a limited partnership whose limited partners are the grandchildren of the sole stockholder of the underwriter of the proposed initial public offering. See Note C.

  Reverse stock split and stock dividend

     In January 1997, the Company effected a reverse stock split such that every three shares of Common Stock outstanding was converted to one share of Common Stock of the same respective class. In connection with this reverse stock split, the Company paid a dividend of one share of Class E Common Stock for each two shares of Common Stock or warrants to purchase Common Stock. This resulted in the issuance of 1,226,716 shares of Class E Common Stock.

     Each share of Class E Common Stock will automatically be converted into one share of Class A Common Stock in the event that the Company obtains certain minimum pre-tax income ranging from $7,500,000 in 1997 to $12,500,000 through December, 2001. These shares will also be converted if the bid price of the Company's Class A Common Stock shall average in excess of $12.50 or $16.75 per share for 30 consecutive business days ending on or before 18 months after the proposed public offering, or 18 to 36 months after the proposed public offering, respectively. On March 31, 2002 all Class E Shares not previously converted into Class A Common Stock will be redeemed by the Company for $0.00001 per share.

  Acquisition of Purple Demon, Inc.

     On February 14, 1997, the Company acquired all of the outstanding common stock of Purple Demon, Inc., in exchange for 100,000 shares of Class A Common Stock of the Company. 33,333 shares were issued at closing and the remaining 66,667 shares are to be issued on the earlier of 90 days after the proposed public offering or December 31, 1997. The acquisition will be accounted for using the purchase method. The results of operations of Paradigm at June 30, 1997 include the operations of Purple Demon for approximately five and one-half months. For purposes of this acquisition, the shares, which are subject to restriction, are valued at $3.50, based upon the Company's estimation of the value of restricted securities of similarly valued Companies with publicly traded securities. The related goodwill is being amortized over a period of five years.

                      PARADIGM MUSIC ENTERTAINMENT COMPANY
                        (A DEVELOPMENTAL STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                  (INFORMATION AT JUNE 30, 1997 IS UNAUDITED)

  Investment in Supersound Music Productions, Inc.

     Subsequent to year-end the Company transferred $150,000 into the business account of a partnership formed with Supersound Music Productions, Inc. The Company's investment represents fifty percent of the partnership. The partnership was formed to develop and promote artists for the Asian market. The investment will be accounted for under the equity method of accounting. (See Note B).

                                                                      APPENDIX I

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of August 12, 1997, is entered into by and among TCI Music, Inc., a Delaware corporation ("TCI Music"), TCI Music Acquisition Sub, Inc., a Florida corporation and wholly owned subsidiary of TCI Music ("Acquisition Sub"), and The Box Worldwide, Inc. (formerly known as Video Jukebox Network, Inc.), a Florida corporation (the "Company").

                                    RECITALS

     A. TCI Music has proposed that it will acquire the Company in a transaction in which Acquisition Sub will merge with and into the Company, as a result of which TCI Music will become the holder of all the outstanding shares of common stock of the Company and the holders of shares of common stock of the Company outstanding immediately prior to such merger will become holders of shares of convertible preferred stock of TCI Music.

     B. The Boards of Directors of TCI Music, Acquisition Sub and the Company have each determined that the Merger is in the best interests of their respective corporations and shareholders.

     NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements contained in this Agreement, the parties to this Agreement agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.1 Definitions. As used in this Agreement, the following terms with initial capital letters will have the meanings set forth below:

     "Affiliate" means, as to any Person, any other Person which, directly or indirectly, controls, is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with correlative meaning, "controlling," "controlled by" and "under common control with") means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person (whether through the ownership of voting securities, by contract or otherwise).

     "Certificate of Designations" means the Certificate of Designations in the form attached as Exhibit A.

     "Company Shareholders" means certain shareholders of the Company as defined in the Voting Agreement.

     "Company Common Stock" means the shares of common stock, par value $.001 per share, of the Company.

     "Company Preferred Stock" means the shares of 6% Convertible Redeemable Preferred Stock, par value $.15 per share and stated value $1.50 per share, of the Company.

     "Company Stock" means shares of Company Common Stock and shares of Company Preferred Stock.

     "Contribution Agreement" means the Contribution Agreement dated July 11, 1997, by and between TCI and TCI Music.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Environmental Law" means any applicable Legal Requirement relating to the protection, preservation or restoration of the environment (including, air, water vapor, surface water, ground water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource).

                                      A-I-1

     "Equity Affiliate" means, as to any Person, any other Person in which such Person or any of its Subsidiaries holds a five percent or greater equity interest.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" means, as to any Person, any trade or business (whether or not incorporated) that is treated as a single employer with such Person under
Section 414(b), (c), (m) or (o) or the Code.

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

     "Knowledge" means the actual present knowledge of a Person that is a human being and, in the case of a Person that is not a human being, the present actual knowledge of any director or officer (or any human being having duties comparable to those of a director or officer) of such Person.

     "Legal Requirement" means any statute, ordinance, code, law, rule, regulation, order or other requirement, standard or procedure enacted, adopted or applied by any Governmental Entity, including judicial decisions applying common law or interpreting any other Legal Requirement or any agreement entered into with a Governmental Entity in resolution of a dispute or otherwise.

     "Lien" means any lien, security interest, pledge, charge, claim, option, right to acquire, restriction on transfer, voting restriction or encumbrance of any nature.

     "Material Adverse Effect" means a material adverse effect on the business, properties, assets, condition (financial or otherwise), liabilities or operations of a Person and its Subsidiaries, taken as a whole, or on the ability of such Person to perform its obligations under this Agreement.

     "NASDAQ" means the over-the-counter market of the National Association of Securities Dealers, Inc.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Person" means any human being or any partnership, limited liability company, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity.

     "SEC" means the United States Securities and Exchange Commission.

     "Subsidiary" means, with respect to any Person, any other Person more than 50% of whose outstanding voting securities or partnership or other equity interests, as the case may be, are directly or indirectly owned by such Person.

     "TCI" means Tele-Communications, Inc.

     "TCI Music Preferred Stock" means the Series A Convertible Preferred Stock of TCI Music, par value $.01 per share, having the powers, designations, rights, qualifications and restrictions set forth in the Certificate of Designations in the form attached as Exhibit A.

     "TCI Music Series A Common Stock Value" means the average of the average daily closing bid and asked prices of one share of TCI Music Series A Common Stock for a period of 20 consecutive trading days ending on the third trading day prior to the Closing, as reported on the NASDAQ SmallCap Market.

     "Voting Agreement" means the Voting Agreement dated as of the date hereof by and among TCI Music and the Company Shareholders (as defined therein).

                                      A-I-2

     SECTION 1.2 Other Definitions. The following terms are defined in the Sections indicated:

                            TERM                              SECTION
                            ----                              --------
Acquisition Proposal........................................      7.12
Acquisition Sub.............................................  Preamble
Articles of Incorporation...................................       2.1(a)
Agreement...................................................  Preamble
Antitrust Division..........................................       7.9
Articles of Merger..........................................       2.2
Capitalization Amendment....................................       2.1(a)
Closing.....................................................      3.13
Closing Date................................................      3.13
Company.....................................................  Preamble
Company Benefit Plans.......................................      5.11(a)
Company Permits.............................................       5.8(a)
Company SEC Reports.........................................       5.7(a)
Company Stock Certificates..................................       3.3(a)
Dissenting Shares...........................................       3.8
Effective Time..............................................       2.2
Exchange Act................................................       4.6
Exchange Agent..............................................       3.3(a)
Exchange Rate...............................................       3.2
Executive...................................................      7.13(a)
FBCA........................................................       2.1
FTC.........................................................       7.9
Governmental Entity.........................................       4.8(a)
HSR Act.....................................................       4.6
Indemnified Party...........................................       7.2(h)(iii)
Indemnifying Party..........................................       7.2(h)(iii)
Joint Proxy Statement/Prospectus............................       7.2(a)
Losses......................................................       7.2(h)(i)
Meeting.....................................................       7.3
Merger......................................................       2.1
Merger Consideration........................................       3.1
Most Recent Company Balance Sheet...........................       5.7(c)
Most Recent TCI Music Balance Sheet.........................       4.7(c)
Other Filings...............................................       7.2(b)
Preliminary Joint Proxy Statement/Prospectus................       7.2(a)
SEC Filings.................................................       7.2(c)
Securities Act..............................................       4.6
Surviving Corporation.......................................       2.1
Tax.........................................................      4.14
TCI Music...................................................  Preamble
TCI Music Certificates......................................       3.3(a)
TCI Music Permits...........................................       4.8(a)
TCI Music SEC Reports.......................................       4.7(a)

     SECTION 1.3 Use of Terms. Terms used with initial capital letters will have the meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement. All pronouns (and any variations) will be deemed to refer to the masculine, feminine or neuter, as the identity of the Person may require. The singular or plural includes the other, as the context requires or permits. The word include (and any variation) is used in an illustrative sense rather than a limiting sense. The word day means a calendar day. All accounting terms not otherwise defined in this Agreement will have the meanings ascribed to them under GAAP.

                                      A-I-3

                                   ARTICLE II

                         THE MERGER AND RELATED MATTERS

     SECTION 2.1 The Merger. Subject to the terms and conditions of this Agreement, and the Florida Business Corporation Act ("FBCA"), at the Effective
Time: (i) Acquisition Sub will be merged with and into the Company (the "Merger"); (ii) the separate existence of Acquisition Sub will cease and the Company will continue as the surviving corporation in the Merger (the "Surviving Corporation"); and (iii) the name of the Surviving Corporation will be The Box Worldwide, Inc. From and after the Effective Time, and without any further action on the part of any Person, the Merger will have all the effects provided by applicable Legal Requirements, including Sections 607.1302 and 607.1320 of the FBCA, the effects described in Section 3.1 with respect to the capital stock of Acquisition Sub and the Company and, subject to applicable Legal Requirements, the following additional effects:

     (a) Articles of Incorporation. The Fourth Amended and Restated Articles of Incorporation of the Company, as amended, as in effect on the date of this Agreement, will be amended (the "Capitalization Amendment") to increase the authorized number of shares of Company Common Stock from 40,000,000 shares to 100,000,000 shares. At the Effective Time, the Fourth Amended and Restated Articles of Incorporation of the Company, as so amended (the "Articles of Incorporation"), will become the Articles of Incorporation of the Surviving Corporation, and such Articles of Incorporation may thereafter be amended and/or restated as provided therein and by the FBCA.

     (b) Bylaws. At the Effective Time, the Bylaws of Acquisition Sub, as in effect immediately prior to the Effective Time, will become the Bylaws of the Surviving Corporation, and such Bylaws may thereafter be amended or repealed in accordance with their terms and the Articles of Incorporation of the Surviving Corporation and as provided by the FBCA.

     (c) Directors. At the Effective Time, the directors of Acquisition Sub immediately prior to the Effective Time will become the directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation and the FBCA and until the earlier of such director's resignation or removal or such director's successor is duly elected and qualified, as the case may be.

     (d) Officers. At the Effective Time, the officers of Acquisition Sub immediately prior to the Effective Time will become the officers of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation and the FBCA and until the earlier of such officer's resignation or removal or such officer's successor is duly appointed and qualified, as the case may be.

     (e) Properties and Liabilities. At the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Acquisition Sub will vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Acquisition Sub will become the debts, liabilities and duties of the Surviving Corporation.

     SECTION 2.2 Effective Time of the Merger. Subject to the terms and conditions in this Agreement, the parties will prepare, sign and acknowledge, in accordance with the FBCA, articles of merger (the "Articles of Merger") and deliver the Articles of Merger to the Secretary of State of the State of Florida for filing pursuant to the FBCA on the Closing Date. The Merger will become effective upon the filing of the Articles of Merger with the Secretary of State of the State of Florida. As used in this Agreement, the "Effective Time" means the time at which the Articles of Merger are filed with the Secretary of State of the State of Florida.

                                  ARTICLE III

                          CONVERSION OF CAPITAL STOCK

     SECTION 3.1 Merger Consideration and Conversion of Stock. The aggregate consideration deliverable by TCI Music in the Merger (the "Merger
Consideration") will be equal to (a) the sum of (i) $38,502,672 and (ii) $1.50 times the number of shares of Company Common Stock issued prior to the Effective Time upon the exercise or conversion of options, warrants, convertible securities or other rights to acquire Company

                                      A-I-4

Common Stock that are outstanding as of the date of this Agreement minus (b) the sum of (i) $1.50 times the number of Dissenting Shares (as defined in Section 3.8), (ii) $1.50 times the number of shares of Company Preferred Stock outstanding at the Effective Time that are not Dissenting Shares and (iii) all accrued and unpaid dividends on shares of Company Preferred Stock as of the Effective Time, whether or not such shares are Dissenting Shares. The Merger Consideration will be deliverable at the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of capital stock of any corporation as follows:

     (a) Each share of Company Common Stock outstanding immediately prior to the Effective Time (except shares subject to Section 3.1(b) and Dissenting Shares) will be converted into and will thereafter evidence and become (i) a fraction (rounded to the nearest one-hundredth), representing the Exchange Rate calculated in accordance with Section 3.2, of one share of TCI Music Preferred Stock and (ii) as to any holder of shares of Company Common Stock, if the total number of shares of Company Common Stock of such holder is not convertible into a whole number of shares of TCI Music Preferred Stock, the right to receive cash in lieu of any fractional share of TCI Music Preferred Stock as provided in
Section 3.5.

     (b) Each share of the capital stock of the Company issued and outstanding immediately prior to the Effective Time and owned directly or indirectly by the Company, if any, will be canceled and retired, and no TCI Music Preferred Stock or other consideration will be delivered in exchange therefor.

     (c) Each share of common stock, par value $.01 per share, of Acquisition Sub issued and outstanding immediately prior to the Effective Time (except shares subject to Section 3.1(d)) will be converted into and will thereafter evidence and become that number of validly issued, fully paid, and nonassessable shares of common stock, par value $.001 per share, of the Surviving Corporation equal to the quotient of (a) the number of shares of Company Common Stock outstanding immediately prior to the Effective Time divided by (b) the number of shares of common stock of Acquisition Sub outstanding immediately prior to the Effective Time rounded, in the case of any fractional share, down to the nearest whole number.

     (d) Each share of the capital stock of Acquisition Sub issued and outstanding immediately prior to the Effective Time and owned directly or indirectly by Acquisition Sub, if any, will be canceled and retired, and no common stock of the Surviving Corporation or other consideration will be delivered in exchange therefor.

     (e) Each share of Company Preferred Stock outstanding immediately prior to the Effective Time will continue to be outstanding with all the rights, privileges and preferences set forth in the Articles of Incorporation and the FBCA, unless such share is a Dissenting Share, in which case such share only will have the rights prescribed by Sections 607.1302 and 607.1320 of the FBCA.

     SECTION 3.2 Calculation of Exchange Rate. For purposes of this Agreement, the "Exchange Rate" will be the quotient (rounded to the nearest hundredth) of
(a) the quotient (rounded to the nearest hundredth) of the Merger Consideration divided by three times the TCI Music Series A Common Stock Value, divided by (b) the number of shares of Company Common Stock outstanding immediately prior to the Effective Time, less the number of shares of Company Common Stock that are Dissenting Shares.

     SECTION 3.3  Exchange of Certificates.

     (a) Exchange Agent. The Bank of New York (or, if The Bank of New York is unable or unwilling to serve in such capacity, another bank or trust company selected by TCI Music and reasonably acceptable to the Company) will act as exchange agent (the "Exchange Agent") in connection with the surrender of certificates that, prior to the Effective Time, evidenced outstanding shares of Company Common Stock ("Company Stock Certificates"). Prior to the Closing Date, TCI Music will deposit with the Exchange Agent for exchange in accordance with this Section 3.3 certificates evidencing the shares of TCI Music Preferred Stock to be issued in the Merger ("TCI Music Certificates"), which shares of TCI Music Preferred Stock will be deemed to be issued at the Effective Time. At and following the Effective Time, TCI Music will deliver to the Exchange Agent such cash as may be required from time to time to make payments of cash in lieu of fractional shares of TCI Music Preferred Stock in accordance with Section 3.5.

                                      A-I-5

     (b) Exchange. As soon as practicable after the Effective Time, but subject to the provisions of Section 3.8 regarding Dissenting Shares, TCI Music will cause the Exchange Agent to mail to each Person who was a holder of record of Company Common Stock at the Effective Time: (i) a letter of transmittal (which will specify that delivery will be effective, and risk of loss and title to any Company Stock Certificates will pass, only upon delivery of the Company Stock Certificates to the Exchange Agent and will be in such form and will have such other provisions that are specified by TCI Music and reasonably acceptable to the Company); and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for TCI Music Certificates (together with any dividend or distribution with respect thereto made after the Effective Time and any cash to be paid in lieu of fractional shares of TCI Music Preferred Stock pursuant to Section 3.5). Upon surrender of a Company Stock Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by TCI Music, together with such letter of transmittal, duly executed, and such other documents as may be required by the Exchange Agent or such other agent, the holder of such Company Stock Certificate will be entitled to receive in exchange therefor TCI Music Certificates representing the number of whole shares of TCI Music Preferred Stock that such holder has the right to receive pursuant to this Agreement (together with any dividend or distribution with respect thereto made after the Effective Time and any cash to be paid in lieu of fractional shares of TCI Music Preferred Stock pursuant to Section 3.5) and the Company Stock Certificate so surrendered will be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, TCI Music Certificates representing the proper number of shares of TCI Music Preferred Stock may be issued to a Person other than the Person in whose name the surrendered Company Stock Certificate is registered if the Company Stock Certificate representing such Company Common Stock is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and by evidence reasonably satisfactory to TCI Music that any applicable stock transfer tax has been paid. TCI Music will not directly or indirectly pay or reimburse any Person for any transfer taxes of the type referred to in the preceding sentence. If any TCI Music Certificates are to be delivered to a Person other than the Person in whose name the Company Stock Certificates surrendered in exchange therefor are registered, it will be a condition to the delivery of such TCI Music Certificates that the Company Stock Certificates so surrendered are properly endorsed or accompanied by appropriate stock powers and otherwise in proper form for transfer, that such transfer otherwise is proper and that the Person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of the foregoing or establishes to the satisfaction of the Exchange Agent that such taxes have been paid or are not required to be paid.

     (c) Certificates Not Exchanged. After the Effective Time, each outstanding Company Stock Certificate will, until surrendered for exchange in accordance with this Section 3.3, be deemed for all purposes to evidence ownership of the number of whole shares of TCI Music Preferred Stock into which the shares of Company Common Stock (which, prior to the Effective Time, were represented thereby) are converted in accordance with Section 3.1, together with the right to receive any dividend or distribution with respect thereto made after the Effective Time and any cash to be paid in lieu of fractional shares of TCI Music Preferred Stock pursuant to Section 3.5.

     (d) Expenses. Except as otherwise expressly provided in this Agreement, TCI Music will pay all charges and expenses, including those of the Exchange Agent, in connection with the exchange of shares of TCI Music Preferred Stock for shares of Company Common Stock, except any charges or expenses that are otherwise solely the liability of one or more holders of Company Common Stock. Any TCI Music Certificates deposited with the Exchange Agent that remain unclaimed by the former shareholders of the Company after six months following the Effective Time will be delivered to TCI Music upon its demand, and any former shareholders of the Company who have not then complied with the instructions for exchanging their Company Stock Certificates will thereafter look only to TCI Music for exchange of Company Stock Certificates and for any dividend or distribution with respect thereto made after the Effective Time and any cash to be paid in lieu of fractional shares of TCI Music Preferred Stock pursuant to Section 3.5.

     SECTION 3.4 Dividends and Other Distributions. No dividends or other distributions declared or made after the Effective Time with respect to shares of TCI Music Preferred Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Company Stock Certificate with respect to the

                                      A-I-6
shares of TCI Music Preferred Stock issuable upon surrender thereof until the holder of such Company Stock Certificate surrenders such Company Stock Certificate in accordance with Section 3.3. Subject to the effect of applicable Legal Requirements, following surrender of any such Company Stock Certificate, TCI Music will pay or cause to be paid, without interest, to the record holder of TCI Music Certificates issued in exchange therefor, (a) at the time of such surrender, the amount of cash in lieu of fractional shares of TCI Music Preferred Stock to which such holder is entitled pursuant to Section 3.5 and the amount, if any, of dividends or other distributions by TCI Music with a record date after the Effective Time theretofore paid with respect to such whole shares of TCI Music Preferred Stock and (b) at the appropriate payment date, the amount of dividends or other distributions (if any) by TCI Music with a record date after the Effective Time but prior to surrender of such Company Stock Certificate and a payment date subsequent to such surrender payable with respect to such whole shares of TCI Music Preferred Stock.

     SECTION 3.5  No Fractional Shares.

     (a) Cash Payment in Lieu of Fractional Shares. No certificates or scrip representing fractional shares of TCI Music Preferred Stock will be issued upon the surrender of Company Stock Certificates pursuant to Section 3.3. No such fractional interest will entitle the owner thereof to any rights as a security holder of TCI Music. In lieu of any such fractional shares of TCI Music Preferred Stock, each holder of Company Common Stock entitled to receive shares of TCI Music Preferred Stock in the Merger, upon surrender of such Person's Company Stock Certificates for exchange pursuant to Section 3.3, will be entitled to receive an amount in cash (without interest), rounded to the nearest cent, determined by multiplying three times the TCI Music Series A Common Stock Value by the fractional share interest in TCI Music Preferred Stock to which such holder would otherwise be entitled (after taking into account all shares of Company Common Stock held of record by such holder immediately prior to the Effective Time).

     (b) Deposit with Exchange Agent. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of shares of TCI Music Preferred Stock in lieu of any fractional unit interests, TCI Music will promptly deposit with the Exchange Agent cash in the required amounts and the Exchange Agent will mail such amounts without interest to such holders; provided however, that no such amount will be paid to any holder with respect to any Company Stock Certificate prior to the surrender by such holder of such Company Stock Certificate.

     SECTION 3.6 No Liability. None of TCI Music, Acquisition Sub, the Company, the Surviving Corporation or the Exchange Agent will be liable to any holder of shares of Company Common Stock for any shares of TCI Music Preferred Stock, dividends or distributions with respect thereto or cash payable in lieu of fractional shares of TCI Music Preferred Stock delivered to a state abandoned property administrator or other public official pursuant to any applicable abandoned property, escheat or similar law.

     SECTION 3.7 Lost Certificates. If any Company Stock Certificate is lost, stolen or destroyed, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Company Stock Certificate the shares of TCI Music Preferred Stock (and any dividend or distribution with respect thereto made after the Effective Time and any cash payable in lieu of fractional shares of TCI Music Preferred Stock pursuant to Section 3.5) deliverable in respect thereof as determined in accordance with the terms of this Agreement, subject to the condition that the Person to whom the TCI Music Preferred Stock (and any dividend or distribution with respect thereto made after the Effective Time and any cash payable in lieu of fractional shares pursuant to Section 3.5) are to be issued, shall have (a) delivered to TCI Music an affidavit claiming such Company Stock Certificate to be lost, stolen, or destroyed and (b) if required by TCI Music, given TCI Music an indemnity satisfactory to TCI Music against any claim that may be made against TCI Music with respect to the Company Stock Certificate alleged to have been lost, stolen or destroyed.

     SECTION 3.8 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Company Stock outstanding immediately prior to the Effective Time that are held by holders of such shares who have not voted in favor of the Merger or consented thereto in writing and who have demanded appraisal rights with respect thereto in accordance with Sections 607.1302 and
607.1320 of the FBCA (the "Dissenting Shares") will not be converted into or be exchangeable for the right to receive shares of TCI Music Preferred Stock or any dividend or distribution with respect thereto made after the Effective Time or any cash payable in

                                      A-I-7
lieu of fractional shares of TCI Music Preferred Stock pursuant to Section 3.5, but holders of Dissenting Shares will be entitled to receive payment of the fair value of their Dissenting Shares in accordance with the provisions of the FBCA and this Section 3.8. Any shares of Company Stock held by a shareholder who, prior to the Effective Time, withdraws a demand for appraisal of such shares or loses the right to appraisal as provided in the FBCA will not be considered Dissenting Shares. The Company will give TCI Music prompt notice of any written demands for appraisal of any shares of Company Stock, attempted withdrawals of such demand and any other notices or other documents received by the Company pursuant to the FBCA relating to shareholders' rights of appraisal. The Company will make all payments required by the FBCA to be made in respect of Dissenting Shares, including any costs assessed against the Company pursuant to Sections
607.1302 and 607.1320 of the FBCA, and TCI Music or any of its Affiliates will directly or indirectly reimburse or otherwise provide funds to the Company with respect to such payments.

     SECTION 3.9 Treatment of Stock Options, Etc. The Company will take all action necessary to cause any outstanding stock options, warrants or other rights to acquire any capital stock of the Company to be canceled if not exercised prior to or at the Effective Time, except for shares of Company Preferred Stock; provided, however, that, except as provided in Schedule 3.9, the Company will not pay or agree to pay or deliver any cash or other consideration to the holder of any such option, warrant or other right in consideration of the cancellation or termination thereof.

     SECTION 3.10 Shareholders' Approval. Subject to fiduciary duty obligations of the Board of Directors of the Company under applicable Legal Requirements, the Company will use its best efforts, in accordance with applicable Legal Requirements and the Articles of Incorporation and Bylaws of the Company, to have this Agreement, the Merger, the Capitalization Amendment and the transactions contemplated by this Agreement approved by the holders of capital stock of the Company entitled to vote thereon. The Company will notify TCI Music of the date set for any shareholder action to be taken in connection with approval of the Merger not later than 30 days prior to such date. The Board of Directors of the Company will, subject to fiduciary duty obligations under applicable Legal Requirements, recommend that holders of Company Stock vote to adopt this Agreement and approve the Merger, the Capitalization Amendment and the transactions contemplated by this Agreement and will use best efforts to solicit from such holders proxies in favor of such approval and adoption and take all other action necessary or helpful to secure such favorable vote. Such efforts will include causing the Joint Proxy Statement/Prospectus to include the recommendation of the Board of Directors of the Company that its shareholders approve the Merger and related transactions, including the Capitalization Amendment; provided however, that the Board of Directors of the Company may modify or withdraw its recommendation if it determines, with the advice of outside counsel, that it may be required to do so in the exercise of its fiduciary duties. Unless the Company's Board of Directors releases TCI Music and Acquisition Sub from such obligation, each of TCI Music and Acquisition Sub will use its best efforts to cause all shares of Company Stock beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by Liberty VJN, Inc. and any Affiliate of TCI Music and Acquisition Sub, on the record date for the Meeting, to be voted in favor of the Merger.

     SECTION 3.11 Closing of the Company's Transfer Books. At the Effective Time, the stock transfer books of the Company will be closed and no transfer of shares of Company Common Stock will be made thereafter. In the event that, after the Effective Time, Company Stock Certificates are presented to the Surviving Corporation, they will be canceled and exchanged for the TCI Music Certificates (and, if required, cash) as provided in Section 3.3(b) and Section 3.5.

     SECTION 3.12 Assistance in Consummation of the Merger. Each of TCI Music, Acquisition Sub and the Company will provide all reasonable assistance to, and will cooperate with, each other to bring about the consummation of the Merger as soon as possible in accordance with the terms and conditions of this Agreement.

     SECTION 3.13 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") will take place (i) at the offices of Sherman & Howard L.L.C., 633 Seventeenth Street, Suite 3000, Denver, Colorado, at 9:00 A.M. local time on the date that is the first business day after the day on which the last of the conditions set forth in Article VIII (excluding delivery of opinions and certificates) is fulfilled or

                                      A-I-8
waived or (ii) at such other place and time as TCI Music and the Company agree in writing. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date."

                                   ARTICLE IV

        REPRESENTATIONS AND WARRANTIES OF TCI MUSIC AND ACQUISITION SUB

     TCI Music and Acquisition Sub jointly and severally represent and warrant to the Company as follows:

     SECTION 4.1 Organization and Qualification. TCI Music is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, Acquisition Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and each has all requisite corporate power and authority to carry on its business as it is now being conducted. Each of TCI Music and Acquisition Sub is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary, except where the failure to be so qualified will not, individually or in the aggregate, have a Material Adverse Effect on it.

     SECTION 4.2  Capitalization.

     (a) As of the date of this Agreement, the authorized capital stock of TCI Music consists of: (i) 495,000,000 shares of common stock, par value $.01 per share, divided into the following classes: 295,000,000 shares of common stock designated as Series A Common Stock of which 14,896,649 shares are issued and outstanding and 200,000,000 shares of common stock, designated as Series B Common Stock of which 62,500,000 shares are issued and outstanding; and (ii) 5,000,000 shares of preferred stock, par value $.01 per share, none of which are issued and outstanding.

     (b) All shares of TCI Music Preferred Stock to be issued in connection with the Merger, when issued in accordance with this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

     (c) As of the date of this Agreement, the authorized capital stock of Acquisition Sub consists of 1,000 shares of common stock, par value $.01 per share, of which 1,000 shares are issues and outstanding, all of which are owned beneficially and of record by TCI Music.

     SECTION 4.3  Subsidiaries. All Equity Affiliates of TCI Music are listed on
Schedule 4.3 to this Agreement, which Schedule reflects the percentage and nature of TCI Music's ownership of each Subsidiary and Equity Affiliate of TCI Music. Each of TCI Music's Subsidiaries is a corporation or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and has the corporate or partnership power to carry on its business as it is now being conducted or currently proposed to be conducted. Each of TCI Music's Subsidiaries is duly qualified as a foreign corporation or partnership to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary except where the failure to be so qualified will not have a Material Adverse Effect on TCI Music. All the outstanding shares of capital stock of each of TCI Music's Subsidiaries that is a corporation are validly issued, fully paid and nonassessable. Except as set forth on Schedule 4.3, the shares of capital stock or partnership or other ownership interests in each of TCI Music's Subsidiaries or Equity Affiliates that are owned by TCI Music or by a Subsidiary of TCI Music are owned free and clear of any Liens, are not subject to and have not been issued in violation of any preemptive rights and have not been issued in violation of any federal or state securities laws or any other Legal Requirement. Except as set forth on Schedule 4.3, there are not, as of the date hereof, and at the Effective Time there will not be, any outstanding options, warrants, calls or other rights, agreements or commitments of any character, to which TCI Music or any of its Subsidiaries is a party, relating to the issued or unissued capital stock, other securities or partnership or other ownership interests in any of the Subsidiaries or Equity Affiliates of TCI Music.

     SECTION 4.4 Authority Relative to this Agreement. Each of TCI Music and Acquisition Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the

                                      A-I-9
consummation of the transactions contemplated by this Agreement by TCI Music and Acquisition Sub have been duly authorized by the Boards of Directors of TCI Music and Acquisition Sub and by TCI Music as the sole stockholder of Acquisition Sub, and no other corporate proceedings on the part of TCI Music or Acquisition Sub are necessary to authorize this Agreement and the transactions contemplated by this Agreement. This Agreement constitutes a valid and binding obligation of each of TCI Music and Acquisition Sub enforceable against each of them in accordance with its terms, except (i) as enforcement may be limited by bankruptcy, insolvency or other similar Legal Requirements affecting the enforcement of creditors' rights generally, (ii) as the availability of indemnification and other remedies may be limited by federal and state securities laws and (iii) for limitations imposed by general principles of equity.

     SECTION 4.5 No Breach; Required Consents. The execution and delivery of this Agreement by TCI Music and Acquisition Sub do not, and the consummation of the transactions contemplated by this Agreement by TCI Music and Acquisition Sub will not: (a) violate or conflict with the Certificate or Articles of Incorporation or Bylaws of TCI Music or Acquisition Sub; (b) constitute a breach or default (or an event that with notice or lapse of time or both would become a breach or default) or give rise to any Lien, third-party right of termination, cancellation, modification or acceleration under any agreement or undertaking to which TCI Music or Acquisition Sub is a party or by which any of them is bound, except where such breach, default, Lien, third-party right of termination, cancellation, modification or acceleration would not have a Material Adverse Effect on TCI Music or Acquisition Sub; or (c) subject to obtaining the approvals and making the filings described in Section 4.6, constitute a violation of any applicable Legal Requirement, except where such violation would not have a Material Adverse Effect on TCI Music or Acquisition Sub.

     SECTION 4.6 Consents and Approvals. Except as set forth on Schedule 4.6, neither the execution and delivery of this Agreement by TCI Music and Acquisition Sub nor the consummation of the transactions contemplated by this Agreement by TCI Music and Acquisition Sub will require TCI Music or Acquisition Sub to make any filing or registration with, or obtain any authorization, consent or approval of, any Governmental Entity, except those required in connection, or in compliance, with the provisions of (i) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the Communications Act of 1934, as amended, (iii) the Securities Act of 1933, as amended (the "Securities Act"), (iv) the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (v) the corporation, securities or blue sky laws or regulations, or similar Legal Requirements, of various states of the United States, and other than such filings, registrations, authorizations, consents or approvals the failure of which to make or obtain would not have a Material Adverse Effect on TCI Music or Acquisition Sub or prevent the consummation of the transactions contemplated by this Agreement.

     SECTION 4.7  Reports and Financial Statements.

     (a) SEC Reports. TCI Music has filed all required forms, reports and documents required to be filed with the SEC since TCI Music was incorporated (collectively, the "TCI Music SEC Reports"). As of their respective dates or effective dates and except as the same may have been corrected, updated or superseded by means of a subsequent filing with the SEC prior to the date of this Agreement, none of the TCI Music SEC Reports, including any financial statements or schedules included or incorporated by reference therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. TCI Music has delivered to the Company, in the forms filed with the SEC, all the TCI Music SEC Reports.

     (b) Financial Statements. The audited consolidated financial statements of TCI Music contained in the TCI Music SEC Reports comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and present fairly TCI Music's consolidated financial condition and the results of its operations as of the relevant dates thereof and for the periods covered thereby. The unaudited consolidated interim financial statements of TCI Music contained in the TCI Music SEC Reports comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were

                                     A-I-10
prepared on a basis consistent with prior interim periods (except as required by applicable changes in GAAP or in SEC accounting policies) and include all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of TCI Music's consolidated financial condition and results of operations for such periods.

     (c) Absence of Certain Changes. Except as disclosed in the TCI Music SEC Reports, since the date of the most recent balance sheet of TCI Music included in TCI Music's Amendment No. 1 to Registration Statement on Form S-4 filed with the SEC on June 12, 1997 (the "Most Recent TCI Music Balance Sheet"), there has not been any: (i) transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) that, individually or in the aggregate, has had, or would have, a Material Adverse Effect on TCI Music (other than as a result of changes in laws or regulations of general applicability or any changes resulting from general economic, financial, market or industry-wide conditions); (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the capital stock of TCI Music; or (iii) entry into any commitment or transaction material to TCI Music and its Subsidiaries taken as a whole (including any borrowing or sale of assets) except in the ordinary course of business consistent with past practice.

     (d) Absence of Undisclosed Liabilities. Except as disclosed in the TCI Music SEC Reports, TCI Music does not have any indebtedness, liability or obligation required by GAAP to be reflected on a balance sheet that is not reflected or reserved against in the Most Recent TCI Music Balance Sheet other than liabilities, obligations and contingencies that (i) were incurred after the date of the Most Recent TCI Music Balance Sheet in the ordinary course of business or (ii) would not, in the aggregate, have a Material Adverse Effect on TCI Music.

     SECTION 4.8  Compliance with Law; Litigation.

     (a) Except as disclosed in the TCI Music SEC Reports, TCI Music and its Subsidiaries hold all permits, licenses, franchises, variances, exemptions, concessions, leases, instruments, orders and approvals (the "TCI Music Permits") of all courts, administrative agencies or commissions or other governmental authorities or instrumentalities, domestic or foreign (each, a "Governmental Entity") required to be held under applicable Legal Requirements, except for such TCI Music Permits the failure of which to hold, individually or in the aggregate, does not have and, in the future is not likely to have, a Material Adverse Effect on TCI Music. To TCI Music's Knowledge, TCI Music and its Subsidiaries are in compliance with the terms of the TCI Music Permits, except for such failures to comply that, individually or in the aggregate, would not have a Material Adverse Effect on TCI Music. To TCI Music's Knowledge, the businesses of TCI Music and its Subsidiaries are not being conducted in violation of any Legal Requirement, except for such violations which, individually or in the aggregate, would not have a Material Adverse Effect on TCI Music. No investigation or review by any Governmental Entity with respect to TCI Music or any of its Subsidiaries is pending, or, to the Knowledge of TCI Music, threatened, nor has any Governmental Entity indicated to TCI Music in writing an intention to conduct the same, other than those the outcome of which would not have a Material Adverse Effect on TCI Music.

     (b) Except as disclosed in the TCI Music SEC Reports or on Schedule 4.8(b), there is no suit, action or proceeding pending or, to the Knowledge of TCI Music, threatened, against or affecting TCI Music or any of its Subsidiaries that has had or is likely to have a Material Adverse Effect on TCI Music nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against TCI Music or any of its Subsidiaries that has had or is likely to have a Material Adverse Effect on TCI Music.

     SECTION 4.9 Title to Assets. Except as disclosed in the TCI Music SEC Reports, TCI Music and its Subsidiaries have good and merchantable title to all material assets reflected on the unaudited pro forma combined balance sheet as of March 31, 1997, included in TCI Music's Amendment No. 1 to Registration Statement on Form S-4 filed with the SEC on June 12, 1997, free and clear of any Lien except: (a) landlord's Liens and Liens for property taxes not delinquent;
(b) statutory Liens that were created in the ordinary course of business and do not materially detract from the value of such assets or materially impair the use thereof in the operation of TCI Music's business; (c) the Liens listed on
Schedule 4.3 or Schedule 4.9; (d) leased interests in property owned by others and leased interests in property leased to others; and (e) zoning, building

                                     A-I-11
or similar restrictions, easements, rights-of-way, reservations of rights, conditions, or other restrictions or encumbrances relating to or affecting real property that do not, individually or in the aggregate, materially interfere with the use of such real property in the operation of TCI Music's business.

     SECTION 4.10 Labor and Employee Matters. TCI Music is not a party to any contract with any labor organization and has not agreed to recognize any union or other collective bargaining unit. As of the date of this Agreement, no union or other collective bargaining unit has been certified as representing any of TCI Music's employees. To TCI Music's Knowledge, as of the date of this Agreement, there is no representation or organizing effort pending or threatened against or affecting or involving TCI Music. TCI Music and its Subsidiaries are in compliance with all applicable Legal Requirements relating to the employment of employees, including any obligations relating to employment standards legislation, pay equity, occupational health and safety, labor relations and human rights legislation except for such failures to comply as do not have, and are not likely to have, a Material Adverse Effect on TCI Music. Schedule 4.10 sets forth all agreements or arrangements with any employee of TCI Music, whether oral or in writing, with respect to such employee's employment with TCI Music other than agreements or arrangements otherwise disclosed on Schedule 4.11(a).

     SECTION 4.11  ERISA.

     (a) Schedule 4.11(a) sets forth all "employee benefit plans," as defined in ERISA, and all other material employee benefit arrangements, programs or payroll practices, including severance pay, sick leave, vacation pay, salary continuation for disability, deferred compensation, bonus, stock purchase, hospitalization, medical insurance, life insurance, tuition reimbursement, employee assistance and employee discounts, that TCI Music or any of its ERISA Affiliates maintains or has an obligation to make contributions (the "TCI Music Benefit Plans").

     (b) Neither TCI Music nor any of its ERISA Affiliates has incurred any unsatisfied withdrawal liability, as defined in Section 4201 of ERISA, with respect to any multiemployer plan, nor has any of them incurred any liability due to the termination or reorganization of any multiemployer plan, except any such liability that would not have a Material Adverse Effect on TCI Music. To the Knowledge of TCI Music, neither TCI Music nor any of its ERISA Affiliates reasonably expects to incur any liability due to a withdrawal from or termination or reorganization of a multiemployer plan, except any such liability that would not have a Material Adverse Effect on TCI Music.

     (c) Each TCI Music Benefit Plan that is intended to qualify under Section 401 of the Code and the trust maintained pursuant thereto has been determined to be exempt from federal income taxation under Section 501 of the Code by the Internal Revenue Service, and to the Knowledge of TCI Music, nothing has occurred with respect to any such plan since such determination that is likely to result in the loss of such exemption or the imposition of any material liability, penalty or tax under ERISA or the Code. Each TCI Music Benefit Plan has at all times been maintained in all material respects, by its terms and in operation, in accordance with all applicable Legal Requirements.

     (d) All contributions (including all employer contributions and employee salary reduction contributions) required to have been made under the TCI Music Benefit Plans or pursuant to applicable Legal Requirements (without regard to any waivers granted under Section 412 of the Code) to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extension or grace period) and no accumulated funding deficiency exists with respect to any of the TCI Music Benefit Plans subject to Section 412 of the Code.

     (e) To the Knowledge of TCI Music, there have been no violations of ERISA or the Code with respect to the filing of applicable reports, documents and notices regarding the TCI Music Benefit Plans with the Secretary of Labor and the Secretary of the Treasury or the furnishing of such reports, documents and notices to the participants or beneficiaries of the TCI Music Benefit Plans, except such violations that, individually or in the aggregate, would not have a Material Adverse Effect on TCI Music.

     (f) There are no pending actions, claims or lawsuits that have been asserted or instituted against the TCI Music Benefit Plans, the assets of any of the trusts under such plans or the plan sponsor or the plan

                                     A-I-12
administrator, or against any fiduciary of the TCI Music Benefit Plans, with respect to the operation of such plans (other than routine benefit claims), nor does TCI Music have Knowledge of facts that reasonably could be expected to form the basis for any such action, claim or lawsuit, except any such actions, claims or lawsuits that, individually or in the aggregate, would not have a Material Adverse Effect on TCI Music.

     (g) Except as provided in Schedule 4.11(g) and as may be required under
Section 4980B of the Code, neither TCI Music nor any of its ERISA Affiliates maintains any TCI Music Benefit Plan that provides medical or welfare benefits to former employees.

     SECTION 4.12 Operations of Acquisition Sub. As of the date of this Agreement, Acquisition Sub has engaged in no other business activities other than this Agreement and the transactions contemplated by this Agreement and has no material assets or liabilities other than its rights and obligations under this Agreement.

     SECTION 4.13 No Broker. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of TCI Music or Acquisition Sub.

     SECTION 4.14 Taxes. TCI Music and each of its Subsidiaries have timely filed all Tax returns required to be filed by any of them and have timely paid or have established an adequate reserve for the payment of, all Taxes owed in respect of the periods covered by such returns, except where the failure to file such Tax returns or timely pay or establish an adequate reserve for the payment of such Taxes will not have a Material Adverse Effect on TCI Music. The information contained in such Tax returns is complete and accurate in all material respects. Neither TCI Music's nor any Subsidiary of TCI Music is delinquent in the payment of any Tax or other amount owed to any Governmental Entity, except where the amount owed, when paid, or the delinquency in paying the amount owed will not have a Material Adverse Effect on TCI Music. There are no claims or investigations pending or, to TCI Music's Knowledge, threatened against TCI Music or any of its Subsidiaries for past Taxes, except claims and investigations that would not have a Material Adverse Effect on TCI Music and adequate provision for which has been made on the Most Recent Balance Sheet. Except as set forth on Schedule 4.14, none of TCI Music or its Subsidiaries has waived or extended any applicable statute of limitations relating to the assessment of any Taxes that would be payable by TCI Music or such Subsidiary. For the purposes of this Agreement, the term "Tax" includes all federal, state, local and foreign income, profits, estimated, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise and other taxes, duties and assessments of any nature whatsoever together with all interest, penalties and additions imposed with respect to such amounts.

     SECTION 4.15  Environmental Laws.

     (a) Each of TCI Music and its Subsidiaries is in compliance in all respects with all Environmental Laws, except where the failure to so comply would not have a Material Adverse Effect on TCI Music; and

     (b) No orders, directions or notices have been issued pursuant to any Environmental Law and no Governmental Entity has submitted to any of TCI Music and its Subsidiaries any request for information pursuant to any Environmental Law.

     SECTION 4.16 Transactions with Affiliates. Except as disclosed in the TCI Music SEC Reports or as contemplated by this Agreement, there is no lease, sublease, indebtedness, contract, agreement, commitment, understanding or other arrangement of any kind entered into by TCI Music with any officer, director or shareholder of TCI Music or any "affiliate" or "associate" of any of them (as those terms are defined in the Exchange Act) or of TCI Music, except, in each case, for compensation paid to directors and officers consistent with previously established policies (including normal merit increases in such compensation in the ordinary course of business), reimbursements of ordinary and necessary expenses incurred in connection with their employment and amounts paid or benefits granted pursuant to TCI Music Benefit Plans.

                                     A-I-13

                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to TCI Music and Acquisition Sub as follows:

     SECTION 5.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has all requisite corporate power and authority to carry on its business as it is now being conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

     SECTION 5.2  Capitalization.

     (a) The authorized capital stock of the Company consists of 40,000,000 shares of Company Common Stock, $.001 par value per share, of which 24,001,781 shares are issued and outstanding, 1,800,000 shares of Company Preferred Stock, of which 1,666,667 shares are issued and outstanding, and 200,000 shares of 8% convertible preferred stock, $1.00 par value per share, of which no shares are issued and outstanding.

     (b) Except as set forth on Schedule 5.2(b), there are no options, warrants, calls, subscriptions or other rights, agreements or commitments of any kind (including preemptive rights), to which the Company or any of its Subsidiaries is a party, relating to the issued or unissued capital stock or other securities of the Company. Schedule 5.2(b) sets forth for all such options, warrants, calls, subscriptions or other rights, agreements or commitments that are outstanding (i) the number of shares and the class or series of capital stock of the Company issuable pursuant thereto, (ii) the exercise or conversion price,
(iii) the exercise or conversion period and (iv) if not immediately exercisable or convertible, the date on which they can be exercised or converted. Any such options, warrants, calls, subscriptions or other rights, agreements or commitments set forth on Schedule 5.2(b), if not exercised before the Effective Time, will be extinguished or otherwise will cease to be in effect at the Effective Time, except for the preemptive rights of holders of Company Preferred Stock that remain outstanding after the Effective Time, which preemptive rights will not, however, apply to the issuance of Company Common Stock upon conversion of shares of common stock of Acquisition Sub pursuant to Section 3.1(c).

     (c) All issued and outstanding shares of Company Stock have been duly authorized and validly issued and are fully paid and nonassessable, are not subject to, and have not been issued in violation of, any preemptive rights, and have not been issued in violation of any federal or state securities laws or any other Legal Requirement.

     SECTION 5.3 Subsidiaries. All Equity Affiliates of the Company are listed on Schedule 5.3 to this Agreement, which Schedule reflects the percentage and nature of the Company's ownership of each Subsidiary and Equity Affiliate of the Company. Each of the Company's Subsidiaries is a corporation or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and has the corporate or partnership power to carry on its business as it is now being conducted or currently proposed to be conducted. Each of the Company's Subsidiaries is duly qualified as a foreign corporation or partnership to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary except where the failure to be so qualified will not have a Material Adverse Effect on the Company. All the outstanding shares of capital stock of each of the Company's Subsidiaries that is a corporation are validly issued, fully paid and nonassessable. Except as set forth on Schedule 5.3, the shares of capital stock or partnership or other ownership interests in each of the Company's Subsidiaries or Equity Affiliates that are owned by the Company or by a Subsidiary of the Company are owned free and clear of any Liens, are not subject to and have not been issued in violation of any preemptive rights and have not been issued in violation of any federal or state securities laws or any other Legal Requirement. Except as set forth on Schedule 5.3, there are not, as of the date hereof, and at the Effective Time there will not be, any outstanding options, warrants, calls or other rights, agreements or commitments of any character, to which the Company or any of

                                     A-I-14
its Subsidiaries is a party, relating to the issued or unissued capital stock, other securities or partnership or other ownership interests in any of the Subsidiaries or Equity Affiliates of the Company.

     SECTION 5.4 Authority Relative to this Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement and, subject to approval of this Agreement by the holders of the Company Stock, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by the Company's Board of Directors. Except for the approval of the holders of Company Stock, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the transactions contemplated by this Agreement. The Board of Directors of the Company has received the opinion of Houlihan Lokey Howard & Zukin as financial advisor to the Company, to the effect that, as of the date of this Agreement, the consideration to be received in the Merger by the Company's shareholders is fair to them from a financial point of view. Subject to approval of the shareholders of the Company in accordance with the FBCA, this Agreement constitutes a valid and binding obligation of the Company enforceable in accordance with its terms except (i) as enforcement may be limited by bankruptcy, insolvency or other similar Legal Requirements affecting the enforcement of creditors' rights generally, (ii) as the availability of indemnification and other remedies may be limited by federal and state securities laws and (iii) for limitations imposed by general principles of equity.

     SECTION 5.5 No Breach; Required Consents. The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated by this Agreement by the Company will not: (a) subject to the approval of holders of Company Stock, violate or conflict with the Articles of Incorporation or Bylaws of the Company; (b) constitute a breach or default (or an event that with notice or lapse of time or both would become a breach or default) or give rise to any Lien, third-party right of termination, cancellation, modification or acceleration under any agreement or undertaking to which the Company is a party or by which it is bound, except where such breach, default, Lien, third-party right of termination, cancellation, modification, or acceleration would not have a Material Adverse Effect on the Company; or (c) subject to obtaining the consents, approvals or authorizations and making the filings or registrations described in Section 5.6, constitute a violation of any Legal Requirement, except where such violation would not have a Material Adverse Effect on the Company.

     SECTION 5.6 Consents and Approvals. Except as set forth on Schedule 5.6, neither the execution and delivery of this Agreement by the Company nor the consummation of the transactions contemplated by this Agreement by the Company will require the Company to make any filing or registration with, or obtain any authorization, consent or approval of, any Governmental Entity or any other Person, except those required in connection, or in compliance, with the provisions of (i) the HSR Act, (ii) the Communications Act of 1934, as amended,
(iii) the Securities Act, (iv) the Exchange Act and (v) the corporation, securities or blue sky laws or regulations, or similar Legal Requirements, of the various states of the United States, and other than such other filings, registrations, authorizations, consents or approvals the failure of which to make or obtain would not have a Material Adverse Effect on the Company or prevent the consummation of the transactions contemplated by this Agreement.

     SECTION 5.7  Reports and Financial Statements.

     (a) SEC Reports. The Company has filed all required forms, reports and documents required to be filed with the SEC since July 1, 1995 (collectively, the "Company SEC Reports"). As of their respective dates or effective dates and except as the same may have been corrected, updated or superseded by means of a subsequent filing with the SEC prior to the date of this Agreement, none of the Company SEC Reports, including any financial statements or schedules included or incorporated by reference therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has delivered to TCI Music, in the forms filed with the SEC, all the Company SEC Reports.

     (b) Financial Statements. The audited consolidated financial statements of the Company contained in the Company SEC Reports comply in all material respects with applicable accounting requirements and with

                                     A-I-15
the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and present fairly the Company's consolidated financial condition and the results of its operations as of the relevant dates thereof and for the periods covered thereby. The unaudited consolidated interim financial statements of the Company contained in the Company SEC Reports comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared on a basis consistent with prior interim periods (except as required by applicable changes in GAAP or in SEC accounting policies) and include all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the Company's consolidated financial condition and results of operations for such periods.

     (c) Absence of Certain Changes. Since the date of the most recent consolidated balance sheet of the Company included in the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1997 (the "Most Recent Company Balance Sheet") and except as set forth on Schedule 5.7(c), there has not been any: (i) transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) that, individually or in the aggregate, has had, or would have, a Material Adverse Effect on the Company (other than as a result of changes in laws or regulations of general applicability or any changes resulting from general economic, financial, market or industry-wide conditions); (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the capital stock of the Company; or (iii) entry into any commitment or transaction material to the Company and its Subsidiaries taken as a whole (including any borrowing or sale of assets) except in the ordinary course of business consistent with past practice.

     (d) Absence of Undisclosed Liabilities. The Company does not have any indebtedness, liability or obligation required by GAAP to be reflected on a balance sheet that is not reflected or reserved against in the Most Recent Company Balance Sheet other than liabilities, obligations and contingencies that
(i) were incurred after the date of the Most Recent Company Balance Sheet in the ordinary course of business or (ii) would not, in the aggregate, have a Material Adverse Effect on the Company.

     SECTION 5.8  Compliance with Law; Litigation.

     (a) To the Company's Knowledge, the Company and its Subsidiaries hold all permits, licenses, franchises, variances, exemptions, concessions, leases, instruments, orders and approvals (the "Company Permits") of all Governmental Entities required to be held under applicable Legal Requirements, except such Company Permits the failure of which to hold, individually or in the aggregate, does not have and, in the future is not likely to have, a Material Adverse Effect on the Company. To the Company's Knowledge, the Company and its Subsidiaries are in compliance with the terms of the Company Permits, except for such failures to comply that, individually or in the aggregate, would not have a Material Adverse Effect on the Company. To the Company's Knowledge, the businesses of the Company and its Subsidiaries are not being conducted in violation of any Legal Requirement, except for such violations which, individually or in the aggregate, would not have a Material Adverse Effect on the Company. No investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending, or, to the Knowledge of the Company, threatened, nor has any Governmental Entity indicated to the Company in writing an intention to conduct the same, other than those the outcome of which would not have a Material Adverse Effect on the Company.

     (b) There is no suit, action or proceeding pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries that has had or is likely to have a Material Adverse Effect on the Company nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries that has had or is likely to have a Material Adverse Effect on the Company.

     SECTION 5.9 Title to Assets. The Company and its Subsidiaries have good and merchantable title to all material assets reflected on the Most Recent Company Balance Sheet, free and clear of any Lien except: (a) landlord's Liens and Liens for property taxes not delinquent; (b) statutory Liens that were created in the ordinary course of business and do not materially detract from the value of such assets or materially impair the

                                     A-I-16
use thereof in the operation of the Company's business; (c) the Liens listed on
Schedule 5.3 or Schedule 5.9; (d) leased interests in property owned by others; and leased interests in property leased to others; and (e) zoning, building or similar restrictions, easements, rights-of-way, reservations of rights, conditions, or other restrictions or encumbrances relating to or affecting real property that do not, individually or in the aggregate, materially interfere with the use of such real property in the operation of the Company's business.

     SECTION 5.10 Labor and Employee Matters. The Company is not a party to any contract with any labor organization and has not agreed to recognize any union or other collective bargaining unit. As of the date of this Agreement, no union or other collective bargaining unit has been certified as representing any of the Company's employees. To the Company's Knowledge, as of the date of this Agreement, there is no representation or organizing effort pending or threatened against or affecting or involving the Company. The Company and its Subsidiaries are in compliance with all applicable Legal Requirements relating to the employment of employees, including any obligations relating to employment standards legislation, pay equity, occupational health and safety, labor relations and human rights legislation except for such failures to comply as do not have, and are not likely to have, a Material Adverse Effect on the Company.
Schedule 5.10 sets forth all agreements or arrangements with any employee of the Company, whether oral or in writing, with respect to such employee's employment with the Company other than agreements or arrangements otherwise disclosed on
Schedule 5.11(a).

     SECTION 5.11  ERISA.

     (a) Schedule 5.11(a) sets forth all "employee benefit plans," as defined in ERISA, and all other material employee benefit arrangements, programs or payroll practices, including severance pay, sick leave, vacation pay, salary continuation for disability, deferred compensation, bonus, stock purchase, hospitalization, medical insurance, life insurance, tuition reimbursement, employee assistance and employee discounts, that the Company or any of its ERISA Affiliates maintains or has an obligation to make contributions (the "Company Benefit Plans").

     (b) Neither the Company nor any of its ERISA Affiliates has incurred any unsatisfied withdrawal liability, as defined in Section 4201 of ERISA, with respect to any multiemployer plan, nor has any of them incurred any liability due to the termination or reorganization of any multiemployer plan, except any such liability that would not have a Material Adverse Effect on the Company. To the Knowledge of the Company, neither the Company nor any of its ERISA Affiliates reasonably expects to incur any liability due to a withdrawal from or termination or reorganization of a multiemployer plan, except any such liability that would not have a Material Adverse Effect on the Company.

     (c) Each Company Benefit Plan that is intended to qualify under Section 401 of the Code, and a form of trust that is similar in all material respects to the trust maintained pursuant thereto, have been determined to be exempt from federal income taxation under Section 501 of the Code by the Internal Revenue Service, and to the Knowledge of the Company, nothing has occurred with respect to any such plan since such determination that is likely to result in the loss of such exemption or the imposition of any material liability, penalty or tax under ERISA or the Code. Each Company Benefit Plan has at all times been maintained in all material respects, by its terms and in operation, in accordance with all applicable Legal Requirements.

     (d) All contributions (including all employer contributions and employee salary reduction contributions) required to have been made under the Company Benefit Plans or pursuant to applicable Legal Requirements (without regard to any waivers granted under Section 412 of the Code) to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extension or grace period) and no accumulated funding deficiency exists with respect to any of the Company Benefit Plans subject to Section 412 of the Code.

     (e) To the Knowledge of the Company, there have been no violations of ERISA or the Code with respect to the filing of applicable reports, documents and notices regarding the Company Benefit Plans with the Secretary of Labor and the Secretary of the Treasury or the furnishing of such reports, documents and notices to the participants or beneficiaries of the Company Benefit Plans, except such violations that, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

                                     A-I-17

     (f) There are no pending actions, claims or lawsuits that have been asserted or instituted against the Company Benefit Plans, the assets of any of the trusts under such plans or the plan sponsor or the plan administrator, or against any fiduciary of the Company Benefit Plans, with respect to the operation of such plans (other than routine benefit claims), nor does the Company have Knowledge of facts that reasonably could be expected to form the basis for any such action, claim or lawsuit, except any such actions, claims or lawsuits that, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

     (g) Except as provided in Schedule 5.11(g) and as may be required under
Section 4980B of the Code, neither the Company nor any of its ERISA Affiliates maintains any Company Benefit Plan that provides medical or welfare benefits to former employees.

     SECTION 5.12  Approval.

     (a) The Board of Directors of the Company at a meeting duly called and held: (i) determined that the Merger is advisable and fair and in the best interests of the Company and its shareholders; (ii) approved the Merger, the Capitalization Amendment and this Agreement and the transactions contemplated by this Agreement in accordance with the provisions of Section 607.1101 of the FBCA; (iii) recommended the approval of this Agreement, the Capitalization Amendment and the Merger by the holders of the Company Stock and directed that the Merger be submitted for consideration by the Company's shareholders at the Meeting in accordance with the provisions of Section 607.1103 of the FBCA; and
(iv) adopted a resolution having the effect of causing the Merger not to be subject to Section 607.0902 of the FBCA.

     (b) The vote of 75% of the outstanding shares of the Company Stock entitled to vote, voting as a single class, is the vote required for the adoption and approval of this Agreement, the Merger and the other transactions contemplated by this Agreement, except that the vote of a majority of the outstanding shares of Company Stock entitled to vote, voting as a single class, will be sufficient for adoption and approval of the Capitalization Amendment. No class or series of shares of capital stock of the Company is entitled to vote on the adoption and approval of this Agreement, the Merger, the Capitalization Amendment or the other transactions contemplated by this Agreement as a separate class or series.

     SECTION 5.13 Financial Advisor/Investment Banker. Except for amounts payable to Houlihan Lokey Howard & Zukin and Communications Equity Associates, Inc. in the amounts and on the terms and conditions set forth on Schedule 5.13, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. There has been delivered to TCI Music true and complete copies of the agreements pursuant to which Houlihan Lokey Howard & Zukin has been retained to act as financial advisor to, and Communications Equity Associates, Inc. has been retained to obtain financing for, the Company in connection with the Merger.

     SECTION 5.14 Taxes. The Company and each of its Subsidiaries have timely filed all Tax returns required to be filed by any of them and have timely paid or have established an adequate reserve for the payment of, all Taxes owed in respect of the periods covered by such returns, except where the failure to file such Tax returns or timely pay or establish an adequate reserve for the payment of such Taxes, will not have a Material Adverse Effect on the Company. The information contained in such Tax returns is complete and accurate in all material respects. Neither the Company nor any Subsidiary of the Company is delinquent in the payment of any Tax or other amount owed to any Governmental Entity, except where the amount owed, when paid, or the delinquency in paying the amount owed will not have a Material Adverse Effect on the Company. There are no claims or investigations pending or, to the Company's Knowledge, threatened against the Company or any of its Subsidiaries for past Taxes, except claims and investigations that would not have a Material Adverse Effect on the Company and adequate provision for which has been made on the Most Recent Balance Sheet. Except as set forth on Schedule 5.14, none of the Company or its Subsidiaries has waived or extended any applicable statute of limitations relating to the assessment of any Taxes that would be payable by the Company or such Subsidiary.

                                     A-I-18

     SECTION 5.15  Environmental Laws.

     (a) Each of the Company and its Subsidiaries is in compliance in all respects with all Environmental Laws, except where the failure to so comply would not have a Material Adverse Effect on the Company; and

     (b) No orders, directions or notices have been issued pursuant to any Environmental Law and no Governmental Entity has submitted to any of the Company and its Subsidiaries any request for information pursuant to any Environmental Law.

     SECTION 5.16 Transactions with Affiliates. Except as disclosed in the Company SEC Reports or Schedule 5.16, there is no lease, sublease, indebtedness, contract, agreement, commitment, understanding or other arrangement of any kind entered into by the Company with any officer, director or shareholder of the Company or any "affiliate" or "associate" of any of them (as those terms are defined in the Exchange Act) or of the Company, except, in each case, for compensation paid to directors and officers consistent with previously established policies (including normal merit increases in such compensation in the ordinary course of business), reimbursements of ordinary and necessary expenses incurred in connection with their employment and amounts paid or benefits granted pursuant to Company Benefit Plans.

                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGER

     SECTION 6.1 Conduct of Business of the Company. Prior to the Effective Time, except as set forth on Schedule 6.1 to this Agreement, without the prior consent of TCI Music:

     (a) The Company will conduct, and will cause each of its Subsidiaries to conduct, its business in the ordinary course, and will use, and will cause each of its Subsidiaries to use, its reasonable best efforts to preserve intact its present business organization and to preserve relationships with customers, suppliers and others having business dealings with them.

     (b) Except as required or permitted by this Agreement the Company will not, and will not permit any of its Subsidiaries to: (i) sell or pledge or agree to sell or pledge any capital stock or other ownership interest in any of its Subsidiaries; (ii) amend or propose to amend the Articles of Incorporation or Bylaws of the Company or any of its Subsidiaries; (iii) split, combine or reclassify its outstanding capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of, or other ownership interests in, the Company or any of its Subsidiaries, or declare, set aside or pay any dividend or other distribution to shareholders of the Company; (iv) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of capital stock of, or other ownership interests in, the Company or any of its Subsidiaries; or (v) agree to do any of the foregoing.

     (c) The Company will not, and will not permit any of its Subsidiaries to:
(i) issue, deliver or sell or agree to issue, deliver or sell any shares of capital stock of, or other ownership interests in, the Company or any of its Subsidiaries, or any option, warrant or other right to acquire, or any security convertible into, shares of capital stock of, or other ownership interests in, the Company or any of its Subsidiaries, except as required or permitted by this Agreement; (ii) acquire, lease or dispose of any assets, other than in the ordinary course of business consistent with past practice; (iii) (A) create, assume or incur any indebtedness for borrowed money exceeding $200,000, other than indebtedness incurred to refinance outstanding indebtedness in an amount not exceeding the principal amount of the indebtedness being refinanced and indebtedness owed by the Company to any of its Subsidiaries or by way of the Company's Subsidiaries to the Company or any other Subsidiary of the Company,
(B) mortgage, pledge or subject to any Lien any of its assets except to secure indebtedness permitted by the foregoing clause (A) and Liens described in clauses (a) through (e) of Section 5.9 or (C) enter into any other material transaction other than in each case in the ordinary course of business consistent with past practice; (iv) make any payments with respect to any indebtedness of the Company or its Subsidiaries except such payments that are scheduled to come due prior to the Effective Time; (v) acquire by merging or consolidating with, or by acquiring assets of, or by purchasing a substantial ownership interest in, or by any other method, any business or any other Person, in each case in this clause (v) that are material,

                                     A-I-19
individually or in the aggregate, to the Company and its Subsidiaries taken as a whole; or (vi) agree to do any of the foregoing.

     (d) Except as required to comply with applicable Legal Requirements or existing Company Benefit Plans or as otherwise contemplated by this Agreement, the Company will not, and will not permit any of its Subsidiaries to: (i) adopt or terminate or amend any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other Company Benefit Plan, agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer or current or former employee; (ii) increase in any manner the compensation or benefits of any director, officer or employee (except normal increases in the ordinary course of business consistent with past practice); (iii) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Company Benefit Plan; (iv) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Company Benefit Plan (except in the ordinary course of business consistent with past practice); or (v) agree to do any of the foregoing.

     (e) The Company will not take or agree to take, and will cause its Subsidiaries not to take or agree to take, any action that would: (i) make any representation or warranty of the Company set forth in this Agreement untrue or incorrect so as to cause the condition set forth in Section 8.3(a) of this Agreement not to be fulfilled as of the Effective Time; or (ii) result in any of the other conditions of this Agreement set forth in Section 8.1 or Section 8.3 of this Agreement not to be satisfied as of the Effective Time.

     SECTION 6.2 Conduct of Business of TCI Music. Prior to the Effective Time, except as contemplated or permitted by this Agreement TCI Music will not take or agree to take, and will cause its Subsidiaries not to take or agree to take, any action that would (i) make any representation or warranty of TCI Music or Acquisition Sub set forth in this Agreement untrue or incorrect so as to cause the condition set forth in Section 8.2(a) of this Agreement not to be fulfilled as of the Effective Time or (ii) result in any of the other conditions set forth in Section 8.1 or Section 8.2 of this Agreement not to be satisfied as of the Effective Time.

     SECTION 6.3 Remedies for Breach. The sole remedies (i) of TCI Music and Acquisition Sub for any breach by the Company of Section 6.1(e), and (ii) of the Company for any breach by TCI Music of Section 6.2, will be injunctive relief or termination of this Agreement pursuant to Article X, unless, in any case, such breach is willful or intentional, in which event any and all available legal or equitable remedies may be obtained.

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

     SECTION 7.1 Access and Information. Each of the Company and TCI Music and their respective Subsidiaries will afford to the other and to the other's accountants, counsel and other representatives full access during normal business hours (and at such other times as the parties may mutually agree) throughout the period prior to the Effective Time to all of its properties, books, contracts, commitments, records and personnel.

     SECTION 7.2  SEC Filings.

     (a) The Company and TCI Music will prepare jointly, and, as soon as reasonably practicable after the date of this Agreement, file with the SEC a joint proxy statement/registration statement (the "Preliminary Joint Proxy Statement/Prospectus") comprising preliminary proxy materials of the Company under the Exchange Act with respect to the Merger and a Registration Statement on Form S-4 and preliminary prospectus of TCI Music under the Securities Act with respect to the TCI Music Preferred Stock and the TCI Music Series A Common Stock underlying the TCI Music Preferred Stock to be issued in the Merger, and will thereafter use their respective reasonable best efforts to respond to any comments of the SEC with respect thereto and to cause a definitive joint proxy statement/registration statement (including all supplements and amendments thereto, the "Joint Proxy Statement/Prospectus") and proxy to be mailed to the Company's shareholders as promptly as practicable.

                                     A-I-20

     (b) As soon as reasonably practicable after the date hereof, the Company and TCI Music will prepare and file any other filings relating to the Merger and the other transactions contemplated hereby that are required to be filed by each under the Exchange Act and other applicable Legal Requirements, including, if required, in the case of TCI Music, a registration statement on the applicable form under the Exchange Act with respect to the TCI Music Preferred Stock (collectively "Other Filings"), and will use their reasonable best efforts to respond to any comments of the SEC or any other appropriate government official with respect thereto.

     (c) The Company, on the one hand, and TCI Music, on the other, will cooperate with each other and provide all information necessary to prepare the Preliminary Joint Proxy Statement/Prospectus, the Joint Proxy
Statement/Prospectus and the Other Filings (collectively "SEC Filings") and will provide promptly to the other party any information that such party may obtain that could necessitate amending any such document.

     (d) Each of the Company and TCI Music will notify the other promptly of the receipt of any comments from the SEC or its staff or any other government official and of any requests by the SEC or its staff or any other government official for amendments or supplements to any of the SEC Filings or for additional information and will supply the other with copies of all correspondence between the Company or any of its representatives or TCI or TCI Music or any of their respective representatives, as the case may be, on the one hand, and the SEC or its staff or any other government official, on the other hand, with respect thereto. If at any time prior to the Effective Time, any event occurs that should be set forth in an amendment of, or a supplement to, any of the SEC Filings, the Company and TCI Music promptly will prepare and file such amendment or supplement and will distribute such amendment or supplement as required by applicable Legal Requirements, including, in the case of an amendment or supplement to the Joint Proxy Statement/Prospectus, mailing such supplement or amendment to the Company's shareholders.

     (e) TCI Music covenants that the SEC Filings (other than any information provided by the Company for inclusion in the SEC Filings) (i) will comply in all material respects with the Securities Act and the Exchange Act and (ii) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

     (f) The Company covenants that the SEC Filings (other than any information provided by TCI for inclusion in the SEC Filings) (i) will comply in all material respects with the Securities Act and the Exchange Act and (ii) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (g) TCI Music will be responsible for all reasonable expenses incurred in complying with this Section 7.2, including all registration, qualification and filing fees, printing expenses, fees and disbursements of counsel (other than counsel to the Company) and applicable blue-sky fees and expenses.

     (h) (i) TCI Music will indemnify, defend, and hold harmless the Company, its officers, directors, employees and agents and each other Person, if any, who controls any of the foregoing within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities (collectively, "Losses"), joint or several, to which any of the foregoing may become subject under the Securities Act or the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (A) an untrue statement or alleged untrue statement of a material fact contained in any SEC Filing, or (B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that such misstatement or omission was based on or omitted from information provided by TCI Music in writing for inclusion in the SEC Filings or was made in reliance upon and in conformity with such information. TCI Music promptly will reimburse the Company and each such officer, director, employee, agent and controlling Person for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such Losses (or action in respect thereof).

                                     A-I-21

        (ii) If this Agreement is terminated prior to the consummation of the Merger, the Company will indemnify, defend and hold harmless each of TCI Music and Acquisition Sub and their officers and directors and each other Person, if any, who controls any of the foregoing within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any Losses, joint or several, to which any of the foregoing may become subject under the Securities Act or the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (A) an untrue statement or alleged untrue statement of a material fact contained in any SEC Filing or (B) the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that the misstatement or omission was based on or omitted from information provided by the Company in writing for use in the SEC Filings or was made in reliance upon and in conformity with such information. The Company promptly will reimburse TCI Music and Acquisition Sub and each such officer, director and controlling Person for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such Losses (or action in respect thereof).

        (iii) For purposes of this Section 7.2, (A) "Indemnifying Party" means the Person having an obligation hereunder to indemnify any other Person pursuant to this Section 7.2, (B) "Indemnified Party" means the Person having the right to be indemnified pursuant to this Section 7.2 and (C) any information concerning the Company that is included in any SEC Filing that is provided to the Company or its counsel for review within a reasonable period before filing or use thereof and to which the Company has not provided written notice of objection to TCI Music will be deemed to have been provided by the Company for inclusion in such SEC Filing. Whenever any claim for indemnification arises under this Section 7.2, the Indemnified Party will promptly notify the Indemnifying Party in writing of such claim and, when known, the facts constituting the basis for such claim (in reasonable detail). Failure by the Indemnified Party so to notify the Indemnifying Party will not relieve the Indemnifying Party of any liability hereunder except to the extent that such failure materially prejudices the Indemnifying Party.

        (iv) After such notice, if the Indemnifying Party undertakes to defend any such claim, then the Indemnifying Party will be entitled, if it so elects, to take control of the defense and investigation with respect to such claim and to employ and engage attorneys of its own choice to handle and defend such claim, at the Indemnifying Party's cost, risk and expense, upon notice to the Indemnified Party of such election, which notice acknowledges the Indemnifying Party's obligation to provide indemnification hereunder. The Indemnifying Party will not settle any third-party claim that is the subject of indemnification without the written consent of the Indemnified Party, which consent will not be unreasonably withheld; provided however, that the Indemnifying Party may settle a claim without the Indemnified Party's consent if the settlement (A) makes no admission or acknowledgment of liability or culpability with respect to the Indemnified Party, (B) includes a complete release of the Indemnified Party and
(C) does not require the Indemnified Party to make any payment or forego or take any action. The Indemnified Party will cooperate in all reasonable respects with the Indemnifying Party and its attorneys in the investigation, trial and defense of any lawsuit or action with respect to such claim and any appeal arising therefrom (including the filing in the Indemnified Party's name of appropriate cross claims and counterclaims) and the Indemnifying Party will reimburse the Indemnified Party for all reasonable direct out-of-pocket expenses incurred by the Indemnified Party in connection with such cooperation. The Indemnified Party may, at its own expense, participate in any investigation, trial and defense of such lawsuit or action controlled by the Indemnifying Party and any appeal arising therefrom. If, after receipt of a claim notice pursuant to Section 7.2(h)(iii), the Indemnifying Party does not undertake to defend any such claim, the Indemnified Party may, but will have no obligation to, contest any lawsuit or action with respect to such claim and the Indemnifying Party will be bound by the result obtained with respect thereto by the Indemnified Party (including the settlement thereof without the consent of the Indemnifying Party). If there are one or more defenses available to the Indemnified Party that conflict with, or are additional to, those available to the Indemnifying Party, the Indemnified Party will have the right, at the expense of the Indemnifying Party, to participate in the defense of the lawsuit or action; provided however, that the Indemnified Party may not settle such lawsuit or action without the consent of the Indemnifying Party, which consent will not be unreasonably withheld.

                                     A-I-22

        (v) If the indemnification provided for in this Section 7.2(h) is for any reason unavailable to the Indemnified Party in respect of any Losses (or action in respect thereof) then the Indemnifying Party will, in lieu of indemnifying the Indemnified Party, contribute to the amount paid or payable by the Indemnified Party as a result of such Losses (or action in respect thereof), in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other with respect to the statement or omission that resulted in such Losses (or action in respect thereof) as well as any other relevant equitable considerations. Relative fault with respect to an untrue or alleged untrue statement or omission of a material fact will be determined by reference to whether the untrue or alleged untrue statement or omission of a material fact related to information supplied by the Indemnifying Party on the one hand or the Indemnified Party on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by the Indemnified Party as a result of the Losses (or action in respect thereof) referred to above will be deemed to include any legal or other expenses reasonably incurred by the Indemnified Party in connection with investigating, trying or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     SECTION 7.3 Meeting of Shareholders of the Company. The Company will take all action necessary, in accordance with the FBCA and the Articles of Incorporation and Bylaws of the Company, to duly call, give notice of, convene and hold a meeting of its shareholders as promptly as practicable, to consider and vote upon the adoption and approval of this Agreement (as a plan of merger in accordance with Section 607.1101 of the FBCA), the Merger and the other transactions contemplated by this Agreement (the "Meeting"), to the extent such approval is required by the FBCA and the Articles of Incorporation of the Company.

     SECTION 7.4 Compliance with the Securities Act. Prior to the Closing Date, the Company will cause to be delivered to TCI Music a letter from the Company, identifying all Persons who were, in its opinion, at the time of the Meeting, "affiliates" of the Company as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act. TCI Music may cause the TCI Music Certificates evidencing shares of TCI Music Preferred Stock issued to such Persons to bear a legend referring to the applicability of paragraphs (c) and
(d) of Rule 145 under the Securities Act.

     SECTION 7.5 Listing. TCI Music will use its best efforts to cause the shares of TCI Music Preferred Stock issued in connection with the Merger and the shares of TCI Music Series A Common Stock issuable upon conversion of TCI Music Preferred Stock to be quoted on NASDAQ, subject to satisfaction, in each case, of applicable NASDAQ requirements upon official notice of issuance.

     SECTION 7.6 Reasonable Best Efforts. Subject to the fiduciary duty obligations of the Board of Directors of the Company, each of the parties to this Agreement will use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Legal Requirements to consummate and make effective the transactions contemplated by this Agreement in the most expeditious manner practicable, including the satisfaction of all conditions to the Merger.

     SECTION 7.7 Public Announcements. No party to this Agreement will make any public announcements or otherwise communicate with any news media with respect to this Agreement or any of the transactions contemplated by this Agreement without prior consultation with the other parties as to the timing and contents of any such announcement as may be reasonable under the circumstances; provided however, that nothing contained herein will prevent any party from promptly making all filings with Governmental Entities that may, in its reasonable judgment, be required or advisable in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement so long as such party gives timely notice to the other parties of the anticipated disclosure and cooperates with the other parties in designing reasonable procedural and other safeguards to preserve, to the maximum extent possible, the confidentiality of all information furnished by the other parties pursuant to this Agreement.

     SECTION 7.8 Notification. In the event of, or after obtaining knowledge of the occurrence or threatened occurrence of, any fact or circumstance that would cause or constitute a breach of any of its representations

                                     A-I-23
and warranties set forth herein, each party to this Agreement promptly will give notice thereof to the other parties and will use its best efforts to prevent or remedy such breach.

     SECTION 7.9 HSR Act Filings. TCI Music and the Company each will make or cause to be made an appropriate filing of a Notification and Report Form pursuant to the HSR Act no later than 15 business days after the date of this Agreement. Each such filing will request early termination of the waiting period imposed by the HSR Act. The Company and TCI Music each will use its reasonable best efforts to respond or cause a response to be made as promptly as reasonably practicable to any inquiries received from the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") for additional information or documentation and to respond as promptly as reasonably practicable to all inquiries and requests received from any other Governmental Entity in connection with antitrust matters; provided however, that nothing contained herein will be deemed to preclude either the Company or TCI from negotiating reasonably with any Governmental Entity regarding the scope and content of any such requested information or documentation. The Company and TCI Music each will use their respective reasonable best efforts to overcome any objections that may be raised by the FTC, the Antitrust Division or any other Governmental Entity having jurisdiction over antitrust matters. Notwithstanding the foregoing, neither TCI Music nor the Company will be required to make any significant change in the operations or activities of the business (or any material assets employed therein) of TCI Music or any of its Affiliates, or of the Company or any of its Affiliates, as the case may be, if TCI Music or the Company, as the case may be, determines in good faith that such change would be materially adverse to the operations or activities of the business (or any material assets employed therein) of TCI Music or any of its Affiliates or the Company or any of its Affiliates, as the case may be.

     SECTION 7.10 Further Assurances. Each of the parties to this Agreement will execute such documents and other instruments and take such further actions as may be reasonably necessary or desirable to carry out the provisions of this Agreement and to consummate the transactions contemplated by this Agreement or, at and after the Closing Date, to evidence the consummation of the transactions contemplated by this Agreement. Upon the terms and subject to the conditions of this Agreement, each of the parties to this Agreement will take or cause to be taken all actions and to do or cause to be done all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings.

     SECTION 7.11  Employee Matters.

     (a) Prior to the Effective Time, if so requested by TCI Music, the Company will give notice of termination of employment to its employees. TCI Music may, but will have no obligation to, employ or offer employment to any employees of the Company. The Company has provided to TCI Music a list of all employees of the Company as of July 1, 1997, showing their current positions, rates of compensation and dates of hire. Within 30 days after the date of execution of this Agreement (or such later date as TCI Music and the Company may mutually agree), TCI Music will provide to the Company in writing a list of employees TCI Music desires to employ following the Closing (subject to satisfaction of TCI Music's conditions for employment) (the "Desired Employees"). TCI Music will notify the Company prior to distributing offer notices to the Desired Employees and will coordinate in all reasonable respects with TCI Music to allow TCI Music to evaluate personnel files and interview employees of the Company to make hiring decisions. As of the Closing Date, the Company will terminate the employment of all of its employees.

     (b) The Company will pay or cause to be paid to all employees all compensation, including salaries, commissions, bonuses, deferred compensation, reasonable severance, insurance, pensions, profit sharing, vacation (other than vacation which is allowed to be carried over pursuant to this Section), sick pay and other compensation or benefits to which they are entitled for periods prior to the Closing, including all amounts, if any, payable on account of the termination of their employment. As to any employees who are entitled to severance payments but are offered employment with TCI Music, the Company will use its best efforts to obtain waivers of such employees' rights to severance payments upon acceptance of such offers of employment.

                                     A-I-24

     (c) The Company will be responsible for maintenance and distribution of benefits accrued under any employee benefit plan (as defined in ERISA) maintained by the Company pursuant to the provisions of such plans. TCI Music will not assume any obligation or liability for any such accrued benefits nor any fiduciary or administrative responsibility to account for or dispose of any such accrued benefits under any employee benefit plans maintained by the Company.

     (d) All claims and obligations under, pursuant to or in connection with any welfare, medical, insurance, disability or other employee benefit plans of the Company or arising under any Legal Requirement affecting employees of the Company incurred on or before the Closing Date or resulting or arising from events or occurrences occurring or commencing on or before the Closing Date will be satisfied or provided for by the Company prior to the Closing, and TCI Music will not have or assume any obligation or liability in connection with any such plan.

     (e) The Company will retain full responsibility and liability for offering and providing "continuation coverage" of any "qualified beneficiary" who is covered by a "group health plan" sponsored or contributed to by such party and who has experienced a "qualifying event" or is providing "continuation coverage" on or prior to the Closing Date. "Continuation coverage," "qualified beneficiary," "group health plan," and "qualified event" all will have the meanings given such terms under Code Section 4980B.

     (f) Nothing in this Agreement will (i) require TCI Music to assume any collective bargaining agreement between the Company and any labor organization or (ii) be deemed to make any employee of the parties a third-party beneficiary of this Agreement.

     (g) To the extent permitted under TCI Music's Benefits Plans, each employee of the Surviving Corporation who was an employee of the Company immediately prior to the Effective Time (i) will receive credit for past service with the Company for purposes of eligibility and vesting under the Surviving Corporation's employee benefit plans, as defined in Section 3(3) of ERISA, to the extent such service was credited under the Company Benefit Plans on the Closing Date, (ii) will not be subject to any waiting periods or limitations on benefits for pre-existing conditions under the Surviving Corporation's employee benefit plans, including any group health and disability plans, except to the extent such employees were subject to such limitations under the Company Benefit Plans and (iii) will receive credit for past service with the Company for purposes of eligibility and vesting under the Surviving Corporation's plans and policies with respect to seniority benefits, including vacation and sick leave.

     SECTION 7.12 No Solicitation. Subject to the fiduciary duties of the Board of Directors of the Company and its Subsidiaries, neither the Company nor any of its Subsidiaries or any of their respective officers, directors, representatives or agents will take any action to (i) initiate the submission of any Acquisition Proposal, (ii) enter into any agreement with respect to any Acquisition Proposal or (iii) participate in negotiations with, or provide information concerning the Company, its assets, liabilities or business to, any Person in connection with any Acquisition Proposal. The Company will promptly communicate to TCI Music any solicitation or inquiry received by the Company and the terms of any proposal or inquiry that it may receive in respect of any Acquisition Proposal, or of any such information requested from it or of any such negotiations or discussions being sought to be initiated with it. Nothing in this Section 7.12 shall be construed as prohibiting the Board of Directors of the Company from (i) making any disclosure to the Company's shareholders, or (ii) responding to any unsolicited proposal or inquiry by advising the Person making such proposal or inquiry of the terms of this Section 7.12. "Acquisition Proposal" means any proposed (i) merger, consolidation or similar transaction involving the Company,
(ii) sale, lease or other disposition directly or indirectly by merger, consolidation, share exchange or otherwise of all or any substantial part of the assets of the Company or its Subsidiaries, (iii) issue, sale or other disposition of securities representing 25% or more of the voting power of the Company Stock or (iv) transaction in which any Person proposes to acquire beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of, or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 25% or more of the outstanding Company Stock.

                                     A-I-25

     SECTION 7.13  Indemnification of Executives.

     (a) Indemnification. TCI Music will cause the Surviving Corporation to, and, should the Surviving Corporation fail or be unable to do so, TCI Music shall, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, an officer or director of the Company (each, an "Executive"), against all losses, expenses, damages, liabilities, costs, judgments, and amounts paid in settlement in connection with any claim, action, suit, proceeding, or investigation based on or arising out of, in whole or in part, any actions or omissions of such Executive as an officer or director of the Company on or prior to the Effective Time, including actions or omissions relating to any of the transactions contemplated by this Agreement, to the fullest extent permitted under the FBCA, the Articles of Incorporation and Bylaws of the Company and the Indemnification Agreements listed on Schedule 7.13(a). TCI Music will cause the Surviving Corporation to pay expenses in advance of the final disposition of any such claim, action, suit, proceeding, or investigation to each Executive to the fullest extent permitted by applicable Legal Requirements upon receipt of any undertaking required or contemplated by applicable Legal Requirements. Without limiting the foregoing, in any case in which approval of or a determination by the Surviving Corporation is required to effectuate any indemnification, (i) the Executives will conclusively be deemed to have met the applicable standards for indemnification with respect to any actions or omissions of such Executives as an officer or director of the Company on or prior to the Effective Time relating to any of the transactions contemplated by this Agreement and (ii) TCI Music shall cause the Surviving Corporation to direct, at the election of any Executive, that the determination of any such approval shall be made by independent counsel selected by the Executive and reasonably acceptable to TCI Music. If any such claim, action, suit, proceeding, or investigation is brought against any Executive (whether arising before or after the Effective Time), (i) the Executive may retain counsel satisfactory to him or her that is reasonably acceptable, and (ii) TCI Music will pay or will cause the Surviving Corporation to pay all reasonable fees and expenses of such counsel for the Executive, as such fees and expenses are incurred, upon receipt of a written undertaking by the Executive that the Executive will repay the amounts so paid if it ultimately is determined that he is not entitled to be indemnified by the Surviving Corporation as authorized by the FBCA. Neither TCI Music nor the Surviving Corporation shall have any obligation hereunder to any Executive when and if a court of competent jurisdiction shall ultimately determine, after exhaustion of all avenues of appeal, that such Executive is not entitled to indemnification hereunder.

     (b) Successors. If TCI Music or the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and will not be the continuing or surviving Person of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then and in each such case, proper provisions will be made so that the successors and assigns of TCI Music or the Surviving Corporation assume the obligations set forth in this Section 7.13.

                                  ARTICLE VIII

                              CONDITIONS PRECEDENT

     SECTION 8.1  Conditions to Each Party's Obligation to Effect the
Merger. The respective obligations of each party to effect the Merger will be subject to the fulfillment at or prior to the Effective Time of the following conditions:

     (a) This Agreement, the Merger and the transactions contemplated by this Agreement shall have been duly approved by the holders of the outstanding Company Stock entitled to vote.

     (b) The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been earlier terminated.

     (c) The Registration Statement on Form S-4 that includes the Joint Proxy Statement/Prospectus shall have become effective in accordance with the provisions of the Securities Act and any necessary state securities law approvals shall have been obtained and no stop orders with respect thereto shall have been issued by the SEC and remain in effect.

                                     A-I-26

     (d) No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Legal Requirement that remains in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise prohibiting the transactions contemplated by this Agreement, or that questions the validity or the legality of the transactions contemplated by this Agreement and that could reasonably be expected to materially and adversely affect the value of the business of the Company, it being agreed that each party will use its reasonable best efforts to have any such injunction lifted.

     SECTION 8.2 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger will be subject to the fulfillment at or prior to the Effective Time of the additional following conditions:

     (a) TCI Music and Acquisition Sub shall have performed in all material respects their agreements contained in this Agreement required to be performed by them at or prior to the Effective Time and the representations and warranties of TCI Music and Acquisition Sub set forth in this Agreement if qualified by materiality are true in all respects and if not so qualified are true in all material respects when made and at and as of the Effective Time as if made at and as of such time and the Company shall have received a certificate of TCI Music and Acquisition Sub executed on behalf of each such corporation by the President or a Vice President of such corporation to that effect.

     (b) The Company shall have received the opinion of counsel to TCI Music and Acquisition Sub (which counsel may be an employee of TCI) substantially to the effect set forth in Exhibit B.

     (c) The Company shall have received the opinion of Eric J. Kaplan, Esq. (or such other evidence as may be reasonably satisfactory to the Company) to the effect that the Merger, when completed in accordance with this Agreement, will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code or otherwise shall have been provided with evidence reasonably satisfactory to the Company that the Merger will qualify for such treatment.

     (d) There shall have been no material adverse change in the financial condition, results of operations, assets, liabilities or business of TCI Music since the date of this Agreement.

     (e) TCI (or one or more of its Subsidiaries) and TCI Music shall have entered into an amendment to the Contribution Agreement in accordance with the terms set forth in the term sheet attached as Schedule 8.2(e), together with one or more other agreements as may be necessary to effect the transactions contemplated by such term sheet.

     (f) TCI shall have agreed to extend the maturity of the promissory note dated July 11, 1997, payable by TCI Music to the order of TCI in the principal amount of $40,000,000, for a period, not to exceed 18 months, as may reasonably be required to permit TCI Music to obtain other financing sufficient to repay the loan evidenced thereby.

     SECTION 8.3 Conditions to Obligations of TCI Music and Acquisition Sub to Effect the Merger. The obligations of TCI Music and Acquisition Sub to effect the Merger will be subject to the fulfillment at or prior to the Effective Time of the additional following conditions:

     (a) The Company shall have performed in all material respects its agreements contained in this Agreement required to be performed by it at or prior to the Effective Time and, except as contemplated or permitted by this Agreement, the representations and warranties of the Company set forth in this Agreement if qualified by materiality are true in all respects and if not so qualified are true in all material respects when made and at and as of the Effective Time as if made at and as of such time, and TCI Music and Acquisition Sub shall have received a certificate of the Company executed on behalf of the Company by the President or an Executive Vice President of the Company to that effect.

     (b) All consents of third parties required to be obtained with respect to the Merger and the other transactions contemplated by this Agreement shall have been obtained, including consents of the Federal Communications Commission to the acquisition by TCI Music of an interest in VJN LPTV Corp. and other Governmental Entities.

                                     A-I-27

     (c) The number of Dissenting Shares do not exceed 15% of the issued and outstanding shares of Company Stock.

     (d) There shall have been no material adverse change in the financial condition, results of operations, assets, liabilities or business of the Company since the date of this Agreement.

     (e) TCI Music shall have received the opinion of Lucio, Mandler, Croland, Bronstein, Garbett, Stiphany & Martinez, P.A., counsel to the Company, substantially to the effect set forth in Exhibit C.

                                   ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders of the Company:

     (a) by mutual consent of the Board of Directors of TCI Music and the Board of Directors of the Company;

     (b) by either TCI Music or the Company (i) if at the Meeting (including any postponement or adjournment thereof), this Agreement, the Merger and the transactions contemplated by this Agreement are not approved and adopted by the affirmative vote specified herein or (ii) after July 11, 1998, if the Merger has not been consummated on or before such date and so long as the terminating party is not in breach of any of its obligations hereunder in any material respect as of the time such party gives notice of its election to terminate this Agreement and, if the Company is the terminating party, so long as none of the Company Shareholders is in breach of any obligations under the Voting Agreement as of the time that the Company gives notice of its election to terminate this Agreement;

     (c) by the Company, provided the Company is not in breach of any of its obligations under this Agreement in any material respect and none of the Company Shareholders is in breach of any obligations under the Voting Agreement, in each case as of the time that the Company gives notice of its election to terminate this Agreement, if any of the conditions specified in Section 8.1 or Section 8.2 have not been satisfied or waived by the Company (or, in the case of Section 8.1, waived by the Company, TCI Music and Acquisition Sub) at such time as such condition is no longer capable of satisfaction;

     (d) by the Company, provided the Company is not, in any material respect, in breach of any of its obligations under Section 7.12 or any other provision of this Agreement and none of the Company Shareholders is in breach of any obligations under the Voting Agreement, in each case as of the time that the Company gives notice of its election to terminate this Agreement, if the Company is presented with an unsolicited Acquisition Proposal that, taking into account all relevant factors (including the nature and amount of consideration to the Company's shareholders and the certainty of, and time requirement for, completion of the transactions proposed in such Acquisition Proposal), is more favorable to the Company's shareholders from a financial point of view than the transactions contemplated by this Agreement; or

     (e) by TCI Music, provided that neither TCI Music nor Acquisition Sub is in breach of any of its obligations hereunder in any material respect as of the time TCI Music gives notice of its election to terminate this Agreement, if any of the conditions specified in Section 8.1 or Section 8.3 have not been met or waived by TCI Music (or, in the case of Section 8.1, waived by TCI Music, Acquisition Sub and the Company) at such time as such condition is no longer capable of satisfaction.

     SECTION 9.2 Effect of Termination. In the event of termination of this Agreement by either TCI Music or the Company, as provided above, this Agreement will forthwith become void and (except for the willful breach of this Agreement by any party to this Agreement) there will be no liability on the part of any of the Company, TCI Music or Acquisition Sub.

     SECTION 9.3 Amendment. This Agreement may be amended by the parties to this Agreement, by or pursuant to action taken by all of their Boards of Directors, at any time before or after approval of this Agreement by the shareholders of the Company and prior to the Effective Time, but, after such approval, no

                                     A-I-28
amendment will be made that alters the indemnification provisions of Section 7.2, changes the ratio at which Company Common Stock is to be converted into TCI Music Preferred Stock as provided in Section 3.2 or changes, in any way adverse to such shareholders, the terms of the TCI Music Preferred Stock or that in any other way materially adversely affects the rights of such shareholders, without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties to this Agreement.

     SECTION 9.4 Waiver. At any time prior to the Effective Time, the parties to this Agreement, by or pursuant to action taken by their respective Boards of Directors, may (i) extend the time for performance of any of the obligations or other acts of the other parties to this Agreement, (ii) waive any inaccuracies in the representations and warranties set forth in this Agreement or in any documents delivered pursuant to this Agreement and (iii) waive compliance with any of the agreements or conditions set forth in this Agreement. Any agreement on the part of a party to this Agreement to any such extension or waiver will be valid if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE X

                        GENERAL PROVISIONS; DEFINITIONS

     SECTION 10.1  Non-Survival of Representations, Warranties and
Agreements. No representations and warranties contained in this Agreement will survive beyond the Closing Date. This Section 10.1 will not limit any covenant or agreement of the parties to this Agreement that by its terms requires performance after the Closing Date.

     SECTION 10.2 Notices. All notices or other communications under this Agreement will be in writing and will be given (and will be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, telex or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to the Company:                     The Box Worldwide, Inc.
                                       1221 Collins Avenue
                                       Miami Beach, Florida
                                       Attention: President
                                       Telecopy No.: (305) 674-4906
With a copy to:                        Lucio, Mandler, Croland, Bronstein, Garbett,
                                       Stiphany & Martinez, P.A.
                                       701 Brickell Avenue, Suite 2000
                                       Miami, Florida 33131
                                       Attention: Leslie J. Croland, Esq.
                                       Telecopy No.: (303) 375-8075
If to TCI Music or
  Acquisition Sub:                     TCI Music, Inc.
                                       Terrace Tower II
                                       5619 DTC Parkway
                                       Englewood, Colorado 80111-3000
                                       Attention: David B. Koff, President
                                       Telecopy No.: 303-721-5443
With a copy to:                        Legal Department
                                       Terrace Tower II
                                       5619 DTC Parkway
                                       Englewood, Colorado 80111-3000
                                       Telecopy No.: (303) 488-3217

                                     A-I-29

With a copy to:                        Sherman & Howard L.L.C.
                                       633 Seventeenth Street
                                       Suite 3000
                                       Denver, Colorado 80202
                                       Attention: Charles Y. Tanabe, Esq.
                                       Telecopy No.: (303) 298-0940

or to such other addresses as any party may have furnished to the other parties in writing in accordance with this Section.

     SECTION 10.3 Fees and Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement will be paid by the party incurring such expenses. Subject to the provisions of Section 7.2(g), the Company's expenses relating to the transactions contemplated by this Agreement, including fees of Lucio, Mandler, Croland, Bronstein, Garbett, Stiphany & Martinez, P.A., counsel to the Company, will be paid or accrued by the Company prior to the Effective Time.

     SECTION 10.4 Specific Performance. The parties to this Agreement agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     SECTION 10.5 Third Party Beneficiaries. The parties to this Agreement agree that the Company's shareholders, officers, directors and employees are intended third party beneficiaries of the terms of this Agreement, to the extent such terms refer expressly to such Persons, with full rights hereunder as if each of them were a party to this Agreement.

     SECTION 10.6 Entire Agreement. This Agreement will be of no force or effect until executed and delivered by all of the parties to this Agreement.

     SECTION 10.7 Miscellaneous. This Agreement (including the documents and instruments referred to in this Agreement) when executed and delivered, constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter of this Agreement. This Agreement may be executed in two or more counterparts which together will constitute a single agreement. Any certificate delivered pursuant to this Agreement will be made without personal liability on the part of the officer or employee of the Person giving such certificate.

     SECTION 10.8  GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL.

     (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE UNDER, AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE. The parties hereby irrevocably submit to the jurisdiction of the court of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 10.2 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

                                     A-I-30

     (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.8.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunder duly authorized all as of the date first written above.

                                            TCI MUSIC, INC.

                                            By:      /s/ DAVID B. KOFF
                                              ----------------------------------
                                              Name: David B. Koff
                                              Title: President

                                            TCI ACQUISITION SUB, INC.

                                            By:      /s/ DAVID B. KOFF
                                              ----------------------------------
                                              Name: David B. Koff
                                              Title: Vice President

                                            THE BOX WORLDWIDE, INC.

                                            By:      /s/ ALAN MCGLADE
                                              ----------------------------------
                                              Name: Alan McGlade
                                              Title: President and Chief
                                                Executive Officer

                                     A-I-31

                                                                     APPENDIX II

                                TCI MUSIC, INC.

                          CERTIFICATE OF DESIGNATIONS
                             ---------------------

                      SETTING FORTH A COPY OF A RESOLUTION
                     CREATING AND AUTHORIZING THE ISSUANCE
                   OF A SERIES OF PREFERRED STOCK DESIGNATED
                   AS "SERIES A CONVERTIBLE PREFERRED STOCK"
                       ADOPTED BY THE BOARD OF DIRECTORS
                               OF TCI MUSIC, INC.
                             ---------------------

     The undersigned, President and Secretary, respectively, of TCI Music, Inc., a Delaware corporation (the "Corporation"), hereby certify that the Board of Directors duly adopted the following resolutions creating a series of preferred stock designated as "Series A Convertible Preferred Stock":

     "BE IT RESOLVED that, pursuant to authority expressly granted by the provisions of the Certificate of Incorporation of this Corporation, the Board of Directors hereby creates and authorizes the issuance of a series of preferred stock, par value $.01 per share, of this Corporation, to consist of the number of shares required to be issued pursuant to the Agreement and Plan of Merger by and among the Corporation, The Box Worldwide, Inc. and TCI Music Acquisition Sub, Inc. (currently estimated not to exceed 2,250,000 shares), and hereby fixes the designations, dividend rights, voting powers, rights on liquidation and other preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions of the shares of such series (in addition to the designations, preferences and relative, participating, limitations or restrictions thereof set forth in the Certificate of Incorporation that are applicable to preferred stock of all series or to all stock) as follows:

     1. Designation. The designation of the series of preferred stock, par value $.01 per share, of this Corporation authorized hereby is "Series A Convertible Preferred Stock" (the "Series A Convertible Preferred Stock").

     2. Certain Definitions. Unless the context otherwise requires, the terms defined in this Section 2 shall have the meanings herein specified:

     Board of Directors: The Board of Directors of this Corporation and any authorized committee thereof.

     Business Day: Any day other than a Saturday, a Sunday or a day on which banking institutions in Denver, Colorado are required or authorized to be closed.

     Capital Stock: Any and all shares, interests, participations or other equivalents (however designated) of corporate stock of this Corporation.

     Closing Price: For any security on any Business Day, (a) the last reported sale price, regular way, of such security (or, if no reported sale takes place on that day, the average of the reported closing bid and asked prices, regular way) on the composite tape, or if such security is not quoted on the composite tape, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such security is listed or admitted to trading, (b) if such security is not listed or admitted to trading on any such exchange, the last reported sale price (or the average of the quoted closing bid and asked prices if there were no reported sales) as reported by NASDAQ or any comparable system, or (c) if such security is not quoted on NASDAQ or any comparable system, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by this Corporation.

     Common Stock: The Series A Common Stock and Series B Common Stock.

     Conversion Rate: As defined in Section 5(b).

                                     A-II-1

     Convertible Securities: Securities of this Corporation, other than the Series B Common Stock, that are convertible into Series A Common Stock.

     Debt Instrument: Any bond, debenture, note, indenture, guarantee or other instrument or agreement evidencing any Indebtedness, whether existing at the Issue Date or thereafter created, incurred, assumed or guaranteed.

     Deemed Liquidation Event: As defined in Section 4.

     Indebtedness: Any (a) liability, contingent or otherwise, of this Corporation (i) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of this Corporation or only to a portion thereof),
(ii) evidenced by a note, debenture or similar instrument (including a purchase money obligation) given other than in connection with the acquisition of inventory or similar property in the ordinary course of business, or (iii) for the payment of money relating to an obligation under a lease that is required to be capitalized for financial accounting purposes in accordance with generally accepted accounting principles; (b) liabilities of others described in the preceding clause (a) which this Corporation has guaranteed or which is otherwise its legal liability; (c) obligations secured by a mortgage, pledge, lien, charge or other encumbrance to which the property or assets of this Corporation are subject whether or not the obligations secured thereby shall have been assumed by or shall otherwise be this Corporation's legal liability; and (d) any amendment, renewal, extension or refunding of any liability of the types referred to in clauses (a), (b) and (c) above.

     Issue Date: The date on which any shares of the Series A Convertible Preferred Stock are first issued or first deemed to have been issued.

     Junior Securities: All shares of Common Stock and any other class or series of stock of this Corporation authorized after the Issue Date except Parity Securities and Senior Securities.

     Liquidation Value: For each Share of the Series A Convertible Preferred
Stock, the sum of $          [three times the Purchase Price Benchmark],
increased on each anniversary of the Issue Date by an amount equal to the product of that sum (as previously increased) and the greater of (a) the percentage increase, if any, in the Consumer Price Index, All Urban Consumers (CPI-U), U.S. City Average, All Items, as published by the U.S. Department of Labor, Bureau of Labor Statistics (or any similar successor index), from the last day of the calendar month immediately preceding the Issue Date (or if the Issue Date is the last day of a calendar month, the Issue Date) or from the last day of the calendar month immediately preceding the previous anniversary of the Issue Date (or if the Issue Date is the last day of a calendar month, the previous anniversary of the Issue Date), as applicable, in any event not to exceed 5% in any year, and (b) 3%.

     Market Price: For any Capital Stock, as of any date of determination, the average of the daily Closing Prices of such stock for 10 consecutive Business Days ending on the Business Day immediately before the date of determination if there is a public market for such stock, and if there is no public market for such stock, any other method of determining the market price of such stock as the Board of Directors shall from time to time deem to be fair. The Market Price of any Capital Stock shall be appropriately adjusted to reflect the effects of any stock dividend, stock split, reclassification or combination affecting such Capital Stock, the record date, ex-dividend date or similar date of which occurs during the period in which the Market Price is to be determined.

     NASDAQ: The National Association of Securities Dealers Automated Quotation System.

     Parity Securities: Any class or series of stock of this Corporation authorized after the Issue Date that is entitled to receive payment of dividends on a parity with the Series A Convertible Preferred Stock or is entitled to receive assets upon liquidation, dissolution or winding up of the affairs of this Corporation on a parity with the Series A Convertible Preferred Stock.

     Person: Any human being or any corporation, limited liability company, partnership, trust, association, government or other entity.

                                     A-II-2

     Purchase Price Benchmark: $          [(i.e., the average of the averages of
the closing bid and asked prices of one share of Series A Common Stock for a period of 20 consecutive Business Days ending on the third Business Day prior to the Issue Date)]. The Purchase Price Benchmark will be appropriately adjusted to reflect the effects of any stock dividend, stock split, reclassification or combination affecting the Series A Common Stock, the record date, ex-dividend date or similar date of which occurs during the period in which the Purchase Price Benchmark initially is to be determined and, after such initial determination, will similarly be adjusted to reflect the effects of any stock dividend, stock split, reclassification or combination affecting the Series A Common Stock.

     Redemption Date: As to any Share, the date fixed for redemption of such Share as specified in the notice of redemption given in accordance with Section 6(c), provided that if the Redemption Price is not actually paid, or consideration sufficient for the payment thereof set apart solely for such purpose, on such date then the Redemption Date shall be the date on which such Redemption Price is fully paid or consideration sufficient for the payment thereof set apart solely for such purpose.

     Senior Securities: Any class or series of stock of this Corporation authorized after the Issue Date ranking senior to the Series A Convertible Preferred Stock in respect of the right to receive payment of dividends prior to the Series A Convertible Preferred Stock or the right to receive assets upon liquidation, dissolution or winding up of the affairs of this Corporation prior to the Series A Convertible Preferred Stock.

     Series A Common Stock: The Series A Common Stock of this Corporation and any Capital Stock of any class or series into which the Series A Common Stock may be changed.

     Series B Common Stock: The Series B Common Stock of this Corporation and any Capital Stock of any class or series into which the Series B Common Stock may be changed.

     Share: As defined in Section 3(a).

     Voting Stock: With respect to this Corporation, Capital Stock having general voting power under ordinary circumstances to elect directors of this Corporation, but not including any Capital Stock that has or would have such voting power solely by reason of the happening of any contingency.

     3. Dividends.

     (a) Subject to the rights of holders of Senior Securities and to any prohibition or restriction set forth in any security or Debt Instrument, the holders of Series A Convertible Preferred Stock shall be entitled to receive cash dividends from time to time on each share of Series A Convertible Preferred Stock (hereinafter referred to as a "Share"), payable solely out of funds legally available therefor, in an amount equal to the product of (i) the amount of the cash dividend declared on one share of Series A Common Stock or any other security into which the Shares of Series A Convertible Preferred Stock is then convertible and (ii) the number of shares of Series A Common Stock or other security into which one Share of Series A Convertible Preferred Stock may be converted as of the date such dividend is declared. Such dividends shall be payable to holders of Series A Convertible Preferred Stock only if, as and when the Board of Directors declares cash dividends (and not dividends payable in other property) on Series A Common Stock. Dividends shall be payable to the holders of record of Series A Convertible Preferred Stock as of the record date for the determination of Series A Common Stock entitled to receive such cash dividends and shall be payable on the date established by this Corporation for the payment of such dividends to holders of Series A Common Stock.

     (b) If this Corporation is prohibited or restricted from paying the full dividends which have been declared to holders of the Series A Convertible Preferred Stock and any Parity Securities pursuant to applicable law or the terms of any security or Debt Instrument, the amount available for such payment pursuant to applicable law and which is not restricted by the terms of any security or Debt Instrument shall be distributed among the holders of the Series A Convertible Preferred Stock and any Parity Securities ratably in proportion to the full amounts to which they otherwise would be entitled.

     4. Liquidation. Upon any liquidation, dissolution or winding up of this Corporation, whether voluntary or involuntary, subject to the prior payment in full of amounts to which any Senior Securities are entitled, the holders of Series A Convertible Preferred Stock shall be entitled to be paid an amount in cash equal to the

                                     A-II-3
aggregate Liquidation Value at the date fixed for liquidation of all Shares outstanding before any distribution or payment is made upon any Junior Securities, which payment shall be made pari passu with any such payment made to the holders of any Parity Securities. The holders of Series A Convertible Preferred Stock shall be entitled to no other or further distribution of or participation in any remaining assets of this Corporation after receiving the Liquidation Value per Share. If upon such liquidation, dissolution or winding up the assets of this Corporation to be distributed among the holders of Series A Convertible Preferred Stock and to holders of Parity Securities are insufficient to permit payment in full to such holders of the aggregate amounts which they are entitled to be paid, then the entire assets of this Corporation to be distributed to such holders shall be distributed ratably among them based upon the amounts to which the Shares of Series A Convertible Preferred Stock and such Parity Securities otherwise would be entitled. Any (a) sale or other transfer by this Corporation of all or substantially all of its assets and (b) consolidation, merger or other transaction or series of transactions in which the Persons that are stockholders of this Corporation immediately prior to such transaction or series of transactions do not retain Voting Stock representing at least 50% of the total voting power of all Voting Stock of this Corporation outstanding immediately after such transaction or series of transactions (any such sale, transfer, consolidation, merger or other transaction or series of transactions described in the foregoing clauses (a) or (b) being referred to as a "Deemed Liquidation Event"), shall be deemed to be a liquidation, dissolution or winding up of this Corporation for purposes of this Section 4 occurring on the date such Deemed Liquidation Event is consummated. This Corporation shall mail written notice of any liquidation, dissolution or winding up (including any Deemed Liquidation Event) to each record holder of Series A Convertible Preferred Stock not less than 20 days (or 10 days in the case of a Deemed Liquidation Event that is a tender offer) prior to the payment date stated in such written notice. Holders of Series A Convertible Preferred Stock shall have the right to convert their Shares to Series A Common Stock pursuant to Section 5 at any time prior to the close of business on the Business Day immediately preceding the date of liquidation or dissolution (or the date of consummation of any Deemed Liquidation Event).

     5. Conversion.

     (a) Subject to the provisions of Section 6 hereof, each Share of Series A Convertible Preferred Stock may be converted by the holder thereof at any time in whole or in part (but if in part, in amounts not less than 100 Shares or any whole multiple thereof) at such time, in such manner and upon such terms and conditions as are provided in this Section 5 into fully paid and non-assessable shares of Series A Common Stock at the Conversion Rate (as defined below). In the case of Shares called for redemption by this Corporation pursuant to Section 6(a), the conversion right provided by this Section 5 shall terminate at the close of business on the Business Day immediately preceding the applicable Redemption Date. In the case of Shares required to be redeemed pursuant to
Section 6(b), the conversion right provided by this Section 5 shall terminate immediately upon receipt by this Corporation of a notice given pursuant to such Section. In case cash, securities or property other than Series A Common Stock shall be payable, deliverable or issuable upon conversion as provided herein, then all references to Series A Common Stock in this Section 5 shall be deemed to apply, so far as appropriate and as nearly as may be, to such cash, property or other securities. Whenever this Section 5 refers to the number of shares of Series A Common Stock outstanding, such number shall include any shares of such stock issuable upon exercise of rights or warrants or upon conversion of Convertible Securities.

     (b) Subject to the provisions for adjustment hereinafter set forth in this
Section 5, the Series A Convertible Preferred Stock may be converted into Series A Common Stock at the initial conversion rate of three fully paid and non-assessable shares of Series A Common Stock for one share of the Series A Convertible Preferred Stock. This conversion rate as from time to time adjusted cumulatively pursuant to the provisions of this Section is hereinafter referred to as the "Conversion Rate."

     (c) In case this Corporation shall (i) pay a dividend or make a distribution on its outstanding shares of Series A Common Stock in shares of its Capital Stock, (ii) subdivide the then outstanding shares of Series A Common Stock into a greater number of shares of Series A Common Stock, (iii) combine the then outstanding shares of Series A Common Stock into a smaller number of shares of Series A Common Stock, or (iv) issue by reclassification of its shares of Series A Common Stock any shares of any other class of Capital

                                     A-II-4

Stock of this Corporation (including any such reclassification in connection with a merger in which this Corporation is the surviving corporation), then the Conversation Rate in effect immediately prior to the opening of business on the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted so that the holder of each share of the Series A Convertible Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number and kind of shares of Capital Stock of this Corporation that such holder would have owned or been entitled to receive immediately following such action had such shares of Series A Convertible Preferred Stock been converted immediately prior to such time. An adjustment made pursuant to this Section 5(c) for a dividend or distribution shall become effective immediately after the record date for the dividend or distribution and an adjustment made pursuant to this Section 5(c) for a subdivision, combination or reclassification shall become effective immediately after the effective date of the subdivision, combination or reclassification. Such adjustment shall be made each time any action listed above is taken.

     (d) In case this Corporation issues any Series A Common Stock or rights or warrants to subscribe for or purchase shares of Series A Common Stock or Convertible Securities ("Additional Securities") for consideration per share of Series A Common Stock (including, in the case of Convertible Securities, the aggregate amount of any additional consideration payable upon conversion or exercise thereof, determined as provided below) less than the then current Market Price per share of Series A Common Stock, the number of shares of Series A Common Stock into which each Share shall thereafter be convertible shall be determined by multiplying the number of shares of Series A Common Stock into which such Share was convertible immediately prior to the issuance of such Additional Securities by a fraction of which the numerator shall be the number of shares of Series A Common Stock outstanding prior to such issuance plus the number of additional shares of Series A Common Stock offered for subscription or purchase (or into which the Convertible Securities so offered are initially convertible) and of which the denominator shall be the number of shares of Series A Common Stock outstanding immediately prior to the issuance of such Additional Securities plus the number of shares of Series A Common Stock which the aggregate consideration received in respect of the total number of shares of Series A Common Stock so offered (plus the aggregate amount of any additional consideration payable upon conversion or exercise of the Convertible Securities so offered) would purchase at the then current Market Price per share of Series A Common Stock.

     In case of the issuance (otherwise than upon conversion of shares of Capital Stock of this Corporation) of additional shares of Series A Common Stock or Convertible Securities for consideration that consists in whole or in part of property other than cash, the amount of the consideration other than cash received by this Corporation for such shares shall be deemed to be the value of such consideration as determined by the Board of Directors, whose determination shall be conclusive. In case of the issuance by this Corporation of any rights to subscribe for or to purchase shares of Series A Common Stock or Convertible Securities, all shares of Series A Common Stock or Convertible Securities to which the holders of such rights or options shall be entitled to subscribe for or purchase pursuant to such rights shall be deemed outstanding as of the date of the offering of such rights, and the minimum aggregate consideration named in such rights for the shares of Series A Common Stock or Convertible Securities covered thereby, plus the consideration, if any, received by this Corporation for such rights shall be deemed to be the aggregate consideration received by this Corporation as of the date of the offering of such rights for the issuance of such shares. In case of the issuance by this Corporation of Convertible Securities, all shares of Series A Common Stock issuable upon the conversion or exchange of such Convertible Securities shall be deemed issued as of the date such Convertible Securities are issued, and the amount of the aggregate consideration received by this Corporation for such additional shares of Series A Common Stock shall be deemed to be the total of (x) the amount of consideration received by this Corporation upon the issuance of such Convertible Securities, plus (y) the minimum aggregate consideration, if any, other than such Convertible Securities, payable to this Corporation upon such conversion or exchange. On the expiration of any such rights or warrants to purchase Series A Common Stock or the termination of any right of conversion which is the subject of an adjustment hereunder (or upon any change in the number of shares of Series A Common Stock issuable upon such exercise or conversion) the Conversion Rate then in effect shall be readjusted to such Conversion Rate as would have been in effect had the adjustments made upon the issuance of such rights, warrants or Convertible Securities been made upon the basis only of issuance

                                     A-II-5
of the number of shares of Series A Common Stock actually issued or to be issued upon the exercise of such rights or warrants or conversion of such Convertible Securities.

     (e) In case this Corporation shall distribute to all holders of shares of Series A Common Stock (including any such distribution made in connection with a merger in which this Corporation is the surviving corporation, other than a merger to which Section 5(g) is applicable) any evidences of its indebtedness or assets (other than cash dividends, Capital Stock or rights to acquire Capital Stock), then in each such case the number of shares of Series A Common Stock into which each Share of Series A Convertible Preferred Stock shall thereafter be convertible shall be determined by multiplying the number of shares of Series A Common Stock into which such Share was convertible immediately prior to the record date for the determination of stockholders entitled to receive the distribution by a fraction of which the numerator shall be the then current Market Price per share of Series A Common Stock on such record date and of which the denominator shall be the then current Market Price per share of Series A Common Stock less the value on such record date (as determined by the Board of Directors, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Series A Common Stock. Such adjustment shall be made each time any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

     (f) For the purpose of any determination of value to be made by the Board of Directors hereunder, the Board of Directors shall specify in reasonable detail the results of and basis for such determination in the notice delivered pursuant to Section 5(h).

     (g) In case of any reclassification or change in the Series A Common Stock (other than any reclassification or change referred to in Section 5(c) and other than a change in par value) or in case of any consolidation of this Corporation with any other Person or any merger of this Corporation into another Person or of another Person into this Corporation (other than (i) a merger in which this Corporation is the continuing corporation and which does not result in any reclassification or change (other than a change in par value or any reclassification or change to which Section 5(c) is applicable) in the outstanding Series A Common Stock or (ii) a Deemed Liquidation Event), this Corporation (or its successor in such consolidation or merger) shall make appropriate provision so that each holder of a Share of Series A Convertible Preferred Stock shall have the right thereafter to convert such Share into the kind and amount of shares of stock and other securities and property that such holder would have owned immediately after such reclassification, change, consolidation or merger if such holder had converted such Share into Series A Common Stock immediately prior to the effective date of such reclassification, change, consolidation, merger (assuming for this purpose (to the extent applicable) that such holder failed to exercise any rights of election and received per share of Series A Common Stock the kind and amount of shares of stock and other securities and property received per share by a plurality of the non-electing shares), and the holders of the Series A Convertible Preferred Stock shall have no other conversion rights under these provisions; provided, that effective provision shall be made in the constituent and governing documents of the resulting or surviving Person or otherwise so that the provisions set forth herein for the protection of the conversion rights of the Series A Convertible Preferred Stock shall thereafter be made applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of the Series A Convertible Preferred Stock remaining outstanding or other convertible preferred stock or other Convertible Securities received by the holders of Series A Convertible Preferred Stock in place thereof; and provided further, that any such resulting or surviving Person or purchaser shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, such shares, securities or other property as the holders of the Series A Convertible Preferred Stock remaining outstanding, or other convertible preferred stock or other Convertible Securities received by the holders in place thereof, shall be entitled to receive pursuant to the provisions hereof, and to make provisions for the protection of the conversion rights as above provided.

     (h) Whenever the Conversion Rate shall be adjusted or any other event affecting the conversion rights of the holders of Series A Convertible Preferred Stock shall occur as provided in Sections 5(c), (d), (e) or (g), this Corporation shall promptly cause a notice to be mailed to the holders of record of the Series A Convertible Preferred Stock describing the nature of the event requiring such adjustment, the Conversion Rate in effect immediately thereafter and the kind and amount of stock or other securities or property into

                                     A-II-6
which the Series A Convertible Preferred Stock shall be convertible after such event. Such notice may be given in advance and included as a part of a notice required to be mailed under the provisions of Section 5(j).

     (i) This Corporation may, but shall not be required to, adjust the Conversion Rate if such adjustment would require an increase or decrease of less than 1% in such Conversion Rate; provided, however, that any adjustments which by reason of this Section 5(i) are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. In any case in which this Section 5(i) shall require that an adjustment shall become effective immediately after a record date for such event, the Corporation may defer until the occurrence of such event (x) issuing to the holder of any shares of Series A Convertible Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Series A Common Stock or other Capital Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Series A Common Stock or other Capital Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder cash in lieu of any fractional share to which such holder is entitled pursuant to
Section 5(n);

     provided, however, that if requested by such holder, this Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares of Series A Common Stock or other Capital Stock, and such cash, upon the occurrence of the event requiring such adjustment.

     (j) If at any time:

          (i) this Corporation takes any action which would require an adjustment in the Conversion Rate pursuant to this Section 5;

          (ii) there occurs any capital reorganization or reclassification of the Series A Common Stock (other than a change in par value), or any consolidation or merger to which the Corporation is a party and for which approval of any shareholders of this Corporation is required, or any sale or other transfer of all or substantially all of the assets of the Corporation, or a tender offer for shares of Series A Common Stock constituting at least a majority of the total voting power represented by the outstanding shares of Series A Common Stock which has been recommended by the Board of Directors as being in the best interests of the holders of Series A Common Stock; or

          (iii) there is a voluntary or involuntary dissolution, liquidation or winding up of this Corporation;

then this Corporation shall give written notice, in the manner provided in
Section 6(c) hereof, to the holders of the Series A Convertible Preferred Stock at their respective addresses as the same appear on the books of the Corporation, at least 20 days (or 10 days in the case of a recommended tender offer as specified in clause (ii) above) prior to any record date for such action, dividend or distribution or the date as of which it is expected that holders of Series A Common Stock of record shall be entitled to exchange their shares of Series A Common Stock for securities or other property, if any, deliverable upon such reorganization, reclassification, consolidation, merger, sale, transfer, tender offer, dissolution, liquidation or winding up; provided, however, that any notice required by any event described in clause (ii) of this
Section 5(j) shall be given in the manner and at the time that such notice is given to the holders of Series A Common Stock. Without limiting the obligations of this Corporation to provide notice of corporate actions hereunder, the failure to give the notice required by this Section 5(j) or any defect therein shall not affect the legality or validity of any such corporate action of the Corporation or the vote upon such action.

     (k) Before any holder of Series A Convertible Preferred Stock shall be entitled to convert the same into Series A Common Stock, such holder shall surrender the certificate or certificates for such Series A Convertible Preferred Stock at the office of this Corporation or at the office of the transfer agent for the Series A Convertible Preferred Stock, which certificate or certificates, if this Corporation shall so request, shall be duly endorsed to this Corporation or in blank or accompanied by proper instruments of transfer to this Corporation or in blank (such endorsements or instruments of transfer to be in form satisfactory to this Corporation), and shall given written notice to this Corporation at said office that it elects to convert all or a part of the Shares represented by said certificate or certificates in accordance with the terms of this Section 5,

                                     A-II-7
and shall state in writing therein the name or names in which such holder wishes the certificates for Series A Common Stock to be issued. Every such notice of election to convert shall constitute a contract between the holder of such Series A Convertible Preferred Stock and the Corporation, whereby the holder of such Series A Convertible Preferred Stock shall be deemed to subscribe for the amount of Series A Common Stock which such holder shall be entitled to receive upon conversion of the number of Shares of Series A Convertible Preferred Stock to be converted, and, in satisfaction of such subscription, to deposit the shares of Series A Convertible Preferred Stock to be converted, and thereby this Corporation shall be deemed to agree that the surrender of the Shares of Series A Convertible Preferred Stock to be converted shall constitute full payment of such subscription for Series A Common Stock to be issued upon such conversion. This Corporation shall as soon as practicable after such deposit of a certificate or certificates for Series A Convertible Preferred Stock, accompanied by the written notice and the statement above prescribed, issue and deliver at the office of this Corporation or of said transfer agent to the person for whose account such Series A Convertible Preferred Stock was so surrendered, or to his nominee(s) or, subject to compliance with applicable law, transferee(s), a certificate or certificates for the number of full shares of Series A Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share as hereinafter provided. If surrendered certificates for Series A Convertible Preferred Stock are converted only in part, this Corporation shall issue and deliver to the holder, or to his nominee(s), without charge therefor, a new certificate or certificates representing the unconverted Shares. Such conversion shall be deemed to have been made as of the date of such surrender of the Series A Convertible Preferred Stock to be converted, and the Person or Persons entitled to receive the Series A Common Stock issuable upon conversion of such Series A Convertible Preferred Stock shall be treated for all purposes as the record holder or holders of such Series A Common Stock on such date.

     The issuance of certificates for shares of Series A Common Stock upon conversion of shares of Series A Convertible Preferred Stock shall be made without charge for any issue, stamp or other similar tax in respect of such issuance, provided, however, if any such certificate is to be issued in a name other than that of the registered holder of the share or shares of Series A Convertible Preferred Stock converted, the Person or Persons requesting the issuance thereof shall pay to this Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of this Corporation that such tax has been paid.

     This Corporation shall not be required to convert any shares of Series A Convertible Preferred Stock, and no surrender of Series A Convertible Preferred Stock shall be effective for that purpose, while the stock transfer books of this Corporation are closed for any purpose. The surrender of Series A Convertible Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such Series A Convertible Preferred Stock was surrendered.

     (l) This Corporation shall at all times reserve and keep available, solely for the purpose of issuance upon conversion of the outstanding shares of Series A Convertible Preferred Stock, such number of shares of Series A Common Stock as shall be issuable upon the conversion of all outstanding Shares, provided that nothing contained herein shall be construed to preclude this Corporation from satisfying its obligations in respect of the conversion of Shares of Series A Convertible Preferred Stock by delivery of shares of Series A Common Stock which are held in the treasury of this Corporation. This Corporation shall take all such corporate and other actions as from time to time may be necessary to insure that all shares of Series A Common Stock issuable upon conversion of Shares of Series A Convertible Preferred Stock at the Conversion Rate in effect from time to time shall, upon issue, be duly and validly authorized and issued, fully paid and non-assessable and free of any preemptive or similar rights.

     (m) All Shares of Series A Convertible Preferred Stock received by this Corporation upon conversion thereof into Series A Common Stock shall be retired and shall be restored to the status of authorized and unissued shares of preferred stock and may be reissued as part of another series of the preferred stock of this Corporation, but such shares shall not be reissued as Series A Convertible Preferred Stock.

     (n) This Corporation shall not be required to issue fractional shares of Series A Common Stock or scrip upon conversion of the Series A Convertible Preferred Stock. As to any fraction of a share of Series A

                                     A-II-8

Common Stock which a holder of one or more Shares otherwise would be entitled to receive upon conversion of such Shares, this Corporation shall pay cash in respect of such fraction in an amount equal to the same fraction of the Market Price per share of Series A Common Stock as of the date notice of conversion of such Shares is received by this Corporation.

     (o) Anything herein to the contrary notwithstanding, no adjustment shall be made in respect of shares of Series A Common Stock issued (or issuable upon exercise of options, warrants or other rights to acquire Series A Common Stock or upon exercise or conversion of Convertible Securities) to officers, directors, employees or agents of this Corporation or its subsidiaries under plans or arrangements approved by the Board of Directors.

     6. Redemption.

     (a) All or any portion of the Shares of Series A Convertible Preferred Stock may be redeemed out of funds legally available therefor, at the option of this Corporation exercised by giving written notice as prescribed by Section 6(c), (i) during the 30-day periods immediately following the fourth, sixth and eighth anniversaries of the Issue Date, (ii) at any time after the Closing Price of the Series A Common Stock equals or exceeds 125% of the Purchase Price Benchmark for a period of at least 30 consecutive Business Days, and (iii) at any time after the tenth anniversary of the Issue Date, in each case at the Liquidation Value per Share as of the applicable Redemption Date. If only a portion of the outstanding Shares are redeemed, the Shares to be redeemed shall be redeemed ratably among all holders of Series A Convertible Preferred Stock.

     (b) Subject to the rights of the holders of Senior Securities and to any prohibition or restriction set forth in any security or Debt Instrument, each holder of Series A Convertible Preferred Stock may require this Corporation to redeem, out of funds legally available therefor, all or any portion of the outstanding Shares of Series A Convertible Preferred Stock held by it at any time after the tenth anniversary of the Issue Date at the Liquidation Value per Share as of the applicable Redemption Date by giving written notice to this Corporation stating the number of Shares such holder elects to have this Corporation redeem. This Corporation shall redeem, out of funds legally available therefor, the Shares so requested to be redeemed within 30 days following this Corporation's receipt of such notice. If the funds of this Corporation legally available for redemption of Shares are insufficient to redeem the total number of Shares required to be redeemed pursuant to this
Section 6(b), those funds which are legally available for redemption of such Shares shall be used to redeem the maximum possible number of such Shares ratably among the holders that have required Shares to be redeemed and any Parity Securities that are required by their terms to be redeemed. At any time thereafter when additional funds of this Corporation are legally available for such purpose, such funds shall immediately be used to redeem the Shares this Corporation failed to redeem on such Redemption Date until the balance of such Shares are redeemed.

     (c) Notice of any redemption pursuant to this Section 6 shall be mailed, first class, postage prepaid, not less than 20 days (or 10 days in the case of a redemption pursuant to Section 6(b)) nor more than 60 days prior to the Redemption Date, to the holders of record of the shares of Series A Convertible Preferred Stock to be redeemed, at their respective addresses as the same appear upon the books of this Corporation or are supplied by them in writing to this Corporation for the purpose of such notice. No failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of the Series A Convertible Preferred Stock. Such notice shall set forth the Liquidation Value, the Redemption Date, the number of Shares to be redeemed and the place at which the Shares called for redemption shall, upon presentation and surrender of the stock certificates evidencing such Shares, be redeemed.

     (d) If notice of any redemption by this Corporation pursuant to this
Section 6 shall have been mailed as provided in Section 6(c) and if on or before the Redemption Date specified in such notice the consideration necessary for such redemption shall have been set apart so as to be available therefor and only therefor, then on and after the close of business on the Redemption Date, the Shares called for redemption, notwithstanding that any certificate therefor shall not have been surrendered for cancellation, shall no longer be deemed outstanding, and all rights with respect to such Shares shall forthwith cease and terminate, except the right of the holders thereof to receive upon surrender of their certificates the consideration payable upon redemption

                                     A-II-9
thereof. Nothing in this Section 6(d) shall affect the rights of holders of Series A Convertible Preferred Stock to convert such Shares into Series A Common Stock in accordance with the provisions of Section 5.

     (e) All Shares of Series A Convertible Preferred Stock redeemed, retired, purchased or otherwise acquired by this Corporation shall be retired and shall be restored to the status of authorized and unissued shares and may be reissued as part of another series of the preferred stock of this Corporation, but such shares shall not be reissued as Series A Convertible Preferred Stock.

     (f) If this Corporation shall fail to redeem on a Redemption Date pursuant to Section 6(b) all Shares of Series A Convertible Preferred Stock required by the holders thereof to be redeemed on such date, this Corporation shall not redeem, or discharge any sinking fund obligation with respect to, any Parity Securities (except pro rata with any Series A Convertible Preferred Stock redeemed) or Junior Securities, until all outstanding shares of Series A Convertible Preferred Stock and Parity Securities are redeemed, and shall not purchase or otherwise acquire any Shares of Series A Convertible Preferred Stock, Parity Securities or Junior Securities. Nothing contained in this Section 6(f) shall prevent the purchase or acquisition (i) of Shares of Series A Convertible Preferred Stock and Parity Securities pursuant to a purchase or exchange offer or offers made to holders of all outstanding Shares of Series A Convertible Preferred Stock and Parity Securities, provided that (A) as to holders of all outstanding Shares of Series A Convertible Preferred Stock, the terms of the purchase or exchange offer for all such Shares are identical, (B) as to holders of all outstanding shares of a particular series or class of Parity Securities, the terms of the purchase or exchange offer for all such shares are identical, and (C) as among holders of all outstanding Shares of Series A Convertible Preferred Stock and Parity Securities, the terms of each purchase or exchange offer or offers are substantially identical relative to the liquidation price of the Shares of Series A Convertible Preferred Stock and each series or class of Parity Securities, or (ii) of shares of Series A Convertible Preferred Stock, Parity Securities or Junior Securities in exchange for (together with a cash adjustment for fractional shares, if any), or through the application of the proceeds of the sale of, shares of Junior Securities. The provisions of this Section 6(f) are for the benefit of holders of Series A Convertible Preferred Stock and Parity Securities and accordingly, at any time when there are no Parity Securities outstanding, the provisions of this Section 6(f) shall not restrict any redemption by this Corporation of Shares held by any holder.

     7. Voting Rights. The holders of the Series A Convertible Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of the Series A Common Stock. Each Share shall entitle the registered holder thereof to a number of votes equal to the number of shares of Series A Common Stock into which such Share is convertible as of the record date for the matter to be voted upon. Holders of Series A Convertible Preferred Stock shall vote together with holders of Series A Common Stock and shall not be entitled to vote as a class except as otherwise required by law or this Corporation's Certificate of Incorporation.

     8. Amendment. No amendment or modification of the designation, rights, preferences, and limitations of the Shares set forth herein shall be binding or effective without the prior consent of the holders of record of Shares representing a majority of the voting power of all Shares outstanding at the time such action is taken.

     9. No Preemptive Rights. Holders of Series A Convertible Preferred Stock shall not have any preemptive right to purchase or subscribe for any class or series of securities issued by this Corporation after the Issue Date.

     10. Exclusion of Other Rights. Except as may otherwise be required by law and for the equitable rights and remedies that may otherwise be available to holders of Series A Convertible Preferred Stock, the Shares of Series A Convertible Preferred Stock shall not have any designations, preferences, limitations or relative rights, other than those specifically set forth in these resolutions (as such resolutions may, subject to Section 8, be amended from time to time) and in the Certificate of Incorporation of this Corporation.

     11. Headings. The headings of the various sections and subsections hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

                                     A-II-10

     FURTHER RESOLVED that the appropriate officers of this Corporation are hereby authorized to execute and acknowledge a certificate setting forth these resolutions in completed and final form and to cause such certificate to be filed and recorded in accordance with the requirements of Section 151(g) of the General Corporation Law of the State of Delaware."

                                            ------------------------------------
                                                         President

ATTEST:

------------------------------------
             Secretary

                                     A-II-11

                                                                    APPENDIX III
                                      LOGO

August 12, 1997

To The Board of Directors
The Box Worldwide, Inc.

Gentlemen:

     We understand that The Box Worldwide, Inc. ("Company" hereinafter) has entered into a merger agreement on this date ("Agreement") with TCI Music, Inc. ("TCI Music" hereinafter) and TCI Music Acquisition Sub, Inc. ("Acquisition Sub" hereinafter) whereby Acquisition Sub will be merged with and into the Company ("Merger" hereinafter). Capitalized terms not otherwise defined herein are defined as set forth in the Agreement.

     The aggregate consideration deliverable by TCI Music in the Merger (the "Merger Consideration") will be equal to (a) a sum of (i) $38,502,672 and (ii) $1.50 times the number of shares of Company Common Stock issued prior to the Effective Time upon the exercise or conversion of options, warrants, convertible securities or other rights to acquire Company Common Stock that are outstanding as of the date of the Agreement minus (b) the sum of (i) $1.50 times the number of Dissenting Shares, (ii) $1.50 times the number of shares of the Company Preferred Stock outstanding at the Effective Time that are not Dissenting Shares and (iii) all accrued and unpaid dividends on shares of Company Preferred Stock as of the Effective Time, whether or not such shares are Dissenting Shares. The Merger and other related transactions disclosed to Houlihan Lokey all referred to collectively herein as the "Transaction".

     You have requested our opinion (the "Opinion") as to the matters set forth below. The Opinion does not address the Company's underlying business decision to effect the Transaction. We have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company. Furthermore, at your request, we have not negotiated the Transaction or advised you with respect to alternatives to it.

     In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

     1. reviewed the Company's annual reports to shareholders on Form 10-K for the fiscal years ended 1996 and quarterly reports on Form 10-Q for the quarter ended March 31, 1997, and Company-prepared interim financial statements for the period ended May 31, 1997, which the Company's management has identified as being the most current financial statements available;

     2. reviewed copies of the following agreements:

        Agreement and Plan of Merger dated August 12, 1997 by and among TCI Music, Inc., TCI Music Acquisition Sub, Inc., and The Box Worldwide, Inc.;

     3. met with certain members of the senior management of the Company to discuss the operations, financial condition, future prospects and projected operations and performance of the Company, and met with representatives of the Company's investment bankers to discuss certain matters;

     4. reviewed forecasts and projections prepared by the Company's management with respect to the Company for the years ended December 31, 1997 through 2002;

     5. reviewed the historical market prices and trading volume for the Company's publicly traded securities;

     6. reviewed certain other publicly available financial data for certain companies that we deem comparable to the Company, and publicly available prices and premiums paid in other transactions that we considered similar to the Transaction;

     7. conducted such other studies, analyses and inquiries as we have deemed appropriate.

                                     A-III-1

The Board of Directors
The Box Worldwide, Inc.
August 12, 1997

     We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Company, and that there has been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to us.

     We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

     Based upon the foregoing, and in reliance thereon, it is our opinion that the consideration to be received by the Public Stockholders of the Company in connection with the Transaction is fair to them from a financial point of view.

HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

/s/ Houlihan Lokey Howard & Zukin Financial Advisors, Inc.

                                     A-III-2

                                                                     APPENDIX IV

                    SECTIONS 607.1301, 607.1302 AND 607.1320
                    OF THE FLORIDA BUSINESS CORPORATION ACT

607.1301. Dissenter's Rights: Definitions

     The following definitions apply to Sections 607.1302 and 607.1320:

     (1) "Corporation" means the issuer of the shares held by a dissenting shareholder before the corporate action or the surviving or acquiring corporation by merger or share exchange of that issuer.

     (2) "Fair value," with respect to a dissenter's shares, means the value of the shares as of the close of business on the day prior to the shareholders' authorization date, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

     (3) "Shareholders' authorization date" means the date on which the shareholders' vote authorizing the proposed action was taken, the date on which the corporation received written consents without a meeting from the requisite number of shareholders in order to authorize the action, or, in the case of a merger pursuant to Section 607.1104, the day prior to the date on which a copy of the plan of merger was mailed to each shareholder of record of the subsidiary corporation.

607.1302. Right of Shareholders to Dissent.

     (1) Any shareholder of a corporation has the right to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

     (a) Consummation of a plan of merger to which the corporation is a party:

          1. If the shareholder is entitled to vote on the merger, or

          2. If the corporation is a subsidiary that is merged with its parent under 607.1104, and the shareholders would have been entitled to vote on action taken, except for the applicability of Section 607.1104;

     (b) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation, other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange pursuant to Section 607.1202, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;

     (c) As provided in Section 607.0902(1), the approval of a control-share acquisition;

     (d) Consummation of a plan of share exchange to which the corporation is a party as the corporation the shares of which will be acquired, if the shareholder is entitled to vote on the plan;

     (e) Any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:

          1. Altering or abolishing any preemptive rights attached to any of his shares;

          2. Altering or abolishing the voting rights pertaining to any of his shares, except as such rights may be affected by the voting rights of new shares then being authorized or any existing or new class or series of shares;

          3. Effecting an exchange, cancellation, or reclassification or any of his shares, when such exchange, cancellation, or reclassification would alter or abolish his voting rights or alter his percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;

                                     A-IV-1

          4. Reducing the stated redemption price of any of his redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his shares, or making any of his shares subject to redemption when they are not otherwise redeemable;

          5. Making noncumulative, in whole or in part, dividends of any of his preferred shares which had theretofore been cumulative;

          6. Reducing the stated dividend preference of any of his preferred shares; or

          7. Reducing any stated preferential amount payable on any of his preferred shares upon voluntary or involuntary liquidation; or

     (f) Any corporate action taken, to the extent the articles of incorporation provide that a voting or nonvoting shareholder is entitled to dissent and obtain payment for his shares.

     (2) A shareholder dissenting from any amendment specified in paragraph
(1)(e) has the right to dissent only as to those of his shares which are adversely affected by the amendment.

     (3) A shareholder may dissent as to less than all the shares registered in his name. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the name of different shareholders.

     (4) Unless the articles of incorporation otherwise provide, this section does not apply with respect to a plan of merger or share exchange or a proposed sale or exchange of property, to the holders of shares of any class or series which, on the record date fixed to determine the shareholders entitled to vote at the meeting of shareholders at which such action is to be acted upon or to consent to any such action without a meeting, were either registered on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held of record by not fewer than 2,000 shareholders.

     (5) A shareholder entitled to dissent and obtain payment for his shares under this section may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

607.1320. PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

     (1)(a) If a proposed corporate action creating dissenters' rights under
Section 607.1302 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights and be accompanied by a copy of Sections 607.1301, 607.1302, and 607.1320. A shareholder who wishes to assert dissenters' rights shall:

          1. Deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated, and

          2. Not vote his shares in favor of the proposed action. A proxy or vote against the proposed action does not constitute such a notice or intent to demand payment.

     (b) If proposed corporate action creating dissenters' rights under Section
607.1302 is effectuated by written consent without a meeting, the corporation shall deliver a copy of Sections 607.1301, 607.1302, and 607.1320 to each shareholder simultaneously with any request for his written consent or, if such a request is not made, within 10 days after the date the corporation received written consents without a meeting from the requisite number of shareholders necessary to authorize the action.

     (2) Within 10 days after the shareholders' authorization date, the corporation shall give written notice of such authorization or consent or adoption of the plan of merger, as the case may be, to each shareholder who filed a notice of intent to demand payment for his shares pursuant to paragraph
(1)(a) or, in the case of action authorized by written consent, to each shareholder, excepting any who voted for, or consented in writing to, the proposed action.

                                     A-IV-2

     (3) Within 20 days after the giving of notice to him, any shareholder who elects to dissent shall file with the corporation a notice of such election, stating his name and address, the number, classes, and series of shares as to which he dissents, and a demand for payment of the fair market value of his shares. Any shareholder failing to file such election to dissent within the period set forth shall be bound by the terms of the proposed corporate action. Any shareholder filing an election to dissent shall deposit his certificates for certificated shares with the corporation simultaneously with the filing of the election to dissent. The corporation may restrict the transfer of uncertificated shares from the date the shareholder's election to dissent is filed with the corporation.

     (4) Upon filing a notice of election to dissent, the shareholder shall thereafter be entitled only to payment as provided in this section and shall not be entitled to vote or to exercise any other rights of a shareholder. A notice of election may be withdrawn in writing by the shareholder at any time before an offer is made by the corporation, as provided in subsection (5), to pay for his shares. After such offer, no such notice of election may be withdrawn unless the corporation consents thereto. However, the right of such shareholder to be paid the fair value of his shares shall cease, and he shall be reinstated to have all his rights as a shareholder as of the filing of his notice of election, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim, if:

     (a) Such demand is withdrawn as provided in this section;

     (b) The proposed corporate action is abandoned or rescinded or the shareholders revoke the authority to effect such action;

     (c) No demand or petition for the determination of fair value by a court has been made or filed within the time provided in this section; or

     (d) A court of competent jurisdiction determines that such shareholder is not entitled to the relief provided by this section.

     (5) Within 10 days after the expiration of the period in which shareholders may file their notices of election to dissent, or within 10 days after such corporate action is effected, whichever is later (but in no case later than 90 days from the shareholders' authorization date), the corporation shall make a written offer to each dissenting shareholder who has made demand as provided in this section to pay an amount the corporation estimates to be the fair value of such shares. If the corporate action has not been consummated before the expiration of the 90-day period after the shareholders' authorization date, the offer may be made conditional upon the consummation of such action. Such notice and offer shall be accompanied by:

     (a) A balance sheet of the corporation, the shares of which the dissenting shareholder holds, as of the latest available date and not more than 12 months prior to the making of such offer; and

     (b) A profit and loss statement of such corporation for the 12-month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such 12-month period, for the portion thereof during which it was in existence.

     (6) If within 30 days after the making of such offer any shareholder accepts the same, payment for his shares shall be made within 90 days after the making of such offer or the consummation of the proposed action, whichever is later. Upon payment of the agreed value, the dissenting shareholder shall cease to have any interest in such shares.

     (7) If the corporation fails to make such offer within the period specified therefor in subsection (5) or if it makes the offer and any dissenting shareholder or shareholders fail to accept the same within the period of 30 days thereafter, then the corporation, within 30 days after receipt of written demand from any dissenting shareholder given within 60 days after the date on which such corporate action was effected, shall, or at its election at any time within such period of 60 days may, file an action in any court of competent jurisdiction in

                                     A-IV-3
the county in this state where the registered office of the corporation is located requesting that the fair value of such shares be determined. The court shall also determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation fails to institute the proceeding as herein provided, any dissenting shareholder may do so in the name of the corporation. All dissenting shareholders (whether or not residents of this state), other than shareholders who have agreed with the corporation as to the value of their shares, shall be made parties to the proceeding as an action against their shares. The corporation shall serve a copy of the initial pleading in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint and upon each nonresident dissenting shareholder either by registered or certified mail and publication or in such other manner as is permitted by law. The jurisdiction of the court is plenary and exclusive. All shareholders who are proper parties to the proceeding are entitled to judgment against the corporation for the amount of the fair market value of their shares. The court may, it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as is specified in the order of their appointment or an amendment thereof. The corporation shall pay each dissenting shareholder the amount found to be due him within 10 days after final determination of the proceedings. Upon payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares.

     (8) The judgment may, at the discretion of the court, include a fair rate of interest, to be determined by the court.

     (9) The costs and expenses of any such proceeding shall be determined by the court and shall be assessed against the corporation, but all or any part of such costs and expenses may be apportioned and assessed as the court deems equitable against any or all of the dissenting shareholders who are parties to the proceeding, to whom the corporation has made an offer to pay for the shares, if the court finds that the action of such shareholders in failing to accept such offer was arbitrary, vexatious, or not in good faith. Such expenses shall include reasonable compensation for, and reasonable expenses of, the appraisers, but shall exclude the fees and expenses of counsel for, and experts employed by, any party. If the fair value of the shares, as determined, materially exceeds the amount which the corporation offered to pay therefor or if no offer was made, the court in its discretion may award to any shareholder who is a party to the proceeding such sum as the court determines to be reasonable compensation to any attorney or expert employed by the shareholder in the proceeding.

     (10) Shares acquired by a corporation pursuant to payment of the agreed value thereof or pursuant to payment of the judgment entered therefor, as provided in this section, may be held and disposed of by such corporation as authorized but unissued shares of the corporation, except that, in the case of a merger, they may be held and disposed of as the plan of merger otherwise provides. The shares of the surviving corporation into which the shares of such dissenting shareholders would have been converted had they assented to the merger shall have the status of authorized but unissued shares of the surviving corporation.

                                     A-IV-4

                                                                      APPENDIX V
================================================================================

    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 9, 1997.

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 10-K
(Mark One)
     [ ]         ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(D)
             OF THE SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]

                  For the fiscal year ended December 31, 1997

                                       OR

     [X]       TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D)
            OF THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]

      For the transition period from October 1, 1996 to June 30, 1997(1).

                         COMMISSION FILE NUMBER 0-22815
                               TCI MUSIC, INC.(1)
             (Exact name of registrant as specified in its charter)

                   DELAWARE                                      84-1380293
       (State or other jurisdiction of                        (I.R.S. Employer
        incorporation or organization)                      Identification No.)
     8101 EAST PRENTICE AVENUE, SUITE 500                          80111
                ENGLEWOOD, CO                                    (Zip Code)
   (Address of principal executive offices)

       Registrant's telephone number, including area code: (303) 267-5500

        Securities registered pursuant to Section 12(b) of the Act: NONE

     Securities registered pursuant to Section 12(g) of the Act: Common Stock, $0.01 Par Value

     Indicate by check mark whether registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No [ ]

     Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [X]

     Unless otherwise specifically indicated, all monetary references in this filing are in U.S. dollars.

     As of June 30, 1997 the aggregate market value of the Common Stock held by non-affiliates of DMX Inc. was approximately $39,763,000.

     Number of shares of Common Stock of DMX Inc. outstanding as of June 30, 1997: 59,586,594 shares, excluding 85,630 shares held as Treasury Stock.
---------------

(1) This Transition Report on Form 10-K is filed by TCI Music, Inc. with respect to its predecessor DMX Inc. TCI Music, Inc. became the successor to DMX Inc. on July 11, 1997 upon the consummation of the merger of DMX Inc. with a wholly owned subsidiary of TCI Music, Inc., pursuant to which DMX Inc. became a wholly owned subsidiary of TCI Music, Inc. Such merger was deemed effective July 1, 1997 for accounting purposes and the reporting period covers the transition period from the end of DMX Inc.'s last fiscal year, September 30, 1996 through June 30, 1997.
================================================================================

                                      A-V-1

                               TABLE OF CONTENTS

                                                                         PAGE
                                                                        ------
                                    PART I
Item 1.   Business....................................................   A-V-3
Item 2.   Properties..................................................  A-V-19
Item 3.   Legal Proceedings...........................................  A-V-20
Item 4.   Submission of Matters to a Vote of Security Holders.........  A-V-20

                                   PART II
Item 5.   Market for DMX Inc.'s Common Equity and Related Stockholder
          Matters.....................................................  A-V-21
Item 6.   Selected Financial Data.....................................  A-V-22
Item 7.   Management's Discussion and Analysis of Financial Condition
          and Results of
          Operations..................................................  A-V-23
Item 8.   Financial Statements and Supplementary Data.................  A-V-27
Item 9.   Changes In and Disagreements with Accountants on Accounting and Financial
          Disclosure..................................................  A-V-27

                                   PART III
Item 10.  Directors and Executive Officers of DMX Inc.................  A-V-28
Item 11.  Executive Compensation......................................  A-V-30
Item 12.  Security Ownership of Certain Beneficial Owners and
          Management..................................................  A-V-34
Item 13.  Certain Relationships and Related Transactions..............  A-V-36

                                   PART IV
Item 14.  Exhibits, Financial Statement Schedules and Reports on Form
          8K..........................................................  A-V-38

                                      A-V-2

                                     PART I

ITEM 1. BUSINESS.

GENERAL DEVELOPMENT OF BUSINESS.

     On July 11, 1997, DMX Inc. and TCI Music, Inc. ("TCI Music"), a wholly owned subsidiary of Tele-Communications, Inc. ("TCI") consummated a merger pursuant to an Agreement and Plan of Merger, dated February 6, 1997, as amended by Amendment One to Merger Agreement dated May 29, 1997 (the "Merger Agreement"), among DMX Inc., TCI, TCI Music, and TCI Merger Sub, Inc. ("Merger Sub"), a wholly owned subsidiary of TCI Music, whereby Merger Sub was merged with and into DMX Inc. (the "Merger") with DMX Inc. as the surviving corporation.

     In connection with the Merger, TCI and TCI Music entered into a Contribution Agreement dated July 11, 1997 (the "Contribution Agreement"). Pursuant to the Contribution Agreement: (i) TCI Music issued to TCI (as designee of certain of its indirect subsidiaries) 62,500,000 shares of Series B Common Stock, par value $0.01 per share, of TCI Music and a promissory note in the amount of $40 million; (ii) until December 31, 2006 certain subsidiaries of TCI will transfer to TCI Music the right to receive all revenue from sales of DMX Inc.'s music services to their residential and commercial subscribers, net of an amount equal to 10% of the revenue from such sales to residential subscribers and net of the revenue otherwise payable to DMX Inc. as license fees for DMX Inc.'s music services under affiliation agreements currently in effect ("Contributed Net DMX Revenues"); (iii) TCI contributed to TCI Music certain digital commercial tuners that are not in service; and (iv) TCI granted to each stockholder of DMX Inc. who became a stockholder of TCI Music pursuant to the Merger, one right (a "Right") with respect to each whole share of Series A Common Stock, $.01 par value per share, of TCI Music ("TCI Music Series A Common Stock") acquired by such stockholder in the Merger pursuant to the terms of the Rights Agreement among TCI, TCI Music and the Bank of New York, as Rights Agent. Each Right entitles the holder to require TCI to purchase from such holder one share of TCI Music Series A Common Stock at a purchase price of $8.00 per share, payable at the election of TCI, in cash, a number of shares of TCI Series A TCI Group Common Stock ("Series A TCI Group Common Stock") having an equivalent value or a combination thereof, if during the one-year period beginning on July 11, 1997, the effective date of the Merger, the price of TCI Music Series A Common Stock does not equal or exceed $8.00 per share for a period of at least 20 consecutive trading days.

     Upon consummation of the Merger, each outstanding share of common stock, $.01 par value per share, of DMX Inc. was converted into the right to receive
(i) one-quarter share of TCI Music Series A Common Stock, (ii) one Right with respect to each whole share of TCI Music Series A Common Stock and (iii) cash in lieu of fractional shares of TCI Music Series A Common Stock and Rights. Until the Rights expire or are exercised, the Rights will be evidenced by a legend on the certificates for shares of TCI Music Series A Common Stock issued in the Merger. Accordingly, the Rights associated with the shares of TCI Music Series A Common Stock will be represented solely by, and will not be separable from, such shares of TCI Music Series A Common Stock, and the surrender or transfer of any such certificate for shares of TCI Music Series A Common Stock will also constitute the surrender or transfer of the Rights associated with the TCI Music Series A Common Stock represented by such certificate.

     The outstanding shares of TCI Music Series A Common Stock represent approximately 19.25% of, and 2.3% of the voting power related to, the total outstanding shares of TCI Music Series A Common Stock and TCI Music Series B Common Stock (together, the "TCI Music Common Stock"); and the outstanding shares of TCI Music Series B Common Stock represent approximately 80.75% of, and 97.7% of the voting power related to the total outstanding shares of TCI Music Common Stock. TCI beneficially owns approximately 45.7% of the outstanding shares of TCI Music Series A Common Stock and 100% of the outstanding shares of TCI Music Series B Common Stock, which collectively represent approximately 89.6% of the outstanding shares of TCI Music Common Stock and 98.7% of the voting power of the outstanding shares of TCI Music Common Stock.

                                      A-V-3

     Effective July 11, 1997, TCI Music, as the successor registrant to DMX Inc., determined to change its fiscal year end from September 30 to December 31, and reports the nine month transition period ended June 30, 1997 on the Transition Report on Form 10-K, herein.

     TCI Music, TCI Music Acquisition Sub, Inc., a Florida corporation and a wholly-owned subsidiary of TCI Music ("Acquisition Sub"), and The Box Worldwide, Inc., a Florida corporation ("The Box"), have entered into an Agreement and Plan of Merger dated as of August 12, 1997 (the "Box Merger Agreement"). Pursuant to the Box Merger Agreement, Acquisition Sub will be merged with and into The Box with The Box as the surviving corporation (the "Box Merger"). Outstanding shares of common stock of The Box will be converted into a number of shares of TCI Music Series A Convertible Preferred Stock ("Music Preferred Stock") based on the formula described below, and all common stock of The Box outstanding immediately after the Box Merger (the number of which will be equal to the number of outstanding shares of common stock of The Box outstanding immediately before the Box Merger) will be owned by TCI Music. Unless converted into shares of common stock of The Box or unless the holder thereof exercises dissenters' rights under the Florida Business Corporation Act (the "FBCA"), the 1,666,667 shares of 6% Convertible Redeemable Preferred Stock of The Box will remain outstanding after the Box Merger.

     Consummation of the Box Merger will be subject to the satisfaction or waiver of various conditions, including, among others, the approval of the Box Merger by shareholders of The Box holding more than 75% of its voting shares and receipt of governmental and other third-party approvals and consents. There are no assurances that the Box Merger will be consummated.

     Common stock of The Box will be valued at $1.50 per share for purposes of the Box Merger, and each share of common stock of The Box will be convertible into the number of shares of Music Preferred Stock equal to the product of (i) $1.50 divided by the average trading price of the TCI Music Series A Common Stock over a period of 20 consecutive trading days ending on the third trading day prior to the closing of the Box Merger and (ii) one-third. Assuming that none of the holders of common stock of The Box exercise dissenters' rights under the FBCA, and that no outstanding options, warrants or other rights to acquire common stock of The Box are exercised prior to the Box Merger, the aggregate value of the consideration to be paid to the holders of common stock of The Box would be approximately $36 million. Each share of Music Preferred Stock will initially be convertible at the option of the holder into three shares of TCI Music Series A Common Stock subject to certain antidilution adjustments, and will be entitled to the number of votes equal to the number of shares of TCI Music Series A Common Stock into which the Music Preferred Stock is convertible on all matters submitted to TCI Music stockholders for a vote, voting together with the TCI Music Series A Common Stock and Series B Common Stock of TCI Music. Unlike the shares of TCI Music Series A Common Stock issued to former stockholders of DMX Inc., the shares of TCI Music Series A Common Stock into which the Music Preferred Stock is convertible will not have any rights associated therewith pursuant to which the holders thereof will have the right to require TCI to purchase their shares of TCI Music Series A Common Stock.

     Three of The Box's shareholders, H.F. Lenfest, J. Patrick Michaels, Jr. and StarNet/CEA II Partners (the "Voting Shareholders") have entered into a Voting Agreement with TCI Music dated as of August 12, 1997 (the "Voting Agreement"). Pursuant to the Voting Agreement, the Voting Shareholders, who collectively beneficially own 60.5% of the outstanding shares of common stock of The Box, have agreed to vote such shares, which represent 56.4% of the voting stock of The Box, in favor of the adoption and approval of the Box Merger and to vote against any proposal that would compete or interfere with the Box Merger.

     On September 18, 1997, TCI Music and Paradigm Music Entertainment Company, a Delaware corporation ("Paradigm"), entered into a binding letter of intent (the "LOI"). Pursuant to the LOI, a wholly-owned subsidiary of TCI Music will be merged with and into Paradigm with Paradigm as the surviving corporation (the "Paradigm Merger"). Outstanding shares of common stock of Paradigm (other than shares with respect to which dissenters' rights have been demanded) will be converted into shares of TCI Music Series A Common Stock, and all common stock of Paradigm outstanding immediately after the Paradigm Merger will be owned by TCI Music.

                                      A-V-4

     Consummation of the Paradigm Merger will be subject to the satisfaction or waiver of various conditions, including, among others, the approval of the Paradigm Merger by stockholders of Paradigm holding more than a majority of its voting shares and receipt of governmental and other third-party approvals and consents. There are no assurances that the Paradigm Merger will be consummated.

     The TCI Music Series A Common Stock to be issued to existing stockholders of Paradigm in connection with the Paradigm Merger will have an aggregate market value of approximately $24 million (determined by the average of the mean daily closing bid and asked prices of TCI Music Series A Common Stock during the 20 consecutive trading days ending on the third trading day prior to the closing of the Paradigm Merger). TCI Music will also either assume debt of, or contribute cash to, Paradigm in connection with the Paradigm Merger, in either case in the amount of approximately $5,000,000.

     Pursuant to the LOI, TCI Music loaned approximately $2.2 million, and is obligated to advance additional amounts of up to $550,000 per month for the months of October, November and December 1997 (collectively the "Advances"), to Paradigm to fund operations pending closing of the Paradigm Merger. The Advances bear interest at 10% per annum, are secured by all of Paradigm's assets, and are due and payable no later than June 30, 1998.

     At the effective time of the Paradigm Merger, Thomas McPartland, President and Chief Executive Officer of Paradigm, will be appointed President and Chief Executive Officer of, and will become a director of, TCI Music.

     Three of Paradigm's principal stockholders (the "Paradigm Voting Stockholders") have entered into a Voting Agreement with Paradigm and TCI Music dated as of September 18, 1997 (the "Paradigm Voting Agreement"). Pursuant to the Paradigm Voting Agreement, the Paradigm Voting Stockholders, who collectively beneficially own 39.2% of the outstanding shares of common stock of Paradigm have agreed to vote such shares, which represent 70.3% of the voting stock of Paradigm, in favor of the adoption and approval of the Paradigm Merger and to vote against any proposal that would compete or interfere with the Paradigm Merger.

     The Paradigm Merger is intended to qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended.

BUSINESS OF DMX INC.

     DMX Inc. was incorporated pursuant to the laws of the State of Delaware in May 1990 under the name of International Cablecasting Technologies Inc. ("ICT") to accomplish a corporate reorganization which effected a change of situs of its predecessor company of the same name ("ICT-Canada"). ICT-Canada was incorporated pursuant to the laws of British Columbia on April 26, 1979, under the name of Can-Am Entertainment Corporation and on November 14, 1986, changed its name to International Cablecasting Technologies Inc. On April 27, 1995, ICT changed its name to DMX Inc.

     DMX Inc.'s operations are comprised of those of DMX Inc. and its three (3) wholly owned subsidiaries: 450714 B.C. Ltd., a British Columbia corporation, formed for the purpose of holding DMX Inc.'s equity interest in its Canadian joint venture with Shaw Communications Inc. ("Shaw"), the second largest cable operator in Canada (see "Business -- International Business"); TEMPO Sound, Inc. ("TEMPO"), an Oklahoma corporation, which DMX Inc. acquired from TCI in April 1979, in exchange for approximately 224,000 shares of common stock of DMX Inc. TEMPO is engaged in a joint venture with an affiliate of Jones International, Inc. ("Jones"), the eighth largest cable operator in the United States, to program and deliver Superaudio(R), a basic analog cable music and information service (currently consisting of nine formats) for a monthly license fee, to cable operators for distribution to cable subscribers. TEMPO and Jones each own 50% of the joint venture (See "Domestic Business -- The Superaudio Service"); DMX-Europe N.V. of which the remaining 49% interest was acquired from TCI in exchange for 10.8 million shares of DMX Inc.'s common stock on May 17, 1996, making it a wholly owned subsidiary effective on such date.

     DMX-Europe N.V. ("DMX-E NV") and its subsidiary DMX-Europe (UK) Limited ("DMX-E UK"), collectively ("DMX-E"), ceased operation on July 1, 1997. DMX-E UK was placed into receivership on

                                      A-V-5

July 1, 1997 and into liquidation proceedings on July 18, 1997. DMX-E NV, although inactive since July 1, 1997, is scheduled for liquidation proceedings to commence during the fourth calendar quarter of 1997.

     As a result of the DMX-E cessation of operations, the Subscription and Shareholder Agreement dated as of December 18, 1996 (the "Definitive Agreements") between DMX Inc.; Mr. Jerold H. Rubinstein, an individual; and XTRA Music Limited, a corporation under laws of England ("XTRA") was put into place whereby a termination certificate was executed in July 1997, which terminated the Stock Purchase Agreement dated December 18, 1996 that provided for the disposition of DMX-E to Mr. Jerold H. Rubinstein. Pursuant to the Definitive Agreements, DMX Inc. obtained a 10% interest in XTRA and a Channel Distribution Agreement was executed between XTRA and DMX Inc. The Channel Distribution Agreement provided XTRA an exclusive, five-year, royalty-free license to distribute the DMX music service in Europe, the former Soviet Union and in the Middle East and the right to use DMX Inc.'s trade marks for two years. The music service is currently not being distributed by XTRA as Mr. Jerold H. Rubinstein is seeking financial partners. At June 30, 1997 the estimated loss on disposal of DMX-E was accounted for in DMX Inc.'s consolidated financial statements.

     Certain statements in this Transition Report on Form 10-K (this "Report") constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of TCI Music, Inc. and subsidiaries ("the Company"), or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors include, among others: general economic and business conditions and industry trends; the continued strength of the multichannel video programming distribution industry and the satellite services industry; uncertainties inherent in proposed business strategies and development plans; future financial performance, including availability, terms and deployment of capital; availability of qualified personnel; changes in, or the failure or the inability to comply with, government regulation, including, without limitation, regulations of the Federal Communications Commission, and adverse outcomes from regulatory proceedings; changes in the nature of key strategic relationships with partners and joint venturers; competitor responses to the Company's products and services, and the overall market acceptance of such products and services, including acceptance of the pricing of such products and services; and other factors referenced in this Report. These forward-looking statements speak only as of the date of this Report. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

     DMX Inc. is primarily engaged in programming, distributing and marketing a digital music service, Digital Music Express(R) ("DMX(R)"), which provides continuous (24-hours per day), commercial free, CD quality music programming. The DMX music formats are programmed within various music genres which include:
Classical, Jazz, Rock, Oldies, Country, Latin, Urban, Pop/Adult Contemporary, Instrumental, International and Specialty. Within each music genre, DMX offers a variety of format selections which are more unique and narrowly defined than typically would be found on a commercial radio station. Depending on the distribution method, cable or Ku-Band direct broadcast satellite ("DBS"), DMX currently offers 30 or 96 formats, respectively. In addition DMX Inc. currently has over 133 titles in its DMX-Disc library catalogue for on-premise distribution. DMX Inc. programs each DMX format to provide more music within each music format than a consumer typically would find on a radio station, without the high level of repetition commonly found in radio programming. DMX also offers subscribers the ability to match a "mood" or social environment with music at the touch of a button. As an example, a restaurant may choose to play Chamber Music at breakfast, Lite Jazz at lunch, and Great Singers at dinner. DMX is currently delivered using three different distribution methods.

     Cable Distribution -- DMX is delivered, for a monthly per subscriber license fee, direct to cable operators by C-Band satellite for distribution to residential and commercial cable subscribers. The DMX signal is received by subscribers through their existing coaxial cable wire which is connected through a DMX tuner to their stereo systems. DMX is delivered in 30 different music formats for cable distribution. DMX Inc. expects

                                      A-V-6
the existing analog technology used in this form of distribution to gradually be replaced by digital compression technology using a wider bandwidth and potentially allowing for carriage of significantly more music formats.

     Direct Broadcast Satellite -- Since the June 1994 launch of the music services on the Ku-Band satellite, DMX Inc. has delivered DMX to business establishments, for a monthly per subscriber fee, by DBS direct to small satellite dishes (approximately one meter or less in diameter) which connect through a DMX receiver to a subscriber's sound system. Currently, DMX offers 96 different music formats through this DBS distribution. In October 1995, DMX Inc. expanded the marketing of its DBS service to include residential subscribers. This extends the residential distribution of DMX into: areas not currently wired for cable; markets served by a cable operator affiliated with a competitive digital audio service; and markets served by a cable operator not affiliated with a digital audio provider. Additionally, the music service is also available through digital program providers such as PRIMESTAR Partners, L.P. ("PRIMESTAR"), and Headend In the Sky by TCI ("HITS"), where DMX programming is combined with video programming as part of a basic package. With these DBS distributors, the technology incorporated into their satellite receiver enables subscribers to receive the DMX signal through their satellite provider's standard equipment package.

     DMX-Disc -- DMX is offered as an on-premise business music service via DMX-Disc(R). The DMX-Disc service offers flexibility in situations where rooftop satellite dish installations are not possible, or where another building might block the signal path from DMX Inc.'s satellite, through the use of on-premise equipment and custom DMX programmed CDs. DMX-Disc uses a compact disc interactive ("CD-I") player and a custom programmed library of CDs. These CDs are manufactured especially by DMX Inc. using a compression scheme which allows for over four hours of pre-recorded music to be played from one CD. Through the distribution and rotation of library CDs, a DMX-Disc customer is ensured of always having a fresh DMX playlist, mirroring the playlist from the DBS satellite feed.

     DMX Inc. believes that DMX is differentiated from other sources of audio programming currently available to residential and commercial consumers. Subscribers currently receive preprogrammed music in CD quality fidelity with no commercials or disc jockey interruptions of any kind. The playlists for most DMX formats include more music cuts than would typically be heard on a radio broadcast or other competing preprogrammed music service. (See
"Business -- Competition".)

     DMX is carried by more than 885 affiliates comprised of cable systems, owned and operated offices, DBS program providers and independent franchises in 49 states. DMX currently is accessible to more than 18 million cable subscribers and 11 million businesses in the United States.

GOALS AND STRATEGIES.

     DMX Inc.'s goal is to continue to build DMX as a brand name consumer and business service and become the established standard for digital audio services. Its primary strategies are: (1) to continue to acquire residential and commercial subscribers in as many markets as possible via its available distribution methods, (2) to establish and maintain relationships with third party organizations in related industries which support and enhance the marketing, distribution and subscriber penetration levels of DMX and, (3) to maintain its market position as a leader in digital audio through an emphasis on superior programming and technology.

     DMX Inc. views the strategy of being the first entrant into a market and quickly securing distribution commitments for DMX as a key factor during the start up and development phase of any marketplace. DMX Inc. has focused much of its efforts during the start-up period on securing distribution agreements with cable operators and satellite programming distributors. From 1989 to the present DMX Inc. has: (i) entered into affiliation agreements with over 50 U.S. cable operators; (ii) entered into distribution agreements with a DBS programming provider; (iii) entered into distribution agreements for DMX in Canada, Mexico, Latin America, Africa and the Caribbean; and (iv) obtained distribution on HITS, a new distribution technology utilizing digital compression. The focus to gain wide distribution of DMX is intended to provide DMX Inc. with greater market share and limit the market development potential of its competitors.

                                      A-V-7

DOMESTIC BUSINESS.

     Since its launch in September 1991, DMX has been distributed by C-Band satellite to cable systems, which in turn deliver the service over existing cable networks to cable subscribers. With the launch of DMX on the Ku-Band satellite in June 1994, DMX Inc. has been able to expand the market access of its commercial service, DMX for Business and its residential DBS service DMX Direct. Ku-Band satellites transmit signals using a higher power than C-Band satellites, which allows reception by substantially smaller satellite dishes. The ability to distribute DMX directly to the end user gives DMX Inc. much broader market access and the choice of delivering the DMX signal either by existing cable or Ku-Band satellite. The DMX signal is distributed by DMX Inc. from its studio and uplinking facility housed in TCI's National Digital Television Center located in Littleton, Colorado. Additionally, the implementation of the on-premise DMX-Disc program and the expansion of the Disc catalogue has allowed DMX Inc. to market DMX in the commercial marketplace in situations where cable and DBS distribution may not be an option (e.g., in situations where roof-top rights or a cable signal may not be available).

  Residential Service.

     Today, the cable television industry in the United States is comprised of more than 11,220 cable systems which serve more than 61.7 million households, according to the 1996 Television and Cable Fact Book. This represents approximately 63% of all television households in the country. Of those households subscribing to cable, nearly 70% subscribe to one or more premium cable services. It is expected that cable systems will transition from analog to digital technology in coming years, resulting in a wider selection of programming and services available to subscribers due to increased band-width. This transition will commence with the roll-out of TCI's digital programming package in the latter part of 1997.

     Cable Affiliate Sales. The acquisition of subscribers is a joint effort between DMX Inc. and the cable affiliate. To support its affiliates' marketing efforts, DMX Inc. contributes marketing materials and/or cooperative marketing funds. The retail price of DMX is established in each local market by the cable operator. Many different pricing strategies such as separate equipment rental charges, promotional discounts and special offers may affect the ultimate retail price to the consumer. In the future, DMX Inc. expects DMX to be offered as part of a basic package or as a tier programming option, as cable affiliates migrate from analog to digital technology.

     Cable operators have recently begun to launch a new method of distributing video and other programming using digital compression technology. Digital compression technology can compress, on average, as many as 14 of the current analog video signals into the space normally occupied by one. Such technology improves picture quality and allows for carriage of significantly more video product offerings ("Digital Distribution") without cable operators having to build a new cable plant. The technology is distributed through HITS, that enables TCI and each other participating cable operator to increase their program offerings and create new packages that could include, if they so choose, DMX music services as part of a package of video and music services. The technology permits subscribers to receive video and music signals through a single standard set-top-tuner or "box" without the use of a separate tuner for music, as is currently the case. TCI conducted a beta test of its Digital Distribution in late 1996 and began offering such service to selected paying customers in three test markets during the first quarter of 1997.

     The launch of digital compression technology has the potential to provide an additional distribution market for DMX music services if cable operators utilizing Digital Distribution, such as TCI, elect to offer DMX music services as part of one or more digital video programming packages, thereby capturing as subscribers customers who might not otherwise elect to subscribe to DMX music services on an a la carte basis. However, the launch of and the transition to Digital Distribution may also have the effect of materially reducing residential subscriber fee revenues as a result of the expected change from the a la carte fee structure currently in effect. DMX Inc. does not expect the launch of Digital Distribution to affect the current rate structure for commercial cable subscribers or DBS Distribution.

     DMX Inc. expects that license fees paid by cable operators for Digital Distribution that include DMX music services in their digital packages will be much lower than the a la carte fees now paid under affiliation

                                      A-V-8
agreements currently in effect. While a substantial increase in the overall number of residential subscribers purchasing digital packages that include DMX music services could result in revenues equal to or exceeding the revenues from residential subscribers currently electing to purchase DMX services for a separate a la carte fee, such a result depends on a number of factors over which TCI Music has no control, including whether cable operators elect to include DMX music services as part of their digital packages, the acceptance by consumers of the digital products and whether those electing to purchase the digital packages are already DMX subscribers. Neither TCI Music nor DMX Inc. can predict the number of DMX residential subscribers that will elect to receive a digital package that includes DMX when it is offered.

     DMX was launched in the U.S. cable market in September 1991 to residential subscribers. DMX Inc. currently has distribution commitments representing approximately 50% of the U.S. cable marketplace. Such distribution commitments are represented by contracts, or "affiliation agreements" reached between DMX Inc. and cable operators which give the operators the right to distribute DMX to residential subscribers within their franchise territories in exchange for a monthly per subscriber license fee. Commercial rights are granted under a separate contract. DMX Inc. has reached affiliation agreements with more than 50 multiple system operators ("MSO"). The term of the affiliation agreements range from one to ten years and require monthly license fees be paid to DMX Inc. for each DMX residential subscriber. Certain of the MSOs affiliated with DMX Inc. have also made direct equity investments in the common stock of DMX Inc.

     In 1989, TCI entered into a series of agreements with DMX Inc. which resulted in the acquisition of approximately 2.0 million shares of DMX Inc.'s common stock and the right to earn up to approximately 1.4 million additional shares based on distribution goals, all of which were earned during the fiscal year ended September 30, 1992. During 1995 and 1996, TCI increased their interest to approximately 45% of the outstanding common stock of DMX Inc. through a series of private placements, and through a transaction completed in May 1996 whereby 10.8 million shares of common stock in DMX Inc. were exchanged for TCI's 49% interest in DMX-E. On July 11, 1997, DMX Inc. and TCI Music consummated a merger pursuant to an Agreement and Plan of Merger, dated February 6, 1997, as amended by Amendment One to Merger Agreement dated May 29, 1997 among DMX Inc., TCI, TCI Music, and Merger Sub, whereby Merger Sub was merged with and into DMX Inc. with DMX Inc. as the surviving corporation. During fiscal years 1995, 1996 and for the nine months ended June 30, 1997, TCI accounted for approximately 61%, 53% and 50% of DMX Inc.'s residential cable revenues, respectively.

  Direct-to-Home ("DTH") Sales.

     Direct Sales. In October 1995, DMX Inc. launched its in-house direct sales effort, DMX-Direct, a DBS service, commonly referred as direct-to-home ("DTH") to the residential marketplace. DMX-Direct uses DMX Inc.'s DBS technology launched to commercial customers and offers the same programming availability. Customers purchase the required equipment and subscribe to DMX-Direct for a monthly or annual prepaid subscription.

     Direct to home sales extend the distribution potential of DMX's residential service to: areas not currently wired for cable; markets served by a cable operator affiliated with a competitive digital audio service; and markets served by cable operators not affiliated with any digital audio provider.

     Third Party DBS Sales. In October 1995, PRIMESTAR, a DBS distributor of packaged programming to the residential market, launched its service with carriage of DMX. DMX Inc.'s agreement with PRIMESTAR requires PRIMESTAR to pay a per subscriber license fee to DMX Inc. based on the number of basic subscribers, or based on the number of basic and premium subscribers when PRIMESTAR expands the DMX format offerings to include a premium tier option. PRIMESTAR distribution gives the DMX brand name nationwide consumer exposure through the marketing campaigns for PRIMESTAR. No additional equipment is required over and above the standard satellite equipment in order for a subscriber to receive the DMX signal. As of July 1997, there were approximately 1,800,000 PRIMESTAR DMX subscribers.

                                      A-V-9

  Commercial Service.

     The U.S. business marketplace has approximately 7.4 million business establishments in the top 337 metropolitan statistical areas, according to Equifax/National Data Systems. Approximately 60% of these businesses use some form of background music, based on marketing research performed by DMX Inc.

     DMX distributes its programming services to the commercial marketplace through its Commercial Division under the brand name DMX for Business(R). The division distributes DMX for Business through three sales departments: Affiliate Sales, an indirect sales channel of both cable and non-cable franchised affiliates; National Account Sales; and two regional direct sales channels owned and operated by DMX Inc.

     Affiliate Sales. The Affiliate Sales department was the first sales channel developed by the Commercial Division. Distribution of DMX for Business began in 1992 through DMX Inc.'s relationships with cable affiliates. Sales of DMX for Business via cable distribution was limited by the access to businesses by cable plant as well as cable distribution to major business markets throughout the United States. When DBS distribution of DMX became available via AT&T's Telstar 402R satellite, Affiliate Sales began immediate expansion of its distribution of DMX for Business, both within the existing cable franchise network as well as to all non-affiliated U.S. markets. DMX for Business has licensed many of its residential cable affiliates, as well as independent, third party affiliates, with the rights to sell DMX for Business on a non-exclusive basis, thus expanding its network of licensed distributors to cover markets where it is not affiliated with a cable operator, or where there is distribution of a competitive service. Affiliates may be licensed to distribute DMX via all three distribution methods: cable, DBS and DMX-Disc.

     DMX Inc.'s Commercial Division offers its affiliates the non-exclusive right to sell DMX for Business and requires its affiliates to dedicate a minimum level of resources and meet specified performance criteria to become a qualified distributor and maintain a qualified status for distributing DMX for Business. For cable affiliates, the typical commercial affiliation agreement runs concurrently with the residential affiliation agreement. Non-cable affiliates have a five year agreement to distribute DMX with a performance evaluation annually. If the affiliate has not met DMX Inc.'s performance standards, it could lose its DMX affiliation. DMX Inc. requires its affiliates to pay a set minimum monthly license fee per commercial subscriber, or a percentage of the subscriber's monthly retail rate, whichever is greater. The typical contract term with a commercial establishment is for a 60 months at a retail rate of approximately $55 per month. The retail pricing is determined by the affiliate and depends upon many factors such as the square footage of the business, the number of tuners or receivers used in the business and the contract length.

     National Accounts. The National Account Sales department was launched concurrently with the distribution of DMX for Business via DBS. The department has been marketing DMX for approximately 3 years, selling DMX services to large national chain accounts, such as retail and restaurant chains, that require or demand centralized sales, installation, and customer services. The department employs an in-house sales force specially trained for selling to national accounts. DMX Inc.'s commercial non-exclusive affiliation agreements allow its national accounts sales force to sell directly to commercial establishments within existing affiliated franchise territories. Sales efforts are being concentrated at the senior management level of these national account prospects. National Account contracts generally provide for the DMX for Business service to be delivered to all of the subscriber's locations for a monthly fee generally ranging from $40-$55 per location depending upon many factors such as the number of locations and the number of receivers used within each location. Contract terms generally range from 36 to 60 months. DMX Inc. has signed multiple national account agreements with various nationwide and regional business chains, primarily in the hospitality and retail industries.

     DMX Inc. has established strategic sales alliances to create name branding and establish DMX for Business as a viable and credible competitive service for national chains. Alliances in the cross-branding of DMX include: Bose Corporation for packaged sound systems; AT&T Tridom in VSAT data and video network applications; and PRIMESTAR for entertainment, news information and sports TV video services. The DMX national account sales team works in conjunction with these strategic sales alliances to cross-promote services and to make joint sales presentations in selling packaged business communication services and products.

                                     A-V-10

     Owned and Operated Accounts. In May 1995, DMX Inc. launched its first owned and operated sales group ("O&O") in the Southern California market, covering a seven county area extending from Ventura to San Diego. DMX Inc. is expanding its O&O markets and has recently opened three new offices in Phoenix, Arizona, Atlanta, Georgia and Miami, Florida. The O&OS sell DMX and related business communication services and products direct to both local and regional chain accounts located in its territory through its own sales, installation and service team. The O&OS also generates revenue from sound system equipment sales and labor sales from installations and handles all equipment set-up and follow-up service for new and existing accounts. The O&O's customer contracts are for a monthly fee generally ranging from $55 to $150 depending on many factors such as number of locations and the number of receivers installed in the business, and length of contract. The average contract term ranges from 48 to 60 months for such customer contracts.

     The Sound Solutions Center. DMX Inc. has established a customer service center, The Sound Solutions Center which provides ongoing professional management, training and support required to ensure that DMX subscribers receive the high quality service demanded by the competitive marketplace. The support services required by the music subscribers are often very specialized and require a highly trained music consultant to support their music needs, as well as general field installation and service requirements for music, sound system and related communication equipment.

INTERNATIONAL BUSINESS.

     Although DMX Inc. has recently focused on domestic growth, it continues to review opportunities in distributing DMX in foreign markets. DMX Inc. has licensing and royalty arrangements that cover Canada, Mexico, Latin America, the Caribbean and Sub-Saharan Africa and continues to evaluate other possible joint relationships to enhance the international distribution of DMX.

  Europe.

     In connection with the ceased operations of DMX-E on July 1, 1997 and the definitive agreements entered into between DMX Inc., Jerold H. Rubinstein and XTRA, XTRA has an exclusive five-year, royalty-free license to distribute the DMX music service in Europe, the former Soviet Union, and in the Middle East and will have the right to use DMX Inc.'s trademarks for two years. However, the music service is currently not being distributed. (See "Business -- General Development of Business".)

  Canada.

     The Canadian cable market is comprised of approximately 7.6 million basic cable subscribers which represents approximately 76% of households passed by cable. Pay service penetration, including extended basic service penetration, reached approximately 88% during 1995 according to Media STATS September 1995 data. In addition to the residential subscriber potential for DMX, the Canadian market has approximately 920,000 businesses, according to Statistics Canada.

     In 1992, Shaw entered into a licensing and royalty agreement with DMX Inc. which provides for a monthly per subscriber royalty for both residential and commercial distribution. DMX Inc., through its subsidiary 450714 B.C. Ltd., is a partner in The DMX-Canada Partnership ("DMX-Canada"), a partnership with DMX-Canada Ltd., an affiliate of Shaw. DMX-Canada is the operating entity that distributes the DMX service in Canada and its territories.

     The residential DBS direct-to-home market in Canada is regulated by the Canadian Radio/Television and Telecommunications Commission ("CRTC"). During 1996, the CRTC issued a license to DMX Inc. to provide subscription-based music service to homes in Canada which requires special programming mandated by the CRTC for the Canadian residential market. DMX is currently offered by DMX-Canada to residential subscribers.

     The CRTC does not regulate programming delivered to commercial establishments by direct broadcast satellite. DMX-Canada launched DMX for Business by DBS in November 1994, and has acquired over 2,000 commercial subscribers in Canada since that date.

                                     A-V-11

     In addition to forming DMX-Canada, Shaw has invested in DMX Inc. by purchasing stock in private placements and making open market purchases, and held approximately 14% of the outstanding common stock of DMX Inc. as of June 30, 1997. (See "Security Ownership of Certain Beneficial Owners and Management".)

  Latin America and The Caribbean.

     On December 10, 1996, DMX Inc. entered into a letter agreement with Sky Entertainment Services in Latin America ("Sky-LA"), pursuant to which Sky-LA was granted the right to carry up to 40 DMX music formats on the Mexican, Brazilian and South American platforms of Sky-LA. Sky Entertainment Services is the brand name for the direct-to-home service offered by the strategic alliance formed by Organzacoes Globo, Brazil's leading entertainment group; Mexico's Grupo Televisa S.A.; The News Corporation, Limited; and Tele-Communications International, Inc. (the "Sky Entertainment Alliance"). Tele-Communications International, Inc. is a subsidiary of TCI.

  Africa.

     During 1995, DMX Inc. reached an agreement with TML-Bluestar ("TML-B"), a South African joint venture company, for distribution of the DMX service in Sub-Saharan Africa. TML-B then entered into a licensing arrangement with MultiChoice Africa ("MultiChoice") for distribution of DMX to MultiChoice subscribers by Ku-Band DBS. MultiChoice is the only subscriber management services ("SMS") provider in South Africa, and offers SMS services to more than 2 million pay TV subscribers in Africa and Europe. In South Africa alone, MultiChoice provides SMS to approximately 950,000 subscribers, according to data provided by MultiChoice.

     TML-B launched DMX in December 1995 and carries 40 music formats. DMX is sold to both residential and commercial subscribers in exchange for per subscriber license fees. DMX is being included as part of the MultiChoice basic package of digital audio and video programs distributed via satellite to customers in South Africa. DMX Inc. does not incur any incremental costs in providing the signal for distribution to this market, nor is it responsible for the payment of music rights, pursuant to the terms of its agreement. TML-B plans to expand its distribution throughout other territories in Sub-Saharan Africa as these areas develop. Currently TML-B has over 100,000 subscribers.

THE SUPERAUDIO SERVICE.

     In May 1990, DMX Inc.'s subsidiary, Tempo, entered into the Galactic/Tempo joint venture agreement with an affiliate of Jones (the eighth largest MSO), for up to fifteen years to distribute Superaudio, a basic cable audio service. Each company owns a 50% interest in the joint venture. The joint venture began operation in July 1990 and combined DMX Inc.'s basic cable audio service, TEMPO Sound, with its only direct competitor, Galactic Radio. In connection with the joint venture arrangement, Jones provides both satellite space and uplinking service for Superaudio.

     Superaudio is a basic cable audio service which is distributed in analog fidelity and currently provides nine formats of popular music and information services, including news, children's programming and a reading service for the visually impaired. The programming line-up includes the use of announcers and some limited commercial announcements. The Superaudio service is distributed by satellite from Jones' studio facilities in Englewood, Colorado to cable systems, which deliver it to their cable subscribers.

     The joint venture has entered into affiliation agreements with cable operators which provide for a monthly license fee per basic subscriber. The service is generally marketed as a basic cable audio service at no additional charge to the subscriber. However, ultimate product placement and retail pricing is left up to the individual cable operator.

                                     A-V-12

PROGRAMMING.

     DMX Inc. believes that the primary consumer appeal of DMX is its programming content. DMX Inc. has researched and refined each of its current 96 custom designed music formats. In contrast to radio, the programming content of the DMX service is continuous music, without commercial or other interruption, made available in distinct formats that are more narrowly tailored to fit the music listener's specific taste. DMX is delivered in CD standard fidelity.

     DMX appeals to a wide variety of listeners by providing multiple music formats within each music genre. By offering defined music formats, DMX subscribers can easily select the formats that appeal to them most. For example, a classical music enthusiast may enjoy symphonies and chamber music, but may not have the same interest in opera. DMX allows listeners to make these musical choices without compromising their listening experience. The following table shows the current format offering by genre:

CLASSICAL
 Chamber Music
#Classical Guitar
#Lite Classical
#Opera
 Symphonic

INSTRUMENTAL
 Beautiful Instrumentals
#Contemporary Instrumentals
 New Age
#Piano

JAZZ
#Acid Jazz
 Classic Jazz
#Dixieland
#Jazz Vocal Blends
#Lite Jazz

COUNTRY
#Bluegrass
#Hot Country
 Modern Country
 Traditional Country

POP/ADULT CONTEMPORARY
 Adult Contemporary
#Classic Hits Blend
 Folk Rock
#Hit Sweep
 Hottest Hits
 Love Songs
#New Adult Contemporary
#New Music
#Power Hits
#Soft Hits

OLDIES
 50's Oldies
 60's Oldies
#70's Oldies
#80's Oldies
 Big Band/Swing
#Euro Oldies
#Upbeat Oldies

ROCK
 Album Rock
 Alternative Rock
 Classic Rock
 Heavy Metal

URBAN
 Dance
 Gospel
#Motor City Sound
#R&B/Rap Hits
 Rap
 Traditional Blues
 Urban Adult Contemporary

SPECIALTY
#Beach Party
#Cajun
#Children's
 Christian Inspirational
#Contemporary Christian
#Contemporary Blues
#Environmental Sounds
#Folk Music
 Great Singers
#Hawaiian Music
#Polka
 Show Tunes
 Holiday Music
#The Mirage Channel**

LATIN
#Brazilian Music
#Cumbia
#Flamenco Music
#Latin Contemporary
#Mariachi
#Rock en Espanol
 Salsa
 Tejano

INTERNATIONAL
#African Rhythms
#Caribbean Music
#Chinese Music
#Danish Hits
#Dutch Hits
#Euro Hits
#Flemish Music
#French Hits
#German Easy Listening
#German Folk Music
#German Oldies/Schlager
#German Rock
#Greek Music
#Hebrew Music
#Indian Music
#Irish Music
#Italian Hits
#Japanese Music
#Norwegian Music
#Oriental/Eastern Mediterranean
#Quebec Hits
#Quebec Pop/Rock
#Quebec Soft Hits
 Reggae
#Traditional Italian
#Turkish Music
#U.K. Hits
#World Beat

# Expanded formats available only on DBS service

** The Mirage Channel is for the exclusive use of Mirage Resorts Incorporated

                                     A-V-13

     DMX Inc. seeks consumer feedback on DMX programming to help determine when to add or change formats to meet the ever changing tastes of its listeners. DMX Inc. uses an 800 number for DMX subscribers to call as a means of gathering customer's suggestions, addressing technical problems or complaints and at the same time providing DMX Inc. with demographic and subscriber preference information.

     DMX Inc. programs its music using an in-house programming staff. This staff is responsible for music research, on-going acquisition of new music material, programming, scheduling and interfacing with DMX Inc.'s studio operations where the DMX service is originated. DMX Inc. has developed a sophisticated system of programming, originating and distributing the DMX service. This process involves the use of certain software and hardware for selecting songs and encoding the music information into a data stream, which then is uplinked to DMX Inc.'s satellites for delivery to its cable affiliates and DBS customers. The same programming process is used in developing DMX-Disc custom four hour CDs, which are maintained in a library catalogue for replication and distribution to DMX Inc.'s DMX-Disc customers.

     DMX appeals to a wide variety of businesses by providing multiple music programs within each music format. To help DMX subscribers in selecting the appropriate music for their business, DMX for Business utilizes its Music Application Program (MAP(TM)). MAP assists DMX subscribers in analyzing their business image, demographics and desired energy level to create a custom music program to enhance the business' atmosphere, making it simple to tailor the audio atmosphere of any business.

     In conjunction with the launch of DMX on a Ku-Band satellite, DMX Inc. expanded its DMX programming from the 30 formats available by cable to a 120 channel capacity DBS system. There are currently 96 channels available for commercial subscribers and DMX Inc. plans to continue expanding its music line-up. DMX Inc. believes this will further enhance the appeal of DMX by offering greater choice and flexibility to commercial subscribers. As part of the DMX programming process, the programming staff constantly reviews and modifies the programming line-up to meet the needs of its commercial subscribers.

MARKETING.

     DMX Inc.'s marketing strategy is to create and implement marketing and promotional programs that establish DMX as the branded name and recognizable leader in digital music services. This is being accomplished through the development and deployment of training, sales management, and sales support programs; business-to-business marketing programs; and the development of a unique multimedia network of digital business communication services through strategic sales and marketing alliances with some of the world's most recognized companies.

     DMX Inc.'s affiliate marketing focus is to support cable operators and other DMX distributors by providing creative and integrated marketing campaigns and music consulting advice. DMX Inc. has developed various marketing campaigns, in addition to ongoing special promotions, to assist cable operators with the acquisition and retention of DMX subscribers.

     A typical acquisition program's target marketing materials include such items as newspaper and cable guide advertising; point of purchase materials; demonstration units; direct mail inserts; training programs for affiliate customer service representatives; specialty holiday promotion materials; and press releases and assistance with public relations events. Retention materials include: a listener's guide to promote product understanding; a DMX#DJ(R) program guide explaining the use of the DMX#DJ and format description.

     DMX for Business marketing programs include: sales literature, trade advertising, participation in local trade shows, and direct mail. Within National Accounts and O&O, the Commercial Divisions' marketing programs include attendance at national trade shows, trade advertising, and direct sales through presentations, demonstrations and trials of DMX for Business. DMX also has marketing relationships with: Bose Corporation, one of the world's leading manufacturers of consumer and professional packaged sound systems and loudspeaker products; AT&T Tridom for VSAT data and video network applications; and Audiocom, one of the nation's leading providers of customized business messaging, for message production services. All of these relationships form a powerful alliance for the delivery of multimedia services to the commercial marketplace and have validated DMX as a premiere digital music service in the commercial market. In addition, the sales

                                     A-V-14
and marketing teams of each organization have increased DMX's market presence and brand identification and have added reciprocal value to each other through the distribution of these packaged services.

TECHNOLOGY.

     DMX Inc. has rights to use the technology used in the origination, distribution and reception of DMX via cable, DBS, and DMX-Disc. Affiliated cable operators use special equipment designed to receive the DMX signal and then deliver it over the existing cable network to cable subscribers in the affiliated operator's system. Each subscriber (other than there receiving DMX via Digital Distribution) must be equipped with a special DMX cable tuner (the "DM-2000" tuner), which is designed to connect to the existing coaxial cable used for other cable programming services and to any commercial stereo system using industry standard audio jacks. Subscribers receiving DMX via direct broadcast satellite must be equipped with a small satellite dish antenna and a DMX DBS receiver (the "DR-200" receiver), which like the DM-2000 tuner connects directly to any stereo system. Either tuner allows the subscriber to select any of the available formats at any time. The tuner can be controlled manually, or by a hand held remote control device. One such remote control device, the DMX#DJ(R), compatible with both tuners, provides the subscriber with complete programming information about any song being heard on DMX. The information is shown in a display window on the DMX#DJ using a liquid crystal display. Programming information provided includes: song title, artist, composer, album title, record company label, DMX identification number and chart position, if any. A basic remote control is also available which controls the necessary functions on each tuner, but does not include the display of programming information.

     DMX is transmitted using multiple distribution technologies based on various compression algorithms which allow the signal to be delivered to the subscriber in CD quality fidelity. These compression technologies are known as SuperSound, AC-3 and MUSICAM. The SuperSound scheme is currently used for U.S. cable transmission and was also used for European cable transmission. AC-3 is currently used for U.S. DBS transmission. MUSICAM was used for European DTH transmission and could ultimately replace SuperSound for European cable transmission. DMX Inc. expects to be in a position to offer the U.S. Cable operators currently using SuperSound the option of migrating to AC-3 or MUSICAM, based on the standard adopted for the U.S. market as digital compression technology becomes widely-used.

RESEARCH & DEVELOPMENT.

     DMX Inc. views its research and development efforts as a key component of maintaining its leadership position in digital audio. In order to keep its technology at the forefront and to deliver DMX using multiple distribution paths, DMX Inc. is continuing research and development activities which include refinements to its residential and commercial DBS technology and the development of AC-3 and MUSICAM compression compatible technology for use in distribution of its cable delivered signal.

     An example of recent Research and Development efforts was the design and testing of the DMX Adnet Storecasting system as well as the development of the "What's on DMX" addition to DMX Inc.'s web page. In addition, DMX Inc. will continue to develop enhancements to the DMX service and other upgrades to its technology as may be required. DMX Inc. is currently testing its audio encoding for compatibility with HITS, and has been through a series of technology revisions since testing commenced in August 1996. The audio signal is Dolby AC-3 encoded under the M-Peg transmission technology, to be compatible with the General Instrument digital boxes being used with HITS. The current DMX#DJ is in the process of being redesigned as the existing remote does not work with the new digital boxes.

SATELLITES.

     C-Band Transmission. DMX Inc. sub-leases space on a U.S. domestic communications satellite known as Satcom C-3, Transponder 24. The sub-lease was entered into in December 1992 with a subsidiary of TCI, Western
Tele-Communications, Inc. ("WTCI"), which in turn has leased the satellite transponder from GE American Communications, Inc. DMX Inc. began using the satellite in Spring 1993. This satellite is used

                                     A-V-15
by other cable industry program providers and its signal can be received by most U.S. cable operators. The satellite areas of coverage include Hawaii, Alaska, Mexico and Central and Northern South America.

     Ku-Band Transmission. In March 1996 DMX completed the signal migration from the AT&T Telstar 401 satellite to the Loral Telstar 4 satellite, formerly known as the AT&T 402R satellite. The satellite sub-lease was entered into in May 1994 with WTCI, which in turn has leased the satellite transponder service operated by Loral.

     Although there has never been sustained interruption of DMX Inc.'s signals due to transponder failure or satellite unavailability, failure or loss, no assurance can be given that such event will not occur in the future. If such an event were to occur or if WTCI were unable to provide transponder services to DMX Inc., DMX Inc. would have to seek alternative transponder or satellite facilities. However, alternative facilities may not be available on a timely or cost-effective basis and may require the expense of repositioning each DBS subscriber's satellite dish in order to receive signals from another satellite. Any one or more of these events would require DMX Inc. to incur additional expenditures and could degrade DMX Inc.'s ability to serve its customer base and have may have a material adverse effect on DMX Inc.'s financial condition and results of operations. If DMX Inc. is required to enter into new transponder lease agreements, no assurance can be given that it will be able to do so on terms as favorable as those in its current agreements with WTCI.

MUSIC RIGHTS.

     DMX Inc. has entered into agreements or is operating under interim agreements with the American Society of Composers, Authors and Publishers ("ASCAP"), Broadcast Music Inc. ("BMI"), and SESAC. The agreements provide for performance royalties to be paid by DMX Inc. for all music played on DMX in the United States.

     DMX Inc.'s agreement with ASCAP for commercial distribution was previously governed by an interim industry wide agreement. A final form of the agreement covering commercial distribution was finalized in 1995. DMX Inc. signed that agreement and thus effected a new agreement term through May 1999. The residential agreement with ASCAP is currently governed by an interim, industry wide agreement which will remain in effect until such time as new industry rates are determined. During 1995, DMX Inc. entered into a new residential agreement with BMI, with a term extending through September 30, 1999. DMX Inc.'s agreement with BMI for commercial distribution has expired, and DMX Inc. is currently operating under a month-to-month extension. DMX is part of an industry-wide negotiating group currently discussing renewal terms, and expects this to be finalized in the near future. DMX Inc.'s agreements with SESAC for residential and commercial distribution both expired in June 1997. Certain of the agreements that are being negotiated on an industrywide basis over new rate structures may require retroactive rate increases. DMX Inc. has continued to accrue royalties that are under negotiations based on its best estimates, after consultation with legal counsel and consideration of the terms and rates of the expired contracts.

     DMX Inc. is currently involved in an arbitration with the Recording Industry Association of America regarding royalty rates which will be payable to the sound recordings owners pursuant to the Digital Performance Right in Sound Recordings Act of 1995 (see "Business -- Copyright and Royalty Provisions").

COMPETITION.

     Digital audio services compete for consumers' time and discretionary income that is spent on other sources of entertainment, such as radio, other pre-recorded music services, on-air television, basic and premium television services, and in-home video and audio systems. Competition for cable system relationships to increase distribution is based primarily on the relative quality and quantity of programming, financial strength, quality of marketing to attract and retain subscribers, technical reliability and performance and the overall cost of the services to affiliated distributors taking into account the purchase cost of the hardware, the operating cost of the technology and the monthly license fees.

     DMX Inc. currently has one main competitor in the residential marketplace, Music Choice, formerly known as Digital Cable Radio, a digital audio service similar to DMX. DMX Inc. principally competes for

                                     A-V-16
third party cable and DBS affiliations with Music Choice. Once a decision is made to affiliate with a digital audio provider, a substantial capital investment must be made in cable system headend receiving equipment and individual subscriber tuners and remote controls which are unique to that digital audio provider's service. In addition, the channel capacity of many cable systems might not permit the systems to carry two digital audio services. In addition, most of DMX Inc.'s affiliation agreements prohibit a distributor from offering a competitive music service. Therefore, DMX Inc. believes it is unlikely that a cable operator or other affiliated distributor would introduce a competitive digital audio service and, to date, none has done so. As a result, DMX Inc. does not directly compete with Music Choice for subscribers once an affiliation agreement is signed.

     In the direct-to-home residential DBS marketplace, DMX is carried on the PRIMESTAR networks. Music Choice is carried on DirecTV. Muzak, one of DMX Inc.'s competitors in the commercial marketplace, secured residential DBS distribution with Echostar Communication Corporation's DISH Network. DMX Inc. entered into an agreement with Sky-LA and DMX is currently being offered in Mexico and Latin America.

     DMX Inc. also has competition in the commercial marketplace from other pre-programmed business music providers, such as Muzak and AEI. However, the distribution technology and the quality and quantity of music programming is significantly different. As an example, Muzak does not offer cable distribution and only has 16 channels on its standard analog DBS system. Although Muzak does have 30 channels on the Echostar DISH Network, that service does not provide the management control functions required by the commercial marketplace. AEI only offers 6 channels from its analog DBS service. Also, all other competitors offer fewer music programming options, compared to DMX's 96 options available on DBS. DMX for Business is competitively priced with other business music services.

     DMX-Disc, DMX Inc.'s CD technology, provides an additional distribution method to better compete in situations which require an on-premise music service solution. This technology is superior to the tape programs offered by AEI and Muzak, and the only competitor to offer a similar product is AEI which also offers an on-premise CD system.

REGULATION.

     DMX Inc.'s operations generally are not of a type subject to regulation by any government agency other than the routine regulations applicable to any business. Although programming providers, such as DMX Inc., are not directly regulated by the Federal Communications Commission ("FCC"), the operations of cable television and satellite distribution systems are subject to the Telecommunications Act of 1996 (the "Telecommunications Act"), the Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Act"), the Communications Act of 1934, as amended, and the Cable Communications Policy Act of 1984, as amended (the "Cable Act"), and to regulation thereunder by the FCC.

     The FCC regulates the providers of satellite communications services and facilities for the transmission of programming services, the cable television systems that carry such services and to some extent the programming services themselves. Cable television systems are also regulated by municipalities or other state and local government authorities. Municipalities generally have the jurisdiction to grant and to review the transfer of franchises, to review rates charged to subscribers, and to require public, educational, governmental or leased-access channels, except to the extent that such jurisdiction is preempted by federal law. Any such rate regulation or other franchise conditions could place downward pressure on subscriber fees earned by the providers of cable television programming, and such regulatory carriage requirements could adversely affect the number of channels available to carry such programming.

     The 1992 Cable Act directed the FCC to promulgate regulations regarding the sale and acquisition of cable programming between multichannel video program distributors (including cable operators) and programming services in which a cable operator has an attributable interest. The legislation and the implementing regulations adopted by the FCC preclude virtually all exclusive programming contracts between cable operators and programmers affiliated with any cable operator (unless the FCC first determines the contract serves the public interest) and generally prohibit a cable operator which has an attributable interest in a programmer from improperly influencing the terms and conditions of sale to unaffiliated multichannel video

                                     A-V-17
distributors. Further, the 1992 Cable Act requires that such affiliated programmers make their programming services available to cable operators and competing video technologies such as MMDS and DBS services on terms and conditions that do not unfairly discriminate among such technologies. The 1996 Telecom Act has extended this requirement to programming services in which telephone companies and other common carriers have attributable ownership interests.

     Any laws or regulations that adversely affect satellite or transmission services, copyright or royalty agreements, or which would have an adverse effect on the growth of the cable television and satellite industries may also have an adverse effect on DMX Inc.

     DMX Inc. believes certain revisions to the Communications Act of 1934 promulgated under the more recent legislative acts set forth above undoubtedly will have an effect on cable television. The Telecommunications Act removes regulatory restrictions which for years have kept the cable, telephone, long distance and broadcast industries segregated. The reforms also provide for removal of the price controls on cable television rates within three years of enactment. It is still unclear if the changes made will significantly affect programmers, such as DMX Inc.

  Program Access and Carriage Agreements.

     Program Access and Carriage Agreement provisions in the 1992 Act designed to protect programmers, and ultimately consumers, from discriminatory practices by cable system operators, affect programmers such as DMX Inc. For example, cable operators are prohibited from requiring or coercing programmers to give them exclusive carriage agreements, unfair pricing or financial interests in the programming company in exchange for carrying a particular programming services. While these provisions generally benefit DMX Inc. by guaranteeing it access to a broader market, the MSOs with which DMX Inc. has affiliation agreements, and which have ownership interests in DMX Inc., are also subject to these provisions and may not discriminate against other programmers for the benefit of DMX Inc.

     In the 103rd and 104th Congress, legislation was introduced which would repeal the program access requirements of the 1992 Act; however, those efforts have been unsuccessful to date and any future action is uncertain.

  Copyright and Royalty Provisions.

     On November 1, 1995, President Clinton signed into law Senate Bill 227, the Digital Performance Right in Sound Recordings Act of 1995 ("1995 Act"). The law amends U.S. copyright law to provide sound recording owners with an exclusive performance right in sound recordings that are performed by means of subscription service digital transmissions. The legislation was drafted to protect performers and copyright owners in sound recordings, who were potentially disadvantaged by the birth of the digital subscription services.

     The 1995 Act establishes a new right of owners of the performance rights, such as the performers and record companies, to control digital transmission of sound recordings. The 1995 Act provides a compulsory license for non-interactive subscription services, but does not provide a compulsory license for interactive services which allow the listener to select performance of a musical piece based on a menu or schedule. As a general matter, the digital performance right does not apply to traditional radio and TV broadcasts, background music services such as MUZAK, or to music transmitted at restaurants, department stores, hotels or amusement parks in the traditional manner.

     An arbitration proceeding relating to residential digital music distribution is pending before the United States Copyright Office. The purpose of the proceeding is to determine the statutory license royalty rate to be paid under the 1995 Act by DMX Inc. (and other digital music residential subscription services) on services transmitted to non-business subscribers. The proceeding commenced August 2, 1996. The royalty rate would be retroactive to February 1996, and accordingly, DMX Inc. has been accruing 3% of residential subscriber fee revenue since such date. Royalty rates of 0.5% by Muzak L.P., 1.25% by DMX Inc., 2% by Digital Cable Radio Associates, and 41.5% by the Recording Industry Association of America have been proposed to the

                                     A-V-18
arbitrators. The results of the arbitration could have an adverse effect on DMX Inc. if DMX Inc. is required to pay a higher license royalty rate than the rate at which DMX Inc. has been accruing.

     DMX Inc. is not aware of any new legislation that may be introduced in 1997 which would adversely impact its business. Any other changes in U.S. law or regulations which would impose new or higher royalty fees, or cause compliance with copyright and royalty regulations to be more burdensome, could have a material adverse effect on DMX Inc.

TRADEMARKS.

     DMX Inc. has filed for worldwide trademark registration (including DMX, Digital Music Express, DMX for Business, DMX#DJ and, through its joint venture with Jones, Superaudio). DMX Inc. believes that its trademarks are valuable properties and intends to defend them vigorously.

     Under DMX Inc.'s agreements with XTRA, the European company will have the right to use DMX Inc.'s trademarks for two years (See "Business -- General Development of Business".)

PERSONNEL.

     As of June 30, 1997, DMX Inc. had 125 full-time employees, 33 of whom were engaged in administration, 58 in sales and marketing, 31 in studio and programming and 3 in engineering. DMX Inc.'s employees are not covered by any collective bargaining agreement, and DMX Inc. considers its relations with its employees to be satisfactory.

ITEM 2. PROPERTIES.

     TCI Music's, the successor Registrant, principal executive offices are located at 8101 East Prentice Avenue, Suite 500, Englewood, Colorado 80111.

     DMX Inc.'s corporate offices are located at 11400 West Olympic Boulevard, Suite 1100 and Suite 1400, Los Angeles, California 90064-1507. The five year lease agreement expires in September 2001 and contains a five year renewal option. The premises are approximately 26,505 square feet and the monthly rental rate is approximately $49,700 which is subject to certain cost of living adjustments and pro rata property taxes.

     DMX Inc. maintained a regional sales and marketing office in New York City, located at 342 Madison Avenue, Suite 902, New York, New York 10173-0002. The New York regional office occupied approximately 2,500 square feet and the monthly rental rate was approximately $4,500. The office was closed in June 1997.

     DMX Inc. leases studio facilities in Colorado for the origination and uplinking of the DMX service. The studio is located at the facilities of National Digital Television Center, Inc. a subsidiary of TCI ("NDTC"), at 4100 East Dry Creek Road, Littleton, Colorado 80122. The six year lease agreement with NDTC, that expires on the last day of February 2000, has an automatic one year renewal and is subject to DMX Inc.'s right to terminate the origination and uplinking services at any time with 60 days prior notice and upon payment of early termination fees. NDTC charges DMX Inc. approximately $6,700 for space rental. In addition, NDTC has provided a capital lease for studio equipment at the facility which totaled up to $2.2 million with interest at 9.5%. The outstanding balance of the lease obligation at June 30, 1997 was $1,386,000.

     DMX Inc. leased engineering facilities in Southern California located at 3551 Voyager Street, Suites 104 D and F, Torrance, California 90503. These facilities contained approximately 4,400 square feet and the monthly rental was $3,400. The office was closed in June 1997.

     DMX Inc. maintains a regional sales office in Schaumberg, Illinois located at 2300 North Barrington Road, Suite 555, Schaumberg, Illinois 60195. The office is approximately 1,062 square feet and the monthly rental rate is approximately $1,800. The five year lease expires in January 2001.

     DMX Inc. maintains a regional sales office and its DMX-Disc operations in Seattle, located at 1417 Fourth Avenue, Suite 800, Seattle, Washington 98101. The office is approximately 2,400 square feet and the monthly rental rate is approximately $2,600. The five year lease expires in September 2001.

                                     A-V-19

     DMX Inc. maintains its Southern California O&O sales office in Irvine, located at 15235 Alton Parkway, Suite 100, Irvine, California 92618. The office is approximately 4,280 square feet and the monthly rental rate is approximately $3,200. The four year lease expires in July 1999.

ITEM 3. LEGAL PROCEEDINGS.

     From time to time DMX Inc. may be a party to legal actions arising in the ordinary course of business, including claims by former employees. Although some of these actions could be expected to involve claims for substantial amounts, except as set forth in the next paragraph, DMX Inc. does not believe that any currently pending litigation to which it is a party will have a materially adverse effect on its financial condition or results of operations.

     On September 8, 1996, a purported class action lawsuit entitled Brickell Partners v. Jerold H. Rubinstein, Donne F. Fisher, Leo J. Hindery, Jr., James R. Shaw, Sr., Kent Burkhart, J.C. Sparkman, Bhaskar Menon, DMX Inc., and Tele-Communications, Inc. (Civil Action No. 15206) was filed in the Delaware Chancery Court alleging, among other things, that the proposed acquisition of DMX Inc. by TCI is wrongful, unfair and harmful to DMX Inc.'s public stockholders and seeking to enjoin the consummation of the Merger. DMX Inc. believes that this action is without merit and intends to defend it vigorously.

     On July 23, 1997, Jeri L. Amstutz, a former employee of DMX Inc., filed a complaint in Superior Court of California, County of Los Angeles, Jeri L. Amstutz v. DMX Inc., Otis Smith, Jerold Rubinstein and Does 1 to 100. The plaintiff alleges certain wrongful employment practices. The plaintiff seeks compensatory damages for lost wages and benefits, foreseeable consequential and incidental damages in an unspecified amount, as well a attorneys' fees, costs and prejudgment interest. The plaintiff also seeks punitive damages and damages for emotional distress (and similar harm) in unspecified amounts which the plaintiff claims to believe will exceed $2,000,000.

     On July 23, 1997, Marnie Tenden, a former employee of DMX Inc., filed a complaint in Superior Court of California, County of Los Angeles, Marnie Tenden
v. DMX Inc., Otis Smith, Jerold Rubinstein and Does 1 to 100, which alleges sex discrimination and retaliatory harassment. The plaintiff seeks compensatory damages for lost wages and benefits, foreseeable consequential and incidental damages, as well as attorneys' fees, costs and prejudgment interest. The plaintiff also seeks punitive damages and damages for emotional distress (and similar harm) in unspecified amounts which the plaintiff claims to believe will exceed $500,000.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

     There were no matters submitted to a vote of DMX Inc.'s security holders during the third quarter of DMX Inc.'s nine months ended June 30, 1997. However, on July 11, 1997, a special meeting of the shareholders was held to vote upon the approval and adoption of the Agreement and Plan of Merger, dated as of February 6, 1997, as amended by Amendment One to Merger Agreement dated May 29, 1997, among DMX Inc., TCI, TCI Music and TCI Merger Sub, pursuant to which TCI Merger Sub was merged with and into DMX Inc. with DMX Inc. as the surviving Corporation. (See "Business -- General Development of Business".)

     There were 48,192,420 shares represented by properly executed proxies out of 59,586,594 shares outstanding and entitled to vote; of which 48,114,895 shares voted in favor, 58,550 shares voted against and 18,975 shares abstained. There were no broker non-votes with respect to this proposal.

                                     A-V-20

                                    PART II

ITEM 5.MARKET FOR DMX INC.'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

     DMX Inc.'s Common Stock was quoted on the OTC Bulletin Board from April 8, 1997 to July 11, 1997. From May 28, 1996 to April 8, 1997, the DMX Common Stock was quoted in the Nasdaq SmallCap Market under the symbol "TUNE". Until May 28, 1996, the DMX Common Stock was traded on the Nasdaq National Market System.

     The following table sets forth the range of high and low sales prices of DMX Common Stock for the periods indicated:

                       QUARTER ENDED                          HIGH        LOW
                       -------------                          -----      -----
December, 1994..............................................  3.000      1.500
March, 1995.................................................  4.000      2.438
June, 1995..................................................  3.375      2.000
September, 1995.............................................  3.313      2.125
December, 1995..............................................  3.000      2.125
March, 1996.................................................  2.875      1.750
June, 1996..................................................  2.250      0.813
September, 1996.............................................  1.938      0.563
December, 1996..............................................  1.938      0.813
March, 1997.................................................  1.183      0.969
June, 1997..................................................  1.780      1.680

     On June 30, 1997, the closing price reported by Nasdaq was $1.74. As of June 30, 1997 there were 418 Stockholders of record of DMX Inc. with approximately 35.3% of the shares held in "street name."

DIVIDENDS.

     No dividends have been paid by DMX Inc. as of June 30, 1997.

                                     A-V-21

ITEM 6. SELECTED FINANCIAL DATA.

     The following is a summary of selected financial data. See the financial statements included herein for more detailed information.

                                    NINE MONTHS
                                       ENDED                    FISCAL YEAR ENDED SEPTEMBER 30,
                                   -------------   ---------------------------------------------------------
                                   JUNE 30, 1997       1996           1995           1994           1993
                                   -------------   ------------   ------------   ------------   ------------
INCOME STATEMENT DATA
Revenue..........................  $ 16,594,278    $ 17,326,603   $ 12,773,384   $  9,377,059   $  4,792,527
Operating, selling, general and
  administrative expenses........    27,438,525      30,459,586     22,166,898     20,558,849     17,726,103
Depreciation and amortization....     1,789,024       1,883,415      1,341,775      1,065,666        790,229
Loss on disposal of DMX-
  Europe N.V.....................     1,737,554       7,153,278             --             --             --
                                   ------------    ------------   ------------   ------------   ------------
Net operating loss...............   (14,370,825)    (22,169,676)   (10,735,289)   (12,247,456)   (13,723,805)
Equity earnings in Galactic/
  TEMPO..........................       203,436         197,227        306,640        223,852        143,622
Equity loss in DMX-Europe N.V....            --     (11,853,686)   (13,271,599)    (4,746,239)    (3,553,932)
Interest income (expense), net...      (397,409)       (188,507)        73,540         38,168         85,943
Other income (expense), net......      (142,946)        159,865        547,179        226,461        640,197
                                   ------------    ------------   ------------   ------------   ------------
Net loss.........................  $(14,707,744)   $(33,854,777)  $(23,079,529)  $(16,505,214)  $(16,407,975)
                                   ============    ============   ============   ============   ============
Loss per share...................  $      (0.25)   $      (0.68)  $      (0.60)  $      (0.48)  $      (0.52)
                                   ============    ============   ============   ============   ============
BALANCE SHEET DATA
  (AT END OF YEAR)
Current assets...................  $  6,186,452    $  7,719,069   $ 12,122,658   $  9,650,493   $  3,102,741
Investments in Galactic/TEMPO
  Sound Partnership..............       557,592         504,156        456,929        450,289        476,448
Goodwill, net of accumulated
  amortization...................            --       4,535,658             --             --         15,459
Other assets, net of accumulated
  depreciation...................       109,678          99,148        166,419         55,169         54,000
Property and equipment, net of
  accumulated depreciation.......     4,132,173       5,893,988      4,336,378      4,443,995      3,225,093
                                   ------------    ------------   ------------   ------------   ------------
Total assets.....................  $ 10,985,895    $ 18,752,019   $ 17,082,384   $ 14,599,946   $  6,873,741
                                   ============    ============   ============   ============   ============
Current liabilities..............  $ 22,599,513    $ 16,636,107   $  3,250,042   $  3,405,082   $  3,714,835
Royalty payable..................     1,773,275       1,773,275      1,251,983        713,421        267,770
Deferred revenue.................       308,895         295,461        376,395        418,540             --
Capital lease obligation.........       821,548       1,401,426      1,446,085      1,502,990             --
Notes payable....................     1,784,889              --             --        201,090        382,545
Investment in and advances to
  DMX-Europe N.V.................            --              --     15,886,116      8,175,171      3,428,932
                                   ------------    ------------   ------------   ------------   ------------
Total liabilities................    27,288,120      20,106,269     22,210,621     14,416,294      7,794,082
Net stockholders' (deficit)
  equity.........................   (16,302,225)     (1,354,250)    (5,128,237)       183,652       (920,341)
                                   ------------    ------------   ------------   ------------   ------------
Total liabilities and
  stockholders'
  equity.........................  $ 10,985,895    $ 18,752,019   $ 17,082,384   $ 14,599,946   $  6,873,741
                                   ============    ============   ============   ============   ============

                                     A-V-22

ITEM 7.MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

RESULTS OF OPERATIONS.

  Revenue DMX Inc.

     Total revenues, exclusive of revenue from DMX-Europe N.V., for the nine months ended June 30, 1997 increased to $14.4 million from $12 million for the nine months ended June 30, 1996. The $2.4 million or 20% increase was primarily attributed to: (i) continued growth in commercial subscriber fee revenue as a result of increased sales and marketing activity in the affiliate sales, national accounts, and O&O groups; (ii) continued growth in PRIMESTAR residential subscriber fees; and (iii) increased other revenue representing equipment sales and lease revenue related to the growth and increased sales and marketing activity of the commercial sales group.

     Commercial subscriber fees represented approximately 44% as compared to 34% of total subscriber fee revenue for the nine months ended June 30, 1997 and 1996, respectively. Residential subscriber fees represented approximately 56% and 66% of total subscriber fee revenue for the nine months ended June 30, 1997, and 1996, respectively. Subscriber fee revenue from TCI and its affiliates represented approximately 50% and 57% of total subscriber fees, for the nine months ended June 30, 1997 and 1996, respectively.

     Total revenues, exclusive of revenue from DMX-Europe N.V., for the fiscal year ended September 30, 1996 increased to $16.5 million from $12.8 million for the fiscal year ended September 30, 1995. The $3.7 million or 29% increase was primarily attributed to: (i) increased residential subscriber fees resulting from the launch of DMX on PRIMESTAR in the first fiscal quarter of 1996 (this added source of revenue did not exist in the prior year); (ii) continued growth in commercial subscriber fee revenue as a result of increased sales and marketing activity in the affiliate sales, national accounts, and O&O groups; and (iii) increased other revenue representing equipment sales and lease revenue related to the growth and increased sales and marketing activity of the commercial sales group. In June, 1994, DMX Inc. launched on the Ku-Band satellite which enabled DMX for Business to gain access to nearly 100% of the business marketplace in the United States. Concurrent with this launch, DMX Inc.'s commercial division implemented its national accounts sales program, and in May 1995 launched its first O&O sales group in the Southern California business market.

     Commercial subscriber fees represented approximately 36% as compared to 31% of total subscriber fee revenue for the fiscal years ended September 30, 1996 and 1995, respectively. Residential subscriber fees represented approximately 64% and 69% of total subscriber fee revenue for the fiscal years ended September 30, 1996, and 1995, respectively. Subscriber fee revenue from TCI and its affiliates represented approximately 55% and 61% of total subscriber fees, for the years ended September 30, 1996 and 1995, respectively.

     Cable operators have recently begun to launch a new method of distributing video and other programming using digital compression technology. The technology enables TCI and each other participating cable operator to increase their program offerings and create new packages that could include, if they so choose, DMX music services as part of a package of video and music services.

     The launch of digital compression technology has the potential to provide an additional distribution market for DMX music services if cable operators utilizing Digital Distribution, such as TCI, elect to offer DMX music services as part of one or more digital video programming packages, thereby capturing as subscribers customers who might not otherwise elect to subscribe to DMX music services on an a la carte basis. However, the launch of and the transition to Digital Distribution may also have the effect of materially reducing residential subscriber fee revenues as a result of the expected change from the a la carte fee structure currently in effect.

     DMX Inc. expects that license fees paid by cable operators for Digital Distribution that include DMX music services in their digital packages will be much lower than the a la carte fees now paid under affiliation agreements currently in effect. While a substantial increase in the overall number of residential subscribers purchasing digital packages that include DMX music services could result in revenues equal to or exceeding the revenues from residential subscribers currently electing to purchase DMX services for a separate a la carte

                                     A-V-23
fee, such a result depends on a number of factors over which TCI Music has no control, including whether cable operators elect to include DMX music services as part of their digital packages, the acceptance by consumers of the digital products and whether those electing to purchase the digital packages are already DMX subscribers. Neither TCI Music nor DMX Inc. can predict the number of DMX residential subscribers that will elect to receive a digital package that includes DMX when it is offered. Accordingly, DMX Inc. and TCI Music's revenue could be materially adversely affected.

     General and Administrative Expenses.

     General and administrative expenses increased to $5.3 million for the nine months ended June 30, 1997 from $3.9 million for the nine months ended June 30, 1996. The net increase of $1.4 million or 36% was primarily attributed to increased legal expenses of $978,000 due to issues related to the possible restructure of DMX-E and the Merger with TCI Music a provision for bad debts of $810,000; and reduced by decreased salaries expense of $422,000 due to a performance bonus that was paid to Mr. Rubinstein, the Chairman of DMX Inc. in the first quarter of the 1996 fiscal year and two executives and other staff leaving DMX Inc. in the latter half of the 1996 fiscal year; increased rent expense of $158,000 as DMX Inc. expanded its office premises in the Spring of 1996; and decreased public and shareholder relations expenses of $129,000 as the Merger transaction was first announced in September 1996 and activities related to those activities were curtailed.

     General and administrative expenses increased to $5.8 million for the fiscal year ended September 30, 1996 from $5.5 million for 1995. The $291,000 net increase was primarily attributed to net increases in personnel cost of $290,000 which included an increased performance bonus paid to Mr. Rubinstein, a reclassification of a certain executive's compensation from sales and marketing to general and administrative, and increases due to additional staff which all occurred in the first half of the fiscal year and was partially offset by decreases in salaries because of an executive officer and other staff leaving DMX Inc. in the second half of the fiscal year. Other net changes in general and administrative expenses included increased legal fees of $161,000 and increased printing and investor materials of $100,000 due to the DMX-E merger and special shareholders meeting regarding such merger and other business development activities; partially offset by a reduction in occupancy expense of $77,000 which resulted from the negotiation of more favorable lease terms; decreased consultant fee expense of $74,000; decreased other shareholder relations expense of $63,000 and decreased public relations expense of $26,000.

     Sales and Marketing Expenses.

     Sales and marketing expense decreased to $5.3 million for the nine months ended June 30, 1997 from $6.7 million for the nine months ended June 30, 1996. The $1.4 million or 21% decrease was attributed to a decrease in the Scientific Atlanta royalty expense of $422,000 as the manufacture, distribution and servicing agreement with Scientific Atlanta, Inc. terminated in August 1996; a decrease in net installation cost of $66,000 for commercial accounts as DMX Inc. typically recoups the cost of installations; decreased warranty service expense of $112,000; and decreases in marketing and advertising expenses of $224,000, trade shows and conferences of $170,000, travel and entertainment of $151,000, and office and other expenses of due to DMX Inc.'s effort to reduce overhead expenses.

     Sales and marketing expense increased to $8.6 million for the fiscal year ended September 30, 1996 from $7.4 million for 1995. The $1.2 million or 16% increase included an increase of $477,000 in salaries and commissions resulting from increased sales and marketing activities of DMX Inc.'s commercial division, which added sales and support staff for the national account sales program and the O&O group. Other sales and marketing expense increases primarily represented increased office, rent and telephone of $221,000 related to the commercial division expansion; increased travel and entertainment and convention and conferences totaling $363,000, reflecting growth in the sales force and direct marketing activities for both the residential and commercial divisions, including DMX Inc.'s contribution and marketing activities related to the 1996 Summer Olympics.

                                     A-V-24

     Studio and Programming Expenses.

     Studio and programming expense increased to $7.5 million for the nine months ended June 30, 1997 from $6.6 million for the nine months ended June 30, 1996. The net increase of $932,000 or 14% increase was primarily attributed to increased music rights expense of $765,000 commensurate with the growth in subscribers and fee revenue and $334,000 relating to programming expenses incurred on behalf of DMX-E for the nine months ended June 30, 1997. Prior to the consolidation of DMX-E financial statements with DMX Inc.'s, these expenses were charged to DMX-E; however, the benefit of DMX-E's reimbursement has been eliminated in the consolidated financial statements for the nine months ended June 30, 1997. These increases were offset by decreased satellite and uplinking expense of $275,000 due to the double illumination cost as DMX Inc. migrated from the AT&T Telstar 401 Ku-Band satellite to the Loral Telstar 4 satellite, formerly known as the AT&T Telstar 402R Ku-Band in 1996.

     Studio and programming expense increased to $9.0 million for the fiscal year ended September 30, 1996 from $7.8 million for 1995 The $1.2 million or 15% increase represented increased music rights expense of $776,000 commensurate with the growth in subscribers and fee revenue; increased uplink and satellite cost of $156,000, representing the cost of double illumination as DMX Inc. migrated from the AT&T Telstar 401 Ku-Band satellite to the AT&T Telstar 402R Ku-Band satellite in the second quarter of the fiscal year. The remainder of the net increase of $231,000 represented increased salaries, program consultant expenses and the direct costs related to DMX Inc.'s increase in music formats from approximately 69 to over 90 over the last year and DMX-Disc production cost incurred to establish the new on-premise DMX-Disc product line.

     Research and Development Expenses.

     Research and development expenses included costs incurred for the ongoing development of new technologies and refinements of existing technology used in the distribution of DMX both in the U.S. and in Europe including the DTH technology developed for DMX-E's launch on the ASTRA satellite in 1995. Overhead and project development costs of the engineering department were allocated on a shared benefit basis with DMX-E in previous years.

     Research and development expense was $630,000 for the nine months ended June 30, 1997 as compared to $588,000 for the nine months ended June 30, 1996. The increase was primarily related to the severance and cost related to the close of the engineering office on June 30, 1997.

     Research and development expense of $778,000 for the fiscal year ended September 30, 1996 remained comparable with the prior year's expense of $725,000 as the infrastructure for both DMX Inc. and DMX-E had been established and new development of major projects was curtailed.

     Stock Bonus and Options Compensation.

     Stock bonus and option compensation expense decreased to $137,000 for the nine months ended June 30, 1997 from $412,000 for nine months ended June 30, 1996 as the expiration date of the grant was December 31, 1996. The expense related to the extension of the exercise date to December 31, 1996 on options to purchase 350,000 shares of common stock granted to Mr. Rubinstein in October 1990.

  Operating Expenses -- DMX-E.

     DMX Inc. has not previously consolidated the operations of DMX-E and such amounts for 1996 represent the activities from acquisition date of May 17, 1996 through September 30, 1996. As discussed below, DMX-E ceased operations on July 1, 1997.

     Disposal of DMX-E.

     DMX-E NV and its subsidiary DMX-E UK, ceased operation on July 1, 1997. DMX-E UK was placed into receivership on July 1, 1997 and into liquidation proceedings on July 18, 1997. DMX-E NV, although inactive since July 1, 1997, is scheduled for liquidation proceedings to commence during the fourth calendar quarter of 1997.

                                     A-V-25

     As a result of the DMX-E cessation of operations, the Definitive Agreements between DMX Inc.; Mr. Jerold H. Rubinstein, an individual; and XTRA were put into place whereby the termination certificate was executed in July 1997, which terminated the Stock Purchase Agreement dated December 18, 1996 that provided for the disposition of DMX-E to Mr. Jerold H. Rubinstein. Pursuant to the Definitive Agreements, DMX Inc. obtained a 10% interest in XTRA and the Channel Distribution Agreement was executed between XTRA and DMX Inc. The Channel Distribution Agreement provided XTRA an exclusive, five-year, royalty-free license to distribute the DMX music service in Europe, the former Soviet Union and in the Middle East and the right to use DMX Inc.'s trademarks for two years. The music service is currently not being distributed by XTRA as Mr. Jerold H. Rubinstein is seeking financial partners. At June 30, 1997 the loss on disposal of DMX-E of $1.7 million represented the write down of assets to their net realizable values.

     At September 30, 1996 the estimated loss on disposal of DMX-E was accounted for in DMX Inc.'s consolidated financial statements. The estimated loss on the disposal of DMX-E includes DMX Inc.'s net investment in these subsidiaries of $5.7 million and other obligations guaranteed by DMX Inc. of $1.4 million.

     The net loss from DMX-E operations decreased to $6.4 million for the nine months ended June 30, 1997 compared to $14 million for the nine months ended June 30, 1996. In the fourth quarter ended September 30, 1996, DMX Inc. ceased funding the operations of DMX-E. The net losses since that period were primarily related to accrued expenses for their uplink and satellite business and associated advertising and marketing commitments.

     The net loss from DMX-E operations increased to $16.8 million for the fiscal year ended September 30, 1996 from $13.3 million for 1995. The increase of $3.5 million was attributed to DMX Inc. recording 100% of DMX-E net loss for the fiscal year ended September 30, 1996 as compared to recording 100% of DMX-E loss for the fourth quarter of the fiscal year ended September 30, 1995 and 51% for the first three quarters of the fiscal year 1995. In the fiscal year ended September 30, 1995, DMX-E fully utilized all funds available under the $25 million credit facility provided by TCI Euromusic, Inc., an indirect affiliate of TCI. In the fourth quarter of the fiscal year ended September 30, 1995, DMX Inc. funded operating losses of DMX-E and accordingly the equity in loss of DMX-E included operating losses funded by DMX Inc. in excess of its guaranteed portion of the debt.

LIQUIDITY AND CAPITAL RESOURCES.

     The decrease in cash of $288,000 for the nine months ended June 30, 1997, was the net result of $2.5 million provided by financing activities and used to purchase equipment of $1.1 million, primarily related to the obtaining of commercial customers, $229,000 used to pay DMX Inc.'s capital lease obligation and approximately $1.5 million of cash used in operating activities.

     Historically DMX Inc. has used cash provided by financing activities to fund its operating and investing activities. With the discontinuance of the operations of DMX-E and the implementation of certain cost reduction measures, management believes that DMX Inc. will begin to generate cash from its operating activities on a prospective basis. However, there can be no assurances that DMX Inc.'s operating activities will in fact generate cash.

     DMX Inc. has borrowed $3.5 million from TCI pursuant to a February 6, 1996 loan agreement. The loan bears interest at an annual interest rate of 12.5% and is being paid in 34 monthly installments commencing on September 1, 1997. DMX Inc. presently has no plans to seek additional financing as it intends to primarily rely on funds provided by its parent, TCI Music.

     As more fully described under "Business -- General -- Development of Business," on July 11, 1997, DMX Inc. and TCI Music consummated a merger pursuant to which DMX Inc. became a wholly-owned subsidiary of TCI Music. In connection with the merger, TCI Music issued a $40 million promissory note payable to TCI. The promissory note is due and payable on the January 10, 1998 maturity date. TCI Music is seeking to obtain debt financing to fund the repayment of such promissory note and to provide TCI Music with working capital. No assurance can be given that such financing will be obtained on terms acceptable to TCI Music or that such financing will be obtained prior to the maturity date of the promissory note. Also in

                                     A-V-26
connection with the Merger, and pursuant to a Contribution Agreement between TCI and TCI Music, TCI will transfer to TCI Music among other things, the revenue it derives from its business of distributing services to DMX Inc.'s subscribers. During the two months ended August 31, 1997, TCI Music has received $3 million of revenue contributions from TCI. However, there can be no assurance that the revenues will continue at the current historical levels as the launch of and the transition to Digital Distribution may have the effect of materially reducing residential subscriber fee revenue as a result of the expected change from the a la carte fee structure currently in effect. (See "Business -- Business of DMX Inc. -- Residential Service" and "Management Discussion and Analysis -- Results of Operations -- Revenue DMX Inc.") TCI Music also anticipates that it will use the funds provided by the above-described source of liquidity to supplement the sources of liquidity of DMX Inc. and to satisfy other liquidity requirements, including those that may arise as the result of the proposed acquisition of The Box and Paradigm, as further described below.

     As further described under "Business -- General Development of Business," TCI Music has entered into separate agreement to merge with The Box and Paradigm. The consideration for the Box Merger is anticipated to be approximately $36 million and is to be satisfied by the issuance of Music Preferred Stock. The consideration for the Paradigm Merger is anticipated to be approximately $24 million of TCI Music Series A Common Stock and the assumption of debt or contribution in cable of approximately $5 million. Although there is no assurance, it is currently anticipated that the Box Merger and the Paradigm Merger will be consummated during the fourth quarter of 1997 or the first quarter of 1998.

     As described in notes 5 and 11 to DMX Inc.'s consolidated financial statements and in the disposal of DMX-E above, DMX-E has ceased operations on July 1, 1997. DMX-E UK was placed into receivership on July 1, 1997 and into liquidation proceedings on July 18, 1997. DMX-E NV, although inactive since July 1, 1997, is scheduled for liquidation proceedings to commence during the fourth calendar quarter of 1997. In such circumstances, claims may be filed under the guarantees. Such adjustments could have a material adverse effect upon the financial position and results of operations of DMX Inc.

  Inflation.

     Management believes that the effect of inflation has not been material to DMX Inc. However, inflation in the costs of personnel, marketing, programming or certain other operating expenses could significantly affect DMX Inc.'s future operations. Current economic conditions indicate a relatively low inflationary period and as a result, inflation is not expected to materially affect DMX Inc. in fiscal year 1998.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

     See Item 14. Exhibits, Financial Statement Schedules and Reports on Form 8-K for DMX Inc.'s Consolidated Financial Statements, the notes thereto and Schedules filed as part of this report.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

     None.

                                     A-V-27

                                    PART III

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF DMX INC.

     DMX Inc.'s Certificate of Incorporation and Bylaws provide that the number of directors shall be determined from time to time by the Board of Directors but may not be less than three. The Board of Directors at June 30, 1997 was composed of seven members. The Bylaws further provide for the division of the directors into three classes of approximately equal size, with directors in each class elected for a three-year term and approximately one-third of the directors elected each year.

     None of the directors or executive officers were selected pursuant to any arrangement or understanding, other than with the directors and executive officers of DMX Inc. acting within their capacity as such. There are no family relationships among directors or executive officers of DMX Inc. as of the date hereof.

     The following table sets forth biographical information of the directors of DMX Inc.:

                                                                                                YEAR FIRST
                                                                                                  BECAME
                                              PRINCIPAL OCCUPATION OR EMPLOYMENT                DIRECTOR/
           DIRECTORS                        AND OCCUPATION FOR THE PAST FIVE YEARS             TERM EXPIRES
           ---------                        --------------------------------------             ------------
Kent Burkhart..................  Chairman of Burkhart/Douglas and Associates since 1973. He        1990(2)
  Born: July 22, 1934            is also President and a Director of Degree
                                 Communications.(1)
Donne F. Fisher................  Director of TCI Music effective January 1997. He has served       1996(2)
  Born: May 24, 1938             as a director of TCI since 1994 and a director of TCI
                                 Communications, Inc. ("TCIC") since 1980. Mr. Fisher was
                                 Executive Vice President and Treasurer of TCI from January
                                 1994 until January 1, 1996; served as Executive Vice
                                 President of TCIC from December 1991 to October 1994; and
                                 was previously Senior Vice President of TCIC since 1982 and
                                 Treasurer since 1970. Since January 1, 1996 he has provided consulting services to TCI. Mr. Fisher also serves as a
                                 director of General Communication, Inc. and United Video
                                 Satellite Group Inc.
Leo J. Hindery, Jr.............  Chairman of the Board of TCI Music effective January 1997.        1996(2)
  Born: October 31, 1947         He was appointed director of TCI in May 1997 and President and Chief Operating Officer of TCI effective March 1, 1997 and was appointed Director and President of TCIC in March
                                 1997. From 1988 to 1997 he was the managing general partner of InterMedia Partners and its affiliated entities.
                                 InterMedia Partners is a multi-system cable television
                                 operator.
Bhaskar Menon..................  Formerly Chairman and Chief Executive Officer of EMI Music        1991(2)
  Born: May 29, 1934             Worldwide from 1979 through July 1990; President and
                                 Chairman of the International Federation of the Phonographic
                                 Industry (IFPI) from 1989 through June 1991; private
                                 businessman since June 1991; Chairman of I.M.I. Incorporated since 1995.
Jerold H. Rubinstein...........  Chairman of the Board and Chief Executive Officer of DMX          1986(2)
  Born: July 7, 1938             Inc. since May 1986; Director of United Services Advisors,
                                 Inc. since 1989; Director of Spatializer Audio Laboratories,
                                 Inc. since 1992; Chairman of the Board of DMX-Europe since
                                 May 1993.
James R. Shaw, Sr..............  Founder, President and Chief Executive Officer of Shaw            1993(2)
  Born: August 14, 1934          Communications Inc. since 1970.
J.C. Sparkman..................  Appointed director of TCI Music effective May 1997. He has        1989(2)
  Born: September 12, 1932       been a director of TCI since December 1996. He served as
                                 Executive Vice President of TCI from January 1994 through
                                 March 1995. Mr. Sparkman retired in March of 1995 and has
                                 provided consulting services to TCI since March 1995. He
                                 served as Executive Vice President of TCIC from 1987 to
                                 October 1995. He also serves as a director of Shaw
                                 Communications Inc. and United Video Satellite Group Inc.

                                     A-V-28

---------------

(1) A radio venture, which Mr. Burkhart was involved with through Degree Communications, defaulted on its loan obligation in the amount of $6,000,000. The secured lender asserted its rights to have a receiver appointed in August 1991. The receivership closed September 29, 1992.

(2) Effective July 11, 1997, upon consummation of DMX Inc.'s merger with a subsidiary of TCI Music, (See "Business -- General Development of Business".) the directorship ceased.

     The following table sets forth biographical information of the executive officers of DMX Inc. For a discussion of the biographical information of Mr. Rubinstein, see "Directors" immediately above.

                                              PRINCIPAL OCCUPATION OR EMPLOYMENT
      EXECUTIVE OFFICERS                    AND OCCUPATION FOR THE PAST FIVE YEARS
      ------------------                    --------------------------------------
Lon A. Troxel..................  Appointed a director of TCI Music effective May 1997. He was
  Born: October 14, 1947         appointed Chief Operating Officer of DMX in April 1997 and served as Executive Vice President, Commercial Division from
                                 April 1994 to April 1997. Mr. Troxel served as Vice
                                 President, U.S./Canada Dealer Sales of AEI Music Networks,
                                 Inc. during 1991 and as Chief Executive Officer and
                                 President of Protection One Alarm Services from May 1988 to
                                 October 1990.(1)
Joanne Wendy Kim...............  Corporate Secretary and Chief Financial Officer since 1995.
  Born: March 2, 1955            Formerly Senior Vice President, Chief Financial Officer of
                                 Bank of San Pedro from 1992 to 1994. Formerly Senior Manager at KPMG Peat Marwick LLP from 1981 to 1992.(2)
Douglas G. Talley..............  Executive Vice President and Chief Technical Officer of DMX
  Born: April 14, 1947           Inc. since January 1995. Formerly Vice President and Chief
                                 Technical Officer from October 1992 to January 1995.
                                 Formerly Chairman and founder of Digital Radio Labs from
                                 1988 to 1992.
Otis Smith.....................  Executive Vice President, Programming and Residential
  Born: June 4, 1941             Division since June 1995, Executive Vice President,
                                 Programming of DMX Inc. since December 1992. Formerly a
                                 record industry executive.(3)

---------------

(1) Effective July 11, 1997, Mr. Troxel was appointed President and Chief Executive Officer of DMX Inc.

(2) Effective July 11, 1997, Ms. Kim was appointed Executive Vice President and Chief Financial Officer of DMX Inc.

(3) Effective July 11, 1997, Mr. Smith was no longer an officer or employee of DMX Inc.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT.

     Under Section 16(a) of the Exchange Act, DMX Inc.'s directors, executive officers and any persons holding ten percent or more of the Common Stock are required to report their ownership of Company Stock and any changes in that ownership to the Securities and Exchange Commission (the "SEC") and to furnish DMX Inc. with copies of such reports. Specific due dates for these reports have been established and DMX Inc. is required to report in its Proxy Statement any failure to file on a timely basis by such persons. Based solely upon a review of copies of reports filed with the SEC during the fiscal year ended September 30, 1996, all persons subject to the reporting requirements of Section 16(a) filed all required reports on a timely basis.

                                     A-V-29

ITEM 11. EXECUTIVE COMPENSATION.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION.

     The following table sets forth certain summary information concerning compensation paid or accrued by DMX Inc. to or on behalf of DMX Inc.'s Chief Executive Officer and for the four most highly compensated executive officers of DMX Inc. (the "Named Executives") for the nine months ended June 30, 1997 and for each of the fiscal years ended September 30, 1996 and 1995:

  Summary Compensation Table.

                                                                              LONG TERM COMPENSATION
                                                                      ---------------------------------------
                                          ANNUAL COMPENSATION                     AWARDS               PAYOUT
                                     ------------------------------   ------------------------------   ------
                                                             OTHER                     SECURITIES
                                                            ANNUAL     RESTRICTED      UNDERLYING       LTIP    ALL OTHER
NAME AND PRINCIPAL/POSITION  YEAR    SALARY(1)    BONUS      COMP     STOCK AWARDS   OPTIONS/SARS(#)   PAYOUT    COMP(2)
---------------------------  ----    ---------   --------   -------   ------------   ---------------   ------   ---------
JEROLD H. RUBINSTEIN.......  1997(3) $386,538          --        --          --                --          --       --
  Chairman of the Board      1996     509,600    $250,000        --          --                --          --     $579
  Chief Executive Officer    1995     509,615     200,000        --          --         1,000,000          --      924
LON A. TROXEL..............  1997(3)  209,135          --        --          --                --          --       --
  Chief Operating Officer    1996     256,377          --        --          --                --          --       --
                             1995     241,673          --        --          --            25,000          --       --
JOANNE WENDY KIM...........  1997(3)  110,096     101,250        --          --                --          --       --
  Chief Financial Officer    1996     110,975          --        --          --                --          --       --
                             1995(4)   26,654          --        --          --            20,000          --       --
DOUGLAS G. TALLEY..........  1997(3)  215,288          --        --          --                --          --       --
  Executive Vice President,  1996     248,077          --        --          --                --          --       --
  Chief Technical Officer    1995     223,077          --        --          --            75,000          --       --
OTIS SMITH.................  1997(3)  211,538          --        --          --                --          --       --
  Executive Vice President,  1996     280,289          --        --          --                --          --       --
  Programming and            1995     263,200          --        --          --            50,000          --       --
    Residential

---------------

(1) Includes salary, accrued vacation and amounts deferred by the named executive pursuant to the DMX Inc. Savings Plan.

(2) Amounts contributed by DMX Inc. to the Savings Plan on behalf of the Named Executives.

(3) Nine months ended June 30, 1997.

(4) Ms. Kim's employment with DMX Inc. commenced July 1995.

  Employment Agreements and Termination of Employment Arrangements.

     Jerold H. Rubinstein was employed on an at-will basis and effective July 11, 1997 his employment was terminated. DMX Inc. and Mr. Rubinstein entered into a Deferred Compensation Agreement as of October 15, 1991 (the "Rubinstein Agreement"), the terms of which were ratified by the stockholders at the 1992 Annual Meeting. Under the Rubinstein Agreement, DMX Inc. accrued, for the benefit of Mr. Rubinstein, $200,000 per year plus annual interest at the rate of 1% over prime, compounded quarterly, on December 31 of each year from 1992 through 1996. In December 1993, the Compensation Committee rescinded the Rubinstein Agreement, effective October 1, 1993, and accelerated the payment of the outstanding compensation at September 30, 1993, with interest through November 30, 1993. In addition, Mr. Rubinstein's annual salary was adjusted to $500,000 through September 30, 1996, coinciding with the original term of the Rubinstein Agreement.

     DMX Inc. and Mr. Rubinstein also entered into a Stock Bonus Agreement (the "Stock Bonus Agreement") as of October 15, 1991. Under the Stock Bonus Agreement, Mr. Rubinstein was granted a stock bonus in the aggregate amount of 1,027,520 shares of Common Stock (the "Restricted Shares"). Pursuant to

                                     A-V-30
the Stock Bonus Agreement, Mr. Rubinstein's rights in the Restricted Shares originally vested over a period of three years, beginning September 15, 1992. In August 1993, the Stock Bonus Agreement was amended to change the vesting schedule to provide that no shares would vest in fiscal 1993 and 685,013 shares would vest in fiscal 1994. In consideration of Mr. Rubinstein's agreement for the deferral in the vesting of the shares, DMX Inc. granted Mr. Rubinstein a non-qualified option, pursuant to the 1993 Stock Option Plan, to purchase 70,000 shares of Common Stock at an exercise price of $5.00 per share, the fair market value of the stock on the date of the grant.

     DMX Inc. and Lon A. Troxel entered into an Employment Agreement dated October 1, 1991 (the "Troxel Agreement"), pursuant to which Mr. Troxel received an annual base salary of $175,000 for the period from October 1, 1991 to September 30, 1995. Pursuant to the Troxel Agreement, Mr. Troxel was reimbursed $18,000 for moving expenses and was granted an employee stock option to purchase 50,000 shares of Stock. Based on contributions to DMX Inc. and its management, effective December 1, 1993, the Troxel Agreement was extended to December 31, 1996, and his annual salary was adjusted to $225,000 for 1994, $240,000 for 1995, and $255,000 for 1996. In addition, Mr. Troxel was granted an employee stock option to purchase 75,000 shares of Common Stock. On September 16, 1996, a second amendment to the Troxel Agreement was entered into which adjusted his annual salary to $275,000 effective December 1, 1996 and extended the Troxel Agreement to November 30, 1999. On August 22, 1997, a third amendment to the Troxel Agreement was entered into which adjusts his annual salary to $300,000 June 1, 1998 through May 31, 1999 and $325,000 during the years ending May 31, 2000, 2001 and 2002. Mr. Troxel has agreed not to acquire more than a 10% direct or indirect ownership in any cable company, other than DMX Inc., without the prior written consent of DMX Inc. Mr. Troxel receives basic and extended benefits commensurate with other senior management employees such as vacation pay and other fringe benefits. If Mr. Troxel becomes disabled during the term of the agreement, he shall receive the same compensation he is entitled to under the agreement for a time period not exceeding six months.

     DMX Inc. and Douglas G. Talley entered into an Employment Agreement dated January 1, 1995 (the "Talley Agreement"), pursuant to which Mr. Talley is entitled to receive an annual base salary of $225,000 for the period from January 1, 1995 through December 31, 1995; $250,000 for 1996; and $275,000 for
1997. Pursuant to the Talley Agreement, Mr. Talley received a grant of an employee stock option to purchase up to 75,000 shares of Common Stock. Mr. Talley receives basic and extended benefits commensurate with other senior management employees such as vacation pay and other fringe benefits. If Mr. Talley becomes disabled during the term of the agreement, he shall receive the same compensation he is entitled to under the agreement for a time period not exceeding six months.

     DMX Inc. and DigiTempo, Inc., a California corporation, entered into an Employment Agreement dated October 17, 1994, whereby DigiTempo, Inc. furnished the services of Otis Smith, in the capacity of Executive Vice President, to DMX Inc., and DigiTempo, Inc. received annual compensation of $275,000 for the period from October 17, 1994 to October 16, 1997. Mr. Smith received basic and extended benefits commensurate with other senior management level employees such as vacation pay and other fringe benefits. The Agreement also included a provision that in case Mr. Smith was disabled during the term of the agreement, DigiTempo, Inc. would receive the same compensation it was entitled to under the agreement for a time period not exceeding six months. Effective July 11, 1997, the Mr. Smith/DigiTempo, Inc. relationship with DMX Inc. terminated.

  Stock Options.

     No stock option grants were issued to Named Executives for the nine months ended June 30, 1997.

     Mr. Troxel received a grant effective as of July 11, 1997, of options to acquire 200,000 shares of TCI Music Series A Common Stock pursuant to the TCI Music 1997 Stock Incentive Plan and all of the existing options to acquire shares of Common Stock of DMX Inc. were canceled in exchange therefor. Ms. Kim received a grant effective as of July 11, 1997 to acquire 50,000 shares of TCI Music Series A Common Stock pursuant to the TCI Music 1997 Stock Incentive Plan.

                                     A-V-31

  Option Exercises and Holdings.

     The following table provides information with respect to the Named Executives concerning the exercise of options during the nine months ended June 30, 1997 and unexercised options held by the Named Executives as of June 30, 1997:

       AGGREGATED OPTION EXERCISES IN THE NINE MONTHS ENDED JUNE 30, 1997
                        AND JUNE 30, 1997 OPTION VALUES

                           SHARES ACQUIRED    VALUE
                             ON EXERCISE     REALIZED
          NAME                   (#)           ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----             ---------------   --------   -----------   -------------   -----------   -------------
Jerold H. Rubinstein.....        N/A           N/A       2,170,000(2)        --              --             --
Lon A. Troxel............        N/A           N/A         150,000(3)        --              --             --
Joanne Wendy Kim.........        N/A           N/A          20,000(4)        --              --             --
Douglas G. Talley........        N/A           N/A         183,333(5)        --              --             --
Otis Smith...............        N/A           N/A         100,000(6)        --              --             --

---------------

(1) Value of unexercised "in-the-money" options is the difference between the market price of the Common Stock on June 30, 1997 ($1.74 per share) and the exercise price of the option, multiplied by the number of shares subject to the option. At June 30, 1997 no options were "in-the-money."

(2) Includes 333,334 shares which Mr. Rubinstein had the right to acquire prior to July 11, 1997 due to the acceleration of options. By terms of the DMX Inc. 1993 Stock Option Plan, options issued, outstanding and unexercised were terminated upon consummation of the Merger. Includes stock options to purchase 400,000 shares of DMX Inc.'s Common Stock which were under the DMX Inc. 1991 Stock Option Plan and were carried over in the Merger and can be exercisable for 100,000 shares of TCI Music Series A Common Stock and Rights. However, all such options terminate and are not exercisable three months after the holder is no longer employed or serving as director of DMX Inc.

(3) Includes 8,334 shares which Mr. Troxel had the right to acquire prior to July 11, 1997 due to the acceleration of options. By terms of the DMX Inc. 1993 Stock Option Plan, options issued, outstanding and unexercised were terminated upon consummation of the Merger. Includes stock options to purchase 50,000 shares of DMX Inc.'s Common Stock which were issued under the DMX Inc. 1991 Stock Option Plan and were canceled in exchange for stock options granted, effective with the Merger, to acquire 200,000 shares of TCI Music Series A Common Stock.

(4) Includes 6,667 shares which Ms. Kim had the right to acquire prior to July 11, 1997 due to the acceleration of options. By terms of the DMX Inc. 1993 Stock Option Plan, options issued, outstanding and unexercised were terminated upon consummation of the Merger.

(5) Includes 25,000 shares which Mr. Talley had the right to acquire prior to July 11, 1997 due to the acceleration of options. By terms of the DMX Inc. 1993 Stock Option Plan, options issued, outstanding and unexercised were terminated upon consummation of the Merger.

(6) Includes 16,667 shares which Mr. Smith had the right to acquire prior to July 11, 1997 due to the acceleration of options. By terms of the DMX Inc. 1993 Stock Option Plan, options issued, outstanding and unexercised were terminated upon consummation of the Merger.

  Compensation Committee Interlocks and Insider Participation.

     Jerold H. Rubinstein, Chairman of the Board and Chief Executive Officer of DMX Inc., was appointed to the Compensation Committee for the 1996 fiscal year. Mr. Rubinstein beneficially owns 5.1% of the outstanding shares of Common Stock. (See "summary Compensation Table and Employment Agreements and Termination of Employment Agreements" for a discussion of the compensation Mr. Rubinstein received.)

     J.C. Sparkman, a Director and Chairman of the Compensation Committee, retired in 1995 as a senior executive officer and Director of TCI. Mr. Sparkman is currently a director of Shaw Communications Inc. Mr. Sparkman beneficially owns less than 1% of the outstanding Common Stock of DMX Inc., which includes

                                     A-V-32

100,000 shares acquired at $2.50 per share in a private placement on September 21, 1995. TCI directly through its subsidiaries beneficially owns 45.7% of the outstanding shares of Common Stock.

     DMX Inc. and a subsidiary of TCI entered into a ten year network affiliation agreement in 1989 under which DMX Inc.'s basic audio and Digital Music Express services are made available to TCI cable television subscribers. DMX Inc. continues to pursue commercial applications of its DMX service for businesses, stores, restaurants, hotels and other establishments through its existing affiliation agreements both in areas wired for cable and by direct broadcast satellite. TCI and its various subsidiaries' payments of license fees to DMX Inc. accounted for approximately 50% of DMX Inc.'s consolidated gross revenues during the nine months ended June 30, 1997.

     DMX Inc. leases studio facilities in Colorado for the origination and uplinking of the DMX service. The studio is located at the facilities of NDTC, at 4100 East Dry Creek Road, Littleton, Colorado 80122. The six year lease agreement with NDTC, that expires on the last day of February 2000, has an automatic one year renewal and is subject to DMX Inc.'s right to terminate the origination and uplinking services at any time, with 60 days prior notice and upon payment of early termination fees. NDTC charges DMX Inc. approximately $54,600 per month, which includes approximately $6,700 for space rental and $45,400 for satellite uplinking services. In addition, NDTC provided a capital lease for studio equipment at the facility, up to a total of $2.2 million with interest at 9.5%. The outstanding balance of the lease obligation at June 30, 1997 was $1,386,000.

     DMX Inc. sub-leases space on a U.S. domestic communications satellite known as C-3 Transponder 24. The sublease was entered into in December 1992 with WTCI, which in turn leases the satellite transponder from GE American Communications, Inc. WTCI's monthly charge for the satellite, uplink and management fee is approximately $204,100.

     DMX Inc. sub-leases space on a Ku-Band satellite Loral Telstar 4, formerly known as AT&T 402R. The sub-lease was entered into in March 4, 1994 with WTCI, which in turn leases the transponder from Loral. Monthly sub-lease charges for the transponder and uplink is approximately $167,000.

  Director Compensation.

     DMX Inc. does not pay fees to its directors for their service on the Board of Directors or for attendance at meetings of the Board or committees. Directors who were not full-time salaried employees of DMX Inc. or its subsidiaries received a grant of options to acquire 50,000 shares of Common Stock, under the DMX Inc. 1993 Stock Option Plan, upon their effective date of service as a director and after each twelve month period of continuous service as director of DMX Inc. thereafter, received an additional option to acquire 50,000 shares up to a maximum of two such periods.

                                     A-V-33

ITEM 12.SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

     The following table sets forth the beneficial ownership of Common Stock as of June 30, 1997 by each person known to DMX Inc. to be the beneficial owner of more than five percent of the outstanding shares of Common Stock by each executive officer and director of DMX Inc., and by all directors and executive officers as a group.

                                                                  AMOUNT AND NATURE          PERCENT
                            NAME                              OF BENEFICIAL OWNERSHIP(1)   OF CLASS(2)
                            ----                              --------------------------   -----------
Tele-Communications, Inc....................................          27,249,575(3)           45.7%
Shaw Communications Inc.....................................           7,600,000(4)           12.8%
Jerold H. Rubinstein, Chairman of the Board and Chief
  Executive Officer.........................................           3,124,148(5)            5.1%
Kent Burkhart, Director.....................................             200,000(6)              *
V. Bhaskar Menon, Director..................................             200,000(7)              *
James R. Shaw, Sr., Director................................           8,530,500(8)           14.3%
J.C. Sparkman, Director.....................................             350,000(9)              *
Otis Smith, Executive Vice President........................             100,000(10)             *
Douglas G. Talley, Executive Vice President.................             183,333(11)             *
Lon A. Troxel, Chief Operating Officer......................             150,000(12)             *
Joanne Wendy Kim, Chief Financial Officer...................              20,000(13)             *
Directors and Executive Officers (a group of 11 persons)....          12,857,981(14)          20.4%

---------------

   * Less than 1%

 (1) Each named person has sole voting and investment power with respect to the shares listed, except as noted below and provided by community property laws, where applicable.

 (2) Shares which the person (or group) has the right to acquire within 60 days after June 30, 1997 or prior to July 11, 1997, are deemed to be outstanding in calculating the percentage ownership of the person (or group) but are not deemed to be outstanding as to any other person (or group).

 (3) Shares held by Tele-Communications, Inc. and its subsidiaries and affiliates were based upon a Schedule 13D, Amendment No. 3, filed on June 6, 1996. The business address of Tele-Communications, Inc. is 5619 DTC Parkway, Englewood, Colorado 80111.

 (4) Based upon a Schedule 13D, filed on March 15, 1995, and a Form 4 filed on January 9, 1996. Does not include 276,080 shares held by James R. Shaw Securities Limited, 128,580 shares held by Brasha Holdings Ltd., 128,580 shares held by Jay-Shaw Holdings Ltd., 128,580 shares held by Julmar Holdings Ltd., and 118,680 shares held by Shawnee Estates Ltd., which entities are affiliates of Shaw Communications Inc. Shaw Communications Inc. is a public company whose non-voting securities are listed on the Toronto Stock Exchange and the Alberta Stock Exchange. Mr. Shaw, Sr. and members of his family and members of Leslie E. Shaw's (Mr. Shaw, Sr.'s brother) family hold directly and indirectly, a majority of the voting shares of Shaw Communications Inc. and such shares are governed by the terms of a voting trust. Mr. Shaw, Sr. and members of his family do not, directly or indirectly, hold a majority of the publicly traded non-voting shares. The business address of Shaw Communications Inc. is 630-3rd Avenue, Suite 900, Calgary, Alberta T2P4L4.

 (5) Includes 9,000 shares owned of record by Mr. Rubinstein's wife and minor child and 333,334 shares which Mr. Rubinstein had the right to acquire prior to July 11, 1997 due to the acceleration of options. By terms of the DMX Inc. 1993 Option Plan, options issued, outstanding and unexercised were terminated upon consummation of the Merger. Includes stock options to purchase 400,000 shares of DMX Inc.'s Common Stock which were issued under the DMX Inc. 1991 Stock Option Plan and were carried over in the Merger and can be exercisable for 100,000 shares of TCI Music Series A Common Stock and Rights. However, all such options terminate and are not exercisable three months after the holder is no longer employed or serving as director of DMX Inc. Mr. Rubinstein's business address was 11400 West Olympic Boulevard, Suite 1100, Los Angeles, California 90064-1507.

                                     A-V-34

 (6) Represented 200,000 shares which Mr. Burkhart had the right to acquire prior to July 11, 1997, by the exercise of vested stock options. By terms of the DMX Inc. 1993 Stock Option Plan, options issued, outstanding and unexercised were terminated upon consummation of the Merger. Includes stock options to purchase 50,000 shares of DMX Inc.'s Common Stock which were issued under the DMX Inc. 1991 Stock Option Plan and was carried over in the Merger. However, all such options terminate and are not exercisable three months after the holder is no longer employed or serving as director of DMX Inc.

 (7) Represented 200,000 shares which Mr. Menon had the right to acquire within prior to July 11, 1997, by the exercise of vested stock options. By terms of the DMX Inc. 1993 Stock Option Plan, options issued, outstanding and unexercised were terminated upon consummation of the Merger. Includes stock options to purchase 50,000 shares of DMX Inc.'s Common Stock which were issued under the DMX Inc. 1991 Stock Option Plan and was carried over in the Merger. However, all such options terminate and are not exercisable three months after the holder is no longer employed or serving as director of DMX Inc.

 (8) Includes the following shares, to which Mr. Shaw, Sr. disclaims beneficial ownership: 7,600,000 shares held by Shaw Communications Inc., 276,080 shares held by James R. Shaw Securities Limited, 128,580 shares held by Brasha Holdings Ltd., 128,580 shares held by Julmar Holdings Ltd., 128,580 shares held by Shawana Estates Ltd., and 118,680 shares held by Jay-Shaw Holdings Ltd. Mr. Shaw, Sr. holds a majority of the shares of Jay-Shaw Holdings Ltd., Brasha Holdings Ltd. and Shawana Estates Ltd. The remaining shares of each such entities, other than certain preferred shares held by Julmar Holdings Ltd., a corporation wholly owned by Mr. Shaw, Sr., are held by children of Mr. Shaw, Sr. Each of the children has reached the age of majority. Mr. Shaw, Sr. holds 48% of the voting shares of James R. Shaw Securities Limited. The balance of voting shares are held by and for the benefit of Mr. Shaw, Sr.'s family members. Includes 150,000 shares which Mr. Shaw, Sr. has the right to acquire prior to July 11, 1997, by the exercise of vested stock options. By terms of the DMX Inc. 1993 Stock Option Plan, options issued, outstanding and unexercised were terminated upon consummation of the Merger. Mr. Shaw, Sr.'s business address is 630-3rd Avenue, Suite 900, Calgary, Alberta T2P4L4.

 (9) Represented 200,000 shares which Mr. Sparkman had the right to acquire prior to July 11, 1997, by the exercise of vested stock options. Includes stock options to purchase 50,000 shares of DMX Inc.'s Common Stock which were issued under the DMX Inc. 1991 Stock Option Plan and were canceled in exchange for stock options granted, effective with the Merger, to acquire 100,000 shares of TCI Music Series A common Stock.

(10) Represented 100,000 shares which Mr. Smith had the right to acquire prior to July 11, 1997, by the exercise of vested stock options. Included 16,667 shares which Mr. Smith had the right to acquire prior to July 11, 1997 due to the acceleration of options. By terms of the DMX Inc. 1993 Stock Option Plan, options issued, outstanding and unexercised were terminated upon consummation of the Merger.

(11) Represented 183,333 shares which Mr. Talley had the right to acquire prior to July 11, 1997 by the exercise of vested stock options. Included 25,000 shares which Mr. Talley had the right to acquire prior to July 11, 1997 due to the acceleration of options. By terms of the DMX Inc. 1993 Stock Option Plan, options issued, outstanding and unexercised were terminated upon consummation of the Merger.

(12) Represented 150,000 shares which Mr. Troxel had the right to acquire prior to July 11, 1997, by the exercise of vested stock options. Included 8,334 shares which Mr. Troxel had the right to acquire prior to July 11, 1997 due to the acceleration of options. By terms of the DMX Inc. 1993 Stock Option Plan, options issued, outstanding and unexercised were terminated upon consummation of the Merger. Included stock options to purchase 50,000 shares of DMX Inc.'s Common Stock which were issued under the DMX Inc. 1991 Stock Option Plan and were canceled in exchange for stock option granted, effective with the Merger, to acquire 200,000 shares of TCI Music Series A Common Stock.

(13) Represented 20,000 shares which Ms. Kim had the right to acquire prior to July 11, 1997 due to the acceleration of options. By terms of the DMX Inc. 1993 Stock Option Plan, options issued, outstanding or unexercised were terminated upon consummation of the Merger.

(14) Represented 2,983,333 shares which members of the group had the right to acquire prior to July 11, 1997, by the exercise of vested stock options and 390,000 shares which members of the group had the right to acquire prior to July 11, 1997 due to acceleration of options. By terms of the DMX Inc. 1993

                                     A-V-35

     Stock Option Plan, options issued, outstanding and unexercised were terminated upon consummation of the Merger. Includes those shares described in note 8, to which Mr. Shaw, Sr. has disclaimed beneficial ownership and includes stock options to purchase 600,000 shares of DMX Inc.'s stock that were issued under DMX Inc. 1991 Stock Option Plan and described in notes 5, 6, 7, 9 and 12.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

     At June 30, 1997 TCI beneficially owns 45.7% of the outstanding shares of Common Stock which includes 2,000,000 shares acquired at $2.50 per share in a private placement on August 29, 1995 and 4,500,000 shares acquired at $2.00 per share in a private placement on May 17, 1996. As a result of the merger in 1996 of TCI-E into DMX Inc. upon the terms set forth in the Agreement and Plan of Merger among TCI-E, United Artists Programming International, Inc. ("UAPI") and DMX Inc., UAPI, an affiliate of TCI, was issued 10,841,624 shares of Common Stock.

     DMX Inc. under an agreement with NDTC has a capital lease to lease equipment for its studio and uplinking facility in Littleton, Colorado. The obligation under the capital lease at June 30, 1997 was $1,386,000 with terms which extend to 2000 at an interest rate of 9.5%. DMX Inc. is also obligated to WTCI under various operating leases for uplinking and satellite services. The total expense under those leases for the nine months ended June 30, 1997 and the fiscal year ended September 30, 1996 and 1995 were $3,358,000, $4,831,000 and $4,489,000, respectively.

     Total subscriber fee revenue from TCI and its affiliates represented approximately 50%, 57%, 56% and 61% of total subscriber fee revenue for the nine months ended June 30, 1997 and 1996 and the fiscal years ended September 30, 1996 and 1995, respectively, with accounts receivable due from TCI and its affiliates at June 30, 1997 and September 30, 1996 totaling approximately $1,482,000 and $1,829,000, respectively.

     Shaw beneficially owns 12.8% of the outstanding shares of Common Stock of DMX Inc., which includes shares acquired through various stock purchase agreements, including 1,100,000 shares acquired at $2.13 per share in a private placement on March 9, 1995, and 2,000,000 shares acquired at $2.50 per share in a private placement on August 25, 1995. James R. Shaw, Sr., President and Chief Executive Officer of Shaw, is a director of DMX Inc. Mr. Sparkman, a director of DMX Inc., is a director of Shaw. In March 1992, Shaw, the second largest cable operator in Canada, entered into a license and distribution agreement with DMX Inc. which grants to DMX-Canada Ltd. the exclusive license and right to distribute DMX Inc.'s premium service in Canada, and was amended on November 1, 1994 by the Commercial License and Distribution Agreement and was amended on April 14, 1997 by the Residential License and Distribution Agreement. In addition, Shaw formed a Canadian company, DMX-Canada Ltd. which is a partner in "The DMX-Canada Partnership", a partnership with 450714 B.C. Ltd., a subsidiary of DMX Inc.

     During 1995, DMX Inc. and Shaw entered into a series of agreements to accomplish a reorganization by which Shaw could take full advantage of the Canadian tax losses incurred in Canada, during the market development period and based on Shaw's commitment to fund such development costs. This was accomplished through the transfer of each company's respective equity interests, and the formation of a new Canadian partnership (also referred to herein as DMX-Canada). DMX Inc. continues to hold an equity interest in the new partnership through its wholly owned subsidiary, a British Columbia corporation, 450714 B.C. Ltd. There is no impact from the reorganization on the operations of DMX-Canada, other than to accomplish the tax structure as outlined above. After Shaw recoups its initial funding, each company will share in the profits based on their respective equity interests.

     In April 1996 DMX Inc. entered into two capital leases with DMX-Canada, the proceeds of which were used to purchase DMX-Disc equipment leased to two DMX Inc. customers, 9-West and Coach. The obligation under the capital lease was for a term which extended to May 2001 at an effective interest rate of 27.21%. In May 1997, the lease balance of $268,625 was paid in full through an offset of license fees due to DMX Inc. totaling $220,714 and cash for the balance of $47,911.

     In August 1994, the CRTC, which regulates the broadcast industry in Canada, revoked the license previously granted to DMX-Canada for Canadian distribution of DMX. DMX-Canada reapplied to the CRTC

                                     A-V-36
during 1995 for a license to distribute DMX to Canadian residential cable subscribers. The CRTC issued a favorable ruling in December 1995 and requires a one to one ratio of Canadian content to non Canadian content. DMX-Canada and DMX Inc. have negotiated an agreement to distribute DMX service to the Canadian residential cable market. The service includes a total of 30 formats and is distributed through Shaw Cable Systems and their affiliates. DMX-Canada will also license other Canadian third party distributors such as Star Choice. The launch of the DMX service for residential distribution was July 1997.

     The CRTC does not regulate programming delivered to commercial establishments by DBS and DMX-Canada has been distributing the DMX service to the commercial sector since 1994. DMX Inc. and DMX-Canada have negotiated a new license and distribution agreement which grants an exclusive license and right to distribute the DMX service to commercial establishments in Canada. The term of the new agreement coincides with the original agreement dated March 9, 1992 and terminates March 31, 2012. DMX Inc. received total license fees of approximately $370,000 for the nine months ended June 30, 1997 under the agreements.

     Stephen A. Wynn, Chairman of the Board, President and Chief Executive Officer, Mirage Resorts, Incorporated, resigned as a director of DMX Inc. in May 1996 concurrently with his sale of 5,700,000 shares of DMX Inc. Common Stock to TCI at $2.00 per share, which included 2,200,000 shares acquired by him at $2.13 per share in a private placement on February 21, 1995 and 500,000 shares acquired at $2.00 per share in a private placement on March 15, 1996. In April 1995, DMX Inc. entered into a five year commercial music service agreement with Mirage Resorts, Inc. whereby DMX Inc. provides its DMX for Business music service for a monthly fee.

     DMX Inc. entered into definitive agreements dated December 18, 1996 with Jerold H. Rubinstein, Chairman of the Board and Chief Executive Officer, of DMX Inc., which provided for Mr. Rubinstein to either purchase a 90% interest in DMX-E in a transaction referenced as the "Reorganization Plan", or if an agreement cannot be reached with the creditors of DMX-E, then Mr. Rubinstein would organize a new company that would distribute DMX service in Europe. As a result of the DMX-E cessation of operation on July 1, 1997, the Definitive Agreements between DMX Inc.; Mr. Jerold H. Rubinstein, an individual; and XTRA were put into place whereby a termination certificate was executed in July 1997, which terminated the Stock Purchase Agreement dated December 18, 1996 that provided the disposition of DMX-E to Mr. Jerold H. Rubinstein. Pursuant to the Definitive Agreement, DMX Inc. obtained a 10% interest in XTRA and a Channel Distribution Agreement was executed between XTRA and DMX Inc. The Channel Distribution Agreement provided XTRA an exclusive, five-year, royalty-free license to distribute the DMX music service in Europe, the former Soviet Union and in the Middle East and the right to use DMX Inc.'s trade marks for two years. The music service is currently not being distributed by XTRA as Mr. Jerold H. Rubinstein is seeking financial partners.

                                     A-V-37

                                    PART IV

ITEM 14. EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8K.

     (a) Consolidated Financial Statements and Schedules. Reference is made to the Index to Consolidated Financial Statements of DMX Inc. and Subsidiaries and Schedules for the nine month period ended June 30, 1997, for a list of financial statements and schedules filed as part of this report at page F-1.

     (b) Reports on Form 8-K. None.

     (c) Exhibits. Following is a list of Exhibits filed with this report.

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
      2.1(1)             -- Form of Arrangement Agreement [2.1]*
      2.2(2)             -- Certificate of Discontinuance issued by Department of
                            Consumer and Corporate Affairs, Canada [2.2]*
      2.3(2)             -- Certificates of Domestication, Merger, Name Change and
                            Correction filed in Delaware by ICT-Canada and
                            ICT-Delaware to implement the Reorganization as of
                            September 28, 1990 [2.3]*
      3.1(12)            -- Amended and Restated Certificate of Incorporation of DMX
                            Inc.
      3.2(1)             -- Bylaws of the DMX Inc. [3.2]*
      4.1(3)             -- Articles IV, VI, VII, VIII, XI, XII of the Certificate of
                            Incorporation of the DMX Inc. (filed as part of Exhibit
                            3.1)
      4.2(1)             -- Articles II, III, VII and XI of the Bylaws of DMX Inc.
                            (filed as part of Exhibit 3.2)
      4.3(4)             -- Form of Agent's Warrant to Cruttenden & Company and
                            Robert S. London [4.3]*
      4.4(1)             -- Broker's Warrant to Merit Investment Corporation [4.4]*
      4.5(1)             -- Form of Option Agreement for Director, Officer and
                            Employee Options [4.5]*
      4.6(5)             -- TCI Equity Participation Agreement [4.6]*
      4.7(1)             -- Viacom Equity Participation Agreement [4.7]*
      4.8(1)             -- KBL Services Equity Participation Agreement [4.8]*
      4.9**(11)          -- Loan Agreement between ICT-Europe and TCI-Euromusic
                            ("TCI-E"), (without exhibits) dated May 19, 1993
      4.10(11)           -- Contribution Agreement between TCI-Euromusic and DMX Inc.
                            dated May 19, 1993
     10.1(5)             -- TCI Equity Participation Agreement (filed as Exhibit 4.6)
     10.2(1)             -- Viacom Equity Participation Agreement (filed as Exhibit
                            4.7)
     10.3(1)             -- KBL Services Equity Participation Agreement (filed as
                            Exhibit 4.8)
     10.4**(11)          -- Affiliation Agreement between DMX Inc. and Colony
                            Communications dated May 1, 1992 [10.4]*
     10.5**(11)          -- Affiliation Agreement between DMX Inc. and Crown Media,
                            Inc., dated July 1, 1992 [10.5]*
     10.6**(11)          -- Affiliation Agreement between DMX Inc. and Prime II
                            Management, L.P. [10.6]*
     10.7(11)            -- Stock Purchase Agreement between DMX Inc. and various
                            private parties, dated August 2, 1991 [10.7]*
     10.8(11)            -- Stock Purchase Agreement between DMX Inc. and Scudder
                            Development Fund, dated August 23, 1993 [10.8]*
     10.9(11)            -- Stock Purchase Agreement between DMX Inc. and Crown
                            Media, Inc. dated July 22, 1992 [10.9]*

                                     A-V-38

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
     10.10(11)           -- Stock Purchase Agreement between DMX Inc. and Crown
                            Media, Inc. dated August 30, 1993 [10.10]*
     10.11(11)           -- Stock Purchase Agreement between DMX Inc. and Brahman
                            Partners, II, L.P. dated September 15, 1993 [10.11]*
     10.12(11)           -- Stock Purchase Agreement between DMX Inc. and Quota Fund,
                            N.V.-Brahman, dated September 15, 1993 [10.12]*
     10.13(11)           -- Stock Purchase Agreement between DMX Inc. and Genesis
                            Capital Fund, dated September 15, 1993 [10.13]*
     10.14(11)           -- Stock Purchase Agreement between DMX Inc. and Shaw
                            Cablesystems, dated March 9, 1992 [10.14]*
     10.15(11)           -- Stock Purchase Agreement between DMX Inc. and Shaw
                            Communications, Inc., dated September 30, 1993 [10.15]*
     10.16(6)            -- Stock Bonus Agreement with Jerold H. Rubinstein****
                            [10.15]*
     10.17(11)           -- Amendment to Stock Bonus Agreement****
     10.18(6)            -- Deferred Compensation Agreement with Jerold H.
                            Rubinstein**** [10.16]*
     10.19(1)            -- Employment Agreement with W. Thomas Oliver*** [10.11]*
     10.20(11)           -- Employment Agreement with Robert M. Manning***
     10.21(5)            -- SSI Affiliation Agreement [10.2]*
     10.22(5)            -- Viacom Affiliation Agreement [10.3]*
     10.23(5)            -- KBLCOM Residential Affiliation Agreement [10.4]*
     10.24(2)            -- Western Tele-Communications ("WTCI") Security Agreement
                            and Promissory Note [10.14]*
     10.25(7)            -- Studio Facility and Uplinking Agreement between Western
                            Tele-Communications, Inc. and DMX Inc.
     10.26**(11)         -- [10.15]* Agreement for Acquisition of Capital Stock and
                            for the Governance of ICT-Europe N.V. ("ICT-E") (without
                            exhibits), dated May 19, 1993
     10.27**(11)         -- ICT-Europe Technology License and Services Agreement
                            (without exhibits), dated May 19, 1993
     10.28**(11)         -- ICT-Europe Trademark Agreement (without exhibits), dated
                            May 19, 1993
     10.29**(11)         -- ICT-Europe Loan Agreement, dated May 19, 1993 (filed as
                            Exhibit 4.9)
     10.30(11)           -- Contribution Agreement between TCI-Euromusic and ICT,
                            dated May 19, 1993 (filed as Exhibit 4.10)
     10.31(11)           -- ICT-Europe Equipment Lease, dated May 18, 1993 (without exhibits)
     10.32(11)           -- DMX Inc. Promissory Note in favor of TCI-E, dated May 19,
                            1993
     10.33(11)           -- DMX Inc. Security Agreement in favor of TCI-E, (without exhibits) dated May 19, 1993
     10.34**(11)         -- License and Distribution Agreement between ICT-Europe and
                            Broadcom International Holdings, as amended,
     10.35**(11)         -- dated March 31, 1992 License and Distribution Agreement between DMX Inc. and DMX-Canada, dated March 9, 1992
     10.36(4)            -- NACR License and Marketing Agreement [10.10]*
     10.37(2)            -- Manufacturing and Sales Agreement between DMX Inc. and
                            Scientific-Atlanta, Inc. [10.12]*

                                     A-V-39

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
     10.38(2)            -- License and Technical Assistance Agreement between DMX
                            Inc. and Scientific-Atlanta [10.13]*
     10.39(1)            -- FSL Development and Licensing Agreement, as amended
                            [10.8]*
     10.40(1)            -- GE American Communication, Inc. Agreement Regarding
                            Satellite Carriage [10.9]*
     10.41**(11)         -- COMSTREAM Agreement between DMX Inc. and COMSTREAM
                            Corporation, dated July 22, 1993
     10.42**(11)         -- COMSTREAM Option Agreement between DMX Inc. and COMSTREAM
                            Corporation, dated July 22, 1993
     10.43(1)            -- Joint Venture Agreement with Galactic Radio, Partners,
                            Inc. [10.7]*
     10.44**(11)         -- Sky Subscribers Management and Access Agreement between
                            ICT-Europe and Sky Subscribers Services Limited, 1993
     10.45**(11)         -- NDC Technology License Agreement between News Datacom
                            Limited, ICT-Europe and ICT-Europe UK, dated July 26,
                            1993
     10.46(6)            -- Employee Stock Purchase Plan**** [10.17]*
     10.47(6)            -- 1991 Incentive Stock Option Plan**** [10.18]*
     10.48(8)            -- 1991 Non-Qualified Stock Option Plan**** [4.10]*
     10.49(8)            -- 1991 Non-Qualified Stock Option Plan for Non-Employee
                            Directors**** [4.11]
     10.50(9)            -- 1993 Stock Option Plan**** [28.1]*
     10.51(9)            -- Form of ICT Non-Qualified Stock Option Agreement****
                            (Non-Employee Director) [28.2]*
     10.52(9)            -- Form of ICT Non-Qualified Stock Option Agreement****
                            (Employee and Employee-Director) [28.3]*
     10.53(9)            -- Form of ICT Incentive Stock Option Agreement**** [28.4]*
     10.54(11)           -- Principal Executive Office Lease, California
     10.55(11)           -- C-3 Satellite Transponder Sub-Lease Agreement between
                            WTCI and DMX Inc.
     10.56(10)           -- Satellite Transponder Management Agreement between WTCI and DMX Inc., dated December 2, 1992
     10.57(10)           -- Satellite Transponder Management Agreement between WTCI and DMX Inc., dated January 27, 1993
     10.58(10)           -- Assignment and Assumption Agreement between WTCI and
                            ICT-Europe (without exhibits)
     10.59**(10)         -- Assignment Agreement between IDB and WTCI, dated January
                            21, 1993
     10.60(10)           -- Agreement between DMX Inc. and the American Society of
                            Composers, Authors & Publishers, dated December 20, 1991
     10.61**(10)         -- Agreement between DMX Inc. and Broadcast Music Inc.,
                            dated October 11, 1991, as supplemented and amended
     10.62**(10)         -- Agreement between DMX Inc. and SESAC, dated December 26,
                            1991
     10.63**(11)         -- Affiliation Agreement between DMX Inc. and Scripps
                            Howard, Inc. dated April 30, 1994
     10.64***(11)        -- Employment Agreement between DMX Inc. and Lon Troxel,
                            dated October 1, 1991, as amended.
     10.65***(11)        -- Employment Agreement between DMX Inc. and Keno Thomas,
                            dated January 24, 1994

                                     A-V-40

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
     10.66(11)           -- International Cablecasting Technologies Inc. Savings
                            Plan, as amended
     10.67(11)           -- Addendum to KBLCOM Affiliation Agreement
     10.68***(12)        -- Employment Agreement between DMX Inc. and DigiTempo,
                            Inc., dated October 17, 1994
     10.69***(12)        -- Employment Agreement between DMX Inc. and Doug Talley,
                            dated January 1, 1995
     10.70***(13)        -- Employment Agreement between DMX Inc. and Lon Troxel,
                            dated October 1, 1991, as amended September 16, 1996
     10.71*****(13)      -- Affiliation Agreement between DMX Inc. and PRIMESTAR
                            Partners, dated January 25, 1995
     10.72*****(13)      -- Affiliation Agreement between DMX Inc. and AlphaStar
                            Television Network, Inc., dated November 29, 1995
     10.73*****(13)      -- Stock Purchase and Shareholders Agreement between DMX
                            Inc., DMX-Europe (UK) Limited, DMX-Europe N.V. and Jerold
                            H. Rubinstein
     10.74(13)           -- Subscription and Shareholders Agreement between DMX Inc.,
                            Jerold H. Rubinstein and XTRA Music Limited
     10.75*****          -- Commercial License and Distribution Agreement between DMX
                            Inc. and DMX Canada Partnership, dated November 1, 1994
     10.76*****          -- Residential License and Distribution Agreement between
                            DMX Inc. and DMX-Canada (1995) Ltd., dated March 9, 1992,
                            as amended April 18, 1997
     10.77               -- Channel Distribution Agreement between DMX Inc. and XTRA
                            Music Limited, dated July 3, 1997
     10.78               -- Termination Certificate between DMX Inc. and Jerold H.
                            Rubinstein (Stock Purchase Agreement, dated December 18,
                            1996), dated July 3, 1997
     10.79               -- Termination Agreement between DMX Inc. and DMX-Europe
                            N.V., a Netherlands corporation (Technology License and
                            Services Agreement, Dated May 19, 1993), dated July 3,
                            1997
     10.80               -- Termination Agreement between DMX Inc. and DMX-Europe
                            N.V., a Netherlands corporation (Trademark Agreement,
                            dated May 19, 1993), dated July 3, 1997
     10.81               -- Assignment Agreement between DMX Inc. and Jerold H.
                            Rubinstein, dated July 8, 1997
     10.82***            -- Employment Agreement between DMX Inc. and Lon Troxel,
                            dated October 1, 1991, as amended August 22, 1997
     10.83               -- TCI Music, Inc. 1997 Stock Incentive Plan
     11.1                -- Statement Regarding Computation of Per Share Earnings
                            (included in DMX Inc.'s Financial Statements)
     21.1                -- Listing of All Subsidiaries of DMX Inc.
     27.                 -- Financial Data Schedule

---------------

   (1) Incorporated by Reference to DMX Inc.'s Registration Statement on Form S-1, July 10, 1990, file #33-35690

   (2) Incorporated by Reference to DMX Inc.'s Post-Effective Amendment No. 2 to Registration Statement on Form S-1, May 24, 1991, file #33-35690

   (3) Incorporated by Reference to DMX Inc.'s Post-Effective Amendment No. 1 to Registration Statement on Form S-1, filed on October 15, 1990, file #33-35690

                                     A-V-41

   (4) Incorporated by Reference to DMX Inc.'s Amendment No. 2 to Registration Statement on Form S-1, September 28, 1990, file #33-35690

   (5) Incorporated by Reference to DMX Inc.'s Amendment No. 1 to Registration Statement on Form S-1, August 31, 1990, file #33-35690

   (6) Incorporated by Reference to DMX Inc.'s Registration Statement on Form S-1, February 24, 1992, file #33-35690

   (7) Incorporated by Reference to DMX Inc.'s Post-Effective Amendment No. 3 to Registration Statement on Form S-1, August 15, 1991, file #33-35690

   (8) Incorporated by Reference to DMX Inc.'s 1992 10-K, December 13, 1992

   (9) Incorporated by Reference to DMX Inc.'s 1993 Registration Statement on Form S-8, May 3, 1993

  (10) Incorporated by Reference to DMX Inc.'s 1993 10-K, December 23, 1993

  (11) Incorporated by Reference to DMX Inc.'s 1994 10-K, December 29, 1994

  (12) Incorporated by Reference to DMX Inc.'s 1995 10-K, January 9, 1996

  (13) Incorporated by Reference to DMX Inc.'s 1996 10-K, January 14, 1997

      * Indicates exhibit number of document in original filing

    ** DMX Inc. has received confidential treatment for a portion of the referenced exhibit

   *** Indicates Management Contract

  **** Indicates Compensatory Plan

 ***** DMX Inc. has requested confidential treatment for a portion of the referenced exhibit

                                     A-V-42

                                    DMX INC.
                                AND SUBSIDIARIES

                       CONSOLIDATED FINANCIAL STATEMENTS

                      JUNE 30, 1997 AND SEPTEMBER 30, 1996

                  (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                                     A-V-43

                                    DMX INC.
                                AND SUBSIDIARIES

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                               PAGE
                                                              ------
Independent Auditors' Report................................  A-V-45
Consolidated Financial Statements of DMX Inc.:
  Consolidated Balance Sheets -- June 30, 1997 and September
     30, 1996...............................................      46
  Consolidated Statements of Operations -- Nine months ended
     June 30, 1997 and 1996 (unaudited) and years ended
     September 30, 1996 and 1995............................      47
  Consolidated Statements of Stockholders' Deficit -- Nine
     months ended June 30, 1997 and years ended September
     30, 1996 and 1995......................................      48
  Consolidated Statements of Cash Flows -- Nine months ended
     June 30, 1997 and 1996 (unaudited) and years ended
     September 30, 1996 and 1995............................      49
  Notes to Consolidated Financial Statements................      50
Financial Statement Schedules have not been provided as any
  required information has been included in the financial
  statements and notes thereto

                                     A-V-44

                          INDEPENDENT AUDITORS' REPORT

     We have audited the consolidated financial statements of DMX Inc. and subsidiaries as listed in the accompanying index. These consolidated financial statements are the responsibility of DMX Inc.'s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We have conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of DMX Inc. and subsidiaries as of June 30, 1997 and September 30, 1996 and the results of their operations and their cash flows for the nine months ended June 30, 1997 and the years ended September 30, 1996 and 1995, in conformity with generally accepted accounting principles.

                                     KPMG PEAT MARWICK LLP

Los Angeles, California
September 26, 1997

                                     A-V-45

                                    DMX INC.
                                AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                      JUNE 30, 1997 AND SEPTEMBER 30, 1996

                                          ASSETS
                                                                JUNE 30,      SEPTEMBER 30,
                                                                  1997            1996
                                                              -------------   -------------
Current assets, excluding DMX-Europe N.V.:
  Cash and cash equivalents.................................  $     664,340   $     928,399
  Prepaid expenses..........................................        827,233         464,545
  Equipment inventory.......................................        491,573         438,163
  Accounts receivable:
    Trade related party (note 2)............................      1,481,748       1,828,973
    Other trade.............................................      3,003,586       2,732,018
    Allowance for doubtful accounts (note 3)................       (450,455)       (251,247)
                                                              -------------   -------------
      Total current assets, excluding DMX-Europe N.V........      6,018,025       6,140,851
Current assets DMX-Europe N.V.:
  Cash......................................................        168,427         192,635
  Prepaid expenses..........................................             --         851,586
  Equipment inventory.......................................             --          98,517
  Accounts receivable (net).................................             --         435,480
                                                              -------------   -------------
      Total current assets DMX-Europe N.V...................        168,427       1,578,218
                                                              -------------   -------------
      Total current assets..................................      6,186,452       7,719,069
Investment in Galactic/TEMPO Sound (note 4).................        557,592         504,156
Property and equipment, net (note 6)........................      3,968,053       4,418,799
Property and equipment DMX-Europe N.V., net (note 6)........        164,120       1,475,189
Goodwill, net...............................................             --       4,535,658
Other assets................................................        109,678          99,148
                                                              -------------   -------------
         Total Assets.......................................  $  10,985,895   $  18,752,019
                                                              =============   =============

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities, excluding DMX-Europe N.V.:
  Accounts payable..........................................  $   1,815,066   $   1,097,476
  Accrued liabilities (note 7)..............................      7,523,802       4,886,837
  Accrued obligations on disposal -- DMX-Europe N.V.........      2,826,950       1,468,530
  Note payable due to related party (note 8)................        731,611              --
  Current portion of capital lease obligation (note 11).....        571,600         410,108
                                                              -------------   -------------
         Total current liabilities, excluding DMX-Europe
           N.V..............................................     13,469,029       7,862,951
Current liabilities DMX-Europe N.V.:
  Accounts payable..........................................      1,014,269       7,284,664
  Accrued liabilities.......................................      1,525,461       1,488,492
  Investment in and advances to DMX-Europe (UK).............      6,590,754              --
                                                              -------------   -------------
         Total current liabilities DMX-Europe N.V...........      9,130,484       8,773,156
                                                              -------------   -------------
         Total current liabilities..........................     22,599,513      16,636,107
Deferred revenue............................................        308,895         295,461
Royalty payable (note 11)...................................      1,773,275       1,773,275
Note payable due to related party (note 8)..................      1,784,889              --
Capital lease obligation (note 11)..........................        821,548       1,401,426
Stockholders' deficit (note 9):
  Common Stock, $.01 par value. Authorized 100,000,000
    shares;
    issued 59,672,224 shares in 1997 and 1996...............        596,722         596,722
  Paid-in capital...........................................    136,895,686     136,758,259
  Accumulated deficit.......................................   (152,786,657)   (138,078,913)
  Foreign currency translation reserve......................       (429,973)        (52,315)
  Treasury stock, 85,630 shares, at cost....................       (578,003)       (578,003)
                                                              -------------   -------------
         Net stockholders' deficit..........................    (16,302,225)     (1,354,250)
Commitments and contingencies (note 11).....................             --              --
                                                              -------------   -------------
         Total Liabilities and Stockholders' Deficit........  $  10,985,895   $  18,752,019
                                                              =============   =============

          See accompanying notes to consolidated financial statements

                                     A-V-46

                                    DMX INC.
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
NINE MONTHS ENDED JUNE 30, 1997 AND 1996 AND YEARS ENDED SEPTEMBER 30, 1996 AND
                                      1995

                                                          JUNE 30,                    SEPTEMBER 30,
                                                 ---------------------------   ---------------------------
                                                     1997           1996           1996           1995
                                                 ------------   ------------   ------------   ------------
                                                                (UNAUDITED)
Subscriber fee revenues -- related party (note
  2)...........................................  $  6,907,044   $  6,648,371   $  9,086,434   $  7,695,978
Subscriber fee revenues -- other...............     6,902,393      5,033,936      6,972,671      4,920,380
Other revenue, net.............................       564,990        270,669        431,060        157,026
Revenue -- DMX-Europe N.V. (note 5)............     2,219,851        238,305        836,438             --
                                                 ------------   ------------   ------------   ------------
                                                   16,594,278     12,191,281     17,326,603     12,773,384
Operating expenses:
  General and administrative...................     5,312,343      3,945,166      5,803,043      5,511,615
  Sales and marketing..........................     5,320,841      6,672,658      8,570,141      7,438,023
  Studio and programming.......................     7,548,413      6,616,162      9,016,760      7,773,759
  International development....................            --            868          1,598        168,629
  Research and development.....................       630,263        588,506        778,047        725,164
  Stock bonus and option compensation..........       137,427        412,281        549,708        549,708
  Depreciation and amortization................     1,789,024      1,301,937      1,883,415      1,341,775
  Operating expenses -- DMX-Europe N.V.
    (note 5)...................................     8,489,238      2,110,020      5,740,289             --
  Loss on disposal of DMX-Europe N.V. (note
    5).........................................     1,737,554             --      7,153,278             --
                                                 ------------   ------------   ------------   ------------
                                                   30,965,103     21,647,598     39,496,279     23,508,673
         Net operating loss....................   (14,370,825)    (9,456,317)   (22,169,676)   (10,735,289)
Other income (expense):
  Equity in earnings of Galactic/TEMPO Sound
    (note 4)...................................       203,436        107,571        197,227        306,640
  Equity in loss of DMX-Europe N.V. (note 5)...            --    (11,853,686)   (11,853,686)   (13,271,599)
  Interest income..............................        23,918         95,720        111,610        282,234
  Interest expense.............................      (247,680)      (190,742)      (246,181)      (208,694)
  Interest expense DMX-Europe N.V. (note 5)....      (173,647)      (297,222)       (53,936)            --
  Other income.................................         1,519        451,976        172,270        779,866
  Other expense................................      (144,465)            --        (12,405)      (232,687)
                                                 ------------   ------------   ------------   ------------
                                                     (336,919)   (11,686,383)   (11,685,101)   (12,344,240)
         Net loss..............................  $(14,707,744)  $(21,142,700)  $(33,854,777)  $(23,079,529)
                                                 ============   ============   ============   ============
Loss per common share..........................  $      (0.25)  $      (0.46)  $      (0.68)  $      (0.60)
                                                 ============   ============   ============   ============
Weighted average number of common shares.......    59,586,594     46,308,220     49,675,569     38,505,107
                                                 ============   ============   ============   ============

          See accompanying notes to consolidated financial statements

                                     A-V-47

                                    DMX INC.
                                AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
  NINE MONTHS ENDED JUNE 30, 1997 AND YEARS ENDED SEPTEMBER 30, 1996 AND 1995

                                        COMMON STOCK                                                     FOREIGN
                                    ---------------------                                               CURRENCY
                                    NUMBER OF                 PAID IN       ACCUMULATED    TREASURY    TRANSLATION
                                      SHARES      AMOUNT      CAPITAL         DEFICIT        STOCK       RESERVE        TOTAL
                                    ----------   --------   ------------   -------------   ---------   -----------   ------------
BALANCE AT SEPTEMBER 30, 1994.....  36,280,600   $362,806   $ 81,543,456   $ (81,144,607)  $(578,003)   $      --    $    183,652
Issuance of common stock..........  7,400,000      74,000     17,188,500              --          --           --      17,262,500
Cost of issuance..................         --          --        (70,958)             --          --           --         (70,958)
Accrued compensation (note 9).....         --          --        549,708              --          --           --         549,708
Foreign currency translation
  reserve.........................         --          --             --              --          --       26,390          26,390
Net loss..........................         --          --             --     (23,079,529)         --           --     (23,079,529)
                                    ----------   --------   ------------   -------------   ---------    ---------    ------------
BALANCE AT SEPTEMBER 30, 1995.....  43,680,600    436,806     99,210,706    (104,224,136)   (578,003)      26,390      (5,128,237)
Issuance of common stock..........  15,991,624    159,916     37,237,643              --          --           --      37,397,559
Cost of issuance..................         --          --       (239,798)             --          --           --        (239,798)
Accrued compensation (note 9).....         --          --        549,708              --          --           --         549,708
Foreign currency translation
  reserve.........................         --          --             --              --          --      (78,705)        (78,705)
Net loss..........................         --          --             --     (33,854,777)         --           --     (33,854,777)
                                    ----------   --------   ------------   -------------   ---------    ---------    ------------
BALANCE AT SEPTEMBER 30, 1996.....  59,672,224    596,722    136,758,259    (138,078,913)   (578,003)     (52,315)     (1,354,250)
Accrued compensation (note 9).....         --          --        137,427              --          --           --         137,427
Foreign currency translation
  reserve.........................         --          --             --              --          --     (377,658)       (377,658)
Net loss..........................         --          --             --     (14,707,744)         --           --     (14,707,744)
                                    ----------   --------   ------------   -------------   ---------    ---------    ------------
BALANCE AT JUNE 30, 1997..........  59,672,224   $596,722   $136,895,686   $(152,786,657)  $(578,003)   $(429,973)   $(16,302,225)
                                    ==========   ========   ============   =============   =========    =========    ============

          See accompanying notes to consolidated financial statements

                                     A-V-48

                                    DMX INC.
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
NINE MONTHS ENDED JUNE 30, 1997 AND 1996 AND YEARS ENDED SEPTEMBER 30, 1996 AND
                                      1995

                                                           JUNE 30,                    SEPTEMBER 30,
                                                  ---------------------------    --------------------------
                                                      1997           1996           1996           1995
                                                  ------------    -----------    -----------    -----------
                                                                  (UNAUDITED)
Cash flows from operating activities:
  Net loss......................................  $(14,707,744)   (21,142,700)   (33,854,777)   (23,079,529)
  Adjustments to reconcile net loss to net cash
    used in operating activities:
    Depreciation and amortization...............     2,462,259      1,413,479      2,229,646      1,341,775
    Dividend from Galactic/TEMPO Sound..........       150,000        150,000        150,000        300,000
    Equity in earnings of Galactic/TEMPO
      Sound.....................................      (203,436)      (107,571)      (197,227)      (306,640)
    Equity in loss of DMX-Europe N.V............            --     11,853,686     11,853,686     13,271,599
    Loss on disposal of DMX-Europe N.V..........     1,737,554             --      7,153,278             --
    Loss on disposal of property and
      equipment.................................        46,056             --             --             --
    Compensation expense for stock bonus and
      options...................................       137,427        412,281        549,708        549,708
    Provision for doubtful accounts.............       810,219             --        643,148        700,000
    (Increase) decrease in prepaid and other
      current assets............................        30,100       (827,469)      (947,596)        76,315
    Decrease in advances to DMX-Europe N.V......            --             --             --        490,296
    (Increase) in receivables...................      (777,726)    (1,995,712)    (1,077,525)      (715,015)
    (Increase) decrease in other assets.........       (42,810)        64,801         93,157       (111,250)
    Increase (decrease) in deferred revenue.....        13,434        (87,110)       (80,934)       (42,145)
    Increase in royalty payable.................            --        434,485        521,292        538,562
    Increase (decrease) in accounts payable and
      accrued liabilities.......................     8,823,660      2,369,520      4,035,653        (33,365)
                                                  ------------    -----------    -----------    -----------
         Net cash used in operating
           activities...........................    (1,521,007)    (7,462,310)    (8,928,491)    (7,019,689)
                                                  ------------    -----------    -----------    -----------
Cash flows from investing activities:
  Purchase of property and equipment, net.......    (1,055,213)    (1,050,754)    (1,519,444)      (954,101)
  Advances to DMX-Europe N.V., net..............            --       (681,846)      (681,846)    (2,044,311)
  Investment in preferred stock of DMX-Europe
    (UK) Limited................................            --     (6,440,000)    (6,440,000)    (3,500,000)
  Purchase of securities held to maturity.......                           --             --       (165,000)
  Proceeds from matured securities held to
    maturity....................................            --        165,000        165,000      2,279,738
                                                  ------------    -----------    -----------    -----------
         Net cash used in investing
           activities...........................    (1,055,213)    (8,007,600)    (8,476,290)    (4,383,674)
                                                  ------------    -----------    -----------    -----------
Cash flows from financing activities:
  Issuance of common stock, net.................            --     10,346,094     10,346,094     17,191,542
  Issuance of note payable due to related
    party.......................................     2,516,500             --             --             --
  Repayment of note payable to bank.............            --        (45,000)       (45,000)      (240,000)
  Repayment of note payable.....................            --             --             --       (181,455)
  Repayment of principal portion of capital
    lease obligation............................      (228,547)      (295,210)      (397,398)      (228,225)
                                                  ------------    -----------    -----------    -----------
         Net cash provided by financing
           activities...........................     2,287,953     10,005,884      9,903,696     16,541,862
                                                  ------------    -----------    -----------    -----------
         Net (decrease) increase in cash and
           cash equivalents.....................      (288,267)    (5,464,026)    (7,501,085)     5,138,499
Cash and cash equivalents, beginning of
  period........................................     1,121,034      8,622,119      8,622,119      3,483,620
                                                  ------------    -----------    -----------    -----------
Cash and cash equivalents, end of period........  $    832,767      3,158,093      1,121,034      8,622,119
                                                  ============    ===========    ===========    ===========

          See accompanying notes to consolidated financial statements

                                     A-V-49

                                    DMX INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  NINE MONTHS ENDED JUNE 30, 1997 AND YEARS ENDED SEPTEMBER 30, 1996 AND 1995

(1) INCORPORATION AND NATURE OF BUSINESS.

     DMX Inc., formerly International Cablecasting Technologies Inc. ("ICT"), was incorporated under the laws of the state of Delaware in May 1990, to accomplish a corporate reorganization which effected a change of situs of its predecessor company of the same name (ICT-Canada). ICT-Canada was incorporated pursuant to the Company Act (British Columbia) on April 26, 1979, by registration of its Memorandum and Articles under the name Can-Am Entertainment Corporation. On November 14, 1986, its name was changed to International Cablecasting Technologies Inc. On April 27, 1995, ICT changed its name to DMX Inc.

     DMX Inc. is primarily engaged in programming, distributing and marketing a digital music service; Digital Music Express(R) (DMX(R)), which provides continuous 24-hours-per-day commercial free, CD quality music programming.

     On July 11, 1997, DMX Inc. and TCI Music, Inc. ("TCI Music"), a wholly owned subsidiary of Tele-Communications, Inc. ("TCI"), consummated a merger pursuant to an Agreement and Plan of Merger, dated February 6, 1997, as amended by Amendment One to Merger Agreement dated May 29, 1997 (the "Merger Agreement"), among DMX Inc., TCI, TCI Music and TCI Merger Sub, Inc. ("Merger Sub"), a wholly owned subsidiary of TCI Music, whereby Merger Sub was merged with and into DMX Inc. (the "Merger") with DMX Inc. as the surviving corporation and TCI Music became the successor Registrant to DMX Inc. Such Merger was deemed effective July 1, 1997 for accounting purposes.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES.

ACCOUNTING PRINCIPLES AND CONSOLIDATION.

     The consolidated financial statements include the accounts of DMX Inc. and its wholly owned subsidiaries, TEMPO Sound, 450714 B.C. Ltd. and DMX-Europe N.V. and subsidiary ("DMX-E"). DMX-Europe (UK) Limited was deconsolidated as of June 30, 1997 as discussed in note 5. All material intercompany balances and transactions have been eliminated.

GOODWILL.

     Goodwill was calculated as the purchase price of DMX-E less the fair value of net assets acquired and is being amortized over 20 years. Goodwill will be eliminated upon the ultimate disposition of DMX-E pursuant to DMX Inc.'s plan to dispose of its operations as described in note 5. In connection with the anticipated disposal of operations and considering the terms of such agreements goodwill was reduced by $5,685,000 due the impairment of its value during the fiscal year ended September 30, 1996. Due to the deconsolidation of DMX-Europe
(UK) Limited as discussed in note 5, goodwill was incorporated with the investment in and advance to DMX-Europe (UK) in the accompanying balance sheet as of June 30, 1997.

REVENUE RECOGNITION AND ALLOWANCE FOR DOUBTFUL ACCOUNTS.

     DMX Inc. recognizes revenue based upon subscriber levels for affiliate sales and the contract terms for its direct sales. The calculation of subscriber levels for affiliate sales is based on billing and sales information provided by its affiliates. Direct sales revenue is recognized beginning at inception of service ratably over the contract terms. DMX Inc. analyzes subsequent cash receipts and other data to determine the adequacy of its allowance for doubtful accounts.

     Accounts receivable and subscriber fee revenue from related party consists of receivables and revenues due from TCI and its affiliates. At June 30, 1997, TCI held 45.7% of the outstanding common stock of DMX Inc. (see note 12 "Recent Developments"). Total subscriber fee revenue from TCI for the nine months ended June 30, 1997 and 1996 and the fiscal years ended September 30, 1996 and 1995 represented approximately 50%, 57%, 56%, and 61%, respectively, of total subscriber fee revenue.

                                     A-V-50

                                    DMX INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

INVENTORY.

     Inventory consisted of receivers, amplifiers, compact disc players, compact discs and packaging material and is valued at the lower of cost (determined on a first-in, first-out method) or estimated net realizable value.

INVESTMENT IN GALACTIC/TEMPO SOUND PARTNERSHIP.

     DMX Inc.'s 50% investment in Galactic/TEMPO Sound, a partnership with Galactic Radio Partners, Inc., is accounted for using the equity method. The 50-50 joint venture commenced July 16, 1990, providing basic cable audio programming to cable television system operators.

PROPERTY AND EQUIPMENT.

     Property and equipment is carried at cost and is depreciated over the estimated useful lives of three to six years using the straight-line method. Leasehold improvements are carried at cost and are depreciated over the shorter of the estimated five-year useful life of the related asset or the term of the lease.

INCOME TAXES.

     DMX Inc. accounts for income taxes under Statement of Financial Accounting Standard No. 109, Accounting for Income Taxes ("SFAS No. 109"), whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

FOREIGN CURRENCY TRANSLATION RESERVE.

     Unrealized gains and losses resulting from the translation of financial statements are reflected as a separate component of stockholders' equity.

LOSS PER SHARE.

     The loss per share has been calculated by dividing the loss for the period by the weighted average number of common shares issued and outstanding during the period. Outstanding share options, awards and shares contingently issuable under equity participation agreements have not been considered in the computation as their impact on the net loss per common share would be antidilutive.

CASH EQUIVALENTS.

     Cash equivalents include highly liquid investments with an original maturity of three months or less.

CASH FLOW INFORMATION.

     Cash payments for interest in the nine months ended June 30, 1997 and fiscal years ended September 30, 1996 and 1995 were $247,700, $246,200 and $236,500, respectively. Foreign currency translation was $377,658 for the nine months ended June 30, 1997, $78,705 and $26,390 for the fiscal years ended September 30, 1996 and 1995, respectively.

                                     A-V-51

                                    DMX INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

USE OF ESTIMATES.

     In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, including the accrual of music rights and royalties, and the disclosures of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

CONCENTRATION OF CREDIT RISK.

     DMX Inc.'s accounts receivable balance is comprised primarily of amounts due from cable system operators, with the majority due from its largest customer, TCI.

STOCK OPTIONS.

     Prior to January 1, 1996, DMX Inc. accounted for its stock option plan in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. On January 1, 1996, DMX Inc. adopted Statement of Financial Accounting Standard No. 109, "Accounting for Stock-Based Compensation" (SFAS No. 123), which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 allows entities to continue to apply the provision of APB Opinion No. 25 and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants made in 1995 and future years as if the fair-value-based method defined in SFAS No. 123 had been applied. DMX Inc. has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123.

RECLASSIFICATIONS.

     Certain reclassifications of prior period amounts have been made to conform to the current year's reporting format.

(3) ALLOWANCE FOR DOUBTFUL ACCOUNTS.

     A summary of the activity of the allowance for doubtful accounts for the nine months ended June 30, 1997 and fiscal years ended September 30, 1996 and 1995 follows:

                                                                    FOR THE YEARS ENDED
                                                 NINE MONTHS           SEPTEMBER 30,
                                                ENDED JUNE 30,    -----------------------
                                                     1997            1996          1995
                                                --------------    -----------    --------
Balance, beginning of period..................    $ 251,247       $   856,802    $156,802
Provision for doubtful accounts...............      810,219           643,148     700,000
Accounts charged-off..........................     (611,011)       (1,248,703)         --
                                                  ---------       -----------    --------
Balance, end of period........................    $ 450,455       $   251,247    $856,802
                                                  =========       ===========    ========

                                     A-V-52

                                    DMX INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(4) INVESTMENT IN GALACTIC/TEMPO SOUND PARTNERSHIP.

     The summarized balance sheet and operating data as of and for the nine months ended June 30, 1997, and the twelve months ended September 30, 1996, of the Galactic/TEMPO Sound partnership follows:

                                 NINE MONTHS ENDED    TWELVE MONTHS ENDED    TWELVE MONTHS ENDED
                                   JUNE 30, 1997      SEPTEMBER 30, 1996     SEPTEMBER 30, 1995
                                    (UNAUDITED)           (UNAUDITED)            (UNAUDITED)
                                 -----------------    -------------------    -------------------
Current assets...............       $   945,000           $   890,000            $   828,804
Non-current assets...........           225,000               144,000                186,747
Current liabilities..........            55,000                26,000                101,694
Partners' capital............         1,115,000             1,008,000                913,857
Partners' draws for the
  period.....................          (300,000)             (300,000)              (600,000)
Revenues.....................         1,769,000             2,227,000              1,903,000
Operating expenses...........        (1,362,000)           (1,833,000)            (1,290,000)
Net income...................       $   407,000           $   394,000            $   613,000
                                    ===========           ===========            ===========

(5) INVESTMENT AND DISPOSITION OF DMX-EUROPE N.V. AND SUBSIDIARY.

     The summarized operating data for the nine months ended June 30, 1997 and the years ended September 30, 1996 and 1995, of DMX-Europe N.V. and subsidiary follows:

                                            NINE MONTHS         FOR THE YEAR ENDED
                                               ENDED              SEPTEMBER 30,
                                             JUNE 30,      ----------------------------
                                               1997            1996            1995
                                            -----------    ------------    ------------
STATEMENTS OF OPERATIONS DATA:
Revenue.................................    $ 2,219,851    $  1,559,262    $    151,176
Operating, selling, general and
  administrative expenses (including
  intercompany expenses of $867,763 for
  the nine months ended June 30, 1997
  and $351,786 for the year ended
  September 30, 1996)...................      8,706,261      15,594,979      16,500,784
  Depreciation and amortization.........        673,234         909,022         541,678
                                            -----------    ------------    ------------
Operating loss..........................     (7,159,644)    (14,944,739)    (16,891,286)
Interest expense (including intercompany
  expenses of $1,362,804 for the nine
  months ended June 30, 1997 and
  $874,250 for the year ended September
  30, 1996).............................     (1,536,451)     (3,115,621)     (2,876,252)
  Other.................................         22,494          22,851          54,519
                                            -----------    ------------    ------------
          Net loss......................    $(8,673,601)   $(18,037,509)   $(19,713,019)
                                            ===========    ============    ============

DISPOSITION OF DMX-EUROPE N.V. AND SUBSIDIARY.

     DMX-Europe N.V. ("DMX-E NV") and its subsidiary DMX-Europe (UK) Limited ("DMX-E UK"), collectively ("DMX-E"), ceased operation on July 1, 1997. Due to the fact that DMX-E UK was placed into receivership and liquidation, DMX Inc. no longer has control over operations and activities, accordingly the accompanying balance sheet as of June 30, 1997 gives the effect of the deconsolidation of DMX-E UK. DMX-E UK was placed into receivership on July 1, 1997 and into liquidation proceedings on July 18, 1997. DMX-E NV, although inactive since July 1, 1997, is scheduled for liquidation proceedings to commence during the fourth calendar quarter of 1997.

                                     A-V-53

                                    DMX INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     As a result of the DMX-E cessation of operations, the Subscription and Shareholder Agreement dated December 18, 1996 ("Definitive Agreements") between DMX Inc.; Mr. Jerold H. Rubinstein, an individual; and XTRA Music Limited, a corporation under laws of England ("XTRA") was put into place whereby the termination certificate was executed in July 1997, which terminated the Stock Purchase Agreement dated December 18, 1996 that provided the disposition of DMX-E to Mr. Jerold H. Rubinstein. Pursuant to the Definitive Agreement, DMX Inc. obtained a 10% interest in XTRA and a Channel Distribution Agreement was executed between XTRA and DMX Inc. The Channel Distribution Agreement provided XTRA an exclusive, five-year, royalty-free license to distribute the DMX Music service in Europe, the former Soviet Union and in the Middle East and the right to use DMX Inc.'s trade marks for two years. The music service is currently not being distributed by XTRA as Mr. Jerold H. Rubinstein is seeking financial partners.

     DMX Inc. has accounted for the effects of the disposal of DMX-E and accordingly has estimated the loss on the disposal of DMX-E of $1,737,554 and $7,153,278 in the consolidated statements of operations for the nine months ended June 30, 1997 and the year ended September 30, 1996, respectively. The loss on disposal of DMX-Europe NV reflected a write down of the assets to their estimated net realizable value at June 30, 1997. The loss on disposal for 1996 was estimated as the net investment of $5,720,000 and the incurrence of certain potential liabilities of $1,469,000 in conjunction with such disposal activities.

     DMX-E was formed by DMX Inc. to provide the necessary management, marketing services and operating structure for the distribution of Digital Music Express(R) ("DMX(R)"), throughout Europe. In 1993, TCI-Euromusic, Inc. ("TCI-E"), an indirect affiliate of TCI, acquired a 49% equity interest in DMX-E through the purchase of 49% of the outstanding common stock of DMX-E for $120,100, in addition to providing a $24.4 million credit facility which was used for the start-up costs and initial operations of DMX-E. DMX Inc. partially guaranteed the credit facility, and would be liable for one-half of the TCI-E's "loss" as defined, which was payable at the option of DMX Inc., in DMX Inc.'s Common Stock.

     On May 17, 1996, DMX Inc. consummated the merger of TCI-E (the "TCI-E Merger"), pursuant to the terms of the Agreement and Plan of Merger ("the Agreement"), dated August 28, 1995, as amended as of November 1, 1995 and January 17, 1996 among DMX Inc., TCI-E and United Artists Programming International, Inc. ("UAPI"), an indirect affiliate of TCI and owner of the outstanding shares of TCI-E. As a result of the TCI-E Merger, DMX Inc.acquired the remaining 49% interest in DMX-E.

     The TCI-E Merger was accounted for as a purchase and DMX Inc. issued 10,841,624 shares of its Common Stock to UAPI at a purchase price totaling $27,104,060. The purchase price less the fair value of TCI-E net assets acquired, resulted in goodwill of $10,415,701 which is being amortized over 20 years and was calculated as follows:

Purchase price..............................................  $27,104,060
Less book value of TCI-E net assets acquired................   (3,479,694)
                                                              -----------
                                                               23,624,366
Purchase price adjustments:
  To adjust the investment in DMX-E for losses recorded by
     TCI-E, which were also recognized by DMX Inc. based on
     the modified equity method of accounting...............   (9,026,263)
  To reverse allowance for uncollectible interest recorded
     by TCI-E at 49% of the interest accrued on the notes
     receivable.............................................   (4,213,793)
Other.......................................................       31,391
                                                              -----------
Goodwill....................................................  $10,415,701
                                                              ===========

                                     A-V-54

                                    DMX INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The accompanying consolidated balance sheets of DMX Inc. at June 30, 1997 and September 30, 1996 is consolidated with the accounts of DMX-E and the accompanying consolidated statements of operations and cash flows of DMX Inc. were consolidated with the accounts of DMX-E for the nine months ended June 30, 1997 and for the period from May 18, 1996 through September 30, 1996. Prior to May 18, 1996, DMX Inc. accounted for its investment in DMX-E using the modified equity method of accounting.

(6) PROPERTY AND EQUIPMENT.

     Property and equipment as of June 30, 1997 and September 30, 1996 consist of the following:

                                                               JUNE 30,     SEPTEMBER 30,
                                                                 1997           1996
                                                              -----------   -------------
DMX INC.
Furniture and equipment.....................................  $ 4,398,935    $ 3,613,145
Leasehold improvements......................................      213,205        181,348
Studio equipment............................................    3,432,489      4,103,686
Music library...............................................    1,046,944        918,126
Computer system.............................................      571,410        556,411
                                                              -----------    -----------
                                                                9,662,983      9,372,716
Less accumulated depreciation and amortization..............   (5,694,930)    (4,953,917)
                                                              -----------    -----------
                                                              $ 3,968,053    $ 4,418,799
                                                              ===========    ===========

                                                               JUNE 30,     SEPTEMBER 30,
                                                                 1997           1996
                                                              -----------   -------------
DMX-EUROPE
Furniture and equipment.....................................  $        --    $   344,224
Studio equipment............................................      164,120      2,041,021
Computer system.............................................           --        695,049
                                                              -----------    -----------
                                                                  164,120      3,080,294
Less accumulated depreciation and amortization..............           --     (1,605,105)
                                                              -----------    -----------
                                                              $   164,120    $ 1,475,189
                                                              ===========    ===========

     Studio equipment with a net book value of $137,000, net of accumulated depreciation of $583,000 was leased to DMX-E for a monthly fee of approximately $23,000, and was written off at June 30, 1997. Lease income related to leased equipment to DMX-E for the period from October 1, 1995 through May 17, 1996, and the fiscal year ended September 30, 1995 was approximately $172,000 and $245,000, respectively, and was included in other income. For the nine months ended June 30, 1997 and the period from May 18, 1996 through September 30, 1996, the lease income of approximately $160,000 and $103,000, respectively, was eliminated in consolidation.

     Studio equipment of $948,000, net of accumulated depreciation of $1,248,000, at June 30, 1997 was financed under the capital lease obligation.

                                     A-V-55

                                    DMX INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(7) ACCRUED LIABILITIES.

     Accrued liabilities as of June 30, 1997 and September 30, 1996 were comprised of the following:

                                                              JUNE 30,     SEPTEMBER 30,
                                                                1997           1996
                                                             ----------    -------------
Accrued music right royalties..............................  $2,920,285      1,574,449
Accrued marketing credits..................................   2,305,240      2,575,408
Accrued legal fees.........................................     496,750        102,338
Accrued payroll............................................     564,532         75,831
Accrued employee benefits..................................     319,076        205,347
Deferred rent..............................................     231,020         83,784
Other accrued expenses.....................................     686,899        269,680
                                                             ----------     ----------
                                                             $7,523,802      4,886,837
                                                             ==========     ==========

ACCRUED MUSIC RIGHT ROYALTIES.

     DMX Inc. licenses rights to re-record and distribute music from a variety of sources and pays royalties to songwriters and publishers through contracts negotiated with performing rights societies such as the American Society of Composers, Authors and Publishers ("ASCAP"), Broadcast Music, Inc. ("BMI") and the Society of European Stage Authors and Composers ("SESAC"). DMX Inc. has separate agreements with ASCAP, BMI and SESAC for residential and commercial distribution. Certain of the agreements are being negotiated on an industrywide basis mainly over new rate structures that may require retroactive rate increases. DMX Inc. has continued to accrue royalties that are under negotiations based on its best estimate, after consultation with counsel and consideration of the terms and rates of the expired contracts.

     The Digital Performance Right in Sound Recordings Act of 1995 ("1995 Act") was signed into law on November 1, 1995. The 1995 Act establishes the right of owners of the performance rights, such as the performers and record companies, to control digital transmission of sound recordings by means of subscription service digital transmissions. The 1995 Act provides a compulsory license for noninteractive subscription services. An arbitration proceeding relating to residential digital music distribution is pending before the United States Copyright Office. The purpose of the proceeding is to determine the statutory license royalty rate to be paid under the 1995 Act by DMX Inc. and other digital music residential subscription services on services transmitted on non-business subscribers. The rate charged is retroactive to February 1996 and is contingent on the negotiated rate agreed to as result of the arbitration proceeding. DMX Inc. has been accruing royalties at an estimated rate of 3% of residential subscriber fee revenue since such date after consultation with counsel.

ACCRUED MARKETING CREDITS.

     Accrued marketing credits at June 30, 1997 and September 30, 1996 of $2,305,240 and $2,575,408, respectively, related to a certain license fee arrangement. In July 1997, the total marketing credits were satisfied in full through a cash payment of $855,436 and offset of certain license fees due to DMX Inc.

(8) NOTE PAYABLE RELATED PARTY.

     On February 6, 1997 DMX Inc. entered into a loan and security agreement with TCI which provides DMX Inc. up to $3.5 million. The loan proceeds were used to purchase and/or reimburse DMX Inc. for equipment and certain costs related to obtaining commercial customers. The loan, as amended on May 29, 1997, bears interest at a rate of 12.5% per annum and is to be paid in 34 equal monthly installments

                                     A-V-56

                                    DMX INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

commencing September 1, 1997. At June 30, 1997 the principal balance outstanding was approximately $2,420,000 and accrued interest was approximately $97,000.

(9) STOCKHOLDERS' DEFICIT.

STOCK OPTIONS AND COMMITMENTS.

     DMX Inc. has issued options to purchase Common Stock to certain directors, officers and employees under various stock option plans. The option prices represent fair market values at the date of grant. Transactions in stock options under these plans are summarized as follows:

                                   SHARES                     OPTION PRICE
                                  ---------                   ------------
Outstanding options at September
  30, 1994......................  3,095,833    $1.95 - $6.25 per share, expiring on
                                               various dates, December 31, 1996 to July
                                                 1, 2006.
Options issued..................  1,631,250    $2.00 - $3.25 per share
Options expired and
  terminated....................   (331,250)   $3.25 - $5.625 per share
                                  ---------
Outstanding options at September
  30, 1995......................  4,395,833    $1.95 - $6.25 per share, expiring on
                                               various dates, December 31, 1996 to July
                                                 1, 2006.
Options issued..................    100,000    $2.563 per share
Options expired and canceled....   (230,000)   $2.563 - $4.180 per share
Options exercised...............   (150,000)   $1.95 per share
                                  ---------
Outstanding options at September
  30, 1996......................  4,115,833    $1.95 -- $6.25 per share, expiring on
                                               various dates, December 31, 1996 to July
                                                 1, 2006.
Options expired.................   (531,250)   $1.95 - $5.75 per share
                                  ---------
Outstanding options at June
  30,1997.......................  3,584,583
                                  =========    $2.063 - $6.25 per share, expiring on
                                               various dates, June 30, 1998 to July 1,
                                                 2006.

     At June 30, 1997, options to purchase 3,584,583 shares were exercisable at prices ranging from $2.063 to $6.25 per share and include options to purchase 400,000 shares that were exercisable prior to July 11, 1997 due to the acceleration of options. By terms of the DMX Inc. 1993 Stock Option Plan, options issued, outstanding and unexercised were terminated upon consummation of the Merger. (See note 12 "Recent Developments".) Exercisable options held by officers and directors of DMX Inc. at June 30, 1997 totaled 3,373,333.

ACCOUNTING FOR STOCK BASED COMPENSATION.

     The per share fair value of stock options granted during the years ended September 30, 1996 and 1995 ranged from $1.69 to $2.69 on the date of grant using the Black Scholes option-pricing model. There were no options granted during the nine months ended September 30, 1997. DMX Inc. applies APB Opinion No. 25 in accounting for its Plans and accordingly, no compensation cost was recognized to the extent the exercise price of the stock options equaled the fair value. Had DMX Inc. determined compensation cost based on the fair

                                     A-V-57

                                    DMX INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

value at the grant date for its stock options under SFAS No. 123, DMX Inc.'s net loss and loss per share would have been increased to the pro forma amounts indicated below:

                                                                     YEAR ENDED
                                            NINE MONTHS            SEPTEMBER 30,
                                               ENDED        ----------------------------
                                           JUNE 30, 1997        1996            1995
                                           -------------    ------------    ------------
Net loss
  As reported............................  $(14,707,744)     (33,854,777)    (23,079,529)
  Pro forma..............................   (15,216,002)     (34,363,035)    (23,574,673)
Net loss per share
  As reported............................         (0.25)           (0.68)          (0.60)
  Pro forma..............................         (0.26)           (0.69)          (0.61)
Weighted average common stock and common
  stock equivalents outstanding..........    59,586,594       49,675,569      38,505,107

     Pro forma net income reflects only options granted during the years ended September 30, 1996 and 1995. Therefore, the full impact of calculating compensation cost for stock options under SFAS No. 123 is not reflected in the pro forma net income amounts presented above because compensation cost is reflected over the options vesting period and compensation cost for options granted prior to January 1, 1995 is not considered.

STOCK BONUS AND OPTION COMPENSATION.

     Stock bonus expense included $137,427 and $412,281 for the nine months ended June 30, 1997 and 1996, respectively, and $549,708 of compensation for each of the years ended September 30, 1996 and 1995, related to the 1992 extension of the exercise date of an option issued in October 1990. The exercise date was extended from 1993 to December 31, 1996 and represented an option to purchase 350,000 shares of common stock granted to Jerold H. Rubinstein, Chairman and Chief Executive Officer ("Chairman and CEO"). During the fiscal year ended September 30, 1996, options to purchase 150,000 shares were exercised and at December 31, 1996 the remaining options to purchase 200,000 shares expired.

COMMON STOCK.

     During 1996, DMX Inc. completed private placements with certain related parties. Stephen A. Wynn, a director of DMX Inc., acquired 500,000 shares at
2.00 per share on March 15, 1996. TCI acquired 4,500,000 shares at 2.00 per share on May 17, 1996 and was issued 10,841,624 shares valued at $2.50 per share in DMX Inc. merger with TCI-E. In addition, TCI bought Stephen A. Wynn's 5,200,000 shares in DMX Inc. for 2.00 per share.

(10) INCOME TAXES.

     At June 30, 1997, DMX Inc. had approximately $86,000,000 of net operating loss carryforwards for U.S. Federal income tax reporting purposes, expiring in years 2001 through 2012. The net operating loss carryforward for U.S. Federal income tax purposes does not include deductions for the following: equity in loss of DMX-E and option compensation, offset partially by a deduction of executive compensation resulting from the exercise of stock options for U.S. Federal income tax purposes. The amount of U.S. income tax loss carryforwards available to offset U.S. taxable income in any year may be limited under Section 382 of the Internal Revenue Code of 1986 ("Code"), as amended, which limits the amount of loss carryforwards that may be utilized in any particular tax period when a "change of control" of DMX Inc. has occurred for U.S. tax purposes.

                                     A-V-58

                                    DMX INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Any deferred tax amount relating to the net operating loss carryforwards, or any other deferred tax asset, has been fully offset by a valuation allowance. Accordingly, no income tax benefit has been recorded.

(11) COMMITMENTS AND CONTINGENCIES.

CAPITAL LEASE WITH RELATED PARTY.

     DMX Inc. has an equipment lease with the National Digital Television Center, Inc., a subsidiary of TCI ("NDTC"), for the equipment at the studio and uplinking facility in Littleton, Colorado. The outstanding balance of the capital lease obligation at June 30, 1997 was $1,386,000 with terms that extends through the year 2000, at an interest rate of 9.5%. The related studio equipment had a net book value of $948,000 at June 30, 1997 and is included in Property and Equipment in the accompanying consolidated balance sheets.

OPERATING LEASE COMMITMENTS.

     DMX Inc. is obligated under various operating leases for office space, uplinking and satellite services. Certain leases are cancelable subject to penalties. Total expenses under these leases were approximately $4,023,000 for the nine months ended June 30, 1997 and $5,324,000 and $5,097,000 for the fiscal years ended September 30, 1996 and 1995, respectively and are included in general and administrative, sales and marketing and studio expenses in the accompanying consolidated statements of operations.

     Minimum lease payments under the capital and operating leases at June 30, 1997 follows:

                                                          OPERATING LEASES
                                              CAPITAL       WITH RELATED     OPERATING LEASES
                                               LEASE          PARTIES          WITH OTHERS
                                             ----------   ----------------   ----------------
1998.......................................  $  569,600       4,535,800            770,900
1999.......................................     564,000       4,519,000            704,400
2000.......................................     552,600       3,913,300            681,600
2001.......................................          --       2,258,400            670,100
Thereafter.................................          --       7,904,400                 --
                                             ----------     -----------         ----------
Total minimum lease payments...............  $1,686,200      23,130,900          2,827,000
                                             ==========     ===========         ==========
Less amounts representing interest.........    (293,100)
                                             ==========
Present value of net minimum lease
  payments.................................  $1,393,100
                                             ==========

     The operating leases with related parties include the lease of studio facilities in Colorado and uplinking and satellite services from WTCI. Total expenses under leases with related party were $3,392,000 for the nine months ended June 30, 1997 and $4,831,000 and $4,489,000 for the fiscal years ended September 30, 1996 and in 1995.

MANUFACTURING COMMITMENTS AND ROYALTY PAYABLE.

     DMX Inc. and Scientific-Atlanta, Inc. ("S-A"), had an agreement with respect to the manufacture, distribution and servicing of the DM-2000 tuners and DMX#DJ's. DMX Inc. was not obligated to purchase or guarantee the purchase of any minimum number of tuners or DMX#DJ's, but S-A was the exclusive tuner manufacturer in the U.S. and Canada and earned a royalty of approximately five percent (5%) of DMX Inc.'s premium audio service revenues until August 1996. No payments are required until DMX Inc. achieves "operating breakeven", as defined in the agreement.

     DMX Inc. and Comstream Corporation ("Comstream"), have an agreement with respect to the manufacture, distribution and servicing of the DR-200 Digital Satellite Receiver. DMX Inc. has guaranteed

                                     A-V-59

                                    DMX INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

the purchase of 50,000 digital satellite receivers by DMX Inc., its approved customers and/or affiliates within 42 months after commencement of the agreement.

401(k) SAVINGS PLAN.

     DMX Inc. maintains a qualified defined contribution 401(k) savings plan. Prior to January 1, 1995 eligible participants vested 100% in employer matching contributions of 10% of the participants pretax deferrals invested in DMX Inc.'s common stock. Subsequent to January 1, 1995, eligible participants vest in employer matching contributions of 10% of the participants pretax deferrals invested in DMX Inc.'s common stock in accordance with the vesting schedule as defined in the agreement. The discretionary employer matching contribution was 10 percent of the participants pretax deferrals invested in DMX Inc.'s common stock. For the nine months ended June 30, 1997, DMX Inc.'s employee benefit expense for matching contributions totaled $3,550.

PARENT GUARANTEES.

     DMX Inc. has guaranteed certain contracts of DMX-E related to their uplink services agreement and subscriber management services agreement. To the extent DMX-E is unable to perform under the agreements, certain creditors of DMX-E may pursue claims against DMX Inc. under the guarantees. A claim under the guaranty of DMX-E's obligation to indemnify British Sky Broadcasting under the uplink services agreement could potentially approximate $1.3 million which is included in the loss on disposal of DMX-E in the accompanying consolidated statement of operations. DMX Inc. has also guaranteed certain other obligations of DMX-E under the Subscriber Management Services Agreement between DMX-E and Selco Servicegesellschaft Fur Elektronische Kommunikation mbH and the related side letter agreement. DMX Inc. cannot estimate the amount of any potential claims at this time under such guarantee; however, such liabilities could have a material adverse effect upon the financial position and results of operation of DMX Inc.

     As described in note 5, "Investment in and Disposition of DMX-Europe N.V. and Subsidiary", DMX-E ceased operations and DMX-Europe (U.K.) Limited was put into receivership on July 1, 1997 and into liquidation proceedings on July 18, 1997. DMX- Europe NV, although inactive since July 1, 1997, has not yet been put into liquidation; however, these proceedings are scheduled to commence during the fourth calendar quarter of 1997. In such circumstances, claims may be filed under the guarantees discussed above or other claims may be asserted.

LEGAL ACTIONS.

     From time to time DMX Inc. may be a party to legal actions arising in the ordinary course of business, including claims by former employees. In the opinion of DMX Inc.'s management, after consultation with counsel, except as set forth in the next paragraph, disposition of such matters are not expected to have a material adverse effect upon the financial position, results of operations or liquidity of DMX Inc.

     On September 8, 1996, a purported class action lawsuit entitled Brickell Partners v. Jerold H. Rubinstein, Donne F. Fisher, Leo J. Hindery, Jr., James R. Shaw, Sr., Kent Burkhart, J.C. Sparkman, Menon Bhaskar, DMX Inc., and Tele-Communications, Inc. (Civil Action No. 15206) was filed in the Delaware Chancery Court alleging, among other things, that the proposed acquisition of DMX Inc. by TCI is wrongful, unfair and harmful to DMX Inc.'s public stockholders and seeking to enjoin the consummation of the Merger. DMX Inc. believes that this action is without merit and intends to defend it vigorously.

     On July 23, 1997, Jeri L. Amstutz, a former employee of DMX Inc., filed a complaint in Superior Court of California, County of Los Angeles, Jeri L. Amstutz v. DMX Inc., Otis Smith, Jerold Rubinstein and Does 1 to 100. The plaintiff alleges certain wrongful employment practices. The plaintiff seeks compensatory damages

                                     A-V-60

                                    DMX INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

for lost wages and benefits, foreseeable consequential and incidental damages in an unspecified amount, as well a attorneys' fees, costs and prejudgment interest. The plaintiff also seeks punitive damages and damages for emotional distress (and similar harm) in unspecified amounts which the plaintiff claims to believe will exceed $2,000,000.

     On July 23, 1997, Marnie Tenden, a former employee of DMX Inc., filed a complaint in Superior Court of California, County of Los Angeles, Marnie Tenden
v. DMX Inc., Otis Smith, Jerold Rubinstein and Does 1 to 100, which alleges sex discrimination and retaliatory harassment. The plaintiff seeks compensatory damages for lost wages and benefits, foreseeable consequential and incidental damages, as well as attorneys' fees, costs and prejudgment interest. The plaintiff also seeks punitive damages and damages for emotional distress (and similar harm) in unspecified amounts which the plaintiff claims to believe will exceed $500,000.

(12) RECENT DEVELOPMENTS.

     On July 11, 1997, DMX Inc. and TCI Music consummated a merger pursuant to the Merger Agreement, among DMX Inc., TCI, TCI Music and Merger Sub, whereby Merger Sub was merged with and into DMX Inc. with DMX Inc. as the surviving corporation.

     In connection with the Merger, TCI and TCI Music entered into a Contribution Agreement dated July 11, 1997 (the "Contribution Agreement"). Pursuant to the Contribution Agreement: (i) TCI Music issued to TCI (as designee of certain of its indirect subsidiaries), 62,500,000 shares of Series B Common Stock, par value $0.01 per share, of TCI Music and a promissory note in the amount of $40 million; (ii) until December 31, 2006 certain subsidiaries of TCI will transfer to TCI Music the right to receive all revenue from sales of DMX music services to their residential and commercial subscribers, net of an amount equal to 10% of the revenue from such sales to residential subscribers and net of the revenue otherwise payable to DMX as license fees for DMX music services under affiliation agreements currently in effect; (iii) TCI contributed to TCI Music certain digital commercial tuners that are not in service; and (iv) TCI granted to each stockholder of DMX Inc. who became a stockholder of TCI Music pursuant to the Merger, one right (a "Right") with respect to each whole share of Series A Common Stock, $.01 par value per share, of TCI Music ("TCI Music Series A Common Stock") acquired by such stockholder in the Merger pursuant to the terms of the Rights Agreement among TCI, TCI Music and the Bank of New York, as Rights Agent. Each Right entitles the holder to require TCI to purchase from such holder one share of TCI Music Series A Common Stock at a purchase price of $8.00 per share, payable at the election of TCI, in cash, a number of shares of Tele-Communications, Inc. Series A TCI Group Common Stock ("Series A TCI Group Common Stock") having an equivalent value or a combination thereof, if during the one-year period beginning on July 11, 1997, the effective date of the Merger, the price of TCI Music Series A Common Stock does not equal or exceed $8.00 per share for a period of at least 20 consecutive trading days.

     Upon consummation of the Merger, each outstanding share of common stock, $.01 par value per share, of DMX Inc.was converted into the right to receive (i) one-quarter share of TCI Music Series A Common Stock, (ii) one Right with respect to each whole share of TCI Music Series A Common Stock and (iii) cash in lieu of fractional shares of TCI Music Series A Common Stock and Rights. Until the Rights expire or are exercised, the Rights will be evidenced by a legend on the certificates for shares of TCI Music Series A Common Stock issued in the Merger. Accordingly, the Rights associated with the shares of TCI Music Series A Common Stock will be represented solely by, and will not be separable from, such shares of TCI Music Series A Common Stock, and the surrender or transfer of any such certificate for shares of TCI Music Series A Common Stock will also constitute the surrender or transfer of the Rights associated with the TCI Music Series A Common Stock represented by such certificate.

     The outstanding shares of TCI Music Series A Common Stock represent approximately 19.25% of, and 2.3% of the voting power related to, the total outstanding shares of TCI Music Series A Common Stock and

                                     A-V-61

                                    DMX INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

TCI Music Series B Common Stock (together, the "TCI Music Common Stock"); and the outstanding shares of TCI Music Series B Common Stock represent approximately 80.75% of, and 97.7% of the voting power related to the total outstanding shares of TCI Music Common Stock. TCI beneficially owns approximately 45.7% of the outstanding shares of TCI Music Series A Common Stock and 100% of the outstanding shares of TCI Music Series B Common Stock, which TCI ownership collectively represents approximately 89.6% of the outstanding shares of TCI Music Common Stock and 98.7% of the voting power of the outstanding shares of TCI Music Common Stock.

     Effective July 11, 1997, TCI Music, as the successor registrant to DMX Inc. determined to change its fiscal year end from September 30 to December 31, and reports the nine month transition period ended June 30, 1997 on Form 10-K.

     TCI Music, TCI Music Acquisition Sub, Inc., a Florida corporation and a wholly-owned subsidiary of TCI Music ("Acquisition Sub"), and The Box Worldwide, Inc., a Florida corporation ("The Box"), have entered into an Agreement and Plan of Merger dated as of August 12, 1997 (the "Box Merger Agreement"). Pursuant to the Box Merger Agreement, Acquisition Sub will be merged with and into The Box with The Box as the surviving corporation (the "Box Merger"). Outstanding shares of common stock of The Box will be converted into a number of shares of TCI Music Series A Convertible Preferred Stock ("Music Preferred Stock") based on the formula described below, and all common stock of The Box outstanding immediately after the Box Merger (the number of which will be equal to the number of outstanding shares of common stock of The Box outstanding immediately before the Box Merger) will be owned by TCI Music. Unless converted into shares of common stock of The Box or unless the holder thereof exercises dissenters' rights under the Florida Business Corporation Act (the "FBCA"), the 1,666,667 shares of 6% Convertible Redeemable Preferred Stock of The Box will remain outstanding after the Box Merger.

     Consummation of the Box Merger will be subject to the satisfaction or waiver of various conditions, including, among others, the approval of the Box Merger by shareholders of The Box holding more than 75% of its voting shares and receipt of governmental and other third-party approvals and consents. There are no assurances that the Box Merger will be consummated.

     Common stock of The Box will be valued at $1.50 per share for purposes of the Box Merger, and each share of common stock of The Box will be convertible into the number of shares of Music Preferred Stock equal to the product of (i) $1.50 divided by the average trading price of the TCI Music Series A Common Stock over a period of 20 consecutive trading days ending on the third trading day prior to the closing of the Box Merger and (ii) one-third. Assuming that none of the holders of common stock of The Box exercise dissenters' rights under the FBCA, and that no outstanding options, warrants or other rights to acquire common stock of The Box are exercised prior to the Box Merger, the aggregate value of the consideration to be paid to the holders of common stock of The Box would be approximately $36 million. Each share of Music Preferred Stock will initially be convertible at the option of the holder into three shares of TCI Music Series A Common Stock subject to certain antidilution adjustments, and will be entitled to the number of votes equal to the number of votes equal to the number of shares of TCI Music Series A Common Stock into which the Music Preferred Stock is convertible on all matters submitted to TCI Music stockholders for a vote, voting together with the TCI Music Series A Common Stock and Series B Common Stock of TCI Music. Unlike the shares of TCI Music Series A Common Stock issued to former stockholders of DMX Inc., the shares of TCI Music Series A Common Stock into which the Music Preferred Stock is convertible will not have any rights associated therewith pursuant to which the holders thereof will have the right to require TCI to purchase their shares of Series A Common Stock.

     Three of The Box's shareholders, H.F. Lenfest, J. Patrick Michaels, Jr. and StarNet/CEA II Partners (the "Voting Shareholders") have entered into a Voting Agreement with TCI Music dated as of August 12, 1997 (the "Voting Agreement"). Pursuant to the Voting Agreement, the Voting Shareholders, who

                                     A-V-62

                                    DMX INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

collectively beneficially own 60.5% of the outstanding shares of common stock of The Box, have agreed to vote such shares, which represent 56.4% of the voting stock of The Box, in favor of the adoption and approval of the Box Merger and to vote against any proposal that would compete or interfere with the Box Merger.

     On September 18, 1997, TCI Music and Paradigm Music Entertainment Company, a Delaware corporation ("Paradigm"), entered into a binding letter of intent (the "LOI"). Pursuant to the LOI, a wholly-owned subsidiary of TCI Music will be merged with and into Paradigm with Paradigm as the surviving corporation (the "Paradigm Merger"). Outstanding shares of common stock of Paradigm (other than shares with respect to which dissenters' rights have been demanded) will be converted into shares of TCI Music Series A Common Stock, and all common stock of Paradigm outstanding immediately after the Paradigm Merger will be owned by TCI Music.

     Consummation of the Paradigm Merger will be subject to the satisfaction or waiver of various conditions, including, among others, the approval of the Paradigm Merger by stockholders of Paradigm holding more than a majority of its voting shares and receipt of governmental and other third-party approvals and consents. There are no assurances that the Paradigm Merger will be consummated.

     The TCI Music Series A Common Stock to be issued to existing stockholders of Paradigm in connection with the Paradigm Merger will have an aggregate market value of approximately $24 million (determined by the average of the mean daily closing bid and asked prices of TCI Music Series A Common Stock during the 20 consecutive trading days ending on the third trading day prior to the closing of the Paradigm Merger). TCI Music will also either assume debt of, or contribute cash to, Paradigm in connection with the Paradigm Merger, in either case in the amount of approximately $5,000,000.

     Pursuant to the LOI, TCI Music loaned approximately $2.2 million, and is obligated to advance additional amounts of up to $550,000 per month for the months of October, November and December 1997 (collectively the "Advances"), to Paradigm to fund operations pending closing of the Paradigm Merger. The Advances bear interest at 10% per annum, are secured by all of Paradigm's assets, and are due and payable no later than June 30, 1998.

     At the effective time of the Paradigm Merger, Thomas McPartland, President and Chief Executive Officer of Paradigm, will be appointed President and Chief Executive Officer of, and will become a director of, TCI Music.

     Three of Paradigm's principal stockholders (the "Paradigm Voting Stockholders") have entered into a Voting Agreement with Paradigm and TCI Music dated as of September 18, 1997 (the "Paradigm Voting Agreement"). Pursuant to the Paradigm Voting Agreement, the Paradigm Voting Stockholders, who collectively beneficially own 39.2% of the outstanding shares of common stock of Paradigm have agreed to vote such shares, which represent 70.3% of the voting stock of Paradigm, in favor of the adoption and approval of the Paradigm Merger and to vote against any proposal that would compete or interfere with the Paradigm Merger.

     The Paradigm Merger is intended to qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended.

                                     A-V-63

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, DMX Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            TCI MUSIC, INC.
                                            (Registrant)

                                            By:      /s/ DAVID B. KOFF
                                              ----------------------------------
                                                        David B. Koff
                                                President and Chief Executive
                                                            Officer

October 9, 1997

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of DMX Inc. and in the capacities and on the dates indicated.

                      SIGNATURE                                       TITLE                        DATE
                      ---------                                       -----                        ----

                 /s/ LEO J. HINDERY                     Chairman of the Board                October 9, 1997
-----------------------------------------------------
                   Leo J. Hindery

                /s/ ROBERT R. BENNETT                   Director                             October 9, 1997
-----------------------------------------------------
                  Robert R. Bennett

                 /s/ DONNE F. FISHER                    Director                             October 9, 1997
-----------------------------------------------------
                   Donne F. Fisher

                  /s/ PETER M. KERN                     Director                             October 9, 1997
-----------------------------------------------------
                    Peter M. Kern

                  /s/ DAVID B. KOFF                     Director, President and Chief        October 9, 1997
-----------------------------------------------------     Executive Officer
                    David B. Koff

                  /s/ J.C. SPARKMAN                     Director                             October 9, 1997
-----------------------------------------------------
                    J.C. Sparkman

                  /s/ LON A. TROXEL                     Director                             October 9, 1997
-----------------------------------------------------
                    Lon A. Troxel

                /s/ STEPHEN M. BRETT                    Secretary, Vice President &          October 9, 1997
-----------------------------------------------------     General Counsel
                  Stephen M. Brett

                /s/ JOANNE WENDY KIM                    Vice President-Finance               October 9, 1997
-----------------------------------------------------     Principal Financial Officer and
                  Joanne Wendy Kim                        Principal Accounting Officer

                                     A-V-64

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the DGCL provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any action, suit, or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation against all expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by him in connection with the defense or settlement of an action or suit by or in the right of the corporation if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues, and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability, but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that such court shall deem proper.

     Section 102(b)(7) of the DGCL provides, generally, that the certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective.

     Article V, Section E of the TCI Music Charter provides as follows:

          1. Limitation on Liability.

             To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this paragraph 1 shall be prospective only and shall not adversely affect any limitation, right or protection of a director of the Corporation existing at the time of such repeal or modification.

        2. Indemnification.

             a. RIGHT TO INDEMNIFICATION. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of Article V, Section E of the TCI Music Charter. The Corporation shall be required to indemnify or make advances to a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

             b. PREPAYMENT OF EXPENSES. The Corporation shall pay the expenses (including attorneys' fees) incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this paragraph or otherwise.

             c. CLAIMS. If a claim for indemnification or payment of expenses under this paragraph is not paid in full within 60 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

             d. NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person by this paragraph shall not be exclusive of any other rights which such person may or hereafter acquire under any statute, provision of this Certificate, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

             e. OTHER INDEMNIFICATION. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

     Article II, Section 2.9 of TCI Music's Bylaws also contains an indemnity provision, requiring TCI Music to indemnify members of the Board of Directors and officers of TCI Music and their respective heirs, personal representatives and successors in interest for or on account of any action performed on behalf of TCI Music, to the fullest extent provided by the laws of the State of Delaware and the TCI Music Charter.

     TCI Music may purchase liability insurance policies covering its directors and officers.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (A) EXHIBITS. See Exhibit Index.

     (B) FINANCIAL STATEMENT SCHEDULES.

     Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Financial Statements or notes thereto.

     (C) REPORTS, OPINIONS OR APPRAISALS.

     Opinion of Houlihan, Lokey, Howard & Zukin (included in the Proxy Statement/Prospectus as Appendix III).

ITEM 22. UNDERTAKINGS

     TCI Music hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1993;

             (ii) To reflect in the prospectus any facts or events arising after the Effective Date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a posteffective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
        Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such posteffective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
     1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (5) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (6) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective, provided, in the case of a transaction that (but for the possibility of integration with other transactions) would itself qualify for an exemption from registration, that (i) such transactions by itself or when aggregated with other such transactions made since the filing of the most recently audited financial statements of the Registrant would have a material financial effect upon the Registrant and (ii) the information required to be supplied in a post-effective amendment by this paragraph is not contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (7) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

          (8) That every prospectus (i) that is filed pursuant to paragraph (7) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415 (sec.230.415 of this chapter), will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (9) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Englewood, State of Colorado, on November 10, 1997.

                                            TCI MUSIC, INC.

                                            By:    /s/ STEPHEN M. BRETT
                                              ----------------------------------
                                                       Stephen M. Brett
                                                 Vice President and Secretary

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and Stephen M. Brett and Leo J. Hindery, Jr., and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----

               /s/ LEO J. HINDERY, JR.                 Chairman of the Board         November 10, 1997
-----------------------------------------------------
                 Leo J. Hindery, Jr.

                  /s/ DAVID B. KOFF                    Director, President and       November 10, 1997
-----------------------------------------------------    Chief Executive Officer
                    David B. Koff                        (Principal Executive
                                                         Officer)

                /s/ ROBERT R. BENNETT                  Director                      November 10, 1997
-----------------------------------------------------
                  Robert R. Bennett

                 /s/ DONNE F. FISHER                   Director                      November 10, 1997
-----------------------------------------------------
                   Donne F. Fisher

                  /s/ PETER M. KERN                    Director                      November 10, 1997
-----------------------------------------------------
                    Peter M. Kern

                 /s/ J. C. SPARKMAN                    Director                      November 10, 1997
-----------------------------------------------------
                   J. C. Sparkman

                  /s/ LON A. TROXEL                    Director                      November 10, 1997
-----------------------------------------------------
                    Lon A. Troxel

                /s/ JOANNE WENDY KIM                   Vice President-Finance        November 10, 1997
-----------------------------------------------------    (Principal Accounting
                  Joanne Wendy Kim                       Officer; Principal
                                                         Financial Officer)

                                 EXHIBIT INDEX

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------

         2.1             -- Agreement and Plan of Merger, dated as of August 12,
                            1997, among TCI Music, Inc., TCI Music Acquisition Sub,
                            Inc. and The Box Worldwide, Inc. (Included in Proxy
                            Statement/Prospectus as Appendix I)
         3.1             -- Certificate of Incorporation of TCI Music, Inc.
                            (Incorporated by Reference to Exhibit 3.1 to the
                            Registration Statement on Form S-4 of TCI Music, Inc. and
                            Tele-Communications, Inc., filed with the Securities and
                            Exchange Commission on June 6, 1997 (Commission File Nos.
                            333-28613 and 333-28613-01))
         3.2             -- Bylaws of TCI Music, Inc. (Incorporated by Reference to
                            Exhibit 3.2 to the Registration Statement on Form S-4 of
                            TCI Music, Inc. and Tele-Communications, Inc., filed with
                            the Securities and Exchange Commission on June 6, 1997
                            (Commission File Nos. 333-28613 and 333-28613-01))
         4.1             -- Specimen Stock Certificate for Series A Common Stock, par
                            value $.01 per share, of TCI Music, Inc. to be issued in
                            the Merger (without TCI Rights)
         4.2             -- Specimen Stock Certificate for Series A Convertible
                            Preferred Stock, par value $.01 per share, of TCI Music,
                            Inc.
         4.3             -- TCI Music, Inc. Certificate of Designations for Series A
                            Convertible Preferred Stock (Included in Proxy
                            Statement/Prospectus as Appendix II)
         5.1             -- Opinion of Sherman & Howard L.L.C. regarding legality of securities being registered
         8.1             -- Opinion of Sherman & Howard L.L.C. regarding tax matters
        10.1             -- Rights Agreement among Tele-Communications, Inc., TCI
                            Music, Inc., and the Bank of New York, as Rights Agent,
                            dated as of July 11, 1997 (Incorporated by Reference to
                            Exhibit 4.3 to the Registration Statement on Form S-4 of
                            TCI Music, Inc. and Tele-Communications, Inc., filed with
                            the Securities and Exchange Commission on June 6, 1997
                            (Commission File Nos. 333-28613 and 333-28613-01))
        10.2             -- Amended and Restated Contribution Agreement by and
                            between Tele-Communications, Inc. and TCI Music, Inc.
        10.3             -- Letter Agreement by and between TCI Music, Inc. and
                            Tele-Communications, Inc., dated November 7, 1997,
                            extending Promissory Note made by TCI Music, Inc., as
                            Borrower, payable to Tele-Communications, Inc., as
                            Lender, dated July 11, 1997
        10.4             -- Voting Agreement, dated as of August 12, 1997, by and
                            among TCI Music, Inc., H.F. Lenfest, J. Patrick Michaels,
                            Jr., and StarNet/CEA II Partners
        10.5             -- Binding Term Sheet for Services Agreement, dated August
                            12, 1997, and Promissory Note dated October 3, 1997, by
                            and between The Box Worldwide, Inc. and TCI Music, Inc.
        10.6             -- Letter of Intent, dated as of September 18, 1997, between
                            TCI Music, Inc. and Paradigm Music Entertainment Company
        10.7             -- Loan and Security Agreement and Promissory Note, dated as of September 18, 1997, between TCI Music, Inc. and
                            Paradigm Music Entertainment Company
        10.8             -- Voting Agreement, dated as of September 18, 1997, by and among Paradigm Music Entertainment Company, TCI Music,
                            Inc., Thomas McPartland, Robert B. Meyrowitz and Lou
                            Falcigno

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
        10.9             -- Services Agreement between Tele-Communications, Inc. and
                            TCI Music, Inc. (Incorporated by Reference to Exhibit
                            10.2 to the Registration Statement on Form S-4 of TCI
                            Music, Inc. and Tele-Communications, Inc., filed with the
                            Securities and Exchange Commission on June 6, 1997
                            (Commission File Nos. 333-28613 and 333-28613-01))
        10.10            -- Tax Sharing Agreement, dated as of October 1, 1997, by
                            and among Tele-Communications, Inc., TCI Communications,
                            Inc., Liberty Media Corporation, and TCI Ventures Group
                            L.L.C. (Incorporated by Reference to Exhibit 9(c)(2) to
                            Tele-Communications, Inc.'s Schedule 13E-4/A (Amendment
                            No. 2), Issuer Tender Offer Statement, filed with the
                            Securities and Exchange Commission on September 5, 1997
                            (Commission File No. 0-20421))
        10.11            -- First Amendment to Tax Sharing Agreement, dated as of
                            October 1, 1997, among Tele-Communications, Inc., TCI
                            Communications, Inc., Liberty Media Corporation, and TCI
                            Ventures Group L.L.C. (Incorporated by Reference to
                            Exhibit 9(c)(2) to Tele-Communications, Inc.'s Schedule
                            13E-4/A (Amendment No. 2), Issuer Tender Offer Statement,
                            filed with the Securities and Exchange Commission on
                            September 5, 1997 (Commission File No. 0-20421))
        10.12            -- Loan and Security Agreement by and between DMX Inc. and
                            Tele-Communications, Inc., dated as of February 6, 1997,
                            as amended (Incorporated by Reference to Exhibit 10.7 to
                            the Registration Statement on Form S-4 of TCI Music, Inc.
                            and Tele-Communications, Inc., filed with the Securities
                            and Exchange Commission on June 6, 1997 (Commission File
                            Nos. 333-28613 and 333-28613-01))
        10.13            -- TCI Music, Inc. 1997 Stock Incentive Plan (Incorporated
                            by Reference to Exhibit 10.83 to TCI Music, Inc.'s
                            Transition Report on Form 10-K for the transition period
                            October 1, 1996 through June 30, 1997, filed with the
                            Securities and Exchange Commission on October 9, 1997)
        10.14            -- Form of TCI Music, Inc. Officer/Director Stock Option
                            Agreement
        10.15            -- Form of TCI Music, Inc. Director Stock Option Agreement
        10.16            -- Form of TCI Music, Inc. Employee Stock Option Agreement
        10.17            -- Employment Agreement between DMX Inc. and Lon Troxel,
                            dated October 1, 1991, as amended August 22, 1997
                            (Incorporated by Reference to Exhibit 10.64 to DMX Inc.'s
                            1994 Report on Form 10-K, filed with the Securities and
                            Exchange Commission on December 29, 1994, and to Exhibit
                            10.82 to TCI Music, Inc.'s Transition Report on Form 10-K
                            for the transition period October 1, 1996 through June
                            30, 1997, filed with the Securities and Exchange
                            Commission on October 9, 1997)
        10.18**          -- Loan Agreement between International Cablecasting
                            Technologies Europe N.V. and TCI-Euromusic, Inc. (without
                            exhibits), dated May 19, 1993 (Incorporated by Reference
                            to Exhibit 4.9 to DMX Inc.'s 1993 Report on Form 10-K,
                            filed with the Securities and Exchange Commission on
                            December 23, 1993)
        10.19**          -- Affiliation Agreement between International Cablecasting
                            Technologies Inc. and Satellite Services, Inc., dated
                            July 6, 1989 (Incorporated by Reference to Exhibit 10.2
                            to DMX Inc.'s Amendment No. 1 to Registration Statement
                            on Form S-1, filed with the Securities and Exchange
                            Commission on August 31, 1990 (Commission File No.
                            33-35690))

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
        10.20**          -- Affiliation Agreement between International Cablecasting
                            Technologies Inc. and Viacom Cable, dated May 4, 1990
                            (Incorporated by Reference to Exhibit 10.3 to DMX Inc.'s
                            Amendment No. 1 to Registration Statement on Form S-1,
                            filed with the Securities and Exchange Commission on
                            August 31, 1990 (Commission File No. 33-35690))
        10.21**          -- Affiliation Agreement between International Cablecasting
                            Technologies Inc. and KBLCOM Incorporated, dated June 20,
                            1990 (Incorporated by Reference to Exhibit 10.4 to DMX
                            Inc.'s Amendment No. 1 to Registration Statement on Form
                            S-1, filed with the Securities and Exchange Commission on
                            August 31, 1990 (Commission File No. 33-35690))
        10.22            -- Western Tele-Communications, Inc. Security Agreement and
                            Promissory Note, dated March 26, 1991 (Incorporated by
                            Reference to Exhibit 10.14 to DMX Inc.'s Post-Effective
                            Amendment No. 2 to Registration Statement on Form S-1,
                            filed with the Securities and Exchange Commission on May
                            24, 1991 (Commission File No. 33-35690))
        10.23**          -- Uplink Services Agreement between Western
                            Tele-Communications, Inc. and International Cablecasting
                            Technologies Inc., dated March 16, 1991 (Incorporated by
                            Reference to Exhibit 10.15 to DMX Inc.'s Post-Effective
                            Amendment No. 3 to Registration Statement on Form S-1,
                            filed with the Securities and Exchange Commission on
                            August 15, 1991 (Commission File No. 33-35690))
        10.24            -- International Cablecasting Technologies Inc. Promissory
                            Note in favor of TCI-Euromusic, Inc., dated May 19, 1993
                            (Incorporated by Reference to Exhibit 10.32 to DMX Inc.'s
                            1993 Report on Form 10-K, filed with the Securities and
                            Exchange Commission on December 23, 1993)
        10.25            -- International Cablecasting Technologies Inc. Security
                            Agreement in favor of TCI-Euromusic, Inc., dated May 19,
                            1993 (Incorporated by Reference to Exhibit 10.33 to DMX
                            Inc.'s 1993 Report on Form 10-K, filed with the
                            Securities and Exchange Commission on December 23, 1993)
        10.26**          -- Amendment to Digital Music Express License and
                            Distribution Agreement between International Cablecasting
                            Technologies Inc. and Broadcom International Holdings,
                            dated March 31, 1992 (Incorporated by Reference to
                            Exhibit 10.34 to DMX Inc.'s 1993 Report on Form 10-K,
                            filed with the Securities and Exchange Commission on
                            December 23, 1993)
        10.27            -- Manufacturing and Sales Agreement between International
                            Cablecasting Technologies Inc. and Scientific-Atlanta,
                            Inc., dated February 28, 1991 (Incorporated by Reference
                            to Exhibit 10.12 to DMX Inc.'s Post-Effective Amendment
                            No. 2 to Registration Statement on Form S-1, filed with
                            the Securities and Exchange Commission on May 24, 1991
                            (Commission File No. 33-35690))
        10.28            -- License and Technical Assistance Agreement between
                            International Cablecasting Technologies Inc. and
                            Scientific-Atlanta, dated February 28, 1991 (Incorporated
                            by Reference to Exhibit 10.13 to DMX Inc.'s
                            Post-Effective Amendment No. 2 to Registration Statement
                            on Form S-1, filed with the Securities and Exchange
                            Commission on May 24, 1991 (Commission File No.
                            33-35690))
        10.29            -- Development and Licensing Agreement between International
                            Cablecasting Technologies Inc. and Frederikson & Shu
                            Laboratories, Inc., as amended March 29, 1990
                            (Incorporated by Reference to Exhibit 10.8 to DMX Inc.'s
                            Registration Statement on Form S-1, filed with the
                            Securities and Exchange Commission on July 10, 1990
                            (Commission File No. 33-35690))

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
        10.30            -- Agreement between GE American Communications, Inc. and
                            International Cablecasting Technologies Inc., dated April
                            14, 1989 (Incorporated by Reference to Exhibit 10.9 to
                            DMX Inc.'s Registration Statement on Form S-1, filed with
                            the Securities and Exchange Commission on July 10, 1990
                            (Commission File No. 33-35690))
        10.31**          -- Agreement between International Cablecasting Technologies
                            Inc. and Comstream Corporation, dated July 22, 1993
                            (Incorporated by Reference to Exhibit 10.41 to DMX Inc.'s
                            1993 Report on Form 10-K, filed with the Securities and
                            Exchange Commission on December 23, 1993)
        10.32**          -- Option Agreement between International Cablecasting
                            Technologies Inc. and Comstream Corporation, dated July
                            22, 1993 (Incorporated by Reference to Exhibit 10.42 to
                            DMX Inc.'s 1993 Report on Form 10-K, filed with the
                            Securities and Exchange Commission on December 23, 1993)
        10.33            -- Partnership Agreement between TEMPO Sound, Inc. and
                            Galactic Radio Partners, Inc., dated May 7, 1990
                            (Incorporated by Reference to Exhibit 10.7 to DMX Inc.'s
                            Registration Statement on Form S-1, filed with the
                            Securities and Exchange Commission on July 10, 1990
                            (Commission File No. 33-35690))
        10.34            -- C-3 Satellite Transponder Sub-Lease Agreement between
                            Western Tele-Communications, Inc. and International
                            Cablecasting Technologies Inc., dated December 2, 1992
                            (Incorporated by Reference to Exhibit 10.55 to DMX Inc.'s
                            1993 Report on Form 10-K, filed with the Securities and
                            Exchange Commission on December 23, 1993)
        10.35            -- Satellite Transponder Management Agreement between
                            Western Tele-Communications, Inc. and International
                            Cablecasting Technologies Inc., dated December 2, 1992
                            (Incorporated by Reference to Exhibit 10.56 to DMX Inc.'s
                            1993 Report on Form 10-K, filed with the Securities and
                            Exchange Commission on December 23, 1993)
        10.36            -- Satellite Transponder Management Agreement between
                            Western Tele-Communications, Inc. and International
                            Cablecasting Technologies Inc., dated January 27, 1993
                            (Incorporated by Reference to Exhibit 10.57 to DMX Inc.'s
                            1993 Report on Form 10-K, filed with the Securities and
                            Exchange Commission on December 23, 1993)
        10.37            -- Assignment and Assumption Agreement between Western
                            Tele-Communications, Inc. and International Cablecasting
                            Technologies Europe N.V. dated April 22, 1993
                            (Incorporated by Reference to Exhibit 10.58 to DMX Inc.'s
                            1993 Report on Form 10-K, filed with the Securities and
                            Exchange Commission on December 23, 1993)
        10.38**          -- Assignment Agreement between IDB Communications Group,
                            Inc. and Western Tele-Communications, Inc., dated January
                            21, 1993 (Incorporated by Reference to Exhibit 10.59 to
                            DMX Inc.'s 1993 Report on Form 10-K, filed with the
                            Securities and Exchange Commission on December 23, 1993)
        10.39            -- Agreement between International Cablecasting Technologies
                            Inc. and the American Society of Composers, Authors &
                            Publishers, dated December 20, 1991 (Incorporated by
                            Reference to Exhibit 10.60 to DMX Inc.'s 1993 Report on
                            Form 10-K, filed with the Securities and Exchange
                            Commission on December 23, 1993)

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
        10.40**          -- Agreement between International Cablecasting Technologies
                            Inc. and Broadcast Music Inc., dated October 11, 1991, as
                            supplemented and amended (Incorporated by Reference to
                            Exhibit 10.61 to DMX Inc.'s 1993 Report on Form 10-K,
                            filed with the Securities and Exchange Commission on
                            December 23, 1993)
        10.41**          -- Agreement between DMX Inc. and SESAC, dated December 26,
                            1991 (Incorporated by Reference to Exhibit 10.62 to DMX
                            Inc.'s 1993 Report on Form 10-K, filed with the
                            Securities and Exchange Commission on December 23, 1993)
        10.42            -- International Cablecasting Technologies Inc. Savings
                            Plan, Amended and Restated Generally Effective as of May
                            1, 1992 (Incorporated by Reference to Exhibit 10.66 to
                            DMX Inc.'s 1994 Report on Form 10-K, filed with the
                            Securities and Exchange Commission on December 29, 1994)
        10.43            -- Addendum to Affiliation Agreement between KBLCOM and
                            International Cablecasting Technologies Inc., dated May
                            4, 1994 (Incorporated by Reference to Exhibit 10.67 to
                            DMX Inc.'s 1994 Report on Form 10-K, filed with the
                            Securities and Exchange Commission on December 29, 1994)
        10.44**          -- Affiliation Agreement between DMX Inc. and PRIMESTAR
                            Partners, dated January 25, 1995 (Incorporated by
                            Reference to Exhibit 10.71 to DMX Inc.'s 1996 Report on
                            Form 10-K, filed with the Securities and Exchange
                            Commission on January 14, 1997)
        10.45**          -- Affiliation Agreement between DMX Inc. and AlphaStar
                            Television Network, Inc., dated November 29, 1995
                            (Incorporated by Reference to Exhibit 10.72 to DMX Inc.'s
                            1996 Report on Form 10-K, filed with the Securities and
                            Exchange Commission on January 14, 1997)
        10.46            -- Subscription and Shareholders Agreement between DMX Inc.,
                            Jerold H. Rubinstein and XTRA Music Limited, dated
                            December 18, 1996 (Incorporated by Reference to Exhibit
                            10.74 to DMX Inc.'s 1996 Report on Form 10-K, filed with
                            the Securities and Exchange Commission on January 14,
                            1997)
        10.47**          -- Commercial License and Distribution Agreement between DMX
                            Inc. and DMX-Canada Partnership, dated November 1, 1994
                            (Incorporated by Reference to Exhibit 10.75 to TCI Music,
                            Inc.'s Transition Report on Form 10-K for the transition
                            period October 1, 1996 through June 30, 1997, filed with
                            the Securities and Exchange Commission on October 9,
                            1997)
        10.48**          -- Residential License and Distribution Agreement between
                            DMX Inc. and DMX-Canada (1995) Ltd., dated March 9, 1992,
                            as amended April 18, 1997 (Incorporated by Reference to
                            Exhibit 10.76 to TCI Music, Inc.'s Transition Report on
                            Form 10-K for the transition period October 1, 1996
                            through June 30, 1997, filed with the Securities and
                            Exchange Commission on October 9, 1997)
        10.49            -- Channel Distribution Agreement between DMX Inc. and XTRA
                            Music Limited, dated July 3, 1997 (Incorporated by
                            Reference to Exhibit 10.77 to TCI Music, Inc.'s
                            Transition Report on Form 10-K for the transition period
                            October 1, 1996 through June 30, 1997, filed with the
                            Securities and Exchange Commission on October 9, 1997)

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
        10.50            -- Termination Agreement between DMX Inc. and DMX-Europe
                            N.V., a Netherlands corporation (Technology License and
                            Services Agreement, dated May 19, 1993), dated July 3,
                            1997 (Incorporated by Reference to Exhibit 10.79 to TCI
                            Music, Inc.'s Transition Report on Form 10-K for the
                            transition period October 1, 1996 through June 30, 1997,
                            filed with the Securities and Exchange Commission on
                            October 9, 1997)
        10.51            -- Termination Agreement between DMX Inc. and DMX-Europe
                            N.V., a Netherlands corporation (Trademark Agreement,
                            dated May 19, 1993), dated July 3, 1997 (Incorporated by
                            Reference to Exhibit 10.80 to TCI Music, Inc.'s
                            Transition Report on Form 10-K for the transition period
                            October 1, 1996 through June 30, 1997, filed with the
                            Securities and Exchange Commission on October 9, 1997)
        10.52            -- Assignment Agreement between DMX Inc. and Jerold H.
                            Rubinstein, dated July 8, 1997 (Incorporated by Reference
                            to Exhibit 10.81 to TCI Music, Inc.'s Transition Report
                            on Form 10-K for the transition period October 1, 1996
                            through June 30, 1997, filed with the Securities and
                            Exchange Commission on October 9, 1997)
        10.53            -- Separation Agreement and Mutual Release between DMX Inc.
                            and Jerold Rubinstein, dated July 11, 1997
        10.54            -- Background/Foreground Music Service License Agreement
                            between American Society of Composers, Authors and
                            Publishers and International Cablecasting Technologies
                            Inc., dated April 4, 1995
        10.55            -- License Agreement between Broadcast Music, Inc. and DMX
                            Inc., dated August 7, 1995
        21               -- Subsidiaries of TCI Music, Inc.
        23.1             -- Consent of Ernst & Young (The Box Worldwide, Inc.)
        23.2             -- Consent of KPMG Peat Marwick LLP (TCI Music, Inc.)
        23.3             -- Consent of KPMG Peat Marwick LLP (DMX Inc.)
        23.4             -- Consent of Janover Rubinroit (Paradigm Music
                            Entertainment Company)
        23.5             -- Consent of Sherman & Howard L.L.C. (legality) (included in Exhibit 5.1)
        23.6             -- Consent of Sherman & Howard L.L.C. (tax matters)
                            (included in Exhibit 8.1)
        24.1             -- Power of Attorney (TCI Music) (included herein on page
                            II-7)
        99.1             -- Form of Proxy for Special Meeting of The Box Worldwide,
                            Inc.

---------------

** DMX Inc. has received confidential treatment for a portion of the referenced exhibit.